As filed with the Securities and Exchange Commission on May 13, 2024

File No. 000-56645

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g)

OF THE SECURITIES EXCHANGE ACT OF 1934

Middle Market Apollo Institutional Private Lending

(Exact name of registrant as specified in charter)

Delaware	93-4353274
(State or other jurisdiction of incorporation or registration)	(I.R.S. Employer Identification No.)

9 West 57th Street, New York, NY	10019
(Address of principal executive offices)	(Zip Code)

(212) 515-3450

(Registrant’s telephone number, including area code)

with copies to:

David W. Blass, Esq.

Steven Grigoriou, Esq.

Simpson Thacher & Bartlett LLP

900 G Street NW

Washington, DC 20001

Securities to be registered pursuant to Section 12(b) of the Act:

None

Securities to be registered pursuant to Section 12(g) of the Act:

Common shares of beneficial interest, par value $0.001

(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

Middle Market Apollo Institutional Private Lending is filing this amendment no. 1 to its registration statement on Form 10 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on a voluntary basis in order to permit it to file an election to be regulated as a business development company (a “BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”).

Unless indicated otherwise in this Registration Statement or the context requires otherwise, the terms:

•	the terms “we,” “us,” “our,” and the “Fund” refer to Middle Market Apollo Institutional Private Lending, a Delaware statutory trust, and its consolidated subsidiaries and predecessor entities;

•	“private fund” refers to the Fund and its consolidated subsidiaries and predecessor entities prior to the Fund’s election to be regulated as a BDC;

•	“Adviser,” “ACM” and our “investment adviser” refer to Apollo Credit Management, LLC, our investment adviser;

•	“Apollo” or “AGM” refers collectively to Apollo Global Management, Inc. and its consolidated subsidiaries, which is the parent company of our investment adviser;

•	“Administrator” and our “administrator” refer to Apollo Credit Management, LLC, which is also our investment adviser; and

•	“shareholders” refers to holders of our common shares of beneficial interest, par value $0.001 per share (the “Common Shares”).

The Fund is an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and the Fund will take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”).

Upon the effective date of this Registration Statement, we will be subject to the requirements of Section 13(a) of the Exchange Act, including the rules and regulations promulgated under the Exchange Act, which will require us to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. We will also be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act. Additionally, we will be subject to the proxy rules in Section 14 of the Exchange Act and the Fund, its trustees, officers, and principal shareholders will be subject to the reporting requirements of Sections 13 and 16 of the Exchange Act.

After filing this Registration Statement, we filed an election to be regulated as a BDC under the 1940 Act on March 15, 2024 and are subject to the 1940 Act requirements applicable to BDCs.

Investing in our shares may be considered speculative and involves a high degree of risk, including the following:

•	An investment in our shares is not suitable for you if you might need access to the money you invest in the foreseeable future.

•	You should not expect to be able to sell your shares regardless of how we perform.

•	If you are unable to sell your shares, you will be unable to reduce your exposure on any market downturn.

•	We do not intend to list our shares on any securities exchange and we do not expect a secondary market in the shares to develop. Therefore, the Fund’s shares constitute illiquid investments.

•

Our distributions may be funded from unlimited amounts of offering proceeds or borrowings, which may constitute a return of capital and reduce the amount of capital available to us for investment. Any capital returned to you through distributions will be distributed after payment of fees and expenses.

•

We will invest in securities that are rated below investment grade by rating agencies or that would be rated below investment grade if they were rated. Below investment grade securities, which are often referred to as “junk,” have predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. They may also be difficult to value and are illiquid.

•

We intend to borrow money, which magnifies the potential for gain or loss and increases the risk of investing in us. Our indebtedness could adversely affect our business, financial condition or results of operations. Holders of our indebtedness would have fixed-dollar claims on our assets that have priority over the claims of our shareholders. If the value of our assets decreases or our total income decreases, leverage will cause our net asset value or net income, respectively, to decline more sharply than it otherwise would have without leverage.

•

An investment in the Fund is suitable only for sophisticated investors and requires the financial ability and willingness to accept the high risks and lack of liquidity inherent in an investment in the Fund.

•

The Fund intends to invest primarily in privately-held companies for which very little public information exists. Such companies are also generally more vulnerable to economic downturns and may experience substantial variations in operating results.

•	Repurchases of common shares by the Fund, if any, are expected to be very limited.

As a result, there is a risk of a substantial loss of your investment. See “Item 1A. Risk Factors” for more information about these and other risks relating to our shares.

FORWARD-LOOKING STATEMENTS

This Registration Statement contains forward-looking statements that involve substantial known and unknown risks, uncertainties and other factors. Undue reliance should not be placed on such statements. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about our company, our current and prospective portfolio investments, our industry, our beliefs and our assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including:

•	our future operating results;

•	our business prospects and the prospects of the companies in which we may invest;

•	the impact of the investments that we expect to make;

•	our ability to raise sufficient capital to execute our investment strategy;

•	the ability of our portfolio companies to achieve their objectives;

•	general economic and political trends and other external factors, including pandemics and recent supply chain disruptions;

•	our current and expected financing arrangements and investments;

•	changes in the general interest rate environment;

•	the adequacy of our cash resources, financing sources and working capital;

•	the timing and amount of cash flows, distributions and dividends, if any, from our portfolio companies;

•	our contractual arrangements and relationships with third parties;

•	actual and potential conflicts of interest with Apollo, the Adviser and its affiliates, and its senior investment team;

•	the elevating levels of inflation, and its impact on our portfolio companies and on the industries in which we invest;

•	the dependence of our future success on the general economy and its effect on the industries in which we may invest;

•	our use of financial leverage;

•	the ability of the Adviser to locate suitable investments for us and to monitor and administer our investments;

•	the ability of the Adviser or its affiliates to attract and retain highly talented professionals;

•	our ability to qualify and maintain our qualification as a BDC and as a regulated investment company (“RIC”) under the Internal Revenue Code of 1986, as amended (the “Code”);

•	the impact on our business of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and the rules and regulations issued thereunder;

•	the effect of changes to tax legislation and our tax position; and

•	the tax status of the enterprises in which we may invest.

These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including without limitation:

•	changes in laws and regulations, changes in political, economic or industry conditions, and changes in the interest rate environment or other conditions affecting the financial and capital markets;

•

an economic downturn and the time period required for robust economic recovery therefrom, which will likely have a material impact on our portfolio companies’ results of operations and financial condition for its duration, which could lead to the loss of some or all of our investments in such portfolio companies and have a material adverse effect on our results of operations and financial condition;

•

upon entry into an agreement with a lender, a contraction of available credit and/or an inability to access capital markets or additional sources of liquidity could have a material adverse effect on our results of operations and financial condition and impair our lending and investment activities;

•	interest rate volatility could adversely affect our results, particularly given that we use leverage as part of our investment strategy;

•

currency fluctuations could adversely affect the results of our investments in foreign companies, particularly to the extent that we receive payments denominated in foreign currency rather than U.S. dollars;

•

risks associated with possible disruption in our or our portfolio companies’ operations due to wars and other forms of conflict, terrorist acts, security operations and catastrophic events such as fires, floods, earthquakes, tornadoes, hurricanes and global health epidemics; and

•	the risks, uncertainties and other factors we identify in “Item 1A. Risk Factors” in this Registration Statement, and in our other filings with the SEC that we make from time to time.

Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of the assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this Registration Statement should not be regarded as a representation by us that our plans and objectives will be achieved. These risks and uncertainties include those described or identified in the section entitled “Item 1A. Risk Factors” and elsewhere in this Registration Statement. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this Registration Statement. Moreover, we assume no duty and do not undertake to update the forward-looking statements and projections contained in this Registration Statement, which are excluded from the safe harbor protection provided by Section 27A of the Securities Act and Section 21E of the Exchange Act.

RISK FACTOR SUMMARY

The following is only a summary of the principal risks that may materially adversely affect our business, financial condition, results of operations and cash flows. The following summary should be read in conjunction with the complete discussion of risk factors we face, which are set forth below in the section entitled “Item 1A. Risk Factors” and elsewhere in this Registration Statement.

Risks Relating to the Current Environment

•

Capital markets may experience periods of disruption and instability. Such market conditions may materially and adversely affect debt and equity capital markets in the United States and abroad, which may have a negative impact on our business and operations.

•	We are subject to risks associated with changes in interest rates, including the current interest rate environment.

•	Changes in interest rates may adversely affect the value of our portfolio investments which could have an adverse effect on our business, financial condition and results of operations.

•	The replacement of LIBOR by SOFR or other alternative benchmark rate(s) may disrupt the overall financial markets.

•

Price declines and illiquidity in the corporate debt markets have adversely affected, and may in the future adversely affect, the fair value of our portfolio investments, reducing our net asset value through increased net unrealized depreciation.

•

Uncertainty with respect to the financial stability of the United States and several countries in the European Union (the “EU”) could have a significant adverse effect on our business, financial condition, and results of operations.

•	Changes in existing laws or regulations, the interpretations thereof or newly enacted laws or regulations may negatively impact our business.

•	The continued uncertainty relating to the U.S. and global economy could have a negative impact on our business.

•	Changes to U.S. federal income tax laws could materially and adversely affect us and our shareholders.

•	Disruptions to the global supply chain may have adverse impact on our portfolio companies and, in turn, harm us.

•	Certain of our portfolio companies’ businesses could be adversely affected by the effects of health pandemics or epidemics.

•

Because our business model depends to a significant extent upon relationships with private equity sponsors, investment banks and commercial banks, the inability of the Adviser to maintain or develop these relationships, or the failure of these relationships to generate investment opportunities, could adversely affect our business.

Risks Relating to Our Business and Structure

•	We are recently formed and have limited operating history.

•

Our Board of Trustees may change our operating policies and strategies without prior notice or shareholder approval, the effects of which may be adverse to our results of operations and financial condition; provided, however, that a change to the Fund’s non-fundamental 80% investment policy under Rule 35d-1 of the 1940 Act requires 60 days’ notice and that our withdrawal from BDC election requires shareholder approval.

•	Our Board of Trustees may amend our Declaration of Trust (as defined below) without prior shareholder approval.

•	We are dependent upon management personnel of the Adviser for our future success and upon their access to AGM’s investment professionals and partners.

•	We may suffer credit losses.

•	Our financial condition and results of operations depend on our ability to manage future growth effectively.

•	We operate in a highly competitive market for investment opportunities.

•	Any failure on our part to maintain our status as a BDC would reduce our operating flexibility.

•	We will be subject to corporate-level income tax if we are unable to maintain our status as a RIC.

•	We may have difficulty paying our required distributions if we recognize income before or without receiving cash representing such income.

•	Regulations governing our operation as a BDC affect our ability to raise, and the way in which we raise, additional capital.

•	We intend to borrow money, which magnifies the potential for gain or loss and increases the risk of investing in us.

•

We may in the future determine to fund a portion of our investments with preferred shares, which would magnify the potential for gain or loss and the risks of investing in us in the same way as our borrowings.

•	Our business will require a substantial amount of capital to grow because we must distribute most of our income.

•

Most of our portfolio investments will be recorded at fair value as determined in good faith by the Adviser and under the oversight of our Board of Trustees and, as a result, there will be uncertainty as to the value of our portfolio investments.

•	The lack of liquidity in our investments may adversely affect our business.

•	We may experience fluctuations in our periodic results.

•	Our ability to enter into transactions with our affiliates is restricted.

•	There are significant potential conflicts of interest which could adversely affect our investment returns.

•

Changes in the laws or regulations governing our business or the businesses of our portfolio companies and any failure by us or our portfolio companies to comply with these laws or regulations, could negatively affect the profitability of our operations or of our portfolio companies.

•	We may choose to pay dividends in our own Common Shares, in which case you may be required to pay federal income taxes in excess of the cash dividends you receive.

•

If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud. As a result, shareholders could lose confidence in our financial and other public reporting, which would harm our business and the trading price of our Common Shares.

•	We and our portfolio companies may experience cyber security incidents and are subject to cyber security risks.

•

The failure in cyber security systems, as well as the occurrence of events unanticipated in our disaster recovery systems and management continuity planning could impair our ability to conduct business effectively.

Risks Relating to Our Investments

•	Our investments in portfolio companies are risky, and we could lose all or part of our investment.

•	If we do not invest a sufficient portion of our assets in qualifying assets, we could fail to qualify as a BDC or be precluded from investing according to our current business strategy.

•

Our portfolio contains a limited number of portfolio companies, which subjects us to a greater risk of significant loss if any of these companies defaults on its obligations under any of its debt securities.

•	Our failure to make follow-on investments in our portfolio companies could impair the value of our portfolio.

•

When we do not hold controlling equity interests in our portfolio companies, we may not be in a position to exercise control over our portfolio companies or to prevent decisions by management of our portfolio companies that could decrease the value of our investments.

•

An investment strategy focused primarily on privately-held companies presents certain challenges, including the lack of available information about these companies, a dependence on the talents and efforts of only a few key portfolio company personnel and a greater vulnerability to economic downturns.

Risks Relating to Our Debt Instruments

•	We may default under our credit facilities.

Risks Relating to an Investment in Our Common Shares

•	An investment in our Common Shares will have limited liquidity.

•	We intend to have a liquidity program pursuant to which shareholders can request tender offers, but there is no guarantee that the Board will approve any given tender.

•	There is a risk that investors in our Common Shares may not receive dividends or that our dividends may not grow over time.

General Risk Factors

•	Volatility in the global financial markets could have a material adverse effect on our business, financial condition and results of operations.

•	The Israel-Hamas war and the war in Ukraine and Russia may have a material adverse impact on us and our portfolio companies.

ITEM 1.	BUSINESS

The Fund

We are organized as a Delaware statutory trust named Middle Market Apollo Institutional Private Lending. We are a newly-organized, non-diversified, closed-end management investment company that has elected to be regulated as a BDC under the 1940 Act. In addition, we expect to elect to be treated as a regulated investment company (a “RIC”) under Subchapter M of the Code, and we expect to qualify as a RIC annually thereafter. As a BDC and a RIC, we must comply with certain regulatory requirements. See “—Regulation as a Business Development Company” and “—Material U.S. Federal Income Tax Considerations.”

Prior to electing to be regulated as a BDC on March 15, 2024, we operated as a private fund in reliance on an exception from the definition of “investment company” under Section 3(c)(7) of the 1940 Act. The Fund purchased its initial portfolio from an affiliate of MIC Capital Management 85 RSC Limited, which owned substantially all of the private fund. On March 15, 2024, initial shareholders of the private fund approved, among other things, the Fund’s Third Amended and Restated Agreement and Declaration of Trust, the Fund’s election to be regulated as a BDC under the 1940 Act, an investment advisory agreement (the “Advisory Agreement”), the persons elected to the Board of Trustees and an asset coverage ratio of 150%. On May 7, 2024, our Board of Trustees approved the Fund’s Fourth Amended and Restated Agreement and Declaration of Trust (the “Declaration of Trust”).

Our investment objective is to generate current income and, to a lesser extent, long-term capital appreciation. The Fund invests primarily in private credit opportunities in directly originated assets, including loans and other debt securities, made to or issued by private U.S. borrowers. While most of our investments will be in private U.S. companies (subject to compliance with BDC regulatory requirement to invest at least 70% of its assets in private U.S. companies), we also expect to invest from time to time in European and other non-U.S. companies. Our portfolio may also include equity interests such as common stock, preferred stock, warrants or options, which generally would be obtained as part of providing a broader financing solution. Under normal circumstances, we will invest directly or indirectly at least 80% of our total assets (i.e., net assets plus borrowings for investment purposes) in debt instruments of varying maturities issued by middle market companies (as defined below). Our 80% policy with respect to investments is not fundamental and may be changed by our Board without shareholder approval. Shareholders will be provided with sixty (60) days’ notice in the manner prescribed by the SEC before we make any changes to this policy. Subject to the limitations of the 1940 Act, we may invest in loans or other securities, the proceeds of which may refinance or otherwise repay debt or securities of companies whose debt is owned by other Apollo funds. From time to time, we may co-invest with other Apollo funds.

For at least 80% of our portfolio, we intend to target loans to middle market companies, which we generally define as companies with less than $75 million in earnings before interest, taxes, depreciation and amortization (“EBITDA”), as may be adjusted for market disruptions, mergers and acquisitions-related charges and cost and/or revenue synergies (i.e., the reduction in operating costs or increase in revenue that results from a merger or acquisition), and other items such as asset impairments and restructuring. We expect the remaining 20% of our portfolio will consist of other private credit investments, primarily to corporate borrowers, including larger private U.S. and European borrowers, which with respect to U.S. borrowers we define as companies that generally generate on an annual basis at least $75 million in EBITDA, as may be adjusted for market disruptions, mergers and acquisitions-related charges and cost and/or revenue synergies, and other items such as asset impairments and restructuring, as well as other structured financing solutions such as syndicated loans and collateralized debt obligations. However, we do not expect to invest a substantial portion of our portfolio in structured financing solutions. To a lesser extent and generally in connection with our main investment strategy, we may invest in other types of securities as well, including second lien senior secured, unsecured, subordinated, and mezzanine loans, preferred stock, equities and warrants in both private and public middle market companies.

The loans in which we invest will generally pay floating interest rates based on a variable base rate. The senior secured loans, unitranche loans and senior secured bonds in which we will invest generally have stated terms of five to eight years, and the mezzanine, unsecured or subordinated debt investments that we may make will generally have stated terms of up to ten years, but the expected average life of such securities is generally between three and five years. However, there is no limit on the maturity or duration of any security we may hold in our portfolio. Loans and securities purchased in the secondary market will generally have shorter remaining terms to maturity than newly issued investments. We expect most of our debt investments will be unrated. Our debt investments may also be rated by a nationally recognized statistical rating organization, and, in such case, generally will carry a rating below investment grade (rated lower than “Baa3” by Moody’s Investors Service, Inc. or lower than “BBB-” by Standard & Poor’s Ratings Services). We expect that our unrated debt investments will generally have credit quality consistent with below investment grade securities. These securities, which are often referred to as “junk” or “high yield,” have predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. They may also be difficult to value and are illiquid. In addition, we may invest in collateralized loan obligations (“CLOs”) and will generally have the right to receive payments only from the CLOs, and will generally not have direct rights against the underlying borrowers or entities that sponsored the CLOs.

We intend to qualify as a “limited derivatives user” under Rule 18f-4 under the 1940 Act, which will require the Fund to limit its derivatives exposure to 10% of its net assets at any time, excluding certain currency and interest rate hedging transactions. We may, but are not required to, enter into interest rate, foreign exchange or other derivative agreements to hedge interest rate, currency, credit or other risks, but we do not generally intend to enter into any such derivative agreements for speculative purposes. Any derivative agreements entered into for speculative purposes are not expected to be material to our business or results of operations. These hedging activities, which will be in compliance with applicable legal and regulatory requirements, may include the use of futures, options and forward contracts. We will bear the costs incurred in connection with entering into, administering and settling any such derivative contracts. There can be no assurance that any hedging strategy we employ will be successful.

We use and continue to expect to use leverage as market conditions permit and at the discretion of the Adviser, but in no event will leverage employed exceed the limitations set forth in the 1940 Act, which currently allows us to borrow up to a 2:1 debt to equity ratio. We use and continue to expect to use leverage in the form of borrowings, including loans from certain financial institutions and the issuance of debt securities. We may also use leverage in the form of the issuance of preferred shares, but do not currently intend to do so. In determining whether to borrow money, we will analyze the maturity, covenant package and rate structure of the proposed borrowings as well as the risks of such borrowings compared to our investment outlook. Any such leverage, if incurred, would be expected to increase the total capital available for investment by the Fund.

Our investment strategy is expected to capitalize on Apollo’s scale and reputation in the market as an attractive financing partner to acquire our target investments at attractive pricing. We also expect to benefit from Apollo’s reputation and ability to transact in scale with speed and certainty and its long-standing and extensive relationships with private equity firms that require financing for their transactions.

We conduct private offerings of our Common Shares to investors in reliance on exemptions from the registration requirements of the Securities Act. See “—The Private Offering.”

The Adviser and the Administrator

The Fund’s investment activities are managed by Apollo Credit Management, LLC, an investment adviser registered with the SEC under the U.S. Investment Advisers Act of 1940 (the “Advisers Act”). The Adviser is an affiliate of Apollo and is led by substantially the same investment personnel as Apollo. As such, our Adviser has access to the broader resources of Apollo, subject to Apollo’s policies and procedures regarding the management of conflicts of interest. Our Adviser will be responsible for originating prospective investments, conducting research and due diligence investigations on potential investments, analyzing investment opportunities, negotiating and structuring our investments and monitoring our investments and portfolio companies on an ongoing basis.

Founded in 1990, Apollo is a high-growth, global alternative asset manager and retirement services provider. Its asset management businesses focuses on three investing strategies: credit, equity and real assets. Through its asset management business, Apollo raises, invests and manages funds, accounts and other vehicles, on behalf of some of the world’s most prominent pension, endowment and sovereign wealth funds and insurance companies, as well as other institutional and individual investors. Apollo’s retirement services business is conduct by Athene, a leading financial services company that specializes in issuing, reinsuring and acquiring retirement savings products for the increasing number of individuals and institutions seeking to fund retirement needs. As of December 31, 2023, Apollo had total assets under management (“AUM”) of $651 billion and a team of 4,869 employees, including 1,966 employees of Athene.

Apollo manages the leading alternative credit business with $480 billion in credit AUM and 360 investment professionals across an array of corporate, asset-backed and insurance-related investment strategies. The Fund benefits from its affiliation with Apollo as a scaled direct lending platform with over $50 billion of dedicated direct lending AUM. Apollo’s corporate credit business dates back over twenty years, with a heritage as one of the largest managers of syndicated loans. Over the course of decades, Apollo has built incumbency with thousands of the leveraged loan issuers, many of which are backed by the largest blue-chip private equity sponsors. In 2013, an affiliate of Apollo acquired MidCap Financial Investment Corporation (“MidCap Financial”), a leading specialty commercial finance company focused on the U.S. middle market. Since then, Apollo has grown the MidCap Financial platform from approximately $2 billion to over $30 billion in AUM primarily by expanding its product suite. Today, Apollo has established relationships with approximately 500 sponsors and over 3,000 lending relationships. Incumbency and scale enable Apollo to source and deliver attractive lending opportunities for its investor clients. In 2023, Apollo and its affiliates originated $24 billion in direct lending transactions.

Apollo’s investment philosophy is centered on the ethos that “purchase price matters,” allocating capital to the best risk-reward investment opportunities throughout market and economic cycles. Apollo’s focus on alternative asset investment seeks to deliver excess return per unit of risk at all points across the investment spectrum. Investors in the Fund’s shares also benefit from significant alignment of interest with Apollo since, through Athene, Apollo is often among the largest investors in its own funds, including through direct lending funds which co-invest alongside its funds.

Our objective is to bring Apollo’s leading credit investment platform to the private BDC industry. To achieve this, the Fund will be led by a team of experienced investment professionals within the Apollo credit platform who have deep industry knowledge and extensive experience in deal structuring, debt advisory and capital markets services.

On March 15, 2024, we entered into the Advisory Agreement with ACM, pursuant to which the Adviser provides investment advisory services to us. The Adviser’s services under the Advisory Agreement are not exclusive, and the Adviser is free to furnish similar or other services to others so long as its services to us are not impaired. Under the terms of the Advisory Agreement, we will pay the Adviser a base management fee (the “Management Fee”) and an incentive fee (the “Incentive Fee”). For a discussion of the Management Fee and Incentive Fee payable by us to the Adviser, see “—Management and Other Agreements—Advisory Agreement.” Our Board of Trustees monitors the mix and performance of our investments over time and seeks to satisfy itself that the Adviser is acting in our interests and that our fee structure appropriately incentivizes the Adviser to do so.

On March 15, 2024, we entered into an administration agreement with ACM (the “Administration Agreement”), our Administrator. The principal executive office of our administrator is located at 9 West 57th Street, New York, NY 10019. The Administrator provides, or oversees the performance of, administrative and compliance services, including, but not limited to, maintaining financial records, overseeing the calculation of NAV, compliance monitoring (including diligence and oversight of our other service providers), preparing reports to shareholders and reports filed with the SEC, preparing materials and coordinating meetings of our Board of Trustees, managing the payment of expenses and the performance of administrative and professional services rendered by others and providing office space, equipment and office services.

The Administrator, on behalf of us and at our expense, may retain one or more service providers as custodian, sub-administrator, and transfer agent for the Fund. The Adviser and the Board of Trustees will be responsible for overseeing the activities of the custodian, sub-administrator, and transfer agent.

The Board of Trustees

Overall responsibility for the Fund’s oversight rests with the Board of Trustees of the Fund (the “Board” or “Board of Trustees” and each member of the Board of Trustees, a “Trustee”). We entered into the Advisory Agreement with the Adviser, pursuant to which the Adviser manages the Fund on a day-to-day basis. The Board is responsible for overseeing the Adviser and other service providers in our operations in accordance with the provisions of the 1940 Act, the Fund’s Declaration of Trust and applicable provisions of state and other laws. The Adviser keeps the Board well informed as to the Adviser’s activities on our behalf and our investment operations and provide the Board with additional information as the Board may, from time to time, request. The Board of Trustees is currently composed of five members, three of whom are trustees who are not “interested persons” of the Fund or the Adviser as defined in the 1940 Act (the “Independent Trustees”). The Board of Trustees meets at regularly scheduled quarterly meetings each year. In addition, the Board of Trustees may hold special in-person or telephonic meetings or informal conference calls to discuss specific matters that may arise or require action between regular meetings. As described below, the Board of Trustees has established an Audit Committee, a Nominating and Corporate Governance Committee and a Distribution Committee, and may establish ad hoc committees or working groups from time to time, to assist the Board of Trustees in fulfilling its oversight responsibilities.

Investment Strategy

Our investment objective is to generate current income and, to a lesser extent, long-term capital appreciation by targeting investments with favorable risk-adjusted returns.

We seek to generate current income and long-term capital appreciation primarily by investing in directly originated and privately negotiated senior secured first lien loans to privately held U.S. companies and, to a lesser extent, originations of mezzanine and unsecured loans and investments in corporate bonds, equity securities, and other instruments. We generally seek to target companies that generate positive free cash flows or that may support debt investments with strong asset coverage, and we may provide debtor-in-possession or reserve financing. Additionally, we may acquire investments in the secondary market if we believe the risk-adjusted returns are attractive. More specifically, for at least 80% of our portfolio, we will target loans to middle market companies, which we generally define as companies with less than $75 million in EBITDA, as may be adjusted for market disruptions, mergers and acquisitions-related charges and cost and/or revenue synergies, and other items such as asset impairments and restructuring. We expect the remaining 20% of our portfolio will consist of other private credit investments, primarily to corporate borrowers, including larger private U.S. and European borrowers, which with respect to U.S. borrowers we define as companies that generally generate on an annual basis at least $75 million in EBITDA, as may be adjusted for market disruptions, mergers and acquisitions-related charges and synergies, and other items, as well as other structured financing solutions. However, we do not expect to invest a substantial portion of our portfolio in structure financing solutions. To a lesser extent and generally in connection with our main investment strategy, we may invest in other types of securities as well, including second lien senior secured, unsecured, subordinated, and mezzanine loans, preferred stock, equities and warrants in both private and public middle market companies.

The following is a representative list of the industries in which we may invest:

•	Advertising, Printing & Publishing

•	Aerospace & Defense

•	Automotive

•	Aviation and Consumer Transport

•	Beverage, Food & Tobacco

•	Business Services

•	Chemicals, Plastics & Rubber

•	Construction & Building

•	Consumer Goods – Durable

•	Consumer Goods – Non-durable

•	Consumer Services

•	Diversified Investment Vehicles, Banking, Finance, Real Estate

•	Education

•	Healthcare & Pharmaceuticals

•	High Tech Industries

•	Hotel, Gaming, Leisure, Restaurants

•	Insurance

•	Manufacturing, Capital Equipment

•	Media – Diversified & Production

•	Retail

•	Telecommunications

•	Transportation – Cargo, Distribution

•	Utilities – Electric

•	Wholesale

We may also invest in other industries if we are presented with attractive opportunities. In an effort to increase our returns and the number of investments that we can make, we may in the future seek to securitize our debt investments. To the extent we elect to include higher quality portfolio holdings in the securitization vehicle and retain lower quality holdings in our portfolio, investing in our shares may be riskier. To securitize debt investments, we may create a wholly-owned subsidiary and contribute a pool of loans to the subsidiary. If we choose to do so, we will comply with Section 61 of the 1940 and treat the subsidiary’s debt as our own for purposes of this section. If the subsidiary has an investment adviser, we will ensure such adviser complies with Section 15 of the 1940 Act as if it were an investment adviser to the Fund pursuant to Section 2(a)(20) of the 1940 Act. We will ensure that the subsidiary complies with Sections 17 and 57 of the 1940 Act and will identify the subsidiary’s custodian, if any exists. Any of the subsidiary’s principal investment strategies or principal risks constitute principal investment strategies or risks of the Fund and our disclosure will reflect aggregate operations of the Fund and the subsidiary. We do not currently intend to create or acquire primary control of any entity which primarily engages in investment activities in securities or other assets, other than wholly-owned subsidiaries of the Fund.

We may sell debt of or interests in the subsidiary on a non-recourse basis to purchasers whom we would expect to be willing to accept a lower interest rate to invest in investment-grade securities. We may use the proceeds of such sales to reduce indebtedness or to fund additional investments. We may also invest through special purpose entities or other arrangements, including total return swaps and repurchase agreements, in order to obtain non-recourse financing or for other purposes.

Investment Selection

We employ a sophisticated and disciplined approach with respect to sourcing, evaluating and executing prospective investments, which is consistent with how Apollo manages its funds’ investments across the firm. Our process is defined by an emphasis on meaningful downside protection and the preservation of capital, which we will seek to achieve through extensive private equity-style due diligence, asset-level and market environment analysis, a systematic approach to identifying risk and structuring and a hands-on approach to driving value and managing investments throughout the ownership period. In this process, the Fund will leverage the collective knowledge and resources of Apollo’s credit investment professionals as well as the broader integrated platform of Apollo.

With an extensive team of experienced investment professionals, including seasoned portfolio managers, industry teams comprised of specialists within their respective sectors, product analysts with particular experience in private lending and workouts and investment professionals solely focused on sourcing and maintaining relationships within the capital markets community, Apollo has a combination of robust networks and strategic relationships that we believe will enable the Fund to source highly attractive opportunities, often on a proprietary basis.

Credit Selection and Enhanced Due Diligence. Consistent with Apollo’s value-orientation, the Fund intends to take a conservative investment approach, employing a rigorous, bottom-up, private equity-style approach to underwriting prospective investment opportunities. Our approach to credit selection tends to emphasize investments in mature companies in defensive sectors which typically exhibit a lower degree of cyclicality than the broader economy. This focus includes backing experience managed teams and business models that have established a strong position within their respective markets. We seek to leverage insights from across the breadth of Apollo’s investing activities to drive better outcomes, drawing on the expertise and extensive network of relationships that our investment professionals have established in their respective industries. We seek to pursue investments in companies with strong market share, sufficient pricing power, commitment to de-leveraging, strong management teams and sufficient equity support from sponsors and management. Our analysis includes gathering relevant information regarding the company, its customers, suppliers and competitors using a combination of legal, regulatory, accounting and industry reports, alongside the many resources of Apollo’s platform. Given the direct, bilateral nature of the relationship between lender and borrower, firms specializing in private credit such as Apollo are able to benefit from a comprehensive relationship with their portfolio companies that enables extensive due diligence and enhanced ongoing monitoring.

Emphasis on Downside Protection. The Fund is focused on pursuing a senior secured investing strategy comprised primarily of first lien loans to corporate borrowers. These loans typically have a 40-50% loan-to-value ratio. This approach is designed to maximize recovery of principal in the event of underperformance.

Robust Structural Protections. Apollo has significant structuring experience and believes the Fund will be able to leverage the Apollo Credit platform’s incumbency and status as a preferred lending partner to bilaterally negotiate highly structured, senior secured loans that are tailored to address the unique risks of a given corporate borrower. In contrast with syndicated loan markets, private credit has the potential to produce better outcomes for lenders by allowing them to retain structural protections within the lending agreements with their borrowers. Direct lenders typically retain control of their credit documentation which is intended to limit their borrowers’ ability to incur additional indebtedness or to dispose of material assets without first paying senior debt. The Fund intends to invest primarily in senior term loans that, coupled with robust covenant packages restricting incremental debt incurrence and restricting payments, are intended to provide downside protection in the form of a priority, undiluted claim on underlying collateral. Apollo believes that due to Apollo’s experience with its managed funds investing across the capital structure, the Fund will be able to consider investment structures that are different, and oftentimes more complex, than other investors. Apollo’s disciplined approach to transaction structuring is intended to mitigate risk in the event of adverse outcomes.

Portfolio Construction. We also seek to minimize the risk of loss through portfolio construction. Our approach seeks to avoid outsized industry concentration, particularly on more cyclical industries. We also seek to avoid outsized exposure to any individual borrower. We believe that a more granular portfolio helps to mitigate the risk of loss.

High Degree of Selectivity. Apollo believes that credit selectivity in every market environment is a critical driver of performance. In recent years, Apollo has closed on just 5-10% of direct lending opportunities that it evaluated. By virtue of our value-driven investment approach emphasizing downside protection, Apollo’s corporate credit business has experienced a 0.1% annual average default rate, as compared to a 2.4% annual average default rate within the broader leveraged loan market. Even in an event of default, Apollo’s corporate credit business has seen substantially higher recovery rates as compared to the broader market, experiencing a 66% recovery rate as compared to 59% for the broader leveraged loan market. Given the size of the market opportunity in middle market direct lending, Apollo believes that the Fund is well-positioned to exercise quality credit selection in any market environment.

Institutionalized Monitoring and Risk Management Capabilities. Across its platform, Apollo employs a disciplined and rigorous approach to ongoing monitoring. Because Apollo is expected to be the sole or largest lender to a borrower, the Fund is expected to benefit from having driven the diligence process and structuring of covenants and loan documents. Direct lenders generally benefit from increased transparency, communication and coordination with borrowers. Apollo will seek to maintain active dialogue with the management team and/or sponsor throughout the life of the investment, reviewing financial information and other data in depth. Should any deteriorating situation arise, the investment would be put on a watch list and would undergo enhanced monitoring and an independent review. If the situation were to progress to a full reorganization of a borrower’s capital structure, Apollo has an in-house distressed credit team that can assist in seeking to stabilize the situation. Apollo will manage the risks associated with investments through portfolio construction, continued monitoring and evaluation. Apollo has devoted significant resources in the development of a sophisticated, integrated infrastructure designed to support the investment and risk management process. This includes proprietary systems for the monitoring, accounting and compliance aspects of the Fund’s portfolios, along with trading, clearing and settlement of assets.

Investment Structure

Once we have determined that a prospective portfolio company is suitable for investment, we work with the management of that company and its other capital providers, including senior, junior and equity capital providers, to structure an investment.

We generally seek to structure our investments as secured loans with a direct lien on the assets or cash flows of our portfolio companies that provide for increased downside protection in the event of insolvency while maintaining attractive risk-adjusted returns and current interest income. We generally seek for these secured loans to obtain security interests in the assets of our portfolio companies that serve as collateral in support of the repayment of these loans. This collateral may take the form of first or second priority liens on the assets of a portfolio company. In some cases, we may enter into debt investments that, by their terms, convert into equity or additional debt securities or defer payments of interest after our investment. Also, in some cases our debt investments may be collateralized by a subordinated lien on some or all of the assets of the borrower. Typically, our loans have maturities of three to ten years.

We seek to tailor the terms of our investments to the facts and circumstances of the transaction and the prospective portfolio company, negotiating a structure that protects our rights and manages our risk while creating incentives for the portfolio company to achieve its business plan and improve its profitability.

For example, in addition to seeking a senior position in the capital structure of our portfolio companies, we seek to limit the downside potential of our investments by:

•	requiring an expected total return on our investments (including both interest and potential equity appreciation) that compensates us for credit risk;

•	generally incorporating call protection into the investment structure where possible; and

•

negotiating covenants and information rights in connection with our investments that afford our portfolio companies flexibility in managing their businesses, but which are still consistent with our goal of preserving our capital. Such restrictions may include affirmative and negative covenants, default penalties, lien protection, change of control provisions and board rights, including either observation or participation rights. Our investments may include equity features, such as warrants or options to buy a minority interest in the portfolio company. Any warrants we receive with our debt securities generally require only a nominal cost to exercise, and thus, as a portfolio company appreciates in value, we may achieve additional investment return from this equity interest. We may structure the warrants to provide provisions protecting our rights as a minority-interest holder, as well as puts, or rights to sell such securities back to the Fund, upon the occurrence of specified events. In many cases, we may also seek to obtain registration rights in connection with these equity interests, which may include demand and “piggyback” registration rights.

We expect to hold most of our investments to maturity or repayment, but we may sell certain of our investments sooner if a liquidity event takes place such as a sale or recapitalization or worsening of credit quality of a portfolio company, among other reasons.

Investment Valuation Process

The Board has designated the Adviser as its “valuation designee” pursuant to Rule 2a-5 under the 1940 Act, and in that role the Adviser is responsible for performing fair value determinations relating to all of the Fund’s investments, including periodically assessing and managing any material valuation risks and establishing and applying fair value methodologies, in accordance with valuation policies and procedures that have been approved by the Fund’s Board. Even though the Board designated the Adviser as its “valuation designee,” the Board continues to be responsible for overseeing the processes for determining fair valuation.

Under the Fund’s valuation policies and procedures, the Adviser values investments, including certain secured debt, unsecured debt and other debt securities with maturities greater than 60 days, for which market quotations are readily available, at such market quotations (unless they are deemed not to represent fair value). We attempt to obtain market quotations from at least two brokers or dealers (if available, otherwise from a principal market maker, primary market dealer or other independent pricing service). We utilize mid-market pricing as a practical expedient for fair value unless a different point within the range is more representative. Investments purchased within the quarter before the valuation date and debt investments with remaining maturities of 60 days or less may each be valued at cost with interest accrued or discount accreted/premium amortized to the date of maturity (although they are typically valued at available market quotations), unless such valuation, in the judgment of our Adviser, does not represent fair value. In this case, such investments shall be valued at fair value as determined in good faith by or under the direction of the Adviser including using market quotations where available.

Investments that are not publicly traded or whose market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Adviser. Such determination of fair values may involve subjective judgments and estimates, and we typically utilize independent third party valuation firms to assist us in determining fair value. In each case, our independent third party valuation firms consider observable market inputs together with significant unobservable inputs in arriving at their valuation recommendations for such investments.

With respect to investments for which market quotations are not readily available or when such market quotations are deemed not to represent fair value, the Adviser undertakes a multi-step valuation process each quarter, and as necessary for each Drawdown Purchase, as described below:

1.

Our valuation process begins with independent valuation firms conducting independent appraisals and assessments for all the investments they have been engaged to review. If an independent valuation firm is not engaged for a particular valuation, the valuation may be conducted by the Adviser.

2.	Preliminary valuation conclusions are then documented and discussed with senior management of our Adviser.

3.	The Adviser discusses valuations and determines in good faith the fair value of each investment in our portfolio based on the input of the applicable independent valuation firm.

4.

For Level 3 investments, which are investments with unobservable pricing inputs and/or minimal or no market activity, entered into within the current quarter, the cost (purchase price adjusted for accreted original issue discount/amortized premium) or any recent comparable trade activity on the security investment shall be considered to reasonably approximate the fair value of the investment, provided that no material change has since occurred in the issuer’s business, significant inputs or the relevant environment.

Investments determined by these valuation procedures which have a fair value of less than $1 million during the prior fiscal quarter may be valued based on inputs identified by the Adviser without the necessity of obtaining inputs from an independent valuation firm. In addition, some of our investments provide for PIK interest or dividends. Such amounts of accrued PIK interest or dividends are added to the cost of the investment on the respective capitalization dates and generally become due at maturity of the investment or upon the investment being called by the issuer. Upon capitalization, PIK is subject to the fair value estimates associated with their related investments.

Market Opportunity

We believe there is an ongoing structural shift to private financing alternatives for borrowers of all sizes, including middle market private U.S. corporations. This trend is being driven by ongoing shifts in public credit market structure that have given rise to periods of uncertainty, as well as changes in the banking industry driven by continued tightening of regulation.

Due to ongoing evolution in banks’ regulatory environment and increasing capital requirements, bank lending to many non-investment grade borrowers has moved toward an originate-to-distribute model, where banks often seek to retain minimal amounts of the loans on their own balance sheet. The buyer base for syndicated loans is primarily comprised of loan mutual funds and CLOs. Loan mutual funds are open-ended investment structures and therefore subject to outflows which can limit their reliability as a source of capital to borrowers. Similarly, formation patterns for CLOs are uncertain with finite reinvestment periods and various other structural limitations on the types of borrowers they will typically target. The result is that available capital in public credit markets may not always be reliable and is often limited to borrowers of a size and scale in greater than medium-sized enterprises. In contrast, direct lending platforms such as Apollo are able to lead transactions and deliver financing solutions at all points through the cycle, regardless of market environment. For borrowers, negotiating with a single or only a small handful of lenders on a bilateral basis allows for more efficient execution and increased confidentiality versus a syndicated approach. Direct lenders are also able to tailor their financing solutions for borrowers’ specific circumstances or to address their specific needs, such as through the provision of revolving credit lines and delayed draw term loans, as unfunded commitments are often difficult for mutual funds and CLOs to hold.

While cyclical dynamics have accelerated growth in the opportunity, we believe the trend toward private lending solutions is a long-term trend, particularly among private middle market corporate borrowers. Scaled direct lenders who are able to originate with speed and speak for size are able to act as solution providers to borrowers by addressing the challenges that have come to be associated with accessing the traditional avenues of public markets or bank lending. As bank lending standards have become increasingly stringent over the past decade, firms such as Apollo have been able to fill in the void for many middle market firms who traditionally relied primarily on bank lending. In exchange for providing these benefits, direct lenders are often able to command a yield premium over other sources of capital while taking top-of-the-capital structure, senior secured loan with significant subordination. Given Apollo’s long-tenure as an institution, its expertise in credit investing broadly and incumbency with hundreds of sponsors or thousands of issuers, we believe that Apollo is well positioned to capitalize on this opportunity.

Significant Addressable Market Size. The global leveraged finance market is over $5 trillion in size as of late 2023, of which private credit has become an increasingly significant part with an estimated size of over $1.5 trillion. We expect private lending to remain the preferred solution for most middle market borrowers going forward. We believe that established direct lending platforms that benefit from incumbency and have made the requisite investments in infrastructure are best positioned to continue winning share.

Durable Middle Market Lending Opportunity. Apollo believes there is a dearth of available financing solutions for middle market firms outside of bank lending, despite a growing demand for financing solutions. The U.S. middle market is a core component of U.S. economic activity covering an estimated 300,000 midsized businesses with aggregate annual revenues of $13 trillion. These businesses represented around one-third of private sector employment despite only representing 5% of the total number of private employers. Access to capital can often represent a challenge for these firms. In a recent JP Morgan Chase survey, 34% of midsized businesses reported that the amount of investment capital available to them was insufficient for their needs.1 As banks have continued to pull back from a variety of forms of lending, these middle market firms have been negatively impacted, such as when the Federal Reserve’s Senior Loan Officer Survey showed tightening standards for commercial and industrial lending over the course of 2023. This pullback in lending occurs in spite of these firms’ ongoing underlying growth that is compounding their need for growth capital. Non-bank direct lenders such as Apollo have become an increasingly critical component of providing capital to the middle market. Apollo believes these dynamics will enable the Fund to secure favorable pricing and more rigorous structural protections, thereby driving value for the benefit of the Fund. Apollo believes that this opportunity is only accessible to scaled alternative asset managers with significant relationships and cycle-tested investing expertise and that the Fund is therefore well-positioned to capitalize on the growing opportunity set.

Proprietary Sourcing Engine Drives Direct Origination. Across its global platform, Apollo has found that deal flow is often driven by relationships, and that having a strong reputation and an established network can ultimately lead to exclusive investment opportunities. Apollo’s corporate credit business maintains coverage of over 3,000 companies worldwide. As a result, members of the corporate credit team are in frequent dialogue with management teams and intermediaries, enabling visibility into a given company’s financing needs as well as opportunities to organically grow existing lending relationships. Apollo further augments these efforts with a dedicated sponsor coverage effort that includes approximately three dozen professionals focused on origination and sourcing direct lending transactions. Today, Apollo funds loaned approximately $33 billion to portfolio

[1]

J.P.Morgan, The Middle Matters: Exploring the Diverse Middle Market Business Landscape, page 11. See https://www.jpmorgan.com/content/dam/jpmorgan/documents/cb/insights/banking/commercial-banking/next-street-the-middle-matters-report.pdf companies of Apollo’s top 30 sponsors as of December 31, 2023. Importantly, Apollo’s credit business is one of the largest lending counterparties to Wall Street, with trading volume across credit products well in excess of $100 billion in recent years. This level of trading volume often results in Apollo being provided with an early or first look from the dealer community, which Apollo believes will put the Fund in a position to access challenged syndications at attractive terms during periods of volatility. Through these various touchpoints, Apollo has established a combination of robust networks and proprietary relationships that it believes will enable the Fund to source highly attractive opportunities, often on a proprietary basis.

Apollo’s Status as a Preferred Lending Counterparty. Apollo has developed a reputation as an attractive lending partner due to its scale and ability to design creative capital solutions across capital structures, particularly in complex situations. The Fund will have the opportunity to participate alongside other Apollo funds and accounts when it underwrites and commits to large transactions, streamlining the execution process for borrowers and enabling them to only interface with a single counterparty, due to the breadth and scale of Apollo’s capital base, which for this purpose includes numerous long-standing co-investment relationships and syndication capabilities with credit market investors. Being the sole or primary lender in size also facilitates alignment and a partnership mentality that is differentiated from traditional lending relationships. Additionally, Apollo’s underwriting and structuring ability coupled with company and sector-specific insights across the Apollo platform is expected to enable Apollo to embrace complexity and provide bespoke capital solutions tailored to borrowers’ unique financing needs, including greater certainty of funding at specified terms or within compressed timetables. Apollo believes that the Fund augments Apollo’s ability to leverage its reputation as a preferred lending partner to selectively source proprietary opportunities in middle market corporate direct lending. Based on its experience in the middle market direct lending market, it believes that the Fund has an advantage in its ability to provide capital in scale with greater certainty of closing as well as to deliver strategic partner-like benefits.

Strong Alignment with Apollo Balance Sheet Capital. Since its merger with Athene, Apollo is often among the largest investors in its own funds, including through direct lending funds which co-invest alongside its funds. As a result, the Fund and Apollo will generally be aligned with similar exposure to underlying direct lending investments. Apollo balance sheet capital refers to the insurance company balance sheet of its retirement services business, Athene, as well as commitments directly from Apollo.

Strong Apollo Sponsorship and Integrated Business Model. Apollo operates its global franchise as an integrated investment platform, leveraging the same monitoring and risk management capabilities across Apollo’s credit business. In the process of screening, executing and monitoring investments across businesses, Apollo has developed valuable relationships with well-regarded sponsors, leading management teams, consultants and other intermediaries, which further drives high-quality deals and thoughtful insights during the investment process. Apollo believes the Fund will benefit from the wealth of knowledge, experience and capabilities across asset classes, industries and geographies at Apollo, which will widen the Fund’s lens and enable the Fund team to more successfully source, diligence and manage opportunities across market cycles.

Significant Managerial Assistance

As a BDC, we will offer, and must make available upon request, managerial assistance to our portfolio companies. This assistance could involve, among other things, monitoring the operations of our portfolio companies, participating in board and management meetings, consulting with and advising officers of portfolio companies and providing other organizational and financial guidance. We may also receive fees for these services. Our Adviser will provide, or arrange for the provision of, such managerial assistance on our behalf to portfolio companies that request this assistance, subject to reimbursement of any fees or expenses incurred on our behalf by our Adviser in accordance with our Advisory Agreement.

Operating and Regulatory Structure

We have elected to be treated as a BDC under the 1940 Act. As a BDC, we are generally prohibited from acquiring assets other than Qualifying Assets (as defined herein), unless, after giving effect to any acquisition, at least 70.0% of our total assets are Qualifying Assets. Qualifying Assets generally include securities of eligible portfolio companies, cash, cash equivalents, U.S. government securities and high-quality debt instruments maturing in one year or less from the time of investment. Under the 1940 Act, “eligible portfolio companies” include (1) private U.S. operating companies, (2) public U.S. operating companies whose securities are not listed on a national securities exchange (e.g., the New York Stock Exchange and the Nasdaq Stock Market), and (3) public U.S. operating companies having a market capitalization of less than $250 million. Public U.S. operating companies whose securities are quoted on the over-the-counter bulletin board and through OTC Markets Group Inc. are not listed on a national securities exchange and therefore are eligible portfolio companies.

We also expect to be treated as a RIC under Subchapter M of the Code, and we expect to qualify as a RIC annually thereafter. A BDC that has elected to be a RIC generally does not incur any U.S. federal income tax so long as the BDC continuously maintains its BDC election in accordance with the 1940 Act, at least 90.0% of the BDC’s gross income each taxable year consists of certain types of qualifying investment income, the BDC satisfies certain asset composition requirements at the close of each quarter of its taxable year, and if the BDC distributes all of its taxable income (including net realized capital gains, if any) to its shareholders on a current basis. The rules applicable to our qualification as a RIC for tax purposes are complex and involve significant practical and technical issues. If we do not qualify as a RIC for U.S. federal income tax purposes or are unable to maintain our qualification for any reason, then we would become subject to regular corporate income tax, which would have a material adverse effect on the amount of after-tax income available for distribution to our shareholders. See “—Material U.S. Federal Income Tax Considerations.”

We intend to timely distribute to our shareholders substantially all of our annual taxable income for each year, except that we may retain certain net capital gains for reinvestment and, depending upon the level of taxable income earned in a year, we may choose to carry forward taxable income for distribution in the following year and pay an applicable U.S. federal excise tax.

We do not currently have any employees. Our day-to-day investment operations are managed by the Adviser, and our Administrator provides services necessary to conduct our business. We pay no compensation directly to any interested trustee or executive officer of the Fund. The Adviser and Administrator may be reimbursed for certain expenses they incur on our behalf. In addition, pursuant to the Administration Agreement, we pay the Administrator the allocable portion of overhead and other expenses it incurs in performing its obligations.

The Private Offering

We intend to offer and sell our Common Shares in a private placement (the “Private Offering”) in the United States under the exemption provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder, Regulation S under the Securities Act and other exemptions from the registration requirements of the Securities Act. Investors who acquire shares of our Common Shares in our private placement are required to complete, execute and deliver a subscription agreement (a “Subscription Agreement”), and related documentation, which include customary representations and warranties, certain covenants and restrictions and indemnification provisions. Additionally, such investors could be required to provide due diligence information for compliance with certain legal requirements. We could, from time to time, engage placement or distribution agents and incur placement or distribution fees or sales commissions in connection with the private placement of our Common Shares in certain jurisdictions outside the United States. The cost of any such placement or distribution fees could be borne directly or indirectly by an investor or by an affiliate of the Adviser. We will not incur any such fees or commissions if our net proceeds received upon a sale of our Common Shares after such costs would be less than the NAV of our Common Shares.

On December 15, 2023, we admitted two beneficial owners (the “Limited Owners”) to the Fund in exchange for $433,333,333 in Capital Commitments (as defined below), including $33,333,333 committed by an affiliate of the Adviser. Of the $433,333,333 in Capital Commitments, the Company called $293,587,174, which were converted into Common Shares upon our election to be regulated as a BDC on March 15, 2024 (the “Conversion Date”). Subsequent closings (each, a “Closing”) may occur at the beginning of any calendar quarter (or such other times as may be determined by the Adviser in its discretion).

Pursuant to the Subscription Agreements, investors make commitments to purchase Common Shares (“Capital Commitments”). The Subscription Agreements provide that investors are required to fund capital contributions to purchase Common Shares (each, a “Drawdown Purchase”), each time we deliver a drawdown notice, which we deliver at least 10 business days prior to the date on which contributions will be due (each, a “Capital Drawdown Date”). Drawdown Purchases will generally be made pro rata, in accordance with unfunded Capital Commitments of all investors; however, the Adviser will have, subject to its fiduciary duty to the Fund, discretion to give priority to investors whose subscriptions were accepted at a previous Closing in order to ensure such investors’ Capital Commitments are fully called prior to the end of such investors’ Commitment Period (as defined below). In addition, the Subscription Agreements provide that we retain the right at our discretion to call Drawdown Purchases on a non-pro rata basis so that the assets of the Fund will not be considered “plan assets” under ERISA or the Plan Asset Regulations (each as defined below), or as otherwise necessary or desirable in order to comply with ERISA or any other applicable legal, contractual, regulatory, tax or similar regimes. Each Drawdown Purchase is made at a price per Common Share equal to our Per Share NAV as determined within 48 hours of the Capital Drawdown Date, excluding Sundays and holidays, of such sale, subject to certain exceptions and calculated in accordance with the 1940 Act. No investor in our private placement will be required to invest more than the total amount of its Capital Commitment.

An investor will be released from any obligation to purchase additional Common Shares on the earlier of (i) the date that such investor’s Capital Commitment is fully called and (ii) the four-year anniversary date of the Closing, or the Conversion Date, as applicable, of such investor’s Capital Commitment to the Fund (the “Commitment Period”), except to the extent necessary to (a) pay Fund expenses, including management fees, amounts that may become due under any borrowings or other financings or similar obligations, or indemnity obligations, (b) complete investments in any transactions (1) to which the Adviser has committed the Fund to proceed as of the end of the relevant Commitment Period pursuant to a written agreement (including investments that are funded in phases), and (2) with deferred purchase price payments, contingent purchase price payments, milestone payments or other phased payments or payments for other staged funding obligations or similar arrangements, (c) fund follow-on investments made in existing portfolio companies within three years from the end of the relevant Commitment Period that, in the aggregate, do not exceed 5% of total Capital Commitment of such investor and/or (d) fund obligations under any Fund guarantee. Subject to the foregoing exceptions, each investor will have a Commitment Period of four years. During the Commitment Period, investors will be contractually prohibited from selling, assigning, transferring or otherwise disposing of (each, a “Transfer”) their Common Shares, including pursuant to any tender offer by the Fund.

While the Fund expects each Subscription Agreement to reflect the terms and conditions summarized above, the Fund reserves the right to enter into Subscription Agreements that contain terms and conditions not found in the Subscription Agreements entered into with other investors. As a result, certain investors may be provided with certain terms that other investors will not receive. No investor in the Private Offering will be permitted to make an investment in the Fund on economic terms and conditions that are more favorable than the economic terms and conditions contained in the Subscription Agreements entered into with all other investors. The Fund represents that the Fund and the Adviser have not entered, and will not enter, into subscription agreements with investors related to their investment in the Fund that contravene applicable law, including the 1940 Act and the Advisers Act.

Distributions and Capital Recycling

The Fund generally intends to distribute substantially all of its available earnings annually by paying distributions on a quarterly basis, as approved by the Board in its discretion.

The Fund generally retains and reinvests investment proceeds from its portfolio, such as proceeds from the disposition of an investment or the repayment of a loan by a portfolio company. However, following the five-year anniversary of filing the election to be regulated as a BDC (the “Triggering Date”), if the Fund has not raised in aggregate $900 million in Capital Commitments, the Fund will cease retaining or reinvesting such proceeds, and will instead distribute the proceeds to shareholders; provided that the Adviser is permitted to retain such proceeds in order to satisfy any expenses of the Fund (or related reserves). Following the Triggering Date, and subject to Board approval, the Fund intends to explore various options, including but not limited to a reorganization of the Fund such as a merger or a sale of substantially all of its assets, to expedite the disposition of the Fund’s portfolio in a manner that minimizes the timeline of returning available capital to shareholders and is consistent with the Fund’s duty to maximize value for its shareholders.

Liquidity Program

The Fund intends to effectuate a share repurchase program, at the discretion of our Board, that will purchase Common Shares pursuant to one or more tender offers at the request of its shareholders (the “Liquidity Program”). If the Fund receives written requests from shareholders following the end of such shareholder’s Commitment Period, in the following quarter(s), the Fund intends to conduct a tender offer to purchase Common Shares in an amount equal to the written requests received in the prior quarter(s). To the extent that a tender offer by the Fund in any given quarter is not sufficient to purchase all the Common Shares accounted for pursuant to any written request, the Fund may conduct subsequent tender offers in following quarters. All shareholders will be eligible to participate in a tender offer. Accordingly, there is no guarantee that shareholders will be able to sell their Common Shares.

Commitments

As of May 13, 2024, the Fund had raised $450 million in Capital Commitments.

Term

The Fund is non-exchange traded, meaning its Common Shares are not listed for trading on a stock exchange or other securities market and a perpetual-life BDC, meaning it is an investment vehicle of indefinite duration, whose Common Shares are intended to be sold by the Fund on a continuous basis at a price generally equal to the Fund’s Per Share NAV; provided, however, that if the Fund has not raised in aggregate $900 million in Capital Commitments following the Triggering Date, the Fund will cease retaining or reinvesting such proceeds, and will instead distribute the proceeds to shareholders. See “Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Shareholder Matters—Valuation of Portfolio Securities.”

We believe that our perpetual nature enables us to execute a patient and opportunistic strategy and be able to invest across different market environments. This may reduce the risk of the Fund being a forced seller of assets in market downturns compared to non-perpetual funds. While we may consider a liquidity event (e.g., a merger or sale) at any time in the future, we currently do not intend to undertake a liquidity event, and we are not obligated by our charter or otherwise to effect a liquidity event at any time.

Competition

Our primary competitors in providing financing to middle market companies include public and private funds, commercial and investment banks, commercial financing companies, other BDCs or hedge funds, and, to the extent they provide an alternative form of financing, private equity funds. Some of our existing and potential competitors are substantially larger and have considerably greater financial, technical and marketing resources than we do. For example, some competitors may have a lower cost of funds and access to funding sources that are not available to us. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than us. Furthermore, many of our competitors are not subject to the regulatory restrictions that the 1940 Act imposes on us as a BDC or the restrictions that the Code imposes on us as a RIC.

We also expect to use the industry information of AGM’s investment professionals to which we have access to assess investment risks and determine appropriate pricing for our investments in portfolio companies. In addition, we believe that the relationships of the senior managers of our Adviser and those of our affiliates enable us to learn about, and compete effectively for, financing opportunities with attractive middle market companies in the industries in which we seek to invest. For additional information concerning the competitive risks we expect to face, see “Item 1A. Risk Factors—Risks Relating to Our Business and Structure—We operate in a highly competitive market for investment opportunities.”

Allocation of Investment Opportunities

General

Apollo, including the Adviser, provides investment management services to other BDCs, registered investment companies, investment funds, client accounts and proprietary accounts that Apollo may establish.

The Adviser and its affiliates will share any investment and sale opportunities with its other clients and the Fund in accordance with the Advisers Act and firm-wide allocation policies, which generally provide for sharing pro rata based on targeted acquisition size or targeted sale size. Subject to the Advisers Act and as further set forth in this Registration Statement, certain other clients may receive certain priority or other allocation rights with respect to certain investments, subject to various conditions set forth in such other clients’ respective governing agreements.

In addition, as a BDC regulated under the 1940 Act, the Fund is subject to certain limitations relating to co-investments and joint transactions with affiliates, which likely in certain circumstances limit the Fund’s ability to make investments or enter into other transactions alongside other clients.

Co-Investment Relief

An affiliate of the Adviser has received an exemptive order from the SEC on March 29, 2016, as superseded by an order granted on December 29, 2021, as amended on January 10, 2023 (the “Order”), that permits us, among other things, to co-invest with certain other persons, including certain affiliates of the Adviser and certain funds managed and controlled by the Adviser and its affiliates, subject to certain terms and conditions. Pursuant to such order, the Board of Trustees may establish objective criteria (the “Board Criteria”) clearly defining co-investment opportunities in which the Fund will have the opportunity to participate with one or more listed or private Apollo-managed BDCs (collectively and including us, the “Apollo BDCs”), and other public or private Apollo funds that target similar assets. If an investment falls within the Board Criteria, Apollo must offer an opportunity for the Apollo BDCs to participate. The Apollo BDCs may determine to participate or not to participate, depending on whether Apollo determines that the investment is appropriate for the Apollo BDCs (e.g., based on investment strategy). The co-investment would generally be allocated to us, any other Apollo BDCs (including MidCap Financial Investment Corporation and Apollo Debt Solutions BDC) and the other Apollo funds that target similar assets pro rata based on available capital in the applicable asset class. If the Adviser determines that such investment is not appropriate for us, the investment will not be allocated to us, but the Adviser will be required to report such investment and the rationale for its determination for us to not participate in the investment to the Board of Trustees at the next quarterly board meeting.

Management and Other Agreements

Advisory Agreement

The description below of the Advisory Agreement is only a summary and is not necessarily complete. The description set forth below is qualified in its entirety by reference to the Advisory Agreement attached as an exhibit to this Registration Statement.

The Adviser provides management services to us pursuant to the Advisory Agreement with our Adviser. Under the Advisory Agreement, the Adviser is responsible for the following:

•

determining the composition of our portfolio, the nature and timing of the changes to our portfolio and the manner of implementing such changes in accordance with our investment objective, policies and restrictions;

•

identifying investment opportunities and making investment decisions for us, including negotiating the terms of investments in, and dispositions of, portfolio securities and other instruments on our behalf;

•	monitoring our investments;

•	performing due diligence on prospective portfolio companies;

•	exercising voting rights in respect of portfolio securities and other investments for us;

•	serving on, and exercising observer rights for, boards of directors and similar committees of our portfolio companies;

•	negotiating, obtaining and managing financing facilities and other forms of leverage; and

•	providing us with such other investment advisory and related services as we may, from time to time, reasonably require for the investment of capital.

The Adviser’s services under the Advisory Agreement are not exclusive, and the Adviser is free to furnish similar or other services to others so long as its services to us are not impaired.

We pay the Adviser a fee for its services under the Advisory Agreement consisting of two components: the Management Fee and the Incentive Fee. The cost of both the Management Fee and the Incentive Fee is ultimately borne by the shareholders.

Fee Waiver

The Adviser has agreed to waive its Management Fee and its Incentive Fee for the first 12-month period following the date of the Advisory Agreement. The Adviser has also agreed to waive 50% of its Management Fee and its Incentive Fee for the second 12-month period following the date of the Advisory Agreement. The fee waiver will terminate 24 months following the date of the Advisory Agreement and any waived fees are not subject to recapture.

Base Management Fee

The Management Fee is accrued monthly and paid quarterly in arrears at an annual rate of 1.00% of the Fund’s net assets as of the beginning of the first business day of the applicable month.

For these purposes, “net assets” means the Fund’s total assets less liabilities determined on a consolidated basis in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). For the first calendar quarter in which the Fund has operations, net assets will be measured as the average of net assets (i) at the date the Fund first delivers a drawdown notice to its investors and (ii) at the end of such first calendar quarter.

Incentive Fee

The Incentive Fee consists of two components that are independent of each other, with the result that one component may be payable even if the other is not. A portion of the Incentive Fee is based on a percentage of our income and a portion is based on a percentage of our capital gains, each as described below.

(i) Incentive Fee on Pre-Incentive Fee Net Investment Income

The portion based on the Fund’s income is based on Pre-Incentive Fee Net Investment Income Returns. “Pre-Incentive Fee Net Investment Income Returns” means, as the context requires, either the dollar value of, or percentage rate of return on the value of the Fund’s net assets at the end of the immediate preceding quarter from, interest income, dividend income and any other income (including any other fees, such as commitment, origination, structuring, diligence and consulting fees or other fees that the Fund receives from portfolio companies) accrued during the calendar quarter, minus the Fund’s operating expenses accrued for the quarter (including the Management Fee, expenses payable under the Administration Agreement entered into between us and our Administrator, and any interest expense or fees on any credit facilities or outstanding debt and dividends paid on any issued and outstanding preferred shares, but excluding the incentive fee and any distribution or shareholder servicing fees).

Pre-Incentive Fee Net Investment Income Returns include, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with pay-in-kind interest and zero coupon securities), accrued income that the Fund has not yet received in cash. Pre-Incentive Fee Net Investment Income Returns do not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. The impact of expense support payments and recoupments are also excluded from Pre-Incentive Fee Net Investment Income Returns.

Pre-Incentive Fee Net Investment Income Returns, expressed as a rate of return on the value of our net assets at the end of the immediate preceding quarter, is compared to a “hurdle rate” of return of 1.500% per quarter (6.000% annualized).

We will pay the Adviser an incentive fee quarterly in arrears with respect to our Pre-Incentive Fee Net Investment Income Returns in each calendar quarter as follows:

•

No incentive fee based on Pre-Incentive Fee Net Investment Income Returns in any calendar quarter in which our Pre-Incentive Fee Net Investment Income Returns do not exceed the hurdle rate of 1.500% per quarter (6.000% annualized);

•

100% of the dollar amount of our Pre-Incentive Fee Net Investment Income Returns with respect to that portion of such Pre-Incentive Fee Net Investment Income Returns, if any, that exceeds the hurdle rate but is less than a rate of return of 1.710% (6.860% annualized). We refer to this portion of our Pre-Incentive Fee Net Investment Income Returns (which exceeds the hurdle rate but is less than 1.710%) as the “catch-up.” The “catch-up” is meant to provide the Adviser with approximately 12.5% of our Pre-Incentive Fee Net Investment Income Returns as if a hurdle rate did not apply if this net investment income exceeds 1.710% in any calendar quarter; and

•

12.5% of the dollar amount of our Pre-Incentive Fee Net Investment Income Returns, if any, that exceed a rate of return of 1.710% (6.860% annualized). This reflects that once the hurdle rate is reached and the catch-up is achieved, 12.5% of all Pre-Incentive Fee Net Investment Income Returns thereafter are allocated to the Adviser.

These calculations are pro-rated for any period of less than three months and adjusted for any share issuances or repurchases during the relevant quarter.

(ii) Incentive Fee on Capital Gains

The second component of the Incentive Fee, the capital gains incentive fee, is payable at the end of each calendar year in arrears.

The amount payable equals:

•

12.5% of cumulative realized capital gains from inception through the end of such calendar, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid incentive fee on capital gains as calculated in accordance with U.S. GAAP.

Each year, the fee paid for the capital gains incentive fee is net of the aggregate amount of any previously paid capital gains incentive fee for all prior periods. We will accrue, but will not pay, a capital gains incentive fee with respect to unrealized appreciation because a capital gains incentive fee would be owed to the Adviser if we were to sell the relevant investment and realize a capital gain. In no event will the capital gains incentive fee payable pursuant to the Advisory Agreement be in excess of the amount permitted by the Advisers Act, including Section 205 thereof.

We accrue the Incentive Fee taking into account unrealized gains and losses; however, Section 205(b)(3) of the Advisers Act, as amended, prohibits the Adviser from receiving the payment of fees until those gains are realized, if ever. The fees that are payable under the Advisory Agreement for any partial period will be appropriately prorated.

Administration Agreement

The description below of the Administration Agreement is only a summary and is not necessarily complete. The description set forth below is qualified in its entirety by reference to the Administration Agreement attached as an exhibit to this Registration Statement.

Under the terms of the Administration Agreement, the Administrator provides, or oversees the performance of, administrative and compliance services, including, but not limited to, maintaining financial records, overseeing the calculation of NAV, compliance monitoring (including diligence and oversight of our other service providers), preparing reports to shareholders and reports filed with the SEC and other regulators, preparing materials and coordinating meetings of our Board of Trustees, managing the payment of expenses, the payment and receipt of funds for investments and the performance of administrative and professional services rendered by others and providing office space, equipment and office services. We will reimburse the Administrator for all of the costs and expenses incurred by the Administrator in performing its obligations under the Administration Agreement. There is no limitation as to how much we may reimburse the Administrator. See “—Payment of Our Expenses” below. Such reimbursement will include the Fund’s allocable portion of compensation, overhead (including rent, office equipment and utilities) and other expenses incurred by the Administrator in performing its administrative obligations under the Administration Agreement, including but not limited to: (i) the Fund’s Chief Compliance Officer, Chief Financial Officer and their respective staffs; (ii) investor relations, legal, operations and other non-investment professionals at the Administrator that perform duties for the Fund; and (iii) any personnel of Apollo or any of its affiliates providing non-investment related services to the Fund, subject to the limitations described in the Advisory and Administration Agreements. In addition, pursuant to the terms of the Administration Agreement, the Administrator may delegate its obligations under the Administration Agreement to an affiliate or to a third party and we will reimburse the Administrator for any services performed for us by such affiliate or third party. The Administrator may hire a sub-administrator to assist in the provision of administrative services. The sub-administrator will receive compensation paid by the Administrator for its sub-administrative services under a sub-administration agreement.

Payment of Our Expenses

The costs associated with all investment professionals and staff of the Adviser, when and to the extent engaged in providing investment advisory services to the Fund, and the base compensation, bonus and benefits, and the routine overhead expenses, of such personnel allocable to such services, will be provided and paid for by the Adviser, other than to the extent described below and more specifically provided for in the Advisory Agreement.

The Fund will bear all other costs and expenses of our operations, administration and transactions, including, but not limited to:

•	calculating individual asset values and our net asset value (including the cost and expenses of any independent valuation firms);

•

fees and expenses, including travel expenses, incurred by the Adviser, or members of our investment team, or payable to third parties, in respect of due diligence on prospective portfolio companies and, if necessary, in respect of enforcing the Fund’s rights with respect to investments in existing portfolio companies, including, among others, professional fees (including, without limitation, the fees and expenses of consultants and experts) and fees and expenses relating to, or associated with, evaluating, monitoring, researching and performing due diligence on investments and prospective investments;

•

due diligence and research expenses (including an allocable portion of any research or other service that may deemed to be bundled for the benefit of the Fund), as well as the information technology systems used to obtain such research and other information;

•	the costs of any public offerings of our Common Shares and other securities, including registration and listing fees;

•	the Management Fee and any Incentive Fee;

•	certain costs and expenses relating to distributions paid on our Common Shares;

•	administration fees payable under our Administration Agreement;

•	debt service and other costs of borrowings or other financing arrangements;

•	the Adviser’s allocable share of costs incurred in providing significant managerial assistance to those portfolio companies that request it;

•	amounts payable to third parties relating to, or associated with, making or holding investments;

•	transfer agent and custodial fees;

•	costs of derivatives and hedging;

•	commissions and other compensation payable to brokers or dealers;

•	taxes and governmental fees;

•	Independent Trustee fees and expenses;

•

costs of preparing financial statements and maintaining books and records and filing reports or other documents with the SEC (or other regulatory bodies) and other reporting and compliance costs, and the compensation of professionals responsible for the preparation of the foregoing, including the allocable portion of the compensation of our Chief Financial Officer and Chief Compliance Officer and their respective staffs;

•

the costs of any reports, proxy statements or other notices to our shareholders (including printing and mailing costs), the costs of any shareholders’ meetings and the compensation of investor relations personnel responsible for the preparation of the foregoing and related matters;

•	our fidelity bond;

•	trustee and officers/errors and omissions liability insurance, and any other insurance premiums;

•	indemnification payments;

•	information technology and related costs, including costs related to software, hardware and other technological systems (including specialty and custom software);

•

costs incurred in connection with any claim, litigation, arbitration, mediation, government investigation or dispute in connection with the business of the Fund and the amount of any judgment or settlement paid in connection therewith;

•

all fees, costs and expenses, if any, incurred by or on behalf of the Fund in developing, negotiating and structuring prospective or potential investments that are not ultimately made, including, without limitation any reverse termination fees and any liquidated damages, commitment fees that become payable in connection with any proposed investment that is not ultimately made, forfeited deposits or similar payments, including expenses relating to unconsummated investments that may have been attributable to co-investors had such investments been consummated;

•

investment costs, including all fees, costs and expenses incurred in sourcing, evaluating, developing, negotiating, structuring, trading (including trading errors), settling, monitoring and holding prospective or actual investments or investment strategies including, without limitation, any financing, legal, filing, auditing, tax, accounting, compliance, loan administration, travel, meals, accommodations and entertainment, advisory, consulting, engineering, data-related and other professional fees, costs and expenses in connection therewith (to the extent the Adviser is not reimbursed by a prospective or actual issuer of the applicable investment or other third parties or capitalized as part of the acquisition price of the transaction);

•	direct costs and expenses of administration, including audit, accounting, consulting and legal costs; and

•	all other expenses reasonably incurred by us in connection with making investments and administering our business.

In addition, from time to time, the Adviser pays amounts owed by us to third-party providers of goods or services. We subsequently reimburse the Adviser for those amounts paid on our behalf. We also reimburse the Adviser for the allocable portion of the compensation paid by the Adviser or its affiliates to our Chief Compliance Officer, Chief Financial Officer, and other professionals who spend time on those related activities (based on the percentage of time those individuals devote, on an estimated basis, to our business and affairs). All of the expenses described above are ultimately borne by our shareholders.

Duration and Termination

Each of the Advisory Agreement and the Administration Agreement has been approved by the Board of Trustees. Unless earlier terminated as described below, each of the Advisory Agreement and the Administration Agreement will remain in effect for a period of two years from the date it first becomes effective and will remain in effect from year-to-year thereafter if approved annually by a majority of the Board of Trustees or by the holders of a majority of our outstanding voting securities and, in each case, a majority of the Independent Trustees. We may terminate the Advisory Agreement or the Administration Agreement, without payment of any penalty, upon 60 days’ written notice. The decision to terminate either agreement may be made by a majority of the Board of Trustees or the shareholders holding a majority of our outstanding voting securities, which means the lesser of (1) 67% or more of the voting securities present at a meeting if more than 50% of the outstanding voting securities are present or represented by proxy, or (2) more than 50% of the outstanding voting securities. In addition, without payment of any penalty, the Adviser may terminate the Advisory Agreement upon 120 days’ written notice and the Administrator may terminate the Administration Agreement upon 60 days’ written notice.

The Advisory Agreement will automatically terminate within the meaning of the 1940 Act and related SEC guidance and interpretations in the event of its assignment. See “Item 1A. Risk Factors—Risks Relating to Our Business and Structure—We are dependent upon management personnel of the Adviser for our future success and upon their access to AGM’s investment professionals and partners.”

Indemnification

The Adviser and the Administrator shall not be liable for any error of judgment or mistake of law or for any act or omission or any loss suffered by the Fund in connection with the matters to which the Advisory Agreement and Administration Agreement, respectively, relate, provided that the Adviser and the Administrator shall not be protected against any liability to the Fund or its shareholders to which the Adviser or Administrator would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the reckless disregard of its duties and obligations (“Disabling Conduct”). Each of the Advisory Agreement and the Administration Agreement provide that, absent Disabling Conduct, each of our Adviser and our Administrator, as applicable, and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with it will be entitled to indemnification from us for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of our Adviser’s services under the Advisory Agreement and our Administrator’s services under the Administration Agreement or otherwise as adviser or administrator for us. The Adviser and the Administrator shall not be liable under their respective agreements with us or otherwise for any loss due to the mistake, action, inaction, negligence, dishonesty, fraud or bad faith of any broker or other agent; provided, that such broker or other agent shall have been selected, engaged or retained and monitored by the Adviser or the Administrator in good faith, unless such action or inaction was made by reason of Disabling Conduct, or in the case of a criminal action or proceeding, where the Adviser or Administrator had reasonable cause to believe its conduct was unlawful.

Expense Support Agreement

We entered into an Expense Support and Conditional Reimbursement Agreement (the “Expense Support Agreement”) with the Adviser. Pursuant to the Expense Support Agreement, the Adviser may elect to pay certain expense payments (“Expense Payments”) on our behalf, provided that no portion of the payment will be used to pay any interest expense or distribution and/or shareholder servicing fees of the Fund. Any Expense Payment that the Adviser has committed to pay must be paid by the Adviser to us in any combination of cash or other immediately available funds no later than forty-five days after such commitment was made in writing, and/or offset against amounts due from us to the Adviser or its affiliates.

Following any calendar month in which Available Operating Funds (as defined below) exceed the cumulative distributions accrued to the Fund’s shareholders based on distributions declared with respect to record dates occurring in such calendar month (the amount of such excess being hereinafter referred to as “Excess Operating Funds”), we shall pay such Excess Operating Funds, or a portion thereof, to the Adviser until such time as all Expense Payments made by the Adviser to the Fund within three years prior to the last business day of such calendar month have been reimbursed. Any payments required to be made by the Fund shall be referred to herein as a “Reimbursement Payment.” Available Operating Funds means the sum of (i) our net investment company taxable income (including net short-term capital gains reduced by net long-term capital losses), (ii) our net capital gains (including the excess of net long-term capital gains over net short-term capital losses) and (iii) dividends and other distributions paid to us on account of investments in portfolio companies (to the extent such amounts listed in clause (iii) are not included under clauses (i) and (ii) above).

No Reimbursement Payment for any month will be made if: (1) the “Effective Rate of Distributions Per Share” (as defined below) declared by the Fund at the time of such Reimbursement Payment is less than the Effective Rate of Distributions Per Share at the time the Expense Payment was made to which such Reimbursement Payment relates, or (2) our “Operating Expense Ratio” (as defined below) at the time of such Reimbursement Payment is greater than the

Operating Expense Ratio at the time the Expense Payment was made to which such Reimbursement Payment relates. Pursuant to the Expense Support Agreement, “Effective Rate of Distributions Per Share” means the annualized rate (based on a 365 day year) of regular cash distributions per share exclusive of returns of capital, distribution rate reductions due to distribution and shareholder fees, and declared special dividends or special distributions, if any. The “Operating Expense Ratio” is calculated by dividing operating expenses, less organizational and offering expenses, base management and incentive fees owed to Adviser, and interest expense, by our net assets.

The Fund’s obligation to make a Reimbursement Payment shall automatically become a liability of the Fund on the last business day of the applicable calendar month, except to the extent the Adviser has waived its right to receive such payment for the applicable month.

Regulation as a Business Development Company

The following discussion is a general summary of the material prohibitions and descriptions governing BDCs generally. It does not purport to be a complete description of all of the laws and regulations affecting BDCs.

Qualifying Assets. Under the 1940 Act, a BDC may not acquire any asset other than assets of the type listed in Section 55(a) of the 1940 Act, which are referred to as “Qualifying Assets,” unless, at the time the acquisition is made, Qualifying Assets represent at least 70% of the Fund’s total assets. The principal categories of Qualifying Assets relevant to our business are any of the following:

(1)

Securities purchased in transactions not involving any public offering from the issuer of such securities, which issuer (subject to certain limited exceptions) is an Eligible Portfolio Company (as defined below), or from any person who is, or has been during the preceding 13 months, an affiliated person of an Eligible Portfolio Company, or from any other person, subject to such rules as may be prescribed by the SEC. An “Eligible Portfolio Company” is defined in the 1940 Act as any issuer which:

(a)	is organized under the laws of, and has its principal place of business in, the United States;

(b)

is not an investment company (other than a small business investment company wholly owned by the BDC) or a company that would be an investment company but for certain exclusions under the 1940 Act; and

(c)	satisfies any of the following:

i.	does not have any class of securities that is traded on a national securities exchange;

ii.	has a class of securities listed on a national securities exchange, but has an aggregate market value of outstanding voting and non-voting common equity of less than $250 million;

iii.	is controlled by a BDC or a group of companies including a BDC and the BDC has an affiliated person who is a director of the Eligible Portfolio Company; or

iv.	is a small and solvent company having total assets of not more than $4.0 million and capital and surplus of not less than $2.0 million.

(2)	Securities of any Eligible Portfolio Company controlled by the Fund.

(3)

Securities purchased in a private transaction from a U.S. issuer that is not an investment company or from an affiliated person of the issuer, or in transactions incident thereto, if the issuer is in bankruptcy and subject to reorganization or if the issuer, immediately prior to the purchase of its securities, was unable to meet its obligations as they came due without material assistance other than conventional lending or financing arrangements.

(4)

Securities of an Eligible Portfolio Company purchased from any person in a private transaction if there is no ready market for such securities and the Fund already owns 60% of the outstanding equity of the Eligible Portfolio Company.

(5)	Securities received in exchange for or distributed on or with respect to securities described in (1) through (4) above, or pursuant to the exercise of warrants or rights relating to such securities.

(6)	Cash, cash equivalents, U.S. government securities or high-quality debt securities maturing in one year or less from the time of investment.

In addition, a BDC must be operated for the purpose of making investments in the types of securities described in (1), (2) or (3) above.

Significant Managerial Assistance. A BDC must have been organized under the laws of, and have its principal place of business in, any state or states within the United States. However, in order to count portfolio securities as Qualifying Assets for the purpose of the 70% test, the BDC must either control the issuer of the securities or must offer to make available to the issuer of the securities (other than small and solvent companies described above) significant managerial assistance; except that, where the BDC purchases such securities in conjunction with one or more other persons acting together, one of the other persons in the group may make available such managerial assistance. Making available managerial assistance means, among other things, any arrangement whereby the BDC, through its trustees, officers or employees, offers to provide, and, if accepted, does so provide, significant guidance and counsel concerning the management, operations or business objectives and policies of a portfolio company.

Temporary Investments. Pending investment in other types of Qualifying Assets, as described above, our investments may consist of cash, cash equivalents, U.S. government securities or high-quality debt securities maturing in one year or less from the time of investment, which we refer to, collectively, as “temporary investments,” so that 70% of our assets are Qualifying Assets. We may also invest in U.S. Treasury bills or in repurchase agreements, provided that such agreements are fully collateralized by cash or securities issued by the U.S. government or its agencies. A repurchase agreement involves the purchase by an investor, such as us, of a specified security and the simultaneous agreement by the seller to repurchase it at an agreed-upon future date and at a price which is greater than the purchase price by an amount that reflects an agreed-upon interest rate. There is no percentage restriction on the proportion of our assets that may be invested in such repurchase agreements. However, if more than 25% of our gross assets constitute repurchase agreements from a single counterparty, we would not meet the diversification tests in order to qualify as a RIC. Thus, we do not intend to enter into repurchase agreements with a single counterparty in excess of this limit. Our Adviser will monitor the creditworthiness of the counterparties with which we enter into repurchase agreement transactions.

Indebtedness and Senior Securities. The Fund is permitted, under specified conditions, to issue multiple classes of indebtedness and one class of shares senior to the Common Shares if the Fund’s asset coverage, as defined in the 1940 Act, would at least equal 150% immediately after each such issuance. On March 15, 2024, our initial shareholders approved the adoption of this 150% threshold pursuant to Section 61(a)(2) of the 1940 Act. In addition, while any senior securities remain outstanding, the Fund will be required to make provisions to prohibit any dividend distribution to shareholders or the repurchase of such securities or Common Shares unless the Fund meets the applicable asset coverage ratios at the time of the dividend distribution or repurchase. The Fund will also be permitted to borrow amounts up to 5% of the value of its total assets for temporary or emergency purposes, which borrowings would not be considered senior securities.

The Fund expects to employ leverage and otherwise incur indebtedness with respect to its portfolio including entry (directly or indirectly) into one or more credit facilities, including asset-based loan facilities or subscription facilities, and/or enter into other financing arrangements to facilitate investments, the timely payment of expenses and other purposes. The Fund cannot assure investors that it will be able to enter into credit facilities. Investors will indirectly bear the costs associated with the establishment of a credit facility and with any borrowings under a credit facility or otherwise. In connection with a credit facility or other borrowings, lenders may require the Fund to pledge assets and may ask the Fund to comply with positive or negative covenants that could have an effect on Fund operations. The Fund may pledge and may grant a security interest in all of its assets under the terms of any debt instruments that it enters into with lenders. In addition, from time to time, the Fund’s losses on investments may result in the liquidation of other investments held by the Fund.

Code of Ethics. We and the Adviser have adopted a code of ethics pursuant to Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act, respectively, that establishes procedures for personal investments and restricts certain transactions by our personnel. Our codes of ethics generally do not permit personal investments by our and the Adviser’s personnel in securities that may be purchased or sold by us.

Compliance Policies and Procedures. We and the Adviser have adopted and implemented written policies and procedures reasonably designed to detect and prevent violation of the federal securities laws and are required to review these compliance policies and procedures annually for their adequacy and the effectiveness of their implementation and designate a Chief Compliance Officer to be responsible for administering the policies and procedures.

Sarbanes-Oxley Act. The Sarbanes-Oxley Act imposes a wide variety of new regulatory requirements on publicly-held companies and their insiders. Many of these requirements affect us. For example:

•	pursuant to Rule 13a-14 of the Exchange Act, our President and Chief Financial Officer must certify the accuracy of the financial statements contained in our periodic reports;

•	pursuant to Item 307 of Regulation S-K, our periodic reports must disclose our conclusions about the effectiveness of our disclosure controls and procedures;

•

pursuant to Rule 13a-15 of the Exchange Act, our management must prepare a report regarding its assessment of our internal control over financial reporting starting with our annual report on Form 10-K for the fiscal year ending December 31, 2024 and, when we cease to be an emerging growth company (if we are also an accelerated filer or large accelerated filer), must obtain an audit of the effectiveness of internal control over financial reporting performed by our independent registered public accounting firm; and

•

pursuant to Item 308 of Regulation S-K and Rule 13a-15 of the Exchange Act, our periodic reports must disclose whether there were significant changes in our internal controls over financial reporting or in other factors that could significantly affect these controls subsequent to the date of their evaluation, including any corrective actions with regard to material weaknesses.

The Sarbanes-Oxley Act requires us to review our current policies and procedures to determine whether we comply with the Sarbanes-Oxley Act and the regulations promulgated thereunder. We will continue to monitor our compliance with all regulations that are adopted under the Sarbanes-Oxley Act and will take actions necessary to ensure that we are in compliance therewith.

Compliance with the JOBS Act. We currently are, and following the completion of this offering expect to remain, an “emerging growth company,” as defined in the JOBS Act until the earliest of:

•	up to five years measured from the date of the first sale of common equity securities pursuant to an effective registration statement;

•	the last day of the first fiscal year in which our annual gross revenues are $1.235 billion or more;

•	the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period; and

•

the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of the Common Shares that is held by non-affiliates exceeds $700 million as of any June 30.

Under the JOBS Act, we are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act, which would require that our independent registered public accounting firm provide an attestation report on the effectiveness of our internal control over financial reporting. As long as we remain an emerging growth company, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. This may increase the risk that material weaknesses or other deficiencies in our internal control over financial reporting go undetected.

In addition, Section 7(a)(2)(B) of the 1933 Act and Section 13(a) of the Exchange Act, as amended by Section 102(b) of the JOBS Act, provide that an emerging growth company can take advantage of the extended transition period for complying with new or revised accounting standards. We intend to take advantage of such extended transition periods.

U.S. Investment Advisers Act of 1940. The Adviser is registered as an investment adviser under the Advisers Act.

U.S. Securities Act of 1933. The offer and sale of the Common Shares will not be registered under the Securities Act, in reliance upon the exemption from registration provided by Section 4(a)(2), Regulation D promulgated thereunder, Regulation S and/or exemptions of similar import in the jurisdictions in which Common Shares are offered and sold. Each purchaser must be (a) an “accredited investor” (as defined in Regulation D promulgated under the Securities Act) or (b) a person that qualifies as a non-U.S. person for purposes of Regulation S under the Securities Act and will be required to represent, among other customary private placement representations, that it is acquiring its Common Shares for its own account and for investment purposes only and not with a view to resale or distribution.

Other than the registration under the Exchange Act pursuant to the Form 10 Registration Statement, the Common Shares will not be registered under any other securities laws, including state securities or blue sky laws and non-U.S. securities laws.

The Common Shares may not be transferred or resold (i) except as permitted under the Subscription Agreement, (ii) unless they are registered under the Securities Act and under any other applicable securities laws or an exemption from such registration thereunder is available and (iii) only as permitted by any other relevant laws of any applicable jurisdiction.

Proxy Voting Policies and Procedures. We will delegate our proxy voting responsibility to our Adviser. The Proxy Voting Policies and Procedures of our Adviser are set forth below. The guidelines are reviewed periodically by the Adviser and our Independent Trustees, and, accordingly, are subject to change.

An investment adviser registered under the Advisers Act has a fiduciary duty to act solely in the best interests of its clients. As part of this duty, the Adviser recognizes that it must vote client securities in a timely manner free of conflicts of interest and in the best interests of its clients. These policies and procedures for voting proxies for the Adviser’s investment advisory clients are intended to comply with Section 206 of, and Rule 206(4)-6 under, the Advisers Act.

The Adviser will vote all proxies based upon the guiding principle of seeking the maximization of the ultimate long-term economic value of our shareholders’ holdings, and ultimately all votes are cast on a case-by-case basis, taking into consideration the contractual obligations under the relevant advisory agreements or comparable documents, and all other relevant facts and circumstances at the time of the vote. All proxy voting decisions will require a mandatory conflicts of interest review by our Chief Compliance Officer in accordance with these policies and procedures, which will include consideration of whether the Adviser or any investment professional or other person recommending how to vote the proxy has an interest in how the proxy is voted that may present a conflict of interest. It is the Adviser’s general policy to vote or give consent on all matters presented to security holders in any proxy, and these policies and procedures have been designed with that in mind. However, the Adviser reserves the right to abstain on any particular vote or otherwise withhold its vote or consent on any matter if, in the judgment of our Chief Compliance Officer or the relevant investment professional(s), the costs associated with voting such proxy outweigh the benefits to our shareholders or if the circumstances make such an abstention or withholding otherwise advisable and in the best interest of the relevant shareholder(s).

Proxy Policies. The Adviser’s policies and procedures are reasonably designed to ensure that the Adviser votes proxies in the best interest of the Fund and addresses how it will resolve any conflict of interest that may arise when voting proxies and, in so doing, to maximize the value of the investments made by the Fund, taking into consideration the Fund’s investment horizons and other relevant factors. It will review on a case-by-case basis each proposal submitted for a shareholder vote to determine its impact on the portfolio securities held by its clients. Although the Adviser will generally vote against proposals that may have a negative impact on its clients’ portfolio securities, it may vote for such a proposal if there exists compelling long-term reasons to do so.

Decisions on how to vote a proxy generally are made by the Adviser. The portfolio managers and the members of the investment team covering the applicable security often have the most intimate knowledge of both a company’s operations and the potential impact of a proxy vote’s outcome. Decisions are based on a number of factors which may vary depending on a proxy’s subject matter, but are guided by the general policies described in the proxy policy. In addition, the Adviser may determine not to vote a proxy after consideration of the vote’s expected benefit to clients and the cost of voting the proxy. To ensure that its vote is not the product of a conflict of interest, the Adviser will require the portfolio managers to disclose any personal conflicts of interest they may have with respect to overseeing a Fund’s investment in a particular company.

Proxy Voting Records. You may obtain information, without charge, regarding how we vote proxies with respect to our portfolio securities by making a written request for proxy voting information to: Chief Compliance Officer, Ryan Del Giudice, 9 West 57th Street, New York, New York 10019.

Anti-Money Laundering Requirements. In order to comply with applicable anti-money laundering requirements, the investor must, except as otherwise agreed by the Adviser, represent and warrant in its Subscription Agreement with the Fund that neither the investor, nor any of its affiliates or beneficial owners (i) appears on the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control (“OFAC”), nor are they otherwise a party with which the Fund is prohibited to deal under the laws of the United States, (ii) appears on the European External Action Service consolidated list of persons, groups and entities subject to EU financial sanctions maintained on behalf of the European Commission, (iii) appears on the Consolidated United Nations Security Council Sanctions List or (iv) is a person identified as a terrorist organization on any other relevant lists maintained by governmental authorities. The investor must also represent and warrant that: (i) if the investor is a natural person, the investor is not a person who is or has been entrusted with prominent public functions, such as Head of State or of government, a senior politician, a senior government, judicial or military official, a senior executive of a state-owned corporation or an important political party official, or a close family member or close associate of such person and (ii) the monies used to fund the investment in the Common Shares are not derived from, invested for the benefit of or related in any way to, the governments of, or persons within, any country that (a) is under a U.S. embargo enforced by OFAC, (b) has been designated as a “non-cooperative country or territory” by the Financial Action Task Force on Money Laundering or (c) has been designated by the U.S. Secretary of the Treasury as a “primary money laundering concern.” The investor must also represent and warrant that the investor: (i) has conducted thorough due diligence with respect to all of its beneficial owners, (ii) has established the identities of all beneficial owners and the source of each of the beneficial owner’s funds and (iii) will retain evidence of any such identities, any such source of funds and any such due diligence. The investor must also represent and warrant that it does not know or have any reason to suspect that (i) the monies used to fund the investor’s investment in the Common Shares have been or will be derived from or related to any illegal activities, including but not limited to, money laundering activities and (ii) the proceeds from the investor’s investment in Common Shares will be used to finance any illegal activities.

The investor must also represent and warrant that neither the investor, nor any of its affiliates, nor any person having a direct or indirect beneficial interest in the Common Shares being acquired is (i) a senior foreign political figure (a “SFPF”), (ii) an immediate family member of a SFPF (iii) a close associate of a SFPF, (iv) a politically exposed person (a “PEP”), (v) an immediate family member of a PEP or (vi) a close associate of a PEP (each as defined in the Subscription Agreement). The investor must also represent and warrant that to the extent a beneficial owner is a bank, including a branch, agency or office of a bank, that is not physically located in the United States, that the investor has taken and will take reasonable measures to establish that the bank has a physical presence or is an affiliate of a regulated entity. The investor must also represent and warrant that it has determined that the funds being invested by the investor in the Fund do not come from corruption. The investor must also agree, except as otherwise agreed by the Adviser, that pursuant to anti-money laundering laws and regulations, the Adviser may be required or determine that it is necessary and appropriate to collect documentation verifying the investor’s identity and the source of funds used to acquire an interest before, and from time to time after, acceptance by the Adviser of the Subscription Agreement.

Bank Holding Company Act. The U.S. Bank Holding Company Act of 1956, as amended from time to time, and the rules promulgated thereunder (collectively, the “BHC Act”), including as modified by the Dodd-Frank Act and the “Volcker Rule” thereunder, contain restrictions on certain investors that are (or that have affiliates or certain interest in any entity that is) a bank or a bank-related entity and/or have a connection to the U.S. in that regard from making and holding certain interests in private investment funds. Common Shares in the Fund are not freely transferable, are not readily tradable on any exchange or market, and there are generally no redemption or withdrawal rights. As a result, Common Shares must be held on a long-term basis and the prospective investor should carefully review and familiarize itself with these rules and regulations and consult with its own counsel on how the Volcker Rule, the Dodd-Frank Act and the BHC Act may impact the investor, including as a result of its investment in the Fund.

Reporting Obligations. We will furnish our shareholders with annual reports containing audited financial statements, quarterly reports, and such other periodic reports as we determine to be appropriate or as may be required by law. We file a Form 10 Registration Statement with the SEC voluntarily and establish the Fund as a reporting company under the Exchange Act. Upon the effectiveness of the Form 10 Registration Statement, we will be required to comply with all periodic reporting, proxy solicitation and other applicable requirements under the Exchange Act.

Shareholders and the public may access the Fund’s public filings at www.sec.gov or obtain information by calling the SEC at (202) 551-8090.

ERISA. The Fund intends to conduct affairs so that its assets should not be deemed to constitute “plan assets” under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and certain U.S. Department of Labor regulations promulgated thereunder, as modified by Section 3(42) of ERISA (the “Plan Asset Regulations”). In this regard, until such time, if any, as the Common Shares are considered “publicly-offered securities” within the meaning of the Plan Asset Regulations, the Fund intends to limit investment in the Common Shares by “benefit plan investors” to less than 25% of the total value of the Common Shares, within the meaning of the Plan Asset Regulations.

In addition, each prospective investor that is, or is acting on behalf of any (i) “employee benefit plan” (within the meaning of Section 3(3) of ERISA) that is subject to Title I of ERISA, (ii) “plan” described in Section 4975 of the Code that is subject to Section 4975 of the Code (including, for example, an individual retirement account and a “Keogh” plan), (iii) plan, account or other arrangement that is subject to the provisions of any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), or (iv) entity whose underlying assets are considered to include the assets of any of the foregoing described in clauses (i), (ii) and (iii) (each of the foregoing described in clauses (i), (ii), (iii) and (iv) referred to as a “Plan”), must independently determine that the Common Shares are an appropriate investment for the Plan, taking into account its obligations under ERISA, the Code and applicable Similar Laws, and the facts and circumstances of each investing Plan.

Dividend Reinvestment Plan

We have adopted a dividend reinvestment plan, pursuant to which we will reinvest all cash dividends declared by the Board of Trustees on behalf of our shareholders who do not elect to receive all or a portion of their dividends in cash as provided below. As a result, if the Board of Trustees authorizes, and we declare, a cash dividend or other distribution, then our shareholders who have not opted out of our dividend reinvestment plan will have their cash distributions automatically reinvested in additional Common Shares as described below, rather than receiving the cash dividend or other distribution. Distributions on fractional Common Shares will be credited to each participating shareholder’s account to three decimal places.

A participating shareholder will receive an amount of Common Shares equal to the total dollar amount of the dividend or distribution on that participant’s Common Shares divided by the Per Share NAV as of the last day of the Fund’s fiscal quarter immediately preceding the date such distribution was declared, provided that in the event a distribution is declared on the last day of a fiscal quarter, the NAV shall be deemed to be the Per Share NAV as of such day.

We intend to use primarily newly issued Common Shares to implement the plan. Shares issued under the dividend reinvestment plan will not reduce outstanding Capital Commitments.

No action is required on the part of a registered shareholder to have his, her or its cash dividend or other distribution reinvested in our Common Shares. Shareholders can elect to “opt out” of the Fund’s dividend reinvestment plan and elect to receive its entire dividend or a portion of its dividend in cash at any time by notifying State Street Bank and Trust Company (“State Street”), the Fund’s plan administrator, in writing. If, however, a shareholder requests to change its election within 10 business days prior to a distribution, the request will be effective only with respect to distributions after the 10 business day period. State Street has set up an account for Shares acquired through the plan for each shareholder who has not elected to receive cash dividends or distributions in cash and hold the Shares in non-certificated form.

There are no brokerage charges or other charges to shareholders who participate in the plan.

The plan is terminable by the Fund upon notice in writing mailed to each Shareholder of record at least 30 days prior to any record date for the payment of any cash dividend or distribution by the Fund. If a participant elects by written notice to the plan administrator to have the plan administrator sell part or all of the Shares held by the plan administrator in the participant’s account and remit the proceeds to the participant, the plan administrator is authorized to deduct a $15.00 transaction fee plus a brokerage commission from the proceeds.

Material U.S. Federal Income Tax Considerations

The following discussion is a summary of material U.S. federal income tax considerations applicable to us and to an investment in Common Shares. This summary deals only with shareholders that hold their shares as capital assets. This summary does not purport to be a complete description of the income tax considerations applicable to such an investment. For example, we have not described tax consequences that may be relevant to certain types of shareholders that are subject to special treatment under U.S. federal income tax laws, including:

•	shareholders subject to the alternative minimum tax;

•	tax-exempt organizations (except as discussed below);

•	insurance companies;

•	dealers in securities;

•	traders in securities that elect to use a mark-to-market method of accounting for securities holdings;

•	pension plans (except as discussed below);

•	trusts (except as discussed below);

•	financial institutions;

•	entities taxed as partnerships or partners therein;

•	persons holding Common Shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons who receive our Common Shares as compensation;

•	persons who hold our Common Shares on behalf of another person as a nominee;

•	U.S. expatriates, or

•	U.S. shareholders (as defined below) who have a “functional currency” other than the U.S. dollar.

Finally, this summary does not address other U.S. federal tax consequences (such as estate, gift and Medicare contribution tax consequences) or any state, local or foreign tax consequences.

The discussion below is based upon the provisions of the Code, and Treasury Regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those discussed below. This summary does not address all aspects of U.S. federal income taxes and does not deal with all tax consequences that may be relevant to shareholders in light of their personal circumstances.

For purposes of this discussion under the heading “Material U.S. Federal Income Tax Considerations,” a “U.S. shareholder” is a beneficial owner of our Common Shares that is, for U.S. federal income tax purposes, an individual who is a citizen or resident of the United States or a domestic corporation or otherwise subject to U.S. federal income tax on a net income basis in respect of our Common Shares.

A “Non-U.S. shareholder” is a beneficial owner of our Common Shares that is not a U.S. shareholder and not an entity taxed as a partnership.

Regulated Investment Company Classification

As a BDC, we intend to elect to be treated as a RIC for U.S. federal income tax purposes. Our status as a RIC will enable us to deduct qualifying distributions to our shareholders, so that we will be subject to corporate-level U.S. federal income taxation only in respect of income and gains that we retain and do not distribute.

To maintain our status as a RIC, we must, among other things:

•	maintain an election under the 1940 Act to be treated as a BDC;

•

derive in each taxable year at least 90% of our gross income from dividends, interest, gains from the sale or other disposition of Common Shares or securities and other specified categories of investment income; and

•	maintain diversified holdings so that, subject to certain exceptions and cure periods, at the end of each quarter of our taxable year:

•

at least 50% of the value of our total gross assets is represented by cash and cash items, U.S. government securities, the securities of other RICs and “other securities,” provided that such “other securities” shall not include any amount of any one issuer, if our holdings of such issuer are greater in value than 5% of our total assets or greater than 10% of the outstanding voting securities of such issuer, and

•

no more than 25% of the value of our assets may be invested in securities of any one issuer (excluding U.S. government securities and securities of other RICs), the securities of any two or more issuers that are controlled by us and are engaged in the same or similar or related trades or businesses (excluding securities of other RICs), or the securities of one or more “qualified publicly traded partnerships.”

We may earn various fees which will not be treated as qualifying income for purposes of the 90% gross income test. We may also earn other types of income that will not be treated as qualifying income for purposes of the 90% gross income test.

To maintain our status as a RIC, we must distribute (or be treated as distributing) in each taxable year dividends for tax purposes of an amount equal to at least 90% of our investment company taxable income (which includes, among other items, dividends, interest, the excess of any net short-term capital gains over net long-term capital losses, as well as other taxable income, excluding any net capital gains reduced by deductible expenses) and 90% of our net tax-exempt income for that taxable year. As a RIC, we generally will not be subject to corporate-level U.S. federal income tax on our investment company taxable income and net capital gains that we distribute to shareholders. In addition, to avoid the imposition of a nondeductible 4% U.S. federal excise tax, we must distribute (or be treated as distributing) in each calendar year an amount at least equal to the sum of:

•	98% of our net ordinary income, excluding certain ordinary gains and losses, recognized during a calendar year;

•	98.2% of our capital gain net income, adjusted for certain ordinary gains and losses, recognized for the twelve-month period ending on October 31 of such calendar year; and

•	100% of any income or gains recognized, but not distributed, in preceding years.

While we intend to distribute income and capital gains to minimize exposure to the 4% excise tax, we may not be able to, or may choose not to, distribute amounts sufficient to avoid the imposition of the tax entirely. In that event, we will be liable for the tax only on the amount by which we do not meet the foregoing distribution requirement.

We generally expect to distribute substantially all of our earnings on a quarterly basis, but will reinvest dividends on behalf of those investors that do not elect to receive their dividends in cash. See “—Distributions and Capital Recycling” and “—Dividend Reinvestment Plan” for a description of our dividend policy. One or more of the considerations described below, however, could result in the deferral of dividend distributions until the end of the fiscal year:

We may make investments that are subject to tax rules that require us to include amounts in our income before we receive cash corresponding to that income or that defer or limit our ability to claim the benefit of deductions or losses. For example, if we hold securities issued with original issue discount, that original issue discount may be accrued in income before we receive any corresponding cash payments. Similarly, the terms of the debt instruments that we hold may be modified under certain circumstances. These modifications may be considered “significant modifications” for U.S. federal income tax purposes that give rise to deemed debt-for-debt exchange upon which we may recognize taxable income or gain without a corresponding receipt of cash.

In cases where our taxable income exceeds our available cash flow, we will need to fund distributions with the proceeds of sale of securities or with borrowed money, and may raise funds for this purpose opportunistically over the course of the year.

In certain circumstances (e.g., where we are required to recognize income before or without receiving cash representing such income), we may have difficulty making distributions in the amounts necessary to satisfy the requirements for maintaining RIC status and for avoiding U.S. federal income and excise taxes. Accordingly, we may have to sell investments at times we would not otherwise consider advantageous, raise additional debt or equity capital or reduce new investment originations to meet these distribution requirements. If we are not able to obtain cash from other sources, we may fail to qualify as a RIC and thereby be subject to corporate-level U.S. federal income tax.

If in any particular taxable year, we do not qualify as a RIC, all of our taxable income (including our net capital gains) will be subject to tax at regular corporate rates without any deduction for distributions to shareholders, and distributions, if made, will be taxable to our shareholders as ordinary dividends to the extent of our current or accumulated earnings and profits. Distributions in excess of our current and accumulated earnings and profits would be treated first as a return of capital to the extent of the shareholder’s tax basis, and any remaining distributions would be treated as capital gain. If we fail to qualify as a RIC for a period greater than two consecutive taxable years, to qualify as a RIC in a subsequent year we may be subject to regular corporate tax on any net built-in gains with respect to certain of our assets (that is, the excess of the aggregate gains, including items of income, over aggregate losses that would have been realized with respect to such assets if we had sold the property at fair market value at the end of the taxable year) that we elect to recognize on requalification or when recognized over the next five years.

In the event we invest in foreign securities, we may be subject to withholding and other foreign taxes with respect to those securities. We do not expect to satisfy the conditions necessary to pass through to our shareholders their share of the foreign taxes paid by us.

Taxation of U.S. Shareholders

Distributions from our investment company taxable income (consisting generally of net ordinary income, net short-term capital gain, and net gains from certain foreign currency transactions) generally will be taxable to U.S. shareholders as ordinary income to the extent made out of our current or accumulated earnings and profits. To the extent that such distributions paid by us to non-corporate U.S. shareholders (including individuals) are attributable to dividends from U.S. corporations and certain qualified foreign corporations, such distributions (“qualified dividend income”) may be eligible for a reduced U.S. federal income tax rate. In this regard, it is anticipated that our distributions generally will not be attributable to dividends received by us and, therefore, generally will not qualify for the reduced rates that may be applicable to qualified dividend income. Distributions generally will not be eligible for the dividends received deduction allowed to corporate shareholders. Distributions derived from our net capital gains (which generally is the excess of our net long-term capital gain over net short-term capital loss) which we report as capital gain dividends will be taxable to U.S. shareholders as long-term capital gain regardless of how long particular U.S. shareholders have held their shares. Distributions in excess of our current and accumulated earnings and profits first will reduce a U.S. shareholder’s adjusted tax basis in such U.S. shareholder’s Common Shares and, after the adjusted tax basis is reduced to zero, will constitute capital gains to such U.S. shareholder.

Any dividends declared by us in October, November, or December of any calendar year, payable to shareholders of record on a specified date in such a month, which are actually paid during January of the following calendar year, will be treated as if paid by us and received by such shareholders during the quarter ended December 31 of the previous calendar year. In addition, we may elect to relate any undistributed investment company taxable income or net capital gains eligible for distribution as a dividend back to our immediately prior taxable year if we:

•

declare such dividend prior to the earlier of the 15th day of the ninth month following the close of that taxable year, or any applicable extended due date of our U.S. federal corporate income tax return for such prior taxable year;

•	distribute such amount in the 12-month period following the close of such prior taxable year and not later than the date of the first dividend of the same type is paid after such declaration; and

•	make an election in our U.S. federal corporate income tax return for the taxable year in which such undistributed investment company taxable income or net capital gains were recognized.

Any such election will not alter the general rule that a U.S. shareholder will be treated as receiving a dividend in the taxable year in which the dividend is distributed, subject to the October, November, or December dividend declaration rule discussed immediately above.

We intend to adopt a dividend reinvestment plan that will allow shareholders to elect to receive dividends in the form of additional shares instead of in cash. If a U.S. shareholder reinvests dividends in additional shares, such U.S. shareholder will be treated as if it had received a distribution in the amount of cash that it would have received if it had not made the election. Any such additional shares will have a tax basis equal to the amount of the distribution.

Although we intend to distribute any net long-term capital gains at least annually, we may in the future decide to retain some or all of our net long-term capital gains but designate the retained amount as a “deemed distribution.” In that case, among other consequences, we will pay tax on the retained amount, each U.S. shareholder will be required to include his, her or its share of the deemed distribution in income as if it had been distributed to the U.S. shareholder, and the U.S. shareholder will be entitled to claim a credit equal to his, her or its allocable share of the tax paid on the deemed distribution by us. The amount of the deemed distribution net of such tax will be added to the U.S. shareholder’s tax basis for their Common Shares. Since we expect to pay tax on any retained capital gains at our regular corporate tax rate, and since that rate is in excess of the maximum rate currently payable by individuals on long-term capital gains, the amount of tax that individual shareholders will be treated as having paid and for which they will receive a credit will exceed the tax they owe on the retained net capital gains. Such excess generally may be claimed as a credit against the U.S. shareholder’s other federal income tax obligations or may be refunded to the extent it exceeds a shareholder’s liability for federal income tax. A shareholder that is not subject to federal income tax or otherwise required to file a federal income tax return would be required to file a federal income tax return on the appropriate form to claim a refund for the taxes we paid. To utilize the deemed distribution approach, we must provide written notice to our shareholders prior to the expiration of 60 days after the close of the relevant taxable year. We cannot treat any of our investment company taxable income as a “deemed distribution.”

If an investor purchases Common Shares shortly before the record date of a distribution, the price of the shares will include the value of the distribution and the investor will be subject to tax on the distribution even though economically it may represent a return of his, her or its investment.

If a U.S. shareholder sells or otherwise disposes of Common Shares, the U.S. shareholder will recognize gain or loss equal to the difference between its adjusted tax basis in the shares sold or otherwise disposed of and the amount received. Any such gain or loss will be treated as a capital gain or loss and will be long-term capital gain or loss if the shares have been held for more than one year. Any loss recognized on a sale or exchange of shares that were held for six months or less will be treated as long-term, rather than short-term, capital loss to the extent of any capital gain distributions previously received (or deemed to be received) thereon. In addition, all or a portion of any loss recognized upon a disposition of Common Shares may be disallowed if other Common Shares are purchased (whether through reinvestment of distributions or otherwise) within 30 days before or after the disposition.

We will send to each of our U.S. shareholders, as promptly as possible after the end of each calendar year, a notice detailing, on a per share and per distribution basis, the amounts of such distributions includible in such U.S. shareholder’s taxable income for such year as ordinary dividends and capital gain dividends. In addition, the federal tax status of each year’s distributions generally will be reported to the IRS. Distributions may also be subject to additional state, local and foreign taxes depending on a U.S. shareholder’s particular situation.

Under applicable U.S. Treasury regulations, if a U.S. shareholder recognizes a loss with respect to our Common Shares of $2 million or more for a non-corporate U.S. shareholder or $10 million or more for a corporate U.S. shareholder in any single taxable year (or a greater loss over a combination of years), the U.S. shareholder must file with the IRS a disclosure statement on Form 8886. Direct U.S. shareholders of portfolio securities are in many cases exempted from this reporting requirement, but under current guidance, U.S. shareholders of a RIC are not exempted. Future guidance may extend the current exception from this reporting requirement to U.S. shareholders of most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Significant monetary penalties apply to a failure to comply with this reporting requirement. States may also have a similar reporting requirement. U.S. shareholders should consult their own tax advisers to determine the applicability of these U.S. Treasury regulations in light of their individual circumstances.

We will be required in certain cases to backup withhold and remit to the U.S. Treasury a portion of qualified dividend income, ordinary income dividends and capital gain dividends, and the proceeds of redemption of shares, paid to any shareholder (a) who has provided either an incorrect tax identification number or no number at all, (b) whom the IRS subjects to backup withholding for failure to report the receipt of interest or dividend income properly or (c) who has failed to certify to us that it is not subject to backup withholding or that it is an “exempt recipient.” Backup withholding is not an additional tax and any amounts withheld may be refunded or credited against a shareholder’s federal income tax liability, provided the appropriate information is timely furnished to the IRS.

Potential Limitation with Respect to Certain U.S. Shareholders on Deductions for Certain Fees and Expenses

It is unclear whether we will be treated as a “publicly offered regulated investment company” (within the meaning of Section 67 of the Code). If we are not treated as such for any calendar year, then, for purposes of computing the taxable income of U.S. shareholders that are individuals, trusts or estates, (i) our earnings will be computed without taking into account such U.S. shareholders’ allocable shares of the Management Fees and Incentive Fees paid to our investment adviser and certain of our other expenses, (ii) each such U.S. shareholder will be treated as having received or accrued a dividend from us in the amount of such U.S. shareholder’s allocable share of these fees and expenses for the calendar year, (iii) each such U.S. shareholder will be treated as having paid or incurred such U.S. shareholder’s allocable share of these fees and expenses for the calendar year and (iv) each such U.S. shareholder’s allocable share of these fees and expenses will be treated as miscellaneous itemized deductions by such U.S. shareholder. In addition, we would be required to report the relevant income and expenses, including the Management Fee and the Incentive Fee, on Form 1099-DIV. Miscellaneous itemized deductions generally are not deductible by individuals, trusts or estates for taxable years beginning after December 31, 2017 and before January 1, 2026.

Taxation of Tax-Exempt U.S. Shareholders

A U.S. shareholder that is a tax-exempt organization for U.S. federal income tax purposes and therefore generally exempt from U.S. federal income taxation may nevertheless be subject to taxation to the extent that it is considered to derive unrelated business taxable income, or UBTI. The direct conduct by a tax-exempt U.S. shareholder of the activities that we propose to conduct could give rise to UBTI. However, a RIC is a corporation for U.S. federal income tax purposes and its business activities generally will not be attributed to its shareholders for purposes of determining their treatment under current law. Therefore, a tax-exempt U.S. shareholder will not be subject to U.S. taxation solely as a result of such shareholder’s ownership of our shares and receipt of dividends that we pay. In addition, under current law, if we incur indebtedness, such indebtedness will not be attributed to portfolio investors in our Common Shares. Therefore, a tax-exempt U.S. shareholder will not be treated as earning income from “debt-financed property” and dividends we pay will not be treated as “unrelated debt-financed income” solely as a result of indebtedness that we incur.

Taxation of Non-U.S. Shareholders

Whether an investment in the Common Shares is appropriate for a Non-U.S. shareholder will depend upon that person’s particular circumstances. An investment in the Common Shares by a Non-U.S. shareholder may have adverse tax consequences as compared to a direct investment in the assets in which we will invest. Non-U.S. shareholders should consult their tax advisors before investing in our Common Shares.

Distributions of our investment company taxable income that we pay to a Non-U.S. shareholder will be subject to U.S. withholding tax at a 30% rate to the extent of our current or accumulated earnings and profits unless (i) such dividends qualify for the pass-through rules described below, and such shareholder could have received the underlying income free of tax; (ii) such shareholder qualifies for, and complies with the procedures for claiming, an exemption or reduced rate under an applicable income tax treaty; or (iii) such shareholder qualifies, and complies with the procedures for claiming, an exemption by reason of its status as a foreign government-related entity.

Non-U.S. shareholders generally are not subject to U.S. federal income tax on capital gains realized on the sale of our shares or on actual or deemed distributions of our net capital gains. If we distribute our net capital gains in the form of deemed rather than actual distributions, a Non-U.S. shareholder will be entitled to a U.S. federal income tax credit or tax refund equal to the shareholder’s allocable share of the tax we pay on the capital gains deemed to have been distributed. To obtain the refund, the Non-U.S. shareholder must obtain a U.S. taxpayer identification number and file a U.S. federal income tax return, even if the Non-U.S. shareholder would not otherwise be required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return.

At the end of 2015, Congress permanently renewed the pass-through rules under which certain dividend distributions by RICs derived from our “qualified net interest income” (generally, our U.S. source interest income, other than certain contingent interest and interest from obligations of a corporation or partnership in which we are at a least a 10% shareholder, reduced by expenses that are allocable to such income) or paid in connection with our “qualified short-term capital gains” (generally, the excess of our net short-term capital gain over our net long-term capital loss for such taxable year) qualify for an exemption from U.S. withholding tax. As a result, dividends that we designate as “interest-related dividends” or “short-term capital gain dividends” generally will be exempt from U.S. withholding tax if the underlying income is U.S.-source and the Non-U.S. shareholder could have received the underlying income free of tax. To the extent dividends are paid that do not qualify for this exemption (e.g., dividends related to foreign-source income or other income not treated as qualified net interest income or qualified short-term capital gains), some Non-U.S. shareholders may qualify for a reduced rate of U.S. withholding tax under an applicable tax treaty or for an exemption from U.S. withholding tax by reason of their status as a foreign sovereign or under special treaty provisions for certain foreign pension funds. Prospective investors should consult their own advisers regarding their eligibility for a reduced rate or exemption as described above. We will disclose information regarding our dividend distributions relevant for shareholder tax characteristics on an annual basis.

To qualify for an exemption or reduced rate of U.S. withholding tax (under a treaty, by reason of an exemption for sovereign investors, or under the rules applicable to interest-related dividends or short-term capital gain dividends), a Non-U.S. shareholder must comply with the U.S. tax certification requirements described below. A Non-U.S. shareholder must deliver to the applicable withholding agent and maintain in effect a valid IRS Form W-8BEN-E or other applicable tax certification establishing its entitlement to the exemption or reduced rate, or otherwise establishing an exemption from backup withholding.

We intend to adopt a dividend reinvestment plan that will allow shareholders to elect to receive dividends in the form of additional shares instead of in cash. If a Non-U.S. shareholder reinvests dividends in additional shares, such Non-U.S. shareholder will be treated as if it had received a distribution in the amount of cash that it would have received if it had not made the election. If the distribution is a distribution of our investment company taxable income and is not designated by us as a short-term capital gain dividend or interest-related dividend, if applicable, the amount distributed (to the extent of our current or accumulated earnings and profits) will be subject to withholding of U.S. federal income tax at a 30% rate (or lower rate provided by an applicable income tax treaty) and only the net after-tax amount will be reinvested in our Common Shares. The Non-U.S. shareholder will have an adjusted tax basis in the additional Common Shares purchased through the dividend reinvestment plan equal to the amount of the reinvested distribution. The additional shares will have a new holding period commencing on the day following the day on which the shares are credited to the Non-U.S. shareholder’s account.

In the case of distributions made by the Fund (other than capital gain dividends), additional requirements will apply to Non-U.S. shareholders that are considered for U.S. federal income tax purposes to be a foreign financial institution or non-financial foreign entity, as well as to Non-U.S. shareholders that hold their shares through such an institution or entity. In general, an exemption from U.S. withholding tax will be available only if the foreign financial institution, under an agreement it has entered into with the U.S. government or under certain intergovernmental agreements, collects and provides to the U.S. tax authorities information about its accountholders (including certain investors in such institution) and if the non-financial foreign entity has provided the withholding agent with a certification identifying certain of its direct and indirect U.S. owners. Any U.S. taxes withheld pursuant to the aforementioned requirements from distributions paid to affected Non-U.S. shareholders who are otherwise eligible for an exemption from, or reduction of, U.S. federal withholding taxes on such distributions may only be reclaimed by such Non-U.S. shareholders by timely filing a U.S. tax return with the IRS to claim the benefit of such exemption or reduction.

A RIC is a corporation for U.S. federal income tax purposes. Under current law, a Non-U.S. shareholder will not be considered to be engaged in the conduct of a business in the United States solely by reason of its ownership in a RIC. Certain special rules apply to a Non-U.S. shareholder that is an entity qualifying for tax exemption under Section 892 of the Code. Such a Non-U.S. shareholders will generally not be treated as engaged in “commercial activity” merely by virtue of its ownership of our Common Shares and will generally be exempt from withholding tax on dividends received on Common Shares. Certain special rules apply to such Non-U.S. shareholders if we qualify as a U.S. real property holding corporation. We do not expect these special rules to apply but there cannot be any assurance thereof.

Non-U.S. shareholders should consult their own tax advisors with respect to the U.S. federal income tax and withholding tax, and state, local and foreign tax consequences of an investment in the Common Shares.

U.S. information reporting requirements will apply and backup withholding will not apply to dividends paid on our shares to a Non-U.S. shareholder, provided the Non-U.S. shareholder provides to the applicable withholding agent a Form W-8BEN-E (or satisfies certain documentary evidence requirements for establishing that it is not a United States person) or otherwise establishes an exemption. Similarly, information reporting requirements (but not backup withholding) will apply to a payment of the proceeds of a sale of our shares effected outside the United States by a foreign office of a broker if the broker (i) is a United States person, (ii) derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, (iii) is a “controlled foreign corporation” as to the United States, or (iv) is a foreign partnership that, at any time during its taxable year is more than 50% (by income or capital interest) owned by United States persons or is engaged in the conduct of a U.S. trade or business, unless in any such case the broker has documentary evidence in its records that the holder is a Non-U.S. shareholder and certain conditions are met, or such holder otherwise establishes an exemption. Payment by a United States office of a broker of the proceeds of a sale of our shares will be subject to both backup withholding and information reporting unless the Non-U.S. shareholder certifies its status that it is not a United States person under penalties of perjury or otherwise establishes an exemption. Backup withholding is not an additional tax. Any amounts withheld from payments made to a Non-U.S. shareholder may be refunded or credited against such shareholder’s U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.

ITEM 1A.	RISK FACTORS

Investing in our Common Shares involves a number of significant risks. The following information is a discussion of the material risk factors associated with an investment in our Common Shares specifically, as well as those factors generally associated with an investment in a company with investment objectives, investment policies, capital structure or trading markets similar to ours. In addition to the other information contained in this Registration Statement, you should consider carefully the following information before making an investment in our Common Shares. The risks below are not the only risks we face. Additional risks and uncertainties not presently known to us or not presently deemed material by us may also impair our operations and performance. If any of the following events occur our business, financial condition and results of operations could be materially and adversely affected. In such cases, the NAV of our Common Shares could decline, and you may lose all or part of your investment.

Risks Relating to the Current Environment

Capital markets may experience periods of disruption and instability. Such market conditions may materially and adversely affect debt and equity capital markets in the United States and abroad, which may have a negative impact on our business and operations.

From time to time, capital markets may experience periods of disruption and instability, including during portions of the past three fiscal years. For example, the U.S. capital markets have experienced extreme volatility and disruption following the global outbreak of coronavirus (“COVID-19”) that began in December 2019. While the COVID-19 pandemic has generally subsided, the U.S. economy, as well as other major economies, could experience a recession due to inflation and rising interest rates, the Israel-Hamas war, the ongoing war in Ukraine and Russia, and any future health epidemics or pandemics. We anticipate our businesses would be materially and adversely affected by any such prolonged recession in the United States and other major markets.

Given the volatility and dislocation that the capital markets have at times historically experienced, many BDCs have faced, and may in the future face, a challenging environment in which to raise capital. We may in the future have difficulty accessing debt and equity capital, and a severe disruption in the global financial markets or deterioration in credit and financing conditions could have a material adverse effect on our business, financial condition and results of operations. In addition, significant changes in the capital markets, including the volatility and disruption, have had, and may in the future have, a negative effect on the valuations of our investments and on the potential for liquidity events involving our investments. An inability to raise capital, and any required sale of our investments for liquidity purposes, could have a material adverse impact on our business, financial condition or results of operations. Our Adviser monitors developments and seeks to manage our investments in a manner consistent with achieving our investment objective, but there can be no assurance that it will be successful in doing so; and our Adviser may not timely anticipate or manage existing, new or additional risks, contingencies or developments, including regulatory developments in the current or future market environment.

We are subject to risks associated with changes in interest rates, including the current interest rate environment.

General interest rate fluctuations may have a substantial negative impact on our investments and our investment returns and, accordingly, may have a material adverse effect on our investment objective and our net investment income.

In an effort to combat inflation, the U.S. Federal Reserve increased the federal funds rate from March 2022 to July 2023. Because we borrow money and may issue debt securities or preferred shares to make investments, our net investment income is dependent upon the difference between the rate at which we borrow funds or pay interest or dividends on such debt securities or preferred shares and the rate at which we invest these funds. If interest rates rise, our interest incomes increase as the majority of our portfolio bears interest at variable rates, and our cost of funds will also increase, to a lesser extent, given the majority of our indebtedness bears interest at fixed rates, with the net impact being an increase to our net investment income. Conversely, if interest rates decrease we may earn less interest income from investments and our cost of funds will also decrease, to a lesser extent, resulting in lower net investment income. From time to time, we may also enter into certain hedging transactions, such as interest rate swap agreements, to mitigate our exposure to changes in interest rates. However, such transactions may not be successful in mitigating our exposure to interest rate risk. There can be no assurance that a significant change in market interest rates will not have a material adverse effect on our net investment income.

Our portfolio primarily consists of fixed and floating rate investments. Market prices tend to fluctuate more for fixed-rate securities that have longer maturities. Although we have no policy governing the maturities of our investments, under current market conditions we expect that we will invest in a portfolio of debt generally having maturities of up to 10 years. Market prices for debt that pays a fixed rate of return tend to decline as interest rates rise. This means that we are subject to greater risk (other things being equal) than a fund invested solely in shorter-term, fixed-rate securities. Market prices for floating rate investments may also fluctuate in rising rate environments with prices tending to decline when credit spreads widen. A decline in the prices of the debt we own could adversely affect our net assets resulting from operations and the market price of our Common Shares.

Rising interest rates may also increase the cost of debt for our underlying portfolio companies, which could adversely impact their financial performance and ability to meet ongoing obligations to us. Also, an increase in interest rates available to investors could make an investment in our Common Shares less attractive if we are not able to pay dividends at a level that provides a similar return, which could reduce the value of our Common Shares.

Changes in interest rates may adversely affect the value of our portfolio investments which could have an adverse effect on our business, financial condition and results of operations.

Our debt investments may be based on floating rates, such as SOFR, LIBOR, EURIBOR, Sterling Overnight Index Average (“SONIA”), the Federal Funds Rate or the Prime Rate. General interest rate fluctuations may have a substantial negative impact on our investments, the net asset value of our common shares and our rate of return on invested capital.

A reduction in the interest rates on new investments relative to interest rates on current investments could also have an adverse impact on our net interest income. An increase in interest rates could decrease the value of any investments we hold which earn fixed interest rates, including subordinated loans, senior and junior secured and unsecured debt securities and loans and high yield bonds, and also could increase our interest expense, thereby decreasing our net income. Also, an increase in interest rates available to investors could make investment in our common shares less attractive if we are not able to increase our dividend rate.

Because we intend to borrow money, and may issue preferred shares to finance investments, our net investment income will depend, in part, upon the difference between the rate at which we borrow funds or pay distributions on preferred shares and the rate that our investments yield. As a result, we can offer no assurance that a significant change in market interest rates will not have a material adverse effect on our net investment income. In periods of rising interest rates, our cost of funds would increase except to the extent we have issued fixed rate debt or preferred shares, which could reduce our net investment income. Our long-term fixed-rate investments are generally financed primarily with equity and long-term debt. We may use interest rate risk management techniques in an effort to limit our exposure to interest rate fluctuations. Such techniques may include various interest rate hedging activities to the extent permitted by the 1940 Act and applicable commodities laws. Interest rate hedging activities do not protect against credit risk.

A change in the general level of interest rates may also lead to a change in the interest rates we receive on many of our debt investments. Accordingly, a change in interest rates could make it easier for us to meet or exceed the performance threshold and may result in a substantial increase in the amount of incentive fees payable to our Adviser with respect to pre-incentive fee net investment income. Additionally, to the extent that the floating interest rates applicable to our debt investments are subject to a negotiated cap or floor, we may be unable to capitalize upon favorable market fluctuations of interest rates. Specifically, if we issue preferred stock or debt (or otherwise borrow money), our costs of leverage will increase as rates increase. However, we may not benefit from the higher coupon payments resulting from increased interest rates if our investments with interest rate caps do not rise to levels above the caps. In this situation, we will experience increased financing costs without the benefit of receiving higher income. This in turn may result in the potential for a decrease in the level of income available for dividends or distributions made by us.

The replacement of LIBOR by SOFR or other alternative benchmark rate(s) may disrupt the overall financial markets.

In July 2017, the Financial Conduct Authority of the U.K. (the “FCA”) announced its intention to cease sustaining London Interbank Offering Rate (“LIBOR”) by the end of 2021. The ICE Benchmark Administration, which is supervised by the FCA, ended publication of the one-week and two-month USD LIBOR tenors on December 31, 2021, and the remaining USD LIBOR tenors (overnight, one-month, three-month, six-month and 12-month) ended immediately following their publication on June 30, 2023.

There is currently no certainty regarding the future utilization of LIBOR or of any particular replacement rate. The U.S. Federal Reserve, in conjunction with the Alternative Reference Rates Committee, a steering committee comprised of large U.S. financial institutions, has formally recommended Secured Overnight Financing Rate (“SOFR”), an index calculated by short-term repurchase agreements, backed by Treasury securities, as its preferred alternative rate for LIBOR. At this time, it is not possible to predict how markets will respond to SOFR or other alternative reference rates, and the overall financial markets may be disrupted as a result of the phase-out of LIBOR.

The effect of the establishment of alternative reference rates cannot be predicted at this time, and the transition away from LIBOR and other current reference rates to alternative reference rates is complex and could have a material adverse effect on our business, financial condition and results of operations. Factors such as the pace of the transition to replacement rates, the specific terms and parameters for and market acceptance of any alternative reference rate, prices of and the liquidity of trading markets for products based on alternative reference rates, and our ability to transition and develop appropriate systems and analytics for one or more alternative reference rates could also have a material adverse effect on our business, financial condition and results of operations.

Price declines and illiquidity in the corporate debt markets have adversely affected, and may in the future adversely affect, the fair value of our portfolio investments, reducing our net asset value through increased net unrealized depreciation.

As a BDC, we are required to carry our investments at market value or, if no market value is ascertainable, at fair value as determined in good faith by the Adviser and under the oversight of our Board. Decreases in the market values or fair values of our investments are recorded as unrealized depreciation, which reduces our net asset value. Depending on market conditions, we could incur substantial realized losses and may suffer additional unrealized losses in future periods, which could have a material adverse impact on our business, financial condition and results of operations.

Uncertainty with respect to the financial stability of the United States and several countries in the EU could have a significant adverse effect on our business, financial condition, and results of operations.

U.S. debt ceiling and budget deficit concerns have increased the possibility of credit-rating downgrades or a recession in the United States. U.S. lawmakers have passed legislation to raise the federal debt ceiling on multiple occasions, including, most recently, in June 2023, which suspended the debt ceiling through early 2025 unless Congress takes legislative action to further extend or defer it. Despite taking action to suspend the debt ceiling, ratings agencies have threatened to lower the long-term sovereign credit rating on the United States, including Fitch downgrading the U.S. government’s long-term rating from AAA to AA+ in August 2023 and Moody’s lowering the U.S. government’s credit rating outlook from “stable” to “negative” in November 2023.

The impact of the increased debt ceiling and/or downgrades to the U.S. government’s sovereign credit rating or its perceived creditworthiness could adversely affect the U.S. and global financial markets and economic conditions. Absent further quantitative easing by the Federal Reserve, these developments could cause interest rates and borrowing costs to rise, which may negatively impact our ability to access the debt markets on favorable terms. In addition, disagreement over the federal budget has caused the U.S. federal government to shut down for periods of time, and may lead to additional shutdowns in the future. Continued adverse political and economic conditions could have a material adverse effect on our business, financial condition and results of operations.

Changes in existing laws or regulations, the interpretations thereof or newly enacted laws or regulations may negatively impact our business.

Changes in laws or regulations governing our operations or the operations of our portfolio companies, or newly enacted laws or regulations, such as the Dodd-Frank Act, Public Law No. 115-97 (the “Tax Cuts and Jobs Act”), the Coronavirus Aid, Relief, and Economic Security Act and the Small Business Credit Availability Act, could require changes to certain of our business, practices or that of our portfolio companies. These changes could negatively impact the operations, cash flows or financial condition of us or our portfolio companies, impose additional costs on us or our portfolio companies or otherwise adversely affect our business, or business of our portfolio companies.

Some areas identified as subject to potential change, amendment or repeal include the Dodd-Frank Act, including the Volcker Rule, the interpretation of those rules relating to capital, margin, trading and clearance and settlement of derivatives and various swaps and derivatives regulations, credit risk retention requirements and the authorities of the Federal Reserve, the Financial Stability Oversight Council and the SEC. Although we cannot predict the impact, if any, of these changes to our business, they could adversely affect our business, financial condition, operating results and cash flows. Until we know what policy changes are made and how those changes impact our business and the business of our competitors over the long term, we will not know if, overall, we will benefit from them or be negatively affected by them.

The continued uncertainty relating to the U.S. and global economy could have a negative impact on our business.

The Fund’s business is directly influenced by the economic cycle, and has been and could further be negatively impacted by a downturn in economic activity in the U.S. as well as globally. Fiscal and monetary actions taken by U.S. and non-U.S. government and regulatory authorities could have a material adverse impact on our business. To the extent uncertainty regarding the U.S. or global economy negatively impacts consumer confidence and consumer credit factors, our business, financial condition and results of operations could be adversely affected. Moreover, Federal Reserve policy, including with respect to certain interest rates and the decision to end its quantitative easing policy, may also adversely affect the value, volatility and liquidity of dividend and interest paying securities. Market volatility, rising interest rates and/or a return to unfavorable economic conditions could adversely affect our business.

Changes to U.S. federal income tax laws could materially and adversely affect us and our shareholders.

The present U.S. federal income tax laws may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time, which could affect the U.S. federal income tax treatment of us or an investment in our shares. For example, the Tax Cuts and Jobs Act enacted in 2017 made substantial changes to the Code. Among those changes are a significant permanent reduction in the generally applicable corporate tax rate, changes in the taxation of individuals and other non-corporate taxpayers that generally but not universally reduce their taxes on a temporary basis subject to “sunset” provisions, the elimination or modification of various previously allowed deductions (including substantial limitations on the deductibility of interest and, in the case of individuals, the deduction for personal state and local taxes), certain preferential rates of taxation on certain dividends and certain business income derived by non-corporate taxpayers in comparison to other ordinary income recognized by such taxpayers, and significant changes to the international tax rules. On August 16, 2022, President Biden signed into law the Inflation Reduction Act of 2022, which includes numerous provisions that impact corporations, including the implementation of a corporate alternative minimum tax and a 1% excise tax on certain stock repurchases and economically similar transactions. However, RICs are excluded from the definition of an “applicable corporation” and therefore are not subject to the corporate alternative minimum tax. Additionally, stock repurchases by RICs are specifically exempted from the 1% excise tax.

Disruptions to the global supply chain may have adverse impact on our portfolio companies and, in turn, harm us.

Supply chain disruptions, such as the global microchip shortage, may have an adverse impact on the business of our portfolio companies. Potential adverse impacts to certain of our portfolio companies may include, among others, increased costs, inventory shortages, shipping and project completion delays, and inability to meet customer demand.

Certain of our portfolio companies’ businesses could be adversely affected by the effects of health pandemics or epidemics.

Certain of our portfolio companies’ businesses could be adversely affected by the effects of health pandemics or epidemics, as they most recently were adversely affected by the COVID-19 global pandemic. The outbreak of such epidemics/pandemics, together with any resulting restrictions on travel or quarantines imposed, has had and will continue to have a negative impact on the economy and business activity globally (including in the regions in which the Fund invests), and thereby may adversely affect the performance of the Fund’s investments. Furthermore, the rapid development of epidemics/pandemics could preclude prediction as to their ultimate adverse impact on economic and market conditions, and, as a result, presents material uncertainty and risk with respect to the Fund and the performance of its investments. Another severe outbreak of COVID-19 or another pandemic can disrupt our and our portfolio companies’ businesses and materially and adversely impact our and/or their financial results.

Because our business model depends to a significant extent upon relationships with private equity sponsors, investment banks and commercial banks, the inability of the Adviser to maintain or develop these relationships, or the failure of these relationships to generate investment opportunities, could adversely affect our business.

The Adviser depends on the broader Apollo relationships with private equity sponsors, investment banks and commercial banks, and we rely to a significant extent upon these relationships to provide us with potential investment opportunities. If the Adviser or its organizations fail to maintain their existing relationships or develop new relationships with other sponsors or sources of investment opportunities, we may not be able to grow our investment portfolio. In addition, individuals with whom the Adviser or its broader organizations have relationships are not obligated to provide us with investment opportunities, and, therefore, there is no assurance that such relationships will generate investment opportunities for us. Our business is dependent on bank relationships and recent strain on the banking system may adversely impact us.

Risks Relating to Our Business and Structure

We are recently formed and have limited operating history.

We are recently formed and have conducted relatively limited business activities prior to the filing of this Registration Statement. As a result, we have limited financial information on which an investor can evaluate an investment in our company or our prior performance. We are subject to all of the business risks and uncertainties associated with any new business, including the risk that we will not achieve our investment objective and that the value of an investor’s investment could decline substantially or an investor’s investment could become worthless. We anticipate that it will take multiple years to invest substantially all of the capital commitments received by us from this offering due to the time necessary to identify, evaluate, structure, negotiate and close suitable investments in private middle market companies. To the extent required to comply with diversification requirements during the startup period, we will use funds to invest in temporary investments, such as cash, cash equivalents, U.S. government securities and other high-quality debt investments that mature in one year or less, which we expect will earn yields substantially lower than the interest, dividend or other income that we anticipate receiving in respect of suitable portfolio investments. We may not be able to pay any significant dividends during this period, and any such dividends may be substantially lower than the dividends we expect to pay when our portfolio is fully invested.

We will pay a management fee to the Adviser throughout this startup period (other than during the period during which fees have been waived by the Adviser). If the management fee and our other expenses exceed the return on the temporary investments, our equity capital will be eroded.

The Fund is a non-diversified, closed-end management investment company with limited operating history that has elected to be regulated as a BDC. As a result, we have a limited track record or history on which prospective investors can base their investment decision. We are subject to the business risks and uncertainties associated with recently formed businesses, including the risk that we will not achieve our investment objective and the value of a shareholder’s investment could decline substantially or become worthless. While we believe that the past professional experiences of the Adviser’s investment team, including investment and financial experience of the Adviser’s senior management, will increase the likelihood that the Adviser will be able to manage the Fund successfully, there can be no assurance that this will be the case.

Our Board of Trustees may change our operating policies and strategies without prior notice or shareholder approval, the effects of which may be adverse to our results of operations and financial condition; provided, however, that a change to the Fund’s non-fundamental 80% investment policy under Rule 35d-1 of the 1940 Act requires 60 days’ notice and that our withdrawal from BDC election requires shareholder approval.

Our Board of Trustees has the authority to modify or waive our current operating policies, investment criteria and strategies without prior notice and without shareholder approval. Pursuant to Rule 35d-1 under the Investment Company Act, we may not change our investment strategy with respect to 80% of our total assets without 60 days’ prior notice to stockholders. Additionally, absent stockholder approval, we may not change the nature of our business so as to cease to be, or withdraw our election as, a BDC. We cannot predict the effect any changes to our current operating policies, investment criteria and strategies would have on our business, NAV, operating results and value of our shares. However, the effects might be adverse, which could negatively impact our ability to pay you distributions and cause you to lose all or part of your investment. Moreover, we have significant flexibility in investing the net proceeds from our continuous offering and may use the net proceeds from our continuous offering in ways with which investors may not agree or for purposes other than those contemplated in this Registration Statement.

Our Board of Trustees may amend our Declaration of Trust without prior shareholder approval.

Our Board of Trustees may, without shareholder vote, subject to certain exceptions, amend or otherwise supplement the Declaration of Trust by making an amendment, a Declaration of Trust supplemental thereto or an amended and restated Declaration of Trust, including without limitation to classify the Board of Trustees, to impose advance notice bylaw provisions for Trustee nominations or for shareholder proposals, to require super-majority approval of transactions with significant shareholders or other provisions that may be characterized as anti-takeover in nature.

We are dependent upon management personnel of the Adviser for our future success and upon their access to AGM’s investment professionals and partners.

We depend on the diligence, skill and network of business contacts of the senior management of ACM specifically and AGM generally. Members of our senior management may depart at any time. We also depend, to a significant extent, on ACM’s access to the investment professionals and partners of AGM and the information and deal flow generated by the AGM investment professionals in the course of their investment and portfolio management activities. The senior management of ACM evaluates, negotiates, structures, closes and monitors our investments. Our future success depends on the continued service of senior members of AGM’s credit platform, including the senior management team of ACM. The departure of our senior management, any senior managers of ACM, or of a significant number of the investment professionals or partners of AGM, could have a material adverse effect on our ability to achieve our investment objective. In addition, we can offer no assurance that ACM will remain our Adviser or that we will continue to have access to AGM’s partners and investment professionals or its information and deal flow.

We may suffer credit losses.

Investment in small and middle market companies is highly speculative and involves a high degree of risk of credit loss. These risks are likely to increase during volatile economic periods, as the U.S. and many other economies have experienced. See “—Risks Relating to Our Investments.”

Our financial condition and results of operations depend on our ability to manage future growth effectively.

Our ability to achieve our investment objective depends, in part, on our ability to grow, which depends, in turn, on ACM’s ability to identify, invest in and monitor companies that meet our investment criteria. Accomplishing this result on a cost-effective basis is largely a function of ACM’s structuring of the investment process, its ability to provide competent, attentive and efficient services to us and our access to financing on acceptable terms. The senior management team of ACM has substantial responsibilities under the investment advisory management agreement, and with respect to certain members, in connection with their roles as officers of other AGM funds.

They may also be called upon to provide managerial assistance to our portfolio companies. These demands on their time may distract them or slow the rate of investment. In order to grow, we and ACM may need to hire, train, supervise and manage new employees. Any failure to manage our future growth effectively could have a material adverse effect on our business, financial condition and results of operations.

We operate in a highly competitive market for investment opportunities.

A number of entities compete with us to make the types of investments that we make. We compete with public and private funds, commercial and investment banks, commercial financing companies, other BDCs and, to the extent they provide an alternative form of financing, private equity funds. Competition for investment opportunities intensifies from time to time and may intensify further in the future. Some of our existing and potential competitors are substantially larger and have considerably greater financial, technical and marketing resources than we do. For example, some competitors may have a lower cost of funds and access to funding sources that are not available to us. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than us. Furthermore, many of our competitors are not subject to the regulatory restrictions and valuation requirements that the 1940 Act imposes on us as a BDC and that the Code imposes on us as a RIC. We cannot assure you that the competitive pressures we face will not have a material adverse effect on our business, financial condition and results of operations. Also, as a result of this existing and potentially increasing competition, we may not be able to take advantage of attractive investment opportunities from time to time, and we can offer no assurance that we will be able to identify and make investments that are consistent with our investment objective.

We do not seek to compete primarily based on the interest rates we offer, and we believe that some of our competitors make loans with interest rates that are comparable to or lower than the rates we offer.

We may lose investment opportunities if we do not match our competitors’ pricing, terms and structure. The loss of such investment opportunities may limit our ability to grow or cause us to have to shrink the size of our portfolio, which could decrease our earnings. If we match our competitors’ pricing, terms and structure, we may experience decreased net interest income and increased risk of credit loss.

Any failure on our part to maintain our status as a BDC would reduce our operating flexibility.

If we do not remain a BDC, we might be regulated as a closed-end investment company under the 1940 Act, which would subject us to substantially more regulatory restrictions under the 1940 Act and correspondingly decrease our operating flexibility.

We will be subject to corporate-level income tax if we are unable to maintain our status as a RIC.

To maintain our RIC status under the Code, we must meet certain source-of-income, asset diversification and annual distribution requirements. The annual distribution requirement for a RIC generally is satisfied if we distribute at least 90% of our “investment company taxable income” (generally, our ordinary income and the excess, if any, of our net short-term capital gains over our net long-term capital losses), if any, to our shareholders on an annual basis. To the extent we use debt financing, we are subject to certain asset coverage ratio requirements and other financial covenants under loan and credit agreements, and could in some circumstances also become subject to such requirements under the 1940 Act, that could, under certain circumstances, restrict us from making distributions necessary to maintain our status as a RIC. If we are unable to obtain cash from other sources, we may fail to maintain our status as a RIC and, thus, may be subject to corporate-level income tax. To maintain our status as a RIC, we must also meet certain asset diversification requirements at the end of each calendar quarter. Failure to meet these tests may result in our having to dispose of certain investments quickly in order to prevent the loss of RIC status. Because most of our investments are in private companies, any such dispositions could be made at disadvantageous prices and may result in substantial losses. If we fail to maintain our status as a RIC for any reason and become subject to corporate-level income tax, the resulting corporate-level taxes could substantially reduce our net assets, the amount of income available for distribution and the amount of our distributions. Such a failure would have a material adverse effect on us and our shareholders.

To maintain our status as a RIC in a subsequent year, we would be required to distribute to our shareholders our earnings and profits attributable to non-RIC years. In addition, if we failed to maintain our status as a RIC for a period greater than two taxable years, then we would be required to elect to recognize and pay tax on any net built-in gain (the excess of aggregate gain, including items of income, over aggregate loss that would have been realized if we had been liquidated) or, alternatively, be subject to taxation on such built-in gain recognized for a period of five years, in order to qualify as a RIC in a subsequent year.

We may have difficulty paying our required distributions if we recognize income before or without receiving cash representing such income. Additionally, to the extent original issue discount (“OID”) and payment-in-kind (“PIK”) interest constitute a portion of our income, we will be exposed to typical risks associated with such income being required to be included in taxable and accounting income prior to receipt of cash representing such income.

For U.S. federal income tax purposes, we include in income certain amounts that we have not yet received in cash, such as OID, which may arise if, for example, we receive warrants in connection with the making of a loan or PIK interest, which represents contractual interest added to the loan balance and typically due at the end of the loan term, or possibly in other circumstances. Such OID is included in income before we receive any corresponding cash payments and could be significant relative to our overall investment activities. Loans structured with these features may represent a higher level of credit risk than loans the interest on which must be paid in cash at regular intervals. We also may be required to include in income certain other amounts that we do not receive in cash. To the extent zero coupon bonds and PIK loans constitute a significant portion of our income, investors will be exposed to typical risks associated with such income being required to be included in taxable and accounting income prior to receipt of cash, including: (1) higher interest rates, reflecting the payment deferral and increased credit risk associated with these instruments; (2) unreliable valuations because PIK Loans’ continuing accruals require continuing judgments about the collectability of the deferred payments and the value of any associated collateral; (3) greater susceptibility to interest rate changes and more volatility than securities that pay interest periodically and in cash; (4) that required cash distributions may have to be paid from offering proceeds or the sale of Fund assets without notice to investors since OID income is accrued without any cash being received by the Fund; (5) an increased loan-to-value ratio, a measure of the riskiness of a loan, due to the deferral of PIK interest; (6) that even if the accounting conditions for income accrual are met, the borrower could still default when the Fund’s actual payment is due at the maturity of the loan; and (7) OID creates the risk of non-refundable cash payments to our Adviser based on non-cash accruals that may never be realized.

The incentive fee payable by us that relates to our net investment income is computed and paid on income that may include some interest that has been accrued but not yet received in cash. If a portfolio company defaults on a loan, it is possible that accrued interest previously used in the calculation of the incentive fee will become uncollectible. Consequently, while we may make incentive fee payments on income accruals that we may not collect in the future and with respect to which we do not have a formal clawback right against our Adviser per se, the amount of accrued income written off in any period will reduce the income in the period in which such write-off was taken and thereby reduce such period’s incentive fee payment.

Since in certain cases we may recognize income before or without receiving cash representing such income, we may have difficulty meeting the tax requirement to distribute at least 90% of our investment company taxable income to maintain our status as a RIC. Accordingly, we may have to sell some of our investments at times we would not consider advantageous, raise additional debt or equity capital or reduce new investment originations in order to meet distribution and/or leverage requirements.

Regulations governing our operation as a BDC affect our ability to raise, and the way in which we raise, additional capital.

We may issue debt securities or preferred shares and/or borrow money from banks or other financial institutions, which we refer to collectively as “senior securities,” up to the maximum amount permitted by the 1940 Act. As a BDC, we currently are required to meet an asset coverage ratio of total assets to total borrowings and other senior securities, which include all of our borrowings and any preferred share we may issue in the future, of at least 150%. This means that for every $100 of net assets, we may raise $200 from senior securities, such as borrowings or issuing preferred shares. If this ratio declines below 150%, the contractual arrangements governing these securities may require us to sell a portion of our investments and, depending on the nature of our leverage, repay a portion of our indebtedness at a time when such sales may be disadvantageous.

BDCs may issue and sell common shares at a price below net asset value per share only in limited circumstances, one of which is during the one-year period after shareholder approval. Although we currently do not have such authority, we may in the future seek to receive such authority on terms and conditions set forth in the corresponding proxy statement. There is no assurance such approvals will be obtained.

In the event we sell, or otherwise issue, shares of our Common Shares at a price below net asset value per share, existing shareholders will experience net asset value dilution and the investors who acquire shares in such offering may thereafter experience the same type of dilution from subsequent offerings at a discount. For example, if we sell an additional 10% of our common shares at a 5% discount from net asset value, a shareholder who does not participate in that offering for its proportionate interest will suffer net asset value dilution of up to 0.5% or $5 per $1,000 of net asset value.

In addition to issuing securities to raise capital as described above, we may in the future securitize our loans to generate cash for funding new investments. To securitize loans, we may create a wholly-owned subsidiary, contribute a pool of loans to the subsidiary and have the subsidiary issue primarily investment grade debt securities to purchasers who we would expect would be willing to accept a substantially lower interest rate than the loans earn. We would retain all or a portion of the equity in the securitized pool of loans. Our retained equity would be exposed to any losses on the portfolio of loans before any of the debt securities would be exposed to such losses. An inability to successfully securitize our loan portfolio could limit our ability to grow our business and fully execute our business strategy and adversely affect our earnings, if any. Moreover, the successful securitization of our loan portfolio might expose us to losses as the residual loans in which we do not sell interests will tend to be those that are riskier and more apt to generate losses.

We intend to borrow money, which magnifies the potential for gain or loss and increases the risk of investing in us.

As part of our business strategy, we intend borrow from and may in the future issue senior debt securities to banks, insurance companies and other lenders. Holders of these loans or senior securities would have fixed-dollar claims on our assets that have priority over the claims of our shareholders. If the value of our assets decreases, leverage will cause our net asset value to decline more sharply than it otherwise would have without leverage. Similarly, any decrease in our income would cause our net income to decline more sharply than it would have if we had not borrowed. This decline could negatively affect our ability to make dividend payments on our Common Shares. Our ability to service our borrowings depends largely on our financial performance and is subject to prevailing economic conditions and competitive pressures. Leverage is generally considered a speculative investment technique. The amount of leverage that we employ will depend on our Adviser’s and our Board’s assessment of market and other factors at the time of any proposed borrowing. We cannot assure investors that we will be able to obtain credit at all or on terms acceptable to us.

We have entered and intend to enter into credit facilities or issue debt pursuant to indentures that may impose financial and operating covenants that restrict our business activities, remedies on default and similar matters. Our compliance with these covenants depends on many factors, some of which are beyond our control. Failure to comply with these covenants could result in a default. If we were unable to obtain a waiver of a default from the lenders or holders of that indebtedness, as applicable, those lenders or holders could accelerate repayment under that indebtedness. An acceleration could have a material adverse impact on our business, financial condition and results of operations. Lastly, we may be unable to obtain additional leverage, which would, in turn, affect our return on capital.

We may in the future determine to fund a portion of our investments with preferred shares, which would magnify the potential for gain or loss and the risks of investing in us in the same way as our borrowings.

Preferred shares, which are another form of leverage, have the same risks to our common shareholders as borrowings because the dividends on any preferred shares we issue must be cumulative. Payment of such dividends and repayment of the liquidation preference of such preferred shares must take preference over any dividends or other payments to our common shareholders, and preferred shareholders are not subject to any of our expenses or losses and are not entitled to participate in any income or appreciation in excess of their stated preference.

Our business will require a substantial amount of capital to grow because we must distribute most of our income.

Our business will require a substantial amount of capital. We intend to issue equity securities and borrow from financial institutions. A reduction in the availability of new capital could limit our ability to grow. We must distribute at least 90% of our investment company taxable income to maintain our RIC status. As a result, any such cash earnings may not be available to fund investment originations. We expect to borrow from financial institutions and issue additional debt and equity securities. If we fail to obtain funds from such sources or from other sources to fund our investments, it could limit our ability to grow, which may have an adverse effect on the value of our securities. In addition, as a BDC, our ability to borrow or issue additional preferred shares may be restricted if our total assets are less than 150% of our total borrowings and preferred shares.

Most of our portfolio investments will be recorded at fair value as determined in good faith by the Adviser and under the oversight of our Board of Trustees and, as a result, there will be uncertainty as to the value of our portfolio investments.

A large percentage of our portfolio investments will not be publicly traded. The fair value of these investments may not be readily determinable. We value these investments quarterly, or as necessary for a Drawdown Purchase, at fair value (based on ASC 820, its corresponding guidance and the principal markets in which these investments trade) as determined in good faith by the Adviser and under the oversight of our Board of Trustees pursuant to a written valuation policy and a consistently applied valuation process. The types of factors that may be considered in fair value pricing of these investments include the nature and realizable value of any collateral, the portfolio company’s ability to make payments and its earnings, the markets in which the portfolio company does business, comparison to more liquid securities, indices and other market-related inputs, discounted cash flow, our principal market and other relevant factors. For these securities for which a quote is either not readily available or deemed not to represent fair value, we utilize independent valuation firms to assist with valuation of these Level 3 investments. Because such valuations, and particularly valuations of private securities and private companies, are inherently uncertain, may fluctuate over short periods of time and may be based on estimates, our determinations of fair value may differ materially from the values that would have been used if a readily available market for these investments existed and may differ materially from the amounts we realize on any disposition of such investments. Our NAV could be adversely affected if our determinations regarding the fair value of these investments were materially higher than the values that we ultimately realize upon the disposal of such investments. In addition, decreases in the market values or fair values of our investments are recorded as unrealized loss. Unprecedented declines in prices and liquidity in the corporate debt markets have resulted in significant net unrealized loss in our portfolio, as well as a reduction in NAV, in the past. Depending on market conditions, we could incur substantial realized losses and may continue to suffer additional unrealized losses in future periods, which could have a material adverse impact on our business, financial condition and results of operations.

The lack of liquidity in our investments may adversely affect our business.

We intend to generally make investments in private companies. Substantially all of these securities are subject to legal and other restrictions on resale or are otherwise less liquid than publicly traded securities. The illiquidity of our investments may make it difficult for us to sell such investments if the need arises. In addition, if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we have previously recorded our investments. Furthermore, we may face other restrictions on our ability to liquidate an investment in a portfolio company to the extent that we or an affiliated manager of AGM has material non-public information regarding such portfolio company.

We may experience fluctuations in our periodic results.

We could experience fluctuations in our periodic operating results due to a number of factors, including the interest rates payable on the debt securities we acquire, the default rate on such securities, the level of our expenses (including the interest rates payable on our borrowings), the dividend rates on preferred shares we issue, variations in and the timing of the recognition of realized and unrealized gains or losses, the degree to which we encounter competition in our markets and general economic conditions. As a result of these factors, results for any period should not be relied upon as being indicative of performance in future periods.

Our ability to enter into transactions with our affiliates is restricted.

We are prohibited under the 1940 Act from participating in certain transactions with certain of our affiliates (including portfolio companies of other clients) without the prior approval of a majority of the independent members of our Board of Trustees and, in some cases, the SEC. Any person that owns, directly or indirectly, 5% or more of our outstanding voting securities will be our affiliate for purposes of the 1940 Act and generally we will be prohibited from buying or selling any securities from or to such affiliate, absent the prior approval of our Board of Trustees. However, we may under certain circumstances purchase any such affiliate’s loans or securities in the secondary market, which could create a conflict for the Adviser between our interests and the interests of such affiliate, in that the ability of the Adviser to recommend actions in our best interest may be limited. The 1940 Act also prohibits certain “joint” transactions with certain of our affiliates, which could include investments in the same portfolio company (whether at the same or closely related times), without prior approval of our Board of Trustees and, in some cases, the SEC. If a person acquires more than 25% of our voting securities, we will be prohibited from buying or selling any security from or to such person or certain of that person’s affiliates, or entering into prohibited joint transactions (including certain co-investments) with such persons, absent the prior approval of the SEC. Similar restrictions limit our ability to transact business with our officers, Trustees, investment advisers, sub-advisers or their affiliates. As a result of these restrictions, we may be prohibited from buying or selling any security from or to any fund or any portfolio company of a fund managed by the Adviser, or entering into joint arrangements such as certain co-investments with these companies or funds without the prior approval of the SEC, which may limit the scope of investment opportunities that would otherwise be available to us.

We have obtained exemptive relief from the SEC that allows us to engage in co-investment transactions with the Adviser and its affiliates, subject to certain terms and conditions. However, while the terms of the exemptive relief require that the Adviser will be given the opportunity to cause us to participate in certain transactions originated by affiliates of the Adviser, the Adviser may determine that we should not participate in those transactions and for certain other transactions (as set forth in guidelines approved by the Board of Trustees) the Adviser may not have the opportunity to cause us to participate.

There are significant potential conflicts of interest which could adversely affect our investment returns.

Allocation of Personnel. Potential investment and disposition opportunities are generally approved by one or both of our portfolio managers, Messrs. Tanner Powell and Ted McNulty, depending on the underlying investment type and/or the amount of such investment. Our executive officers and trustees, and the partners of our Adviser, ACM, serve or may serve as officers, directors or principals of entities that operate in the same or a related line of business as we do or of investment funds managed by our affiliates. Accordingly, they may have obligations to investors in those entities, the fulfillment of which might not be in the best interests of us or our shareholders. Moreover, we note that, notwithstanding the difference in principal investment objectives between us and other AGM funds, such other AGM sponsored funds, including new affiliated potential pooled investment vehicles or managed accounts not yet established (whether managed or sponsored by AGM or ACM itself), have and may from time to time have overlapping investment objectives with us and, accordingly, invest in, whether principally or secondarily, asset classes similar to those targeted by us. To the extent such other investment vehicles have overlapping investment objectives, the scope of opportunities otherwise available to us may be adversely affected and/or reduced. As a result, certain partners of ACM may face conflicts in their time management and commitments as well as in the allocation of investment opportunities to other AGM funds. In addition, in the event such investment opportunities are allocated among us and other investment vehicles managed or sponsored by, or affiliated with, ACM our desired investment portfolio may be adversely affected. Although ACM endeavors to allocate investment opportunities in a fair and equitable manner, it is possible that we may not be given the opportunity to participate in certain investments made by investment funds managed by ACM or investment managers affiliated with ACM.

No Information Barriers. There are no information barriers amongst AGM and certain of its affiliates. If ACM were to receive material non-public information about a particular company, or have an interest in investing in a particular company, AGM or certain of its affiliates may be prevented from investing in such company. Conversely, if AGM or certain of its affiliates were to receive material non-public information about a particular company, or have an interest in investing in a particular company, we may be prevented from investing in such company.

This risk may affect us more than it does other investment vehicles, as ACM generally does not use information barriers that many firms implement to separate persons who make investment decisions from others who might possess material, non-public information that could influence such decisions. ACM’s decision not to implement these barriers could prevent its investment professionals from undertaking certain transactions such as advantageous investments or dispositions that would be permissible for them otherwise. In addition, ACM could in the future decide to establish information barriers, particularly as its business expands and diversifies.

Co-Investment Activity and Allocation of Investment Opportunities. In certain circumstances, negotiated co-investments may be made only in accordance with the terms of the exemptive order we received from the SEC permitting us to do so. The Order is subject to certain terms and conditions so there can be no assurance that we will be permitted to co-invest with certain of our affiliates other than in the circumstances currently permitted by regulatory guidance and the Order.

AGM and its affiliated investment managers, including ACM, may determine that an investment is appropriate both for us and for one or more other funds. In such event, depending on the availability of such investment and other appropriate factors, ACM may determine that we should invest on a side-by-side basis with one or more other funds. We may make all such investments subject to compliance with applicable regulations and interpretations, and our allocation procedures. AGM has adopted allocation procedures that are intended to ensure that each fund or account managed by AGM or certain of its affiliates (“Apollo-advised funds”) is treated in a manner that, over time, is fair and equitable. Allocations generally are made pro rata based on order size. In certain circumstances, the allocation policy provides for the allocation of investments pursuant to a predefined arrangement that is other than pro rata. As a result, in situations where a security is appropriate for us but is limited in availability, we may receive a lower allocation than may be desired by our portfolio managers or no allocation if it is determined that the investment is more appropriate for a different Apollo-advised fund because of its investment mandate. Investment opportunities may be allocated on a basis other than pro rata to the extent it is done in good faith and does not, or is not reasonably expected to, result in an improper disadvantage or advantage to one participating Apollo-advised fund as compared to another participating Apollo-advised fund.

In the event investment opportunities are allocated among us and other Apollo-advised funds, we may not be able to structure our investment portfolio in the manner desired. Although AGM endeavors to allocate investment opportunities in a fair and equitable manner, it is possible that we may not be given the opportunity to participate in certain investments made by other Apollo-advised funds or portfolio managers affiliated with ACM. Furthermore, we and the other Apollo-advised funds may make investments in securities where the prevailing trading activity may make impossible the receipt of the same price or execution on the entire volume of securities purchased or sold by us and such other Apollo-advised funds. When this occurs, the various prices may be averaged, and we will be charged or credited with the average price. Thus, the effect of the aggregation may operate on some occasions to our disadvantage. In addition, under certain circumstances, we may not be charged the same commission or commission equivalent rates in connection with a bunched or aggregated order.

It is possible that other Apollo-advised funds may make investments in the same or similar securities at different times and on different terms than we do. From time to time, we and the other Apollo-advised funds may make investments at different levels of an issuer’s capital structure or otherwise in different classes of an issuer’s securities. Such investments may inherently give rise to conflicts of interest or perceived conflicts of interest between or among the various classes of securities that may be held by such entities. Conflicts may also arise because portfolio decisions regarding us may benefit such other Apollo-advised funds. For example, the sale of a long position or establishment of a short position by us may impair the price of the same security sold short by (and therefore benefit) one or more Apollo-advised funds, and the purchase of a security or covering of a short position in a security by us may increase the price of the same security held by (and therefore benefit) one or more Apollo-advised funds. In these circumstances ACM and its affiliates will seek to resolve each conflict in a manner that is fair to the various clients involved in light of the totality of the circumstances. In some cases the resolution may not be in our best interests.

AGM and its clients may pursue or enforce rights with respect to an issuer in which we have invested, and those activities may have an adverse effect on us. As a result, prices, availability, liquidity and terms of our investments may be negatively impacted by the activities of AGM or its clients, and transactions for us may be impaired or effected at prices or terms that may be less favorable than would otherwise have been the case.

Fees and Expenses. In the course of our investing activities, we pay management and incentive fees to ACM, and reimburse ACM for certain expenses it incurs. As a result, investors in our Common Shares invest on a “gross” basis and receive distributions on a “net” basis after expenses, resulting in, among other things, a lower rate of return than one might achieve through direct investments. As a result of this arrangement, there may be times when the management team of ACM has interests that differ from those of our common shareholders, giving rise to a conflict.

We are allowed to borrow amounts such that our asset coverage, as calculated pursuant to the 1940 Act, equals at least 150% after such borrowing (i.e., we are able to borrow up to two dollars for every dollar we have in assets less all liabilities and indebtedness not represented by senior securities issued by us). Accordingly, the Adviser may have conflicts of interest in connection with decisions to use increased leverage permitted under our modified asset coverage requirement applicable to senior securities, as the incurrence of such additional indebtedness would result in an increase in the Management Fees payable to the Adviser and may also result in an increase in the Incentive Fees payable to the Adviser.

ACM receives a quarterly incentive fee based, in part, on our pre-incentive fee income, if any, for the immediately preceding calendar quarter. This incentive fee will not be payable to ACM unless the pre-incentive net investment income exceeds the performance threshold. To the extent we or ACM are able to exert influence over our portfolio companies, the quarterly pre-incentive fee may provide ACM with an incentive to induce our portfolio companies to prepay interest or other obligations in certain circumstances.

Allocation of Expenses. We entered into a royalty-free license agreement (the “License Agreement”) with Apollo IP Holdings, LLC, pursuant to which Apollo IP Holdings, LLC has agreed to grant us a non-exclusive license to use the name “Apollo.” Under the license agreement, we have the right to use the “Apollo” name for so long as ACM or one of its affiliates remains the Adviser. In addition, we rent office space from ACM, and pay ACM our allocable portion of overhead and other expenses incurred by ACM in performing its obligations under the administration agreement, including our allocable portion of the compensation, rent and other expenses of our Chief Financial Officer, Chief Legal Officer and Chief Compliance Officer and their respective staffs, which can create conflicts of interest that our Board of Trustees must monitor.

Changes in the laws or regulations governing our business or the businesses of our portfolio companies and any failure by us or our portfolio companies to comply with these laws or regulations, could negatively affect the profitability of our operations or of our portfolio companies.

We are subject to changing rules and regulations of federal and state governments. In particular, changes in the laws or regulations or the interpretations of the laws and regulations that govern BDCs, RICs or non-depository commercial lenders could significantly affect our operations and our cost of doing business. We are subject to federal, state and local laws and regulations and are subject to judicial and administrative decisions that affect our operations, including our loan originations, maximum interest rates, fees and other charges, disclosures to portfolio companies, the terms of secured transactions, collection and foreclosure procedures and other trade practices. If these laws, regulations or decisions change, or if we expand our business into jurisdictions that have adopted more stringent requirements than those in which we currently conduct business, we may have to incur significant expenses in order to comply, or we might have to restrict our operations. In addition, if we do not comply with applicable laws, regulations and decisions, we may lose licenses needed for the conduct of our business and be subject to civil fines and criminal penalties, any of which could have a material adverse effect upon our business, financial condition and results of operations.

Our Declaration of Trust includes exclusive forum and jury trial waiver provisions that could limit a shareholder’s ability to bring a claim, make it more expensive or inconvenient for a shareholder to bring a claim, or, if such provisions are deemed inapplicable or unenforceable by a court, may cause the Fund to incur additional costs associated with such action.

Our Declaration of Trust provides that, to the fullest extent permitted by law, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Fund, (ii) any action asserting a claim of breach of a duty owed by any trustee, officer or other agent of the Fund to the Fund or our shareholders, (iii) any action asserting a claim arising pursuant to any provision of Title 12 of the Delaware Code, Delaware statutory or common law, our Declaration of Trust or the bylaws, or (iv) any action asserting a claim governed by the internal affairs (or similar) doctrine shall be the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court in the State of Delaware with subject matter jurisdiction; provided, however, that the U.S. federal district courts shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the 1940 Act, the Securities Act, and the Exchange Act. The exclusive federal forum provision may expose investors to increased risks to successfully bringing claims, including increased expense, decreased convenience and the possibility that the exclusive federal forum provision may not be enforceable since both the Securities Act and 1940 Act permit investors to bring claims arising from these Acts in both state and federal courts.

In addition, our Declaration of Trust provides that no shareholder may maintain a derivative action on behalf of the Fund unless (i) the shareholder makes a pre-suit demand upon the Trustees and (ii) affords the Trustees a reasonable amount of time to consider such request and to investigate the basis of such claim. Except for claims arising under the U.S. federal securities laws, including, without limitation, the 1940 Act, (i) any claim must be brought as a derivative claim, irrespective of whether such claim involves a violation of the shareholder’s rights under our Declaration of Trust or any other alleged violation of contractual or individual rights that might otherwise give rise to a direct claim, (ii) the Trustees shall be entitled to retain counsel and other advisors in considering the merits of the request and may require such shareholder to reimburse the Fund for the expense of any such advisors in the event that the Trustees determine not to bring such action, and (iii) holders of at least 10% of the outstanding shares must join in the bringing of such action. These provisions of our Declaration of Trust may make it more difficult for shareholders to bring a derivative action than a company without such provisions.

Our Declaration of Trust also includes an irrevocable waiver of the right to trial by jury in all such claims, suits, actions and proceedings. Any person purchasing or otherwise acquiring any of our Common Shares shall be deemed to have notice of and to have consented to these provisions of our Declaration of Trust. The exclusive forum provision, derivative action provision and jury trial waiver provision may limit a shareholder’s ability to bring a claim in a judicial forum or in a manner that it finds favorable for disputes with the Fund or the Fund’s trustees or officers, which may discourage such lawsuits. Alternatively, if a court were to find the exclusive forum provision, derivative action provision or the jury trial waiver provision to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions or in other manners, which could have a material adverse effect on our business, financial condition and results of operations.

Notwithstanding any of the foregoing, neither we nor any of our investors are permitted to waive compliance with any provision of the U.S. federal securities laws and the rules and regulations promulgated thereunder.

We may choose to pay dividends in our own Common Shares, in which case you may be required to pay federal income taxes in excess of the cash dividends you receive.

We may distribute taxable dividends that are payable in cash and shares of our Common Shares at the election of each shareholder. The Internal Revenue Service has issued guidance on cash/stock dividends paid by publicly traded RICs where certain requirements are satisfied, including that the cash component is at least 20%. Shareholders receiving such dividends will be required to include the full amount of the dividend (including the portion payable in share) as ordinary income (or, in certain circumstances, long-term capital gain) to the extent of our current and accumulated earnings and profits for federal income tax purposes. As a result, shareholders may be required to pay income taxes with respect to such dividends in excess of the cash dividends received. If a U.S. shareholder sells the Common Shares that it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of our Common Shares at the time of the sale. Furthermore, with respect to non-U.S. shareholders, we may be required to withhold U.S. tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in Common Shares. In addition, if a significant number of our shareholders determine to sell our Common Shares in order to pay taxes owed on dividends, it may put downward pressure on the trading price of our Common Shares. It is unclear whether and to what extent we would choose to pay taxable dividends in cash and Common Shares.

If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud. As a result, shareholders could lose confidence in our financial and other public reporting, which would harm our business and the trading price of our Common Shares.

Effective internal controls over financial reporting are necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, are designed to prevent fraud. Any failure to implement required new or improved controls, or difficulties encountered in their implementation could cause us to fail to meet our reporting obligations. In addition, any testing by us conducted in connection with Section 404 of the Sarbanes-Oxley Act, or the subsequent testing by our independent registered public accounting firm (when undertaken), may reveal deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses or that may require prospective or retroactive changes to our financial statements or identify other areas for further attention or improvement. Inferior internal controls could also cause investors and lenders to lose confidence in our reported financial information, which could have a negative effect on the trading price of our Common Shares.

We and our portfolio companies may experience cyber security incidents and are subject to cyber security risks.

Our business and the business of our portfolio companies relies upon secure information technology systems for data processing, storage and reporting. Despite careful security and controls design, implementation and updating, our and our portfolio company’s information technology systems could become subject to cyber-attacks. Cyber-attacks include, but are not limited to, gaining unauthorized access to digital systems (e.g., through “hacking”, malicious software coding, social engineering or “phishing” attempts) for purposes of misappropriating assets or sensitive information, corrupting data, or causing operational disruption. Cyber-attacks may also be carried out in a manner that does not require gaining unauthorized access, such as causing denial-of service attacks on websites (i.e., efforts to make network services unavailable to intended users). Our employees and the Adviser’s employees have been and expect to continue to be the target of fraudulent calls, emails and other forms of activities. Network, system, application and data breaches could result in operational disruptions or information misappropriation, which could have a material adverse effect on our business, results of operations and financial condition or the business, results of operations and financial conditions of our portfolio companies.

Cyber security failures or breaches by the Adviser and other service providers (including, but not limited to, accountants, custodians, transfer agents and administrators), and the issuers of securities in which we invest, have the ability to cause disruptions and impact business operations, potentially resulting in financial losses, interference with our ability to calculate our net asset value, impediments to trading, the inability of our shareholders to transact business, violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, or additional compliance costs. In addition, substantial costs may be incurred in order to prevent any cyber incidents in the future. While we have established a business continuity plan in the event of, and risk management systems to prevent, such cyber-attacks, there are inherent limitations in such plans and systems including the possibility that certain risks have not been identified. Furthermore, we cannot control the cyber security plans and systems put in place by our service providers and issuers in which we invest. We and our shareholders could be negatively impacted as a result. The costs related to cyber or other security threats or disruptions may not be fully insured or indemnified by other means. In addition, cyber-security has become a top priority for regulators around the world, and some jurisdictions have enacted laws requiring companies to notify individuals of data security breaches involving certain types of personal data. If we fail to comply with the relevant laws and regulations, we could suffer financial losses, a disruption of our businesses, liability to investors, regulatory intervention or reputational damage.

The failure in cyber security systems, as well as the occurrence of events unanticipated in our disaster recovery systems and management continuity planning could impair our ability to conduct business effectively.

The occurrence of a disaster such as a cyber-attack, a natural catastrophe, an industrial accident, a terrorist attack or war, events unanticipated in our disaster recovery systems, or a support failure from external providers, could have an adverse effect on our ability to conduct business and on our results of operations and financial condition, particularly if those events affect our computer-based data processing, transmission, storage, and retrieval systems or destroy data. If a significant number of our managers were unavailable in the event of a disaster, our ability to effectively conduct our business could be severely compromised.

We depend heavily upon computer systems to perform necessary business functions. Despite our implementation of a variety of security measures, our computer systems could be subject to cyber-attacks and unauthorized access, such as physical and electronic break-ins or unauthorized tampering. Like other companies, we may experience threats to our data and systems, including malware and computer virus attacks, unauthorized access, system failures and disruptions. If one or more of these events occurs, it could potentially jeopardize the confidential, proprietary and other information processed and stored in, and transmitted through, our computer systems and networks, or otherwise cause interruptions or malfunctions in our operations, which could result in damage to our reputation, financial losses, litigation, increased costs, and/or regulatory penalties.

We are dependent on information systems and systems failures could significantly disrupt our business, which may, in turn, negatively affect the market price of our Common Shares and our ability to pay dividends.

Our business is dependent on our Adviser and third parties’ communications and information systems. Any failure or interruption of those systems, including as a result of the termination of an agreement with any third-party service providers, could cause delays or other problems in our activities. Our financial, accounting, data processing, backup or other operating systems and facilities may fail to operate properly or become disabled or damaged as a result of a number of factors including events that are wholly or partially beyond our control and adversely affect our business. There could be:

•	sudden electrical or telecommunications outages;

•	natural disasters such as earthquakes, tornadoes and hurricanes;

•	disease pandemics;

•	events arising from local or larger scale political or social matters, including terrorist acts; and

•	cyber-attacks.

These events, in turn, could have a material adverse effect on our operating results and negatively affect the market price of our Common Shares and our ability to pay dividends to our shareholders.

The effect of global climate change may impact the operations of our portfolio companies.

There is evidence of global climate change. Climate change creates physical and financial risk and some of our portfolio companies may be adversely affected by climate change. For example, the needs of customers of energy companies vary with weather conditions, primarily temperature and humidity. To the extent weather conditions are affected by climate change, energy use could increase or decrease depending on the duration and magnitude of any changes. Increased energy use due to weather changes may require additional investments by our portfolio companies engaged in the energy business in more pipelines and other infrastructure to serve increased demand. Increases in the cost of energy also could adversely affect the cost of operations of our portfolio companies if the use of energy products or services is material to their business. A decrease in energy use due to weather changes may affect some of our portfolio companies’ financial condition, through decreased revenues. Extreme weather conditions in general require more system backup, adding to costs, and can contribute to increased system stresses, including service interruptions. Energy companies could also be affected by the potential for lawsuits against or taxes or other regulatory costs imposed on greenhouse gas emitters, based on links drawn between greenhouse gas emissions and climate change.

Our Adviser and Administrator have the right to resign on 120 days’ or 60 days’ notice, respectively, and we may not be able to find a suitable replacement within that time, resulting in a disruption in our operations that could adversely affect our business, financial condition and results of operations.

Our Adviser and Administrator have the right, under our Advisory Agreement and Administration Agreement, respectively, to resign at any time upon not less than 120 days’ or 60 days’ written notice, respectively, whether we have found a replacement or not. If our Adviser or our Administrator resigns, we may not be able to find a replacement or hire internal management or administration with similar expertise and ability to provide the same or equivalent services on acceptable terms within 120 days or 60 days, as applicable, or at all. If we are unable to do so quickly, our operations are likely to experience a disruption, our business, financial condition and results of operations as well as our ability to pay distributions are likely to be adversely affected and the market price of our shares may decline. In addition, the coordination of our internal management and investment activities or our internal administration activities, as applicable, is likely to suffer if we are unable to identify and reach an agreement with a single institution or group of executives having the expertise possessed by our Adviser and its affiliates or our Administrator and its affiliates. Even if we are able to retain comparable management or administration, whether internal or external, the integration of such management or administration and their lack of familiarity with our investment objective may result in additional costs and time delays that may adversely affect our business, financial condition and results of operations.

Apollo Capital Management, L.P. sources originated loans from MidCap Financial Services, LLC (“MidCap”) for us. MidCap’s success in originating loans depends to a significant extent on the services provided by its personnel and the personnel of its manager. If MidCap and its manager are unsuccessful in originating loans, our ability to reach its investment objectives may be adversely affected.

MidCap is discretionarily managed by Apollo Capital Management, L.P., an affiliate of our Adviser. As a result, MidCap is currently under common control with us. Additionally, MidCap originates a significant amount of senior secured first lien loans in which we can participate pursuant to our co-investment order. Our Adviser reviews, evaluates and negotiates, as applicable, each such potential investment to ensure it is appropriate for us. While Apollo’s investment management relationship with MidCap currently allows us to access MidCap’s origination volume, Apollo and MidCap are distinct and separate legal entities with different businesses and interests. Thus, if MidCap were to terminate its investment management agreement with Apollo, we may no longer have the same access to MidCap’s origination volume. MidCap is not an investment adviser, subadviser or fiduciary to us or to our Adviser. MidCap is not obligated to take into account our interests (or those of other potential participants in its originations) when originating loans across its platform. Various factors, including its ability to retain and attract personnel with origination experience, relationships and expertise, will affect MidCap’s business. There can be no guarantee that MidCap will continue to originate loans at its historic levels of quality or volume.

By originating loans to companies that are experiencing significant financial or business difficulties, we may be exposed to distressed lending risks.

As part of our lending activities, we may originate loans to companies that are experiencing significant financial or business difficulties, including companies involved in bankruptcy or other reorganization and liquidation proceedings. Although the terms of such financing may result in significant financial returns to us, they involve a substantial degree of risk. The level of analytical sophistication, both financial and legal, necessary for successful financing to companies experiencing significant business and financial difficulties is unusually high. We cannot assure investors that we will correctly evaluate the value of the assets collateralizing our loans or the prospects for a successful reorganization or similar action. In any reorganization or liquidation proceeding relating to a company that we fund, we may lose all or part of the amounts advanced to the borrower or may be required to accept collateral with a value less than the amount of the loan advanced by us to the borrower.

Risks Relating to Our Investments

Our investments in portfolio companies are risky, and we could lose all or part of our investment.

Investment in middle market companies is speculative and involves a number of significant risks including a high degree of risk of credit loss. Middle market companies may have limited financial resources and may be unable to meet their obligations under their debt securities that we hold, which may be accompanied by a deterioration in the value of any collateral and a reduction in the likelihood of us realizing any guarantees we may have obtained in connection with our investment. In addition, they typically have shorter operating histories, narrower product lines and smaller market shares than larger businesses, which tend to render them more vulnerable to competitors’ actions and market conditions, as well as general economic downturns. Middle market companies are more likely to depend on the management talents and efforts of a small group of persons; therefore, the death, disability, resignation or termination of one or more of these persons could have a material adverse impact on our portfolio company and, in turn, on us. Middle market companies also generally have less predictable operating results, may from time to time be parties to litigation, may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence, and may require substantial additional capital to support their operations, finance expansion or maintain their competitive position. In addition, our executive officers, trustees and our Investment Adviser may, in the ordinary course of business, be named as defendants in litigation arising from our investments in the portfolio companies.

Economic recessions or downturns could impair our portfolio companies and harm our operating results.

The current macroeconomic environment is characterized by record-high inflation, supply chain challenges, labor shortages, high interest rates, foreign currency exchange volatility, volatility in global capital markets and growing recession risk. The risks associated with our and our portfolio companies’ businesses are more severe during periods of economic slowdown or recession.

Many of our portfolio companies may be susceptible to economic slowdowns or recessions and may be unable to repay our loans during these periods. See “—Risks Relating to the Current Environment—Certain of our portfolio companies’ businesses could be adversely affected by the effects of health pandemics or epidemics.” Therefore, our non-performing assets may increase and the value of our portfolio may decrease during these periods if we are required to write down the values of our investments. Adverse economic conditions also may decrease the value of collateral securing some of our loans and the value of our equity investments. Economic slowdowns or recessions could lead to financial losses in our portfolio and a decrease in revenues, net income and assets. Unfavorable economic conditions also could increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us. These events could prevent us from increasing investments and harm our operating results.

A portfolio company’s failure to satisfy financial or operating covenants imposed by us or other lenders could lead to defaults and, potentially, acceleration of the time when the loans are due and foreclosure on its secured assets, which could trigger cross-defaults under other agreements and jeopardize the portfolio company’s ability to meet its obligations under the debt that we hold. We may incur additional expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting portfolio company.

Our portfolio companies may be highly leveraged and a covenant breach by our portfolio companies may harm our operating results.

Some of our portfolio companies may be highly leveraged, which may have adverse consequences to these companies and to us as an investor. These companies may be subject to restrictive financial and operating covenants and the leverage may impair these companies’ ability to finance their future operations and capital needs. As a result, these companies’ flexibility to respond to changing business and economic conditions and to take advantage of business opportunities may be limited. Further, a leveraged company’s income and net assets will tend to increase or decrease at a greater rate than if borrowed money were not used.

A portfolio company’s failure to satisfy financial or operating covenants imposed by us or other lenders could lead to defaults and, potentially, termination of its loans and foreclosure on its secured assets, which could trigger cross-defaults under other agreements and jeopardize a portfolio company’s ability to meet its obligations under the debt or equity securities that we hold. We may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms, which may include the waiver of certain financial covenants, with a defaulting portfolio company.

There may be circumstances where our debt investments could be subordinated to claims of other creditors or we could be subject to, among other things, lender liability or fraudulent conveyance claims.

We could, in certain circumstances, become subject to potential liabilities that may exceed the value of our original investment in a portfolio company that experiences severe financial difficulties. For example, we may be adversely affected by laws related to, among other things, fraudulent conveyances, voidable preferences, lender liability, and the bankruptcy court’s discretionary power to disallow, subordinate or disenfranchise particular claims or re-characterize investments made in the form of debt as equity contributions.

If we do not invest a sufficient portion of our assets in qualifying assets, we could fail to qualify as a BDC or be precluded from investing according to our current business strategy.

As a BDC, we may not acquire any assets other than “qualifying assets” unless, at the time of and after giving effect to such acquisition, at least 70% of our total assets are qualifying assets. We believe that most of the investments that we may acquire in the future will constitute qualifying assets. However, we may be precluded from investing in what we believe are attractive investments, if such investments are not qualifying assets for purposes of the 1940 Act. If we do not invest a sufficient portion of our assets in qualifying assets, we could be found to be in violation of the 1940 Act provisions applicable to BDCs. This would have a material adverse effect on our business, financial condition and results of operations. Similarly, these rules could prevent us from making follow-on investments in existing portfolio companies (which could result in the dilution of our position) or could require us to dispose of investments at inappropriate times in order to come into compliance with the 1940 Act. Because most of our investments will be in private companies, and therefore will be relatively illiquid, any such dispositions could be made at disadvantageous prices and could result in substantial losses.

Our portfolio contains a limited number of portfolio companies, which subjects us to a greater risk of significant loss if any of these companies defaults on its obligations under any of its debt securities.

A consequence of the limited number of investments in our portfolio is that the aggregate returns we realize may be significantly adversely affected if one or more of our significant portfolio company investments perform poorly or if we need to write down the value of any one significant investment. Beyond our income tax diversification requirements, we do not have fixed guidelines for diversification, and our portfolio could contain relatively few portfolio companies.

Our failure to make follow-on investments in our portfolio companies could impair the value of our portfolio.

Following an initial investment in a portfolio company, we may make additional investments in that portfolio company as “follow-on” investments, in order to: (1) increase or maintain in whole or in part our equity ownership percentage; (2) exercise warrants, options or convertible securities that were acquired in the original or subsequent financing; or (3) attempt to preserve or enhance the value of our investment.

We may elect not to make follow-on investments, may be constrained in our ability to employ available funds, or otherwise may lack sufficient funds to make those investments. We have the discretion to make any follow-on investments, subject to the availability of capital resources. The failure to make follow-on investments may, in some circumstances, jeopardize the continued viability of a portfolio company and our initial investment, or may result in a missed opportunity for us to increase our participation in a successful operation. Even if we have sufficient capital to make a desired follow-on investment, we may elect not to make a follow-on investment because we may not want to increase our concentration of risk, because we prefer other opportunities, or because we are inhibited by compliance with BDC requirements or the desire to maintain our tax status.

When we do not hold controlling equity interests in our portfolio companies, we may not be in a position to exercise control over our portfolio companies or to prevent decisions by management of our portfolio companies that could decrease the value of our investments.

We do not generally take controlling equity positions in our portfolio companies. To the extent that we do not hold a controlling equity interest in a portfolio company, we are subject to the risk that a portfolio company may make business decisions with which we disagree, and the shareholders and management of a portfolio company may take risks or otherwise act in ways that are adverse to our interests. Due to the lack of liquidity for the debt and equity investments that we typically hold in our portfolio companies, we may not be able to dispose of our investments in the event we disagree with the actions of a portfolio company, and may therefore suffer a decrease in the value of our investments.

An investment strategy focused primarily on privately-held companies presents certain challenges, including the lack of available information about these companies, a dependence on the talents and efforts of only a few key portfolio company personnel and a greater vulnerability to economic downturns.

We have invested and will continue to invest primarily in privately-held companies. Generally, little public information exists about these companies, and we are required to rely on the ability of ACM’s investment professionals to obtain adequate information to evaluate the potential returns from investing in these companies.

If we are unable to uncover all material information about these companies, we may not make a fully informed investment decision, and we may lose money on our investments. Also, privately-held companies frequently have less diverse product lines and smaller market presence than public company competitors, which often are larger. These factors could affect our investment returns.

Our portfolio companies may incur debt that ranks equally with, or senior to, our investments in such companies.

We have invested and intend to invest primarily in mezzanine and senior debt securities issued by our portfolio companies. The portfolio companies usually have, or may be permitted to incur, other debt that ranks equally with, or senior to, the debt securities in which we invest. By their terms, such debt instruments may provide that the holders are entitled to receive payment of interest or principal on or before the dates on which we are entitled to receive payments in respect of the debt securities in which we invest. Also, in the event of insolvency, liquidation, dissolution, reorganization or bankruptcy of a portfolio company, holders of debt instruments ranking senior to our investment in that portfolio company would typically be entitled to receive payment in full before we receive any distribution in respect of our investment. After repaying such senior creditors, such portfolio company may not have any remaining assets to use for repaying its obligation to us. In the case of debt ranking equally with debt securities in which we invest, we would have to share on an equal basis any distributions with other creditors holding such debt in the event of an insolvency, liquidation, dissolution, reorganization or bankruptcy of the relevant portfolio company.

In addition, we may not be in a position to control any portfolio company by investing in its debt securities. As a result, we are subject to the risk that a portfolio company in which we invest may make business decisions with which we disagree and the management of such company, as representatives of the holders of their common equity, may take risks or otherwise act in ways that do not serve our interests as debt investors.

Our incentive fee may induce the Adviser to make certain investments, including speculative investments.

The incentive fee payable by us to ACM may create an incentive for ACM to make investments on our behalf that are risky or more speculative than would be the case in the absence of such compensation arrangement. The way in which the incentive fee payable to ACM is determined, which is calculated separately in two components as a percentage of the net investment income (subject to a performance threshold) and as a percentage of the realized gain on invested capital, may encourage our Adviser to use leverage to increase the return on our investments. Under certain circumstances, the use of leverage may increase the likelihood of default, which would disfavor the holders of our Common Shares, including investors in offerings of Common Shares, securities convertible into our Common Shares or warrants representing rights to purchase our Common Shares or securities convertible into our Common Shares. In addition, ACM receives the incentive fee based, in part, upon net capital gains realized on our investments. Unlike the portion of the incentive fee based on net investment income, there is no performance threshold applicable to the portion of the incentive fee based on net capital gains. As a result, ACM may have a tendency to invest more in investments that are likely to result in capital gains as compared to income producing securities. Such a practice could result in our investing in more speculative securities than would otherwise be the case, which could result in higher investment losses, particularly during economic downturns.

The incentive fee payable by us to ACM also may create an incentive for ACM to invest on our behalf in instruments that have a deferred interest feature such as investments with PIK provisions. Under these investments, we would accrue the interest over the life of the investment but would typically not receive the cash income from the investment until the end of the term or upon the investment being called by the issuer. Our net investment income used to calculate the income portion of our incentive fee, however, includes accrued interest. The payment of incentive fees to ACM is made on accruals of expected cash interest. If a portfolio company defaults on a loan, it is possible that accrued interest previously used in the calculation of the incentive fee will become uncollectible. Thus, while a portion of this incentive fee would be based on income that we have not yet received in cash and with respect to which we do not have a formal claw-back right against our Adviser per se, the amount of accrued income to the extent written off in any period will reduce the income in the period in which such write-off was taken and thereby reduce such period’s incentive fee payment. However, even if a loan is put on non-accrual status, its capitalized interest will not be reversed and may continue to be included in the calculation of the base management fee based on an estimation of the loan’s fair value.

We may invest, to the extent permitted by law, in the securities and instruments of other investment companies, including private funds, and, to the extent we so invest, will bear our ratable share of any such investment company’s expenses, including management and performance fees. We will also remain obligated to pay management and incentive fees to ACM with respect to the assets invested in the securities and instruments of other investment companies. With respect to each of these investments, each of our common shareholders will bear his or her share of the management and incentive fee of ACM as well as indirectly bearing the management and performance fees and other expenses of any investment companies in which we invest.

Our investments in foreign securities may involve significant risks in addition to the risks inherent in U.S. investments.

Our investment strategy contemplates that a portion of our investments may be in securities of foreign companies. Investing in foreign companies may expose us to additional risks not typically associated with investing in U.S. companies. These risks include changes in exchange control regulations, political and social instability, expropriation, imposition of foreign taxes, less liquid markets and less available information than is generally the case in the United States, higher transaction costs, less government supervision of exchanges, brokers and issuers, less developed bankruptcy laws, difficulty in enforcing contractual obligations, lack of uniform accounting and auditing standards and greater price volatility. These risks are likely to be more pronounced for investments in companies located in emerging markets and particularly for middle market companies in these economies.

Although most of our investments are denominated in U.S. dollars, our investments that are denominated in a foreign currency are subject to the risk that the value of a particular currency may change in relation to one or more other currencies. Among the factors that may affect currency values are trade balances, the level of short-term interest rates, differences in relative values of similar assets in different currencies, long-term opportunities for investment and capital appreciation, and political developments. We may employ hedging techniques to minimize these risks, but we can offer no assurance that we will, in fact, hedge currency risk or, that if we do, such strategies will be effective.

Hedging transactions may expose us to additional risks.

If we engage in hedging transactions, we may expose ourselves to risks associated with such transactions. We may utilize instruments such as forward contracts, currency options and interest rate swaps, caps, collars and floors to seek to hedge against fluctuations in the relative values of our portfolio positions from changes in currency exchange rates and market interest rates. Hedging against a decline in the values of our portfolio positions does not eliminate the possibility of fluctuations in the values of such positions or prevent losses if the values of such positions decline. However, such hedging can establish other positions designed to gain from those same developments, thereby offsetting the decline in the value of such portfolio positions. Such hedging transactions may also limit the opportunity for gain if the values of the underlying portfolio positions should increase. Moreover, it may not be possible to hedge against an exchange rate or interest rate fluctuation that is so generally anticipated that we are not able to enter into a hedging transaction at an acceptable price.

While we may enter into transactions to seek to reduce currency exchange rate and interest rate risks, unanticipated changes in currency exchange rates or interest rates may result in poorer overall investment performance than if we had not engaged in any such hedging transactions. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio positions being hedged may vary. Moreover, for a variety of reasons, we may not seek to establish a perfect correlation between such hedging instruments and the portfolio holdings being hedged. Any such imperfect correlation may prevent us from achieving the intended hedge and expose us to risk of loss. In addition, it may not be possible to hedge fully or perfectly against currency fluctuations affecting the value of securities denominated in non-U.S. currencies because the value of those securities is likely to fluctuate as a result of factors not related to currency fluctuations. Our ability to engage in hedging transactions may also be adversely affected by any changes to the regulations applicable to the financial instruments we use to accomplish our hedging strategy and any rule changes enacted by the CFTC. In addition, tax rules governing our transactions in hedging instruments may affect whether gains and losses recognized by us are treated as ordinary or capital, accelerate our recognition of income or gain, defer losses, and cause adjustments in our holding periods of securities, thereby affecting, among other things, whether capital gains and losses are treated as short-term or long-term. These rules could therefore affect the amount, timing and/or character of distributions to shareholders.

New market structure requirements applicable to derivatives could significantly increase the costs of utilizing OTC derivatives.

The Dodd-Frank Act made broad changes to the OTC derivatives market, granted significant new authority to the CFTC and the SEC to regulate OTC derivatives (swaps and security-based swaps) and participants in these markets. Similar changes are in the process of being implemented in other major financial markets.

These changes include, but are not limited to: requirements that many categories of the most liquid OTC derivatives (currently limited to specified interest rate swaps and index credit default swaps) be executed on qualifying, regulated exchanges and be submitted for clearing; real-time public and regulatory reporting of specified information regarding OTC derivative transactions; and enhanced documentation requirements and recordkeeping requirements. U.S. regulators have also adopted rules imposing margin requirements for OTC derivatives executed with registered swap dealers or security-based swap dealers that are not cleared. The CFTC has implemented mandatory clearing and exchange-trading of certain OTC derivatives contracts including many standardized interest rate swaps and credit default index swaps. The CFTC continues to approve contracts for central clearing. Exchange-trading and central clearing are expected to reduce counterparty credit risk by substituting the clearinghouse as the counterparty to a swap and increase liquidity, but exchange-trading and central clearing do not make swap transactions risk-free. Uncleared swaps, such as nondeliverable foreign currency forwards, are subject to certain margin requirements that mandate the posting and collection of minimum margin amounts. This requirement may result in the portfolio and its counterparties posting higher margin amounts for uncleared swaps than would otherwise be the case. Certain rules require centralized reporting of detailed information about many types of cleared and uncleared swaps. Reporting of swap data may result in greater market transparency, but may subject a portfolio to additional administrative burdens, and the safeguards established to protect trader anonymity may not function as expected.

While these changes are intended to mitigate systemic risk and to enhance transparency and execution quality in the OTC derivative markets, the impact of these changes is not known at this time. Furthermore, “financial end users,” such as us, that enter into OTC derivatives that are not cleared will, pending finalization of the applicable regulations, generally be required to provide margin to collateralize their obligations under such derivatives. Under current proposed rules, the level of margin that would be required to be collected in connection with uncleared OTC derivatives is in many cases substantially greater than the level currently required by market participants or clearinghouses.

Lastly, future CFTC or SEC rulemakings to implement the Dodd-Frank Act requirements could potentially limit or completely restrict our ability to use certain instruments as a part of our investment strategy, increase the costs of using these instruments or make them less effective. The SEC has also indicated that it may adopt new policies on the use of derivatives by registered investment companies. Such policies could affect the nature and extent of our use of derivatives.

These changes could significantly increase the costs to us of utilizing OTC derivatives, reduce the level of exposure that we are able to obtain (whether for risk management or investment purposes) through OTC derivatives, and reduce the amounts available to us to make non-derivative investments. These changes could also impair liquidity in certain OTC derivatives and adversely affect the quality of execution pricing that we are able to obtain, all of which could adversely impact our investment returns. Furthermore, the margin requirements for cleared and uncleared OTC derivatives may require that ACM, in order to maintain its relief from the CFTC’s CPO registration requirements, limit our ability to enter into hedging transactions or to obtain synthetic investment exposures, in either case adversely affecting our ability to mitigate risk.

Our ability to enter into transactions involving derivatives and financial commitment transactions may be limited.

In August 2022, Rule 18f-4 under the Investment Company Act, regarding the ability of a BDC (or a registered investment company) to use derivatives and other transactions that create future payment or delivery obligations (except reverse repurchase agreements and similar financing transactions), became effective. Under the new rule, BDCs that make significant use of derivatives are required to operate subject to a value-at-risk leverage limit, adopt a derivatives risk management program and appoint a derivatives risk manager, and comply with various testing and board reporting requirements. These new requirements apply unless the BDC qualifies as a “limited derivatives user,” as defined under the adopted rules. Under the new rule, a BDC may enter into an unfunded commitment agreement that is not a derivatives transaction, such as an agreement to provide financing to a portfolio company, if the BDC has, among other things, a reasonable belief that, at the time it enters into such an agreement, it will have sufficient cash and cash equivalents to meet its obligations with respect to all of its unfunded commitment agreements, in each case as it becomes due. We currently operate as a “limited derivatives user” which may limit our ability to use derivatives and/or enter into certain other financial contracts. Based on our anticipated use of derivatives primarily for interest rate hedging purposes, we expect to qualify as a limited derivatives user under the rule. However, we cannot assure investors that we will be treated as a limited derivatives user or that our approach to our use of derivatives will not change.

Our investments in the healthcare and pharmaceutical services industry sector are subject to extensive government regulation and certain other risks particular to that industry.

We invest in healthcare and pharmaceutical services. Our investments in portfolio companies that operate in this sector are subject to certain significant risks particular to that industry. The laws and rules governing the business of healthcare companies and interpretations of those laws and rules are subject to frequent change. Broad latitude is given to the agencies administering those regulations. Existing or future laws and rules could force our portfolio companies engaged in healthcare to change how they do business, restrict revenue, increase costs, change reserve levels and change business practices. Healthcare companies often must obtain and maintain regulatory approvals to market many of their products, change prices for certain regulated products and consummate some of their acquisitions and divestitures. Delays in obtaining or failing to obtain or maintain these approvals could reduce revenue or increase costs. Policy changes on the local, state and federal level, such as the expansion of the government’s role in the healthcare arena and alternative assessments and tax increases specific to the healthcare industry or healthcare products as part of federal health care reform initiatives, could fundamentally change the dynamics of the healthcare industry. In particular, health insurance reform, including The Patient Protection and Affordable Care Act and The Health Care and Education Reconciliation Act of 2010, or Health Insurance Reform Legislation, could have a significant effect on our portfolio companies in this industry sector. As health insurance reform legislation is implemented, our portfolio companies in this industry sector may be forced to change how they do business. We can give no assurance that these portfolio companies will be able to adapt successfully in response to these changes. Any of these factors could materially adversely affect the operations of a portfolio company in this industry sector and, in turn, impair our ability to timely collect principal and interest payments owed to us.

Risks Relating to Our Debt Instruments

We may default under our credit facilities.

We entered into the Loan and Security Agreement on December 20, 2023 by and among us, as collateral manager, AP Leaf, LLC, as borrower, us, as equityholder, each of the lenders from time to time party thereto, Wells Fargo Bank, National Association, as administrative agent, State Street, as trustee, and State Street, as collateral agent and may enter into credit facilities or issue debt pursuant to indentures that may impose financial and operating covenants that restrict our business activities, remedies on default and similar matters. In the event we default under a credit facility or other borrowings, our business could be adversely affected as we may be forced to sell a portion of our investments quickly and prematurely at what may be disadvantageous prices to us in order to meet our outstanding payment obligations and/or support working capital requirements under such borrowing facility, any of which would have a material adverse effect on our business, financial condition, results of operations and cash flows. In addition, following any such default, the agent for the lenders under such borrowing facility could assume control of the disposition of any or all of our assets which constitute collateral, including the selection of such assets to be disposed and the timing of such disposition, which would have a material adverse effect on our business, financial condition, results of operations and cash flows.

Provisions in a credit facility may limit our investment discretion.

A credit facility may be backed by all or a portion of our loans and securities on which the lenders will have a security interest. We may pledge up to 100% of our assets and may grant a security interest in all of our assets under the terms of any debt instrument we enter into with lenders. We expect that any security interests we grant will be set forth in a pledge and security agreement and evidenced by the filing of financing statements by the agent for the lenders. In addition, we expect that the custodian for our securities serving as collateral for such loan would include in its electronic systems notices indicating the existence of such security interests and, following notice of occurrence of an event of default, if any, and during its continuance, will only accept transfer instructions with respect to any such securities from the lender or its designee. If we were to default under the terms of any debt instrument, the agent for the applicable lenders would be able to assume control of the timing of disposition of any or all of our assets securing such debt, which would have a material adverse effect on our business, financial condition, results of operations and cash flows.

In addition, any security interests and/or negative covenants required by a credit facility may limit our ability to create liens on assets to secure additional debt and may make it difficult for us to restructure or refinance indebtedness at or prior to maturity or obtain additional debt or equity financing. In addition, if our borrowing base under a credit facility were to decrease, we may be required to secure additional assets in an amount sufficient to cure any borrowing base deficiency. In the event that all of our assets are secured at the time of such a borrowing base deficiency, we could be required to repay advances under a credit facility or make deposits to a collection account, either of which could have a material adverse impact on our ability to fund future investments and to make distributions.

We also may be subject to limitations as to how borrowed funds may be used, which may include restrictions on geographic and industry concentrations, loan size, payment frequency and status, average life, collateral interests an investment ratings, as well as regulatory restrictions on leverage which may affect the amount of funding that may be obtained. There may also be certain requirements relating to portfolio performance, including required minimum portfolio yield and limitations on delinquencies and charge-offs, a violation of which could limit further advances and, in some cases, result in an event of default. An event of default under a credit facility could result in an accelerated maturity date for all amounts outstanding thereunder, which could have a material adverse effect on our business and financial condition. This could reduce our liquidity and cash flow and impair our ability to grow our business.

We may form one or more CLOs, which may subject us to certain structured financing risks.

To finance investments, we may securitize certain of our secured loans or other investments, including through the formation of one or more CLOs, while retaining all or most of the exposure to the performance of these investments. This would involve contributing a pool of assets to a special purpose entity, and selling debt interests in such entity on a non-recourse or limited-recourse basis to purchasers. It is possible that an interest in any such CLO held by us may be considered a “non-qualifying” portfolio investment for purposes of the 1940 Act.

If we create a CLO, we will depend in part on distributions from the CLO’s assets out of its earnings and cash flows to enable us to make distributions to shareholders. The ability of a CLO to make distributions will be subject to various limitations, including the terms and covenants of the debt it issues. Also, a CLO may take actions that delay distributions in order to preserve ratings and to keep the cost of present and future financings lower or the CLO may be obligated to retain cash or other assets to satisfy over-collateralization requirements commonly provided for holders of the CLO’s debt, which could impact our ability to receive distributions from the CLO. If we do not receive cash flow from any such CLO that is necessary to satisfy the annual distribution requirement for maintaining RIC status, and we are unable to obtain cash from other sources necessary to satisfy this requirement, we may not maintain our qualification as a RIC, which would have a material adverse effect on an investment in the shares.

In addition, a decline in the credit quality of loans in a CLO due to poor operating results of the relevant borrower, declines in the value of loan collateral or increases in defaults, among other things, may force a CLO to sell certain assets at a loss, reducing their earnings and, in turn, cash potentially available for distribution to us for distribution to shareholders. To the extent that any losses are incurred by the CLO in respect of any collateral, such losses will be borne first by us as owner of equity interests in the CLO.

The manager for a CLO that we create may be the Fund, the Adviser or an affiliate, and such manager may be entitled to receive compensation for structuring and/or management services. To the extent the Adviser or an affiliate other than the Fund serves as manager and the Fund is obligated to compensate the Adviser or the affiliate for such services, we, the Adviser or the affiliate will implement offsetting arrangements to assure that we, and indirectly, our shareholders, pay no additional management fees to the Adviser or the affiliate in connection therewith. To the extent we serve as manager, we will waive any right to receive fees for such services from the Fund (and indirectly its shareholders) or any affiliate.

Risks Relating to an Investment in Our Common Shares

An investment in our Common Shares will have limited liquidity.

Our Common Shares constitute illiquid investments for which there is not a secondary market and none is expected to develop. Investment in the Fund is suitable only for sophisticated investors and requires the financial ability and willingness to accept the high risks and lack of liquidity inherent in an investment in the Fund. A shareholder generally may not Transfer its Common Shares without prior written consent of the Adviser, which the Adviser may grant or withhold in its sole discretion. Except in limited circumstances for legal or regulatory purposes, shareholders are not entitled to redeem their shares. Shareholders must be prepared to bear the economic risk of an investment in our Common Shares for an extended period of time.

We intend to have a liquidity program pursuant to which shareholders can request tender offers, but there is no guarantee that the Board will approve such tender.

The Fund intends to effectuate a liquidity program, at the discretion of our Board, that will purchase Common Shares pursuant to one or more tender offers at the request of its shareholders. If the Fund receives written requests from shareholders following the end of such shareholder’s Commitment Period, in the following quarter(s), the Fund intends to conduct a tender offer to purchase Common Shares in an amount equal to the written requests received in the prior quarter(s). The Fund will conduct such tender offer, if any, pursuant to Rule 13e-4 of the Exchange Act. All shareholders will be eligible to participate in a tender offer. To the extent that a tender offer by the Fund in any given quarter is not sufficient to purchase all the Common Shares accounted for pursuant to any written request, the Fund may conduct subsequent tender offers in following quarters. Because all shareholders may participate in any given tender offer, a shareholder may not be able to tender all of its shares in any one tender offer and it may take several quarters for a shareholder to tender all of its shares. In addition, any such tender offer will be subject to the Board’s approval, and there is no guarantee that the Fund will conduct a tender offer or, if it does conduct a tender offer, that it will accept all of the relevant shareholders’ tendered shares. Accordingly, there is no guarantee that shareholders will be able to sell their Common Shares.

There is a risk that investors in our Common Shares may not receive dividends or that our dividends may not grow over time.

We intend pay dividends on a quarterly basis to our shareholders out of assets legally available for distribution. We cannot assure investors that we will achieve investment results or maintain a tax status that will allow or require any specified level of cash dividends or year-to-year increases in cash dividends. Our ability to pay dividends might be adversely affected by the impact of one or more of the risk factors described herein. Due to the asset coverage test applicable to us under the 1940 Act as a BDC or restrictions under our credit facilities, we may be limited in our ability to pay dividends. Although a portion of our expected earnings and dividend distributions will be attributable to net interest income, we do not expect to generate capital gains from the sale of our portfolio investments on a level or uniform basis from quarter to quarter. This may result in substantial fluctuations in our quarterly dividend payments.

In some cases where we receive certain upfront fees in connection with loans we originate, we treat the loan as having OID under applicable accounting and tax regulations, even though we have received the corresponding cash. In other cases, however, we may recognize income before or without receiving the corresponding cash, including in connection with the accretion of OID. For other risks associated with debt obligations treated as having OID, see “—Risks Relating to Our Business and Structure—To the extent OID and PIK interest constitute a portion of our income, we will be exposed to typical risks associated with such income being required to be included in taxable and accounting income prior to receipt of cash representing such income.”

Therefore, we may be required to make a distribution to our shareholders in order to satisfy the annual distribution requirement necessary to qualify for and maintain RIC tax treatment under Subchapter M of the Code, even though we may not have received the corresponding cash amount. Accordingly, we may have to sell investments at times we would not otherwise consider advantageous, raise additional debt or equity capital or reduce new investment originations to meet these distribution requirements for this purpose. If we are not able to obtain cash from other sources, we may fail to qualify as a RIC and thereby be subject to corporate-level income tax.

To the extent that the amounts distributed by us exceed our current and accumulated earnings and profits, these excess distributions will be treated first as a return of capital to the extent of a shareholder’s tax basis in his or her shares and then as capital gain. Reducing a shareholder’s tax basis will have the effect of increasing his or her gain (or reducing loss) on a subsequent sale of shares.

The part of the Incentive Fee payable by us that relates to our net investment income is computed and paid on income that may include interest that has been accrued but not yet received in cash. If a portfolio company defaults on a loan, it is possible that accrued interest previously used in the calculation of the Incentive Fee will become uncollectible. Consequently, while we may make Incentive Fee payments on income accruals that we may not collect in the future and with respect to which we do not have a clawback right against our Adviser, the amount of accrued income written off in any period will reduce the income in the period in which the write-off is taken and thereby reduce that period’s Incentive Fee payment, if any.

In addition, the upper middle market companies in which we intend to invest may be more susceptible to economic downturns than larger operating companies, and therefore may be more likely to default on their payment obligations to us during recessionary periods. Any such defaults could substantially reduce our net investment income available for distribution in the form of dividends to our shareholders.

Certain shareholders, in addition to the Fund, will be subject to Exchange Act filing requirements, which will result in increased costs to the Fund and those particular shareholders.

Because our Common Shares will be registered under the Exchange Act, ownership information for any person who beneficially owns 5% or more of our Common Shares will have to be disclosed in a Schedule 13G or other filings with the SEC. Beneficial ownership for these purposes is determined in accordance with the rules of the SEC, and includes having voting or investment power over the securities. In some circumstances, our shareholders who choose to reinvest their dividends may see their percentage stake in the Fund increased to more than 5%, thus triggering this filing requirement. Each shareholder is responsible for determining their filing obligations and preparing the filings. In addition, shareholders who hold more than 10% of a class of our Common Shares may be subject to Section 16(b) of the Exchange Act, which recaptures for the benefit of the Fund profits from the purchase and sale of registered stock (and securities convertible or exchangeable into such registered stock) within a six-month period.

Shareholders will bear the responsibility for making all Exchange Act filings to which they may be subject, including paying for filing and any related legal costs, and are responsible for monitoring their ownership in the Fund. Shareholders who fail to make required Exchange Act filings may face enforcement actions and fines from the SEC.

Additionally, the Fund will be required to make ongoing Exchange Act filings, which will result in the Fund incurring filing costs for each filing, in addition to the possibility of increased legal costs related to reviewing and approving filings.

Our distributions to shareholders may be funded from expense reimbursements or waivers of investment advisory fees, some of which are subject to repayment pursuant to our Expense Support Agreement.

Substantial portions of our distributions may be funded through the reimbursement of certain expenses by our Adviser and its affiliates, including through the waiver of certain investment advisory fees by our Adviser. Any such distributions funded through expense reimbursements or waivers of advisory fees will not be based on our investment performance, and can only be sustained if we achieve positive investment performance in future periods and/or our Adviser and its affiliates continue to make such reimbursements or waivers of such fees. Our future repayments of amounts reimbursed or waived by our Adviser or its affiliates will reduce the distributions that shareholders would otherwise receive in the future. There can be no assurance that we will achieve the performance necessary to be able to pay distributions at a specific rate or at all. Our Adviser and its affiliates have no obligation to waive advisory fees or otherwise reimburse expenses in future periods, except as otherwise disclosed under the terms of this offering.

Any unrealized losses we experience on our portfolio may be an indication of future realized losses, which could reduce our income available for distribution.

As a BDC, we are required to carry our investments at the fair value as determined in good faith pursuant to procedures adopted by, and under the oversight of, our Board of Trustees. Decreases in the fair value of our investments relative to amortized cost will be recorded as unrealized depreciation. Any unrealized losses in our portfolio could be an indication of a portfolio company’s inability to meet its repayment obligations to us with respect to the affected loans. This could result in realized losses in the future and ultimately in reductions of our income available for distribution in future periods. In addition, decreases in the fair value of our investments will reduce our NAV.

Investing in our securities may involve a high degree of risk.

The investments we make in accordance with our investment objective may result in a higher amount of risk than alternative investment options and volatility or loss of principal. Our investments in portfolio companies may be highly speculative and aggressive and, therefore, an investment in our securities may not be suitable for someone with lower risk tolerance.

There are severe economic consequences for defaulting shareholders.

If shareholders fail to fund their commitment obligations or to make required capital contributions when due, the Fund’s ability to complete its investment program or otherwise continue operations may be substantially impaired. A shareholder’s failure to fund such amounts when due causes that shareholder to become a defaulting shareholder. A defaulting shareholder will have ten business days to cure its deficiency following the required funding date, after which the defaulting shareholder will forfeit its right to participate in future investments and 50% of its Common Shares will be transferred to the non-defaulting shareholders on a pro rata basis. If a substantial number of shareholders become defaulting shareholders, this may severely limit opportunities for investment diversification and would likely reduce returns to the Fund and restrict the Fund’s ability to meet loan obligations. Any single defaulting shareholder could cause substantial costs to be incurred by the Fund if such default causes the Fund to fail to meet its contractual obligations or if the Fund must pursue remedial action against such shareholder.

If the Fund fails to meet its contractual obligations related to a portfolio investment due to a defaulting shareholder, the relevant portfolio company may have a cause of action against the Fund, which may include a claim against assets of the Fund other than the Fund’s interest in such portfolio company. A creditor of the Fund (including a portfolio company with respect to which the Fund has failed to meet its contractual obligations) will not be bound to satisfy its claims from the assets attributable to a particular portfolio investment and such creditor generally may seek to satisfy its claims from the assets of the Fund as a whole. As a result, if a creditor’s claims relating to a particular portfolio investment exceed the net assets attributable to that portfolio investment, the remaining assets of the Fund will likely be subject to such claim.

Our shareholders will experience dilution in their ownership percentage if they opt out of our dividend reinvestment plan.

We have adopted a dividend reinvestment plan, pursuant to which we will reinvest all cash dividends and distributions declared by the Board on behalf of investors who do not elect to receive their dividends in cash. As a result, if the Board authorizes, and we declare, a cash dividend or other distribution, then our shareholders who have not opted out of our dividend reinvestment plan will have their cash distributions automatically reinvested in additional Common Shares, rather than receiving the cash dividend or other distribution. See “Item 1. Business—Distributions and Capital Recycling” and “Item 1. Business—Dividend Reinvestment Plan” for a description of our dividend policy and obligations. Shareholders that opt out of our dividend reinvestment plan will experience dilution in their ownership percentage of our Common Shares over time.

There are special considerations for certain benefit plan investors.

We intend to conduct our affairs so that our assets should not be deemed to constitute “plan assets” under ERISA and the Plan Asset Regulations. In this regard, until such time, if any, as our Common Shares are considered “publicly-offered securities” within the meaning of the Plan Asset Regulations, we intend to limit investment in our Common Shares by “benefit plan investors” (“Benefit Plan Investors”) to less than 25% of the total value of our Common Shares (within the meaning of the Plan Asset Regulations).

If, notwithstanding our intent, the assets of the Fund were deemed to constitute “plan assets” of any shareholder that is a Benefit Plan Investor under ERISA or the Plan Asset Regulations, this would result, among other things, in (i) the application of the prudence and other fiduciary responsibility standards of ERISA to investments made by the Fund, and (ii) the possibility that certain transactions in which the Fund might seek to engage could constitute “prohibited transactions” under ERISA and the Code. If a prohibited transaction occurs for which no exemption is available, the Adviser and/or any other fiduciary that has engaged in the prohibited transaction could be required to (i) restore to the Benefit Plan Investor any profit realized on the transaction and (ii) reimburse the Benefit Plan Investor for any losses suffered by the Benefit Plan Investor as a result of the investment. In addition, each disqualified person (within the meaning of Section 4975 of the Code) involved could be subject to an excise tax equal to 15% of the amount involved in the prohibited transaction for each year the transaction continues and, unless the transaction is corrected within statutorily required periods, to an additional tax of 100%. The fiduciary of a benefit plan investor who decides to invest in the Fund could, under certain circumstances, be liable for prohibited transactions or other violations as a result of their investment in the Fund or as co-fiduciaries for actions taken by or on behalf of the Fund or the Adviser. With respect to a benefit plan investor that is an individual retirement account (an “IRA”) that invests in the Fund, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiaries, would cause the IRA to lose its tax-exempt status. In addition, to the extent that the Fund represents and/or covenants to any contractual counterparty that (1) the assets of the Fund are not assets of the Benefit Plan Investors that invest in the Fund and/or (2) the transactions entered into between the Fund and the Benefit Plan Investor that invest in the Fund do not constitute “prohibited transactions” under ERISA and the Code, and the applicable representation is untrue and/or the applicable covenant is not met, additional liabilities may be incurred, including as a result of the unwinding of the applicable contract.

Accordingly, until such time, if any, as our Common Shares constitute “publicly traded securities” within the meaning of the Plan Asset Regulations, we have the power, among other things, to (a) reject, in whole or in part, the subscription of any prospective investor to the Fund; (b) withhold consent to the Transfer of Common Shares, including in circumstances where the Adviser determines necessary or desirable in order to facilitate compliance with ERISA or the Plan Asset Regulations; (c) restrict participation in the dividend reinvestment program such that Benefit Plan Investors are not permitted to participate, and (d) call Drawdown Purchases on a non-pro rata basis, and all Common Shares of the Fund shall be subject to such terms and conditions.

Federal Income Tax Risks

We will be subject to corporate-level income tax if we are unable to qualify as a RIC under Subchapter M of the Code or to satisfy RIC distribution requirements.

To obtain and maintain RIC tax treatment under Subchapter M of the Code, we must, among other things, meet annual distribution, income source and asset diversification requirements. If we do not qualify for or maintain RIC tax treatment for any reason and are subject to corporate income tax, the resulting corporate taxes could substantially reduce our net assets, the amount of income available for distribution and the amount of our distributions.

We may have difficulty paying our required distributions if we recognize income before or without receiving cash representing such income.

For federal income tax purposes, we may be required to recognize taxable income in circumstances in which we do not receive a corresponding payment in cash. For example, if we hold debt obligations that are treated under applicable tax rules as having original issue discount (such as zero coupon securities, debt instruments with PIK interest or, in certain cases, increasing interest rates or debt instruments that were issued with warrants), we must include in income each year a portion of the original issue discount that accrues over the life of the obligation, regardless of whether cash representing such income is received by us in the same taxable year. We may also have to include in income other amounts that we have not yet received in cash, such as deferred loan origination fees that are paid after origination of the loan or are paid in non-cash compensation such as warrants or stock, or we may engage in transactions, including debt modifications or exchanges, that require us to recognize income without the corresponding receipt of cash. We anticipate that a portion of our income may constitute original issue discount or other income required to be included in taxable income prior to receipt of cash. Further, we may elect to amortize market discount and include such amounts in our taxable income in the current year, instead of upon disposition, as an election not to do so would limit our ability to deduct interest expenses for tax purposes.

Because any original issue discount or other amounts accrued will be included in our investment company taxable income for the year of the accrual, we may be required to make a distribution to our shareholders in order to satisfy the annual distribution requirement, even though we will not have received any corresponding cash amount. As a result, we may have difficulty meeting the annual distribution requirement necessary to qualify for and maintain RIC tax treatment under Subchapter M of the Code. We may have to sell some of our investments at times and/or at prices we would not consider advantageous, raise additional debt or equity capital or forgo new investment opportunities for this purpose. If we are not able to obtain cash from other sources, we may not qualify for or maintain RIC tax treatment and thus become subject to corporate-level income tax.

If we do not qualify as a “publicly offered regulated investment company,” as defined in the Code, a non-corporate shareholder will be taxed as though it received a distribution of some of our expenses.

A “publicly offered regulated investment company” or “publicly offered RIC” is a RIC whose shares are either (i) continuously offered pursuant to a public offering within the meaning of Section 4 of the Securities Act, (ii) regularly traded on an established securities market or (iii) held by at least 500 persons at all times during the taxable year. While we generally expect to qualify as a RIC, we anticipate that we will not qualify as a publicly offered RIC immediately after the commencement of the Private Offering, although we may qualify as a publicly offered RIC upon the completion of the Private Offering. If we are a RIC that is not a publicly offered RIC for any period, a non-corporate shareholder’s allocable portion of our affected expenses, including our Management Fees, will be treated as an additional distribution to the shareholder and will be treated as miscellaneous itemized deductions that are deductible only to the extent permitted by applicable law. Under current law, such expenses will not be deductible by any such shareholder for tax years that begin prior to January 1, 2026 and are deductible subject to limitation thereafter.

Some of our investments may be subject to corporate-level income tax.

We may invest in certain debt and equity investments through taxable subsidiaries and the taxable income of these taxable subsidiaries will be subject to federal and state corporate income taxes. We may invest in certain foreign debt and equity investments which could be subject to foreign taxes (such as income tax, withholding and value added taxes).

Our portfolio investments may present special tax issues.

The Fund expects to invest in debt securities that are rated below investment grade by rating agencies or that would be rated below investment grade if they were rated. Investments in these types of instruments may present special tax issues for the Fund. U.S. federal income tax rules are not entirely clear about issues such as when the Fund may cease to accrue interest, original issue discount or market discount, when and to what extent deductions may be taken for bad debts or worthless instruments, how payments received on obligations in default should be allocated between principal and income and whether exchanges of debt obligations in a bankruptcy or workout context are taxable. These and other issues will be addressed by the Fund, to the extent necessary, to preserve its status as a RIC and to distribute sufficient income to not become subject to U.S. federal income tax.

Legislative or regulatory tax changes could adversely affect investors.

At any time, the federal income tax laws governing RICs or the administrative interpretations of those laws or regulations may be amended. Any of those new laws, regulations or interpretations may take effect retroactively and could adversely affect the taxation of us or our shareholders. Therefore, changes in tax laws, regulations or administrative interpretations or any amendments thereto could diminish the value of an investment in our Common Shares or the value or the resale potential of our investments.

Certain shareholders may be subject to U.S. dividend withholding tax on our distributions.

A shareholder will be subject to U.S. federal dividend withholding tax on our distributions unless a withholding tax exemption applies. A shareholder may also be subject to U.S. federal withholding tax if it does not comply with applicable U.S. tax requirements to certify its status for U.S. tax purposes. Amounts that are withheld, to the extent in excess of the shareholder’s U.S. federal income tax liability, can generally be recovered by filing a U.S. federal income tax return; however, the administrative burden and cost of filing such a U.S. federal income tax return may outweigh the benefit of recovering such amounts.

General Risk Factors

Volatility in the global financial markets could have a material adverse effect on our business, financial condition and results of operations.

Volatility in the global financial markets could have an adverse effect on the United States and could result from a number of causes. In recent years, financial markets have been affected at times by a number of global macroeconomic and political events, including the following: large sovereign debts and fiscal deficits of several countries in Europe and in emerging markets jurisdictions, levels of non-performing loans on the balance sheets of European banks, the potential effect of any European country leaving the Eurozone, the effect of the United Kingdom leaving the EU, and market volatility and loss of investor confidence driven by political events. The decision made in the United Kingdom to leave the EU has led to volatility in global financial markets and may lead to weakening in consumer, corporate and financial confidence in the United Kingdom and Europe.

Market and economic disruptions have affected, and may in the future affect, consumer confidence levels and spending, personal bankruptcy rates, levels of incurrence and default on consumer debt and home prices, among other factors. We cannot assure you that market disruptions in Europe, including the increased cost of funding for certain governments and financial institutions, will not impact the global economy, and we cannot assure you that assistance packages will be available, or if available, be sufficient to stabilize countries and markets in Europe or elsewhere affected by a financial crisis. To the extent uncertainty regarding any economic recovery in Europe negatively impacts consumer confidence and consumer credit factors, our business, financial condition and results of operations could be significantly and adversely affected.

The Chinese capital markets have also experienced periods of instability over the past several years. The current political climate has also intensified concerns about a potential trade war between the U.S. and China in connection with each country’s recent or proposed tariffs on the other country’s products. These market and economic disruptions and the potential trade war with China have affected, and may in the future affect, the U.S. capital markets, which could adversely affect our business, financial condition or results of operations.

The current global financial market situation, as well as various social and political circumstances in the U.S. and around the world, including wars and other forms of conflict, terrorist acts, security operations and catastrophic events such as fires, floods, earthquakes, tornadoes, hurricanes, adverse effects of climate crisis and global health epidemics (including the COVID-19), may contribute to increased market volatility and economic uncertainties or deterioration in the U.S. and worldwide. Additionally, the U.S. government’s credit and deficit concerns, the European sovereign debt crisis, and the potential trade war with China, could cause interest rates to be volatile, which may negatively impact our ability to access the debt markets on favorable terms.

Inflation has adversely affected and may continue to adversely affect the business, results of operations and financial condition of our portfolio companies.

Certain of our portfolio companies are in industries that have been impacted by inflation. Recent inflationary pressures have increased the costs of labor, energy and raw materials and have adversely affected consumer spending, economic growth and our portfolio companies’ operations. If such portfolio companies are unable to pass any increases in their costs of operations along to their customers, it could adversely affect their operating results and impact their ability to pay interest and principal on our loans, particularly if interest rates rise in response to inflation. In addition, any projected future decreases in our portfolio companies’ operating results due to inflation could adversely impact the fair value of those investments. Any decreases in the fair value of our investments could result in future realized or unrealized losses and therefore reduce our net assets resulting from operations. Additionally, the Federal Reserve has raised certain benchmark interest rates in an effort to combat inflation. See “—Risks Relating to the Current Environment—We are subject to risks associated with changes in interest rates, including the current interest rate environment.”

The Israel-Hamas war and the war in Ukraine and Russia may have a material adverse impact on us and our portfolio companies.

On October 7, 2023, Hamas (an organization which governs Gaza, and which has been designated as a terrorist organization by the United States, the United Kingdom, the European Union, Australia and other nations), committed a terrorist attack within Israel (the “October 7th Attacks”). As of the date of this Registration Statement, Israel and Hamas remain in active armed conflict. The ongoing conflict and rapidly evolving measures in response could have a negative impact on the economy and business activity globally (including in countries in which the Fund invests), and therefore could adversely affect the performance of the Fund. The severity and duration of the conflict and its future impact on global economic and market conditions (including, for example, oil prices) are impossible to predict, and as a result, present material uncertainty and risk with respect to the Fund and the performance of our investments and operations, and the ability of the Fund to achieve its investment objectives. For example, the armed conflict may expand and may ultimately more actively involve the United States, Lebanon (and/or Hezbollah), Syria, Iran and/or other countries or terrorist organizations, any of which may exacerbate the risks described above. Similar risks exist to the extent that any portfolio companies, service providers, vendor or certain other parties have material operations or assets in the Middle East, or the immediate surrounding areas. The United States has announced sanctions and other measures against Hamas-related persons and organizations in response to the October 7th Attacks, and the United States (and/or other countries) may announce further sanctions related to the ongoing conflict in the future.

On February 24, 2022, the President of Russia, Vladimir Putin, announced a military invasion of Ukraine. In response, countries worldwide, including the United States, have imposed sanctions against Russia on certain businesses and individuals, including, but not limited to, those in the banking, import and export sectors. This invasion has led, is currently leading, and for an unknown period of time will continue to lead to disruptions in local, regional, national, and global markets and economies affected thereby. These disruptions caused by the invasion have included, and may continue to include, political, social, and economic disruptions and uncertainties and material increases in certain commodity prices that may affect our business operations or the business operations of our portfolio companies.

ITEM 2.	FINANCIAL INFORMATION

The information in this section contains forward-looking statements that involve risks and uncertainties. See “Item 1A. Risk Factors” and “Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these statements. You should read the following discussion in conjunction with the financial statements and related notes and other financial information appearing elsewhere in this Registration Statement.

Discussion of Management’s Operating Plans

Overview

We were organized under the laws of the State of Delaware on November 6, 2023. Prior to electing to be regulated as a BDC on March 15, 2024, we operated as a private fund. We began operations on December 15, 2023. We had not begun operations prior to the contribution of the initial seed portfolio from an affiliate of MIC Capital Management 85 RSC Limited, which owned substantially all of the private fund. We have elected to be treated as a BDC under the 1940 Act, and expect to elect to be treated as a RIC for federal income tax purposes as soon as reasonably practical. As such, we are required to comply with various regulatory requirements, such as the requirement to invest at least 70% of our assets in Qualifying Assets, source of income limitations, asset diversification requirements, and the requirement to distribute annually at least 90% of our investment company taxable income and tax-exempt interest.

Under our Advisory Agreement, we have agreed to pay the Adviser a management fee as well as an incentive fee based on our investment performance. Also, under the Administration Agreement, we have agreed to reimburse the Administrator for the allocable portion of overhead and other expenses incurred by the Administrator in performing its obligations under the Administration Agreement, including, but not limited to, our allocable portion of the costs of compensation and related expenses of our Chief Compliance Officer, Chief Financial Officer and their respective staffs.

Our investment objective is to generate current income and, to a lesser extent, long term capital appreciation. We invest primarily in directly originated and privately negotiated senior secured first lien loans to privately held U.S. middle market companies, which we generally define as companies with less than $75 million in EBITDA, as may be adjusted for market disruptions, mergers and acquisitions-related charges and synergies, and other items. To a lesser extent and generally in connection with our main investment strategy, we may invest in other types of securities as well, including second lien senior secured, unsecured, subordinated, and mezzanine loans, preferred stock, equities and warrants in both private and public middle market companies.

Our level of investment activity will vary substantially from period to period depending on many factors, including the amount of debt and equity capital available to middle market companies, the level of merger and acquisition activity for such companies, the general economic environment, and the competitive environment for the types of investments we make. As a BDC, we must not acquire any assets other than “qualifying assets” specified in the 1940 Act unless, at the time the acquisition is made, at least 70% of our total assets are qualifying assets (with certain limited exceptions).

Revenues

We plan to generate revenue primarily in the form of interest and dividend income from the securities we hold and capital gains, if any, on investment securities that we may acquire in portfolio companies. We expect most of our debt investments, whether in the form of mezzanine or senior secured loans, will generally have a stated term of five to ten years and bear interest at a fixed rate or a floating rate usually determined on the basis of a benchmark, such as LIBOR or SOFR, the federal funds rate, or the prime rate. Interest on debt securities is generally payable quarterly or semiannually and while U.S. subordinated debt and corporate notes typically accrue interest at fixed rates, some of our investments may include zero coupon and/or step-up bonds that accrue income on a constant yield to call or maturity basis. In addition, some of our investments may provide for PIK interest or dividends. Such amounts of accrued PIK interest or dividends are added to the cost of the investment on the respective capitalization dates and generally become due at maturity of the investment or upon the investment being called by the issuer. In addition, we may generate revenue in the form of prepayment and other fees in connection with transactions. Loan origination fees, original issue discount and market discount or premium will be capitalized, and we will accrete or amortize such amounts as interest income. We will record prepayment premiums on debt investments as interest income when earned. Dividend income on equity investments will be recorded on the record date for private portfolio companies or on the ex-dividend date for publicly traded portfolio companies. We may also generate revenue in the form of commitment, origination, structuring fees, fees for providing managerial assistance and, if applicable, consulting fees.

Expenses

Except as specifically provided below, all investment professionals and staff of the Adviser, when and to the extent engaged in providing investment advisory services to us, and the base compensation, bonus and benefits, and the routine overhead expenses, of such personnel allocable to such services, is provided and paid for by the Adviser. We bear all other costs and expenses of our operations, administration and transactions, including, but not limited to (a) investment advisory fees, including management fees and incentive fees, to the Adviser, pursuant to the Advisory Agreement; (b) our allocable portion of compensation, overhead (including rent, office equipment and utilities) and other expenses incurred by the Administrator in performing its administrative obligations under the Administration Agreement, including but not limited to: (i) our Chief Compliance Officer, Chief Financial Officer and their respective staffs; (ii) investor relations, legal, operations and other non-investment professionals at the Administrator that performs duties for us; and (iii) any personnel of AGM or any of its affiliates providing non-investment related services to us; and (c) all other expenses of our operations, administrations and transactions.

With respect to costs incurred in connection with our organization and offering and all other costs incurred prior to the time we break escrow for the offering, the Adviser has agreed to advance all such costs on our behalf. Unless the Adviser elects to cover such expenses pursuant to the Expense Support Agreement we entered into with the Adviser, we will be obligated to reimburse the Adviser for such advanced expenses upon breaking escrow for our offering of Common Shares. See “Item 1. Business—Management and Other Agreements—Expense Support Agreement.” Any reimbursements that may be made by us in the future will not exceed actual expenses incurred by the Adviser and its affiliates.

From time to time, the Adviser, the Administrator or their affiliates may pay third-party providers of goods or services. We will reimburse the Adviser, the Administrator or such affiliates thereof for any such amounts paid on our behalf. From time to time, the Adviser or the Administrator may defer or waive fees and/or rights to be reimbursed for expenses. All of the foregoing expenses will ultimately be borne by our shareholders.

All costs incurred by the Fund in connection with its initial Private Offering and organization have been advanced by the Adviser or its affiliates subject to recoupment. The Fund’s initial Private Offering costs will be amortized over the 12 months beginning on the commencement of operations. The Adviser or its affiliates may in some circumstances be reimbursed for past payments of organization and offering costs made on the Fund’s behalf.

If actual organization costs incurred exceed 0.25% of the Fund’s total Capital Commitments, the Adviser or its affiliates will bear such excess costs for the 36 months beginning on the date which the Fund commences operations. To the extent that the Fund’s Capital Commitments later increase following such 36 month period, the Adviser or its affiliates may be reimbursed for past payments of excess organization costs made on the Fund’s behalf, provided that the total organization costs borne by the Fund do not exceed 0.25% of total Capital Commitments at any time and provided further that the Adviser or its affiliates may not be reimbursed for payment of excess organization expenses that were incurred more than three years prior to the proposed reimbursement. Any sales load, platform fees, servicing fees or similar fees or expenses charged directly to an investor in an offering by a placement agent or similar party will not be considered organization expenses of the Fund for purposes of the Fund’s cap on organization expenses. To date, the Fund’s organizational costs are less than 0.25% of the Fund’s total Capital Commitments. Accordingly, the Adviser is not expected to cover any organizational costs.

Portfolio and Investment Activity

Our portfolio and investment activity for the period from December 15, 2023 (inception) to December 31, 2023 and three months ended March 31, 2024 was as follows:

	Period Ended	Three Months Ended
	December 31, 2023	March 31, 2024
Investments made in portfolio companies	$785.4	$7.7
Investments sold	—	(8.1)

Net activity before repaid investments	$785.4	$(0.4)
Investments repaid	(1.6)	(27.3)

Net Investment activity	$783.8	$(27.7)

Portfolio companies at beginning of period	—	100
Number of new portfolio companies	100	1
Number of exited portfolio companies	—	(4)

Portfolio companies at end of period	100	97

Number of investments made in existing portfolio companies	—	—

*	Totals may not foot due to rounding

Our portfolio composition and weighted average yields as of December 31, 2023 and March 31, 2024 was as follows:

	December 31, 2023	March 31, 2024
Portfolio composition, at fair value:
First lien secured debt	785.2	759.7
Unsecured debt	—	—
Weighted average yields, at amortized cost:
First lien secured debt	12.1%	12.1%
Unsecured debt portfolio	—	—
Total portfolio	12.1%	12.1%
Interest rate type, at fair value:
Fixed rate amount	—	—
Floating rate amount	785.2	759.7
Fixed rate, as percentage of total	—	—
Floating rate, as percentage of total	100%	100%
Interest rate type, at amortized cost:
Fixed rate amount	—	—
Floating rate amount	785.3	759.1
Fixed rate, as percentage of total	—	—
Floating rate, as percentage of total	100%	100%

Hedging

The Fund may, but is not required to, enter into interest rate, foreign exchange or other derivative agreements to hedge interest rate, currency, credit or other risks, but the Fund does not generally intend to enter into any such derivative agreements for speculative purposes. Any derivative agreements entered into for speculative purposes are not expected to be material to the Fund’s business or results of operations. These hedging activities, which will be in compliance with applicable legal and regulatory requirements, may include the use of futures, options and forward contracts. The Fund will bear the costs incurred in connection with entering into, administering and settling any such derivative contracts. There can be no assurance any hedging strategy the Fund employs will be successful.

The Fund intends to qualify as a “limited derivatives user” under new SEC Rule 18f-4 under the 1940 Act, which will require the Fund to limit its derivatives exposure to 10% of its net assets at any time, excluding certain currency and interest rate hedging transactions.

Financial Condition, Liquidity and Capital Resources

We expect to generate cash primarily from (i) the net proceeds of our private offerings of our shares, (ii) cash flows from our operations, (iii) any financing arrangements we may enter into in the future and (iv) any future offerings of our equity or debt securities. Our primary uses of cash will be for (i) investments in portfolio companies and other investments, (ii) the cost of operations (including paying the Adviser and the Administrator), (iii) cost of any borrowings or other financing arrangements and (iv) cash distributions to the holders of our shares.

We have entered and may seek to enter into one or more credit facility or other financing arrangements on at least customary and market terms; however, we cannot assure you we will be able to do so. Any such incurrence may be from sources within the U.S. or from various foreign geographies or jurisdictions, and may be denominated in currencies other than the U.S. Dollar. In accordance with the 1940 Act, with certain limited exceptions, we are only allowed to incur borrowings, issue debt securities or issue preferred stock if, immediately after the borrowing or issuance, the ratio of total assets (less total liabilities other than indebtedness) to total indebtedness plus preferred stock is at least 150%.

We may enter into investment commitments through signed commitment letters that may ultimately become investment transactions in the future. We regularly evaluate and carefully consider our unfunded commitments for the purpose of planning our capital resources and ongoing liquidity, including our financial leverage.

We believe that our current cash and cash equivalents on hand, our short-term investments, proceeds from AP Credit Facility, unfunded capital commitments and our anticipated cash flows from operations will be adequate to meet our cash needs for our daily operations for at least the next twelve months.

Cash Equivalents

The Company defines cash equivalents as securities that are readily convertible into known amounts of cash and near their maturity such that they present insignificant risk of changes in value because of changes in interest rates. Generally, only securities with a maturity of three months or less from the date of purchase would qualify, with limited exceptions. The Company deems that certain money market funds, U.S. Treasury bills, repurchase agreements and other high-quality, short-term debt securities would qualify as cash equivalents. See Note 2 to our consolidated financial statements for more information.

Debt

The following table shows the contractual maturities of our debt obligations as of March 31, 2024:

	Payments Due by Period
(in millions)	Total	Less than 1 Year	1 to 3 Years	3 to 5 Years	More than 5 Years
AP Leaf Credit Facility (1)	$500.0	$—	$—	$500.0	$—

Total Debt Obligations	$500.0	$—	$—	$500.0	$—

(1)	As of March 31, 2024, aggregate lender commitments under the AP Leaf Credit Facility totaled $500 million with no unused capacity.

See Note 5 to our consolidated financial statements for the three months ended March 31, 2024 for further information on the Company’s debt.

Capital Commitments

The following table shows the funded capital commitments and total capital commitments from investors as of March 31, 2024:

	March 31, 2024
	Capital Commitments	Funded Capital Commitments	% of Capital Commitments Funded
Common Shares	$450,000	$293,587	65%

See Note 6 to our consolidated financial statements for the three months ended March 31, 2024 for further information on the Company’s capital commitments.

Off-Balance Sheet Arrangements

We may enter into investment commitments with off-balance sheet risk in the normal course of our business to fund investments and to meet the financial needs of our portfolio companies. These instruments may include commitments to extend credit and involve, to varying degrees, elements of liquidity and credit risk in excess of the amount recognized in the balance sheet. See Note 8 to our consolidated financial statements for the three months ended March 31, 2024 for further information on the Company’s unfunded commitments.

Critical Accounting Policies

Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with U.S. GAAP. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses, gains and losses. Changes in the economic environment, financial markets, credit worthiness of portfolio companies and any other parameters used in determining such estimates could cause actual results to differ materially. In addition to the discussion below, our critical accounting policies are further described in the notes to the consolidated financial statements.

Investments at Fair Value

The Fund follows guidance in ASC 820, Fair Value Measurement (“ASC 820”), where fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value measurements are determined within a framework that establishes a three-tier hierarchy which maximizes the use of observable market data and minimizes the use of unobservable inputs to establish a classification of fair value measurements for disclosure purposes. Inputs refer broadly to the assumptions that market participants would use in pricing the asset or liability, including assumptions about risk, such as the risk inherent in a particular valuation technique used to measure fair value using a pricing model and/or the risk inherent in the inputs for the valuation technique. Inputs may be observable or unobservable. Observable inputs reflect the assumptions market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Fund. Unobservable inputs reflect the Fund’s own assumptions about the assumptions market participants would use in pricing the asset or liability based on the information available. The inputs or methodology used for valuing assets or liabilities may not be an indication of the risks associated with investing in those assets or liabilities.

ASC 820 classifies the inputs used to measure these fair values into the following hierarchy:

•	Level 1: Quoted prices in active markets for identical assets or liabilities, accessible by us at the measurement date.

•

Level 2: Quoted prices for similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active, or other observable inputs other than quoted prices.

•	Level 3: Unobservable inputs for the asset or liability.

In all cases, the level in the fair value hierarchy within which the fair value measurement in its entirety falls has been determined based on the lowest level of input that is significant to the fair value measurement. Our assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to each investment. The level assigned to the investment valuations may not be indicative of the risk or liquidity associated with investing in such investments. Because of the inherent uncertainties of valuation, the values reflected in the consolidated financial statements may differ materially from the values that would be received upon an actual disposition of such investments.

Investment Valuation Process

The Board of Trustees has designated the Adviser as its “valuation designee” pursuant to Rule 2a-5 under the 1940 Act, and in that role the Adviser is responsible for performing fair value determinations relating to all of the Fund’s investments, including periodically assessing and managing any material valuation risks and establishing and applying fair value methodologies, in accordance with valuation policies and procedures that have been approved by the Fund’s Board of Trustees. Even though the Fund’s Board of Trustees designated the Fund’s Adviser as “valuation designee,” the Fund’s Board of Trustees continues to be responsible for overseeing the processes for determining fair valuation.

In calculating the value of our total assets, we value investments for which market quotations are readily available at such market quotations if they are deemed to represent fair value. Debt and equity securities that are not publicly traded or whose market price is not readily available or whose market quotations are not deemed to represent fair value are valued at fair value as determined in good faith by or under the direction of the Adviser. Market quotations may be deemed not to represent fair value in certain circumstances where the Adviser reasonably believes that facts and circumstances applicable to an issuer, a seller or purchaser or the market for a particular security causes current market quotes not to reflect the fair value of the security. Examples of these events could include cases in which material events are announced after the close of the market on which a security is primarily traded, when a security trades infrequently causing a quoted purchase or sale price to become stale or in the event of a “fire sale” by a distressed seller.

If and when market quotations are deemed not to represent fair value, we typically utilize independent third party valuation firms to assist us in determining fair value. Accordingly, such investments go through our multi-step valuation process as described below. The Adviser engages multiple independent valuation firms based on a review of each firm’s expertise and relevant experience in valuing certain securities. In each case, our independent valuation firms consider observable market inputs together with significant unobservable inputs in arriving at their valuation recommendations for such Level 3 categorized assets.

With respect to investments for which market quotations are not readily available or when such market quotations are deemed not to represent fair value, our Adviser undertakes a multi-step valuation process each quarter, as described below:

1.

Independent valuation firms engaged conduct independent appraisals and assessments for all the investments they have been engaged to review. If an independent valuation firm is not engaged during a particular quarter, the valuation may be conducted by the Adviser;

2.	At least each quarter, the valuation will be reassessed and updated by the Adviser or an independent valuation firm to reflect company specific events and latest market data;

3.	Preliminary valuation conclusions are then documented and discussed with senior management of our Adviser;

4.	The Adviser discusses valuations and determines in good faith the fair value of each investment in our portfolio based on the input of the applicable independent valuation firm; and

5.

For Level 3 investments entered into within the current quarter, the cost (purchase price adjusted for accreted original issue discount/amortized premium) or any recent comparable trade activity on the security investment shall be considered to reasonably approximate the fair value of the investment, provided that no material change has since occurred in the issuer’s business, significant inputs or the relevant environment.

Investments are valued utilizing a market approach, an income approach, or both approaches, as appropriate. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities (including a business). The income approach uses valuation techniques to convert future amounts (for example, cash flows or earnings) to a single present amount (discounted). The measurement is based on the value indicated by current market expectations about those future amounts. During the period ended December 31, 2023, there were no significant changes to the Fund’s valuation techniques and related inputs considered in the valuation process.

Investment Income Recognition

Interest income is recorded on an accrual basis and includes the accretion of discounts and amortizations of premiums. Discounts from and premiums to par value on debt investments purchased are accreted/amortized into interest income over the life of the respective security using the effective interest method. The amortized cost of debt investments represents the original cost, including loan origination fees and upfront fees received that are deemed to be an adjustment to yield, adjusted for the accretion of discounts and amortization of premiums, if any. Upon prepayment of a loan or debt security, any prepayment premiums, unamortized upfront loan origination fees and unamortized discounts are recorded as interest income in the current period.

PIK Income. The Fund may have loans in its portfolio that contain PIK provisions. PIK represents interest that is accrued and recorded as interest income at the contractual rates, increases the loan principal on the respective capitalization dates, and is generally due at maturity. Such income is included in interest income in the Fund’s statement of operations. If at any point the Fund believes PIK is not expected to be realized, the investment generating PIK will be placed on non-accrual status. When a PIK investment is placed on non-accrual status, the accrued, uncapitalized interest is generally reversed through interest income. To maintain the Fund’s status as a RIC, this non-cash source of income must be paid out to shareholders in the form of dividends, even though the Fund has not yet collected cash.

Dividend Income. Dividend income on preferred equity securities is recorded on the accrual basis to the extent that such amounts are payable by the portfolio company and are expected to be collected. Dividend income on common equity securities is recorded on the record date for private portfolio companies or on the ex-dividend date for publicly-traded portfolio companies.

Fee Income. The Fund may receive various fees in the ordinary course of business such as structuring, consent, waiver, amendment, syndication fees as well as fees for managerial assistance rendered by the Fund to the portfolio companies. Such fees are recognized as income when earned or the services are rendered.

Non-Accrual Income. Loans are generally placed on non-accrual status when there is reasonable doubt that principal or interest will be collected in full. Accrued interest is generally reversed when a loan is placed on non-accrual status. Additionally, any original issue discount and market discount are no longer accreted to interest income as of the date the loan is placed on non-accrual status. Interest payments received on non-accrual loans may be recognized as income or applied to principal depending upon management’s judgment regarding collectability. Non-accrual loans are restored to accrual status when past due principal and interest is paid current and, in management’s judgment, are likely to remain current. Management may make exceptions to this treatment and determine to not place a loan on non-accrual status if the loan has sufficient collateral value and is in the process of collection.

Quantitative and Qualitative Disclosures About Market Risk

We are subject to financial market risks, including valuation risk and interest rate risk.

Valuation Risk. Because there is not a readily available market value for most of the investments in our portfolio, we value most of our portfolio investments at fair value as determined in good faith by the Adviser under the oversight of our Board of Trustees based on, among other things, the input of our management and Audit Committee and independent valuation firms that have been engaged with the approval of our Board of Trustees to assist in the valuation of each portfolio investment without a readily available market quotation (with certain de minimis exceptions). Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of our investments may fluctuate from period to period. Additionally, the fair value of our investments may differ significantly from the values that would have been used had a ready market existed for such investments and may differ materially from the values that we may ultimately realize. Further, such investments are generally subject to legal and other restrictions on resale or otherwise are less liquid than publicly traded securities. If we were required to liquidate a portfolio investment in a forced or liquidation sale, we could realize significantly less than the value at which we have recorded it. In addition, changes in the market environment and other events that may occur over the life of the investments may cause the gains or losses ultimately realized on these investments to be different than the unrealized gains or losses reflected in the valuations currently assigned. See “Item 2. Financial Information—Discussion of Management’s Operating Plans” and “—Critical Accounting Policies—Investments at Fair Value” as well as Note 2 to our consolidated financial statements for the three months ended in March 31, 2024 for more information relating to our investment valuation.

Interest Rate Risk. Interest rate sensitivity refers to the change in our earnings that may result from changes in the level of interest rates. Because we fund a portion of our investments with borrowings, our net investment income is affected by the difference between the rate at which we invest and the rate at which we borrow. As a result, there can be no assurance that a significant change in market interest rates will not have a material adverse effect on our net investment income.

As of December 31, 2023, the majority of our debt portfolio investments bore interest at variable rates, which generally are SOFR-based (or based on an equivalent applicable currency rate) and typically have durations of one to three months after which they reset to current market interest rates, and many of which are subject to certain floors.

We regularly measure our exposure to interest rate risk. We assess interest rate risk and manage our interest rate exposure on an ongoing basis by comparing our interest rate sensitive assets to our interest rate sensitive liabilities. Based on that review, we determine whether or not any hedging transactions are necessary to mitigate exposure to changes in interest rates.

The following table shows the estimated annual impact on net investment income of base rate changes in interest rates (considering interest rate flows for variable rate instruments) to our loan portfolio and outstanding debt as of March 31, 2024, assuming no changes in our investment and borrowing structure:

Basis Point Change	Net Investment Income	Net Investment Income Per Share
Up 150 basis points	$4.1 million	$0.3367
Up 100 basis points	2.7 million	0.2244
Up 50 basis points	1.3 million	0.1122
Down 50 basis points	(1.3) million	(0.1122)
Down 100 basis points	(2.7) million	(0.2244)
Down 150 basis points	(4.1) million	(0.3367)

We may hedge against interest rate fluctuations from time-to-time by using standard hedging instruments such as futures, options and forward contracts subject to the requirements of the 1940 Act and applicable commodities laws. While hedging activities may insulate us against adverse changes in interest rates, they may also limit our ability to participate in the benefits of lower interest rates with respect to our portfolio of investments.

Results of Operations

On December 15, 2023, we commenced operations and accepted $433 million of subscriptions. Operating results for the period from December 15, 2023 (inception) to December 31, 2023 and the three months ended March 31, 2024 were as follows (dollar amounts in millions):

	Period Ended	Three Months Ended
	December 31, 2023	March 31, 2024
Total investment income	$1.3	$24.3
Net expenses	1.7	12.3

Net investment income	$(0.4)	$12.0

Net unrealized appreciation (depreciation)	(0.0)	0.7
Net realized gain (loss)	1.3	—

Net increase (decrease) in net assets resulting from operation	$0.9	$12.7

*	Totals may not foot due to rounding

Net increase (decrease) in net assets resulting from operations can vary from period to period as a result of various factors, including acquisitions, the level of new investment commitments, the recognition of realized gains and losses and changes in unrealized appreciation and depreciation on the investment portfolio. As a result, comparisons may not be meaningful.

Investment Income

Investment income, was as follows (dollar amounts in millions):

	Period Ended	Three Months Ended
	December 31, 2023	March 31, 2024
Investment income	$1.3	$—
Interest income	1.3	23.9
Dividend income	—	—
PIK interest income	—	0.2
Other income	—	0.1

Total investment income	$1.3	$24.3

*	Totals may not foot due to rounding

For the period from December 15, 2023 (inception) to December 31, 2023, total investment income was $1.3 million, driven by our initial deployment of capital. The size of our investment portfolio at fair value was $785.2 million at December 31, 2023 and the weighted average yield on the debt and income producing portfolio at fair value was 12.1%.

For the three months ended March 31, 2024, total investment income was $24.3 million, driven by our initial deployment of capital. The size of our investment portfolio at fair value was $759.7 million at March 31, 2024 and the weighted average yield on the debt and income producing portfolio at fair value was 12.1%.

Expenses

Expenses were as follows (dollar amounts in millions):

	Period Ended	Three Months Ended
	December 31, 2023	March 31, 2024
Management Fees	$—	$0.1
Incentive Fees	—	0.4
Service Fees	0.0	0.6
Interest and other debt expenses	0.6	10.4
Organization costs	0.5	—
Offering costs	—	—
Directors’ fees	—	—
Shareholder servicing fees	—	—
Administrative service expenses	—	0.1
Legal expenses	0.2	0.7
Other general and administrative expenses	0.4	0.6

Total expenses	$1.7	$12.8

Management Fees and Incentive Fees waived	—	(0.5)
Expense support	—	—

Net Expenses	$1.7	$12.3

*	Totals may not foot due to rounding

For the period from December 15, 2023 (inception) to December 31, 2023, net expenses were $1.7 million, primarily attributable to interest and other debt expenses. Interest and other debt expenses was driven by $500 million of average borrowings at a total annualized cost of debt of 9.19%. No management and performance-based incentive fees were incurred and there were no waivers for the period.

For the three months ended March 31, 2024, net expenses were $12.3 million, primarily attributable to interest and other debt expenses. Interest and other debt expenses was driven by $500 million of average borrowings at a total annualized cost of debt of 8.19%. Management and performance-based incentive fees incurred were $0.5 million. $0.5 million of the Management Fee and Incentive Fee were waived for the period. The Adviser has agreed to waive Management Fees and Incentive Fees from March 15, 2024 until March 15, 2025.

Net Realized Gain (Loss)

Net realized gain (loss) was comprised of the following (dollar amounts in millions):

	Period Ended	Three Months Ended
	December 31, 2023	March 31, 2024
Non-controlled/non-affiliated investments	$1.3	$—
Foreign currency transactions	—	—

Net realized gains (losses)	$1.3	$—

*	Totals may not foot due to rounding

For the period from December 15, 2023 (inception) to December 31, 2023, we recognized gross realized gains of $1.3 million and no gross realized losses, resulting in net realized gain of $1.3 million.

For the three months ended March 31, 2024, we recognized no gross realized gains and no gross realized losses.

Net Unrealized Gain (Loss)

Net unrealized gain (loss) was comprised of the following (dollar amounts in millions):

	Period Ended	Three Months Ended
	December 31, 2023	March 31, 2024
Non-controlled/non-affiliated investments	$(0.0)	$0.7
Foreign currency forward contracts	—	—
Foreign currency transactions	—	—

Net realized gains (losses)	$(0.0)	$0.7

*	Totals may not foot due to rounding

For the period from December 15, 2023 (inception) to December 31, 2023, we recognized no gross unrealized gains on investments and gross unrealized losses on investments of $77 thousand, including the impact of transferring unrealized to realized gains (losses), resulting in net change in unrealized losses of $77 thousand.

For the three months ended March 31, 2024, we recognized $1.6 million of gross unrealized gains on investments and gross unrealized losses on investments of $0.9 million, including the impact of transferring unrealized to realized gains (losses), resulting in net change in unrealized gains of $0.7 million.

Related Parties

See “Item 7. Certain Relationships and Related Transactions, and Trustee Independence” for a description of certain transactions and relationships with related parties.

ITEM 3.	PROPERTIES.

Our headquarters are located at 9 West 57th Street, New York, NY 10019 and are provided by the Administrator in accordance with the terms of our Administration Agreement. We believe that our office facilities are suitable and adequate for our business as it is contemplated to be conducted.

ITEM 4.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of May 10, 2024, there were 12,145,597 Common Shares outstanding. The following table sets forth information with respect to the expected beneficial ownership of our common shares as of the date of this Registration Statement, by:

•	each person known to us to be expected to beneficially own more than 5% of the outstanding shares of our common shares;

•	each of our Trustees and executive officers; and

•	all of our Trustees and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. There are no Common Shares subject to options that are currently exercisable or exercisable within 60 days of the date of this Registration Statement.

Shares Beneficially Owned
Name and address	Number	Percentage
Interested Trustees
Howard Widra	—	—
Fabrizio Bocciardi	—	—
Independent Trustees(1)
Barbara Matas	—	—
Elliot Stein, Jr.	—	—
R. Rudolph Reinfrank	—	—
Executive Officers who are not Trustees(1)
Tanner Powell	—	—
Ted McNulty	—	—
Gregory W. Hunt	—	—
Kristin Hester	—	—
Ryan Del Giudice	—	—
Other
MIC Capital Management 85 RSC Limited	12,121,306	99.8%
All officers and Trustees as a group (10 persons)	—	—

*	Represents less than 1%.
(1)	The address for each Trustee and executive officer is c/o Apollo Credit Management LLC, 9 West 57th Street, New York, NY 10019.

As of May 13, 2024:

Title of Class	Number of Record Holders
Common Shares, par value $0.001	2

ITEM 5.	TRUSTEES AND EXECUTIVE OFFICERS

Our business and affairs are managed under the direction of the Board of Trustees. The responsibilities of the Board of Trustees include, among other things, the oversight of our investment activities, the quarterly and non-quarterly valuation of our assets, oversight of our financing arrangements and corporate governance activities. Our Board of Trustees consists of five members, three of whom are not “interested persons” of the Fund or of the Adviser as defined in Section 2(a)(19) of the 1940 Act and are “independent,” as determined by the Board of Trustees. These individuals are referred to as “Independent Trustees.” Our Board of Trustees elects the Fund’s executive officers, who serve at the discretion of the Board of Trustees.

Board of Trustees and Executive Officers

Trustees

Information regarding the Board of Trustees is as follows:

Name	Year of Birth	Position	Trustee Since
Interested Trustee:
Howard Widra	1968	Chair of the Board, Trustee	2024
Fabrizio Bocciardi	1972	Trustee	2024
Independent Trustees:
Barbara Matas	1960	Trustee	2024
Elliot Stein, Jr.	1949	Trustee	2024
R. Rudolph Reinfrank	1955	Trustee	2024

Each trustee will hold office until his or her death, resignation, removal or disqualification. The address for each of our trustees is c/o Middle Market Apollo Institutional Private Lending, 9 West 57th Street, New York, NY 10019.

Executive Officers

Information regarding the executive officers of the Fund that are not Trustees is as follows:

Name	Year of Birth	Position
Tanner Powell	1979	Chief Executive Officer
Ted McNulty	1975	President and Chief Investment Officer
Gregory W. Hunt	1956	Chief Financial Officer and Treasurer
Kristin Hester	1980	Chief Legal Officer, Secretary and Vice President
Ryan Del Giudice	1990	Chief Compliance Officer and Vice President

Each officer holds office at the pleasure of the Board until the next election of officers or until his or her successor is duly elected and qualifies.

Biographical Information

Trustees

Our trustees have been divided into two groups—interested trustees and Independent Trustees. An interested trustee is an “interested person” as defined in Section 2(a)(19) of the 1940 Act. An Independent Trustee is a trustee who is not an “interested person.”

Interested Trustees

Howard Widra was elected a trustee and Chairman of the Fund in March 2024. Mr. Widra has been with Apollo and/or its affiliates since 2013 and serves as Apollo’s Head of Direct Origination. He has served as Executive Chairman of MidCap Financial Investment Corporation (“MFIC”) since August, 2022. He served as MFIC’s Chief Executive Officer from May 2018 to August 2022 and as President from June 2016 to May 2018. He has also been a Director of MFIC since May 2018. Mr. Widra was a co-founder of MidCap Financial, a middle-market specialty finance firm with $21.3 billion of annual originations, and was formerly its Chief Executive Officer. Prior to MidCap Financial, Mr. Widra was the founder and President of Merrill Lynch Capital Healthcare Finance. Prior to Merrill Lynch, Mr. Widra was President of GE Capital Healthcare Commercial Finance and held senior roles in its predecessor entities including President of Heller Healthcare Finance, and Chief Operating Officer of Healthcare Financial Partners. Mr. Widra holds a J.D., Cum Laude, from the Harvard Law School and a B.A. from the University of Michigan.

Fabrizio Bocciardi was elected a trustee of the Fund in 2024. Mr. Bocciardi is Head of Credit Investments at Mubadala, the sovereign investment company of the government of Abu Dhabi. He joined Mubadala in 2009 and he is responsible to invest in credit opportunities, currently managing a portfolio of over $13 billion of private debt opportunities across US, Europe and Asia. Mr. Bocciardi is an investment committee member of Mubadala Diversified Investment platform and board member of four investment companies in Luxembourg. Mr. Bocciardi structured and implemented the credit investment strategy for Mubadala and is leading a team of credit investment professionals to support the growth of credit portfolio in private debt opportunities. He has more than 25 years of credit experience across a variety of transactions in leveraged loans, distressed debt, real estate and asset-based financing. Before joining Mubadala, he worked at Merrill Lynch in Distressed Debt and Restructuring in London. Mr. Bocciardi joined Merrill Lynch from Credit Suisse, where he was a Vice President in the European Financial Sponsors Group. He started his professional career at Citibank working as a credit analyst. Mr. Bocciardi graduated cum laude at Universitá Commerciale “Luigi Bocconi” in Milan, Italy, with a major in Corporate Finance.

Independent Trustees

Barbara Matas was elected a trustee of the Fund in March 2024. Ms. Matas has served as a Director of MFIC since March 2017. Ms. Matas formerly served as the Chairman of Citigroup’s Leveraged Finance business from 2013 to 2016 and Co-Head from 2006 to 2013. Ms. Matas joined Citicorp in 1985 and held various leadership positions in leveraged finance and high yield capital markets at Citicorp, Salomon Brothers and Citigroup until 2006. She began her career as an auditor at Touche Ross. Ms. Matas has also been a Director of Sleep Number since 2016 and a Director of BRP Group, Inc. since February 2020. Ms. Matas holds a B.S. in Accounting and Quantitative Analysis from New York University and an MBA in Corporate Finance from the University of Michigan.

Elliot Stein, Jr. was elected a trustee of the Fund in March 2024. Mr. Stein has served as a Director of MFIC since March 2004. He currently serves as the lead Independent Director of Apollo Infrastructure Company LLC. He has served as Chairman of Acertas LLC and Senturion Forecasting, LLC (consulting firms) since 2013. He is a board member of various public companies including BellRing Brands, Inc., Apollo Senior Floating Rate Fund Inc. and Apollo Tactical Income Fund Inc. Mr. Stein is also a Director of various private companies. Mr. Stein is a Trustee of Claremont Graduate University and the New School University. He is a member of the Council on Foreign Relations. Mr. Stein received a B.A. from Claremont McKenna College.

R. Rudolph Reinfrank was elected a trustee of the Fund in March 2024. Mr. Reinfrank has served as a Director of MFIC since June 2013. Mr. Reinfrank also currently serves as a board member of Mount Logan Capital, a Canada-based asset manager and as a board member of Perception Capital II, a special purpose acquisition company. Mr. Reinfrank recently served as a Director of Kayne Anderson Acquisition Corp. and chaired its audit and conflict committees. Since October 2009, Mr. Reinfrank has served as the Managing General Partner of Riverford Partners, LLC, a strategic advisory and investment firm based in Los Angeles. Riverford Partners acts as an investor, board member and strategic adviser to growth companies and companies in transition. In 1997, he co-founded and serves as a Managing General Partner of Rader Reinfrank & Co. Mr. Reinfrank is also an advisor or board member to several privately held companies.

Executive Officers Who Are Not Trustees

Tanner Powell was elected the Chief Executive Officer of the Fund in March 2024. Mr. Powell joined Apollo in 2006. Mr. Powell has served as Chief Executive Officer of MFIC since August 2022. He served as a President of MFIC from May 2018 to August 2022 and served as Chief Investment Officer for MFIC’s investment adviser from June 2016 to August 2022. Mr. Powell is a Partner and Portfolio Manager in MFIC’s Direct Origination business. He holds leadership roles in MFIC’s Credit Business, including its aircraft leasing and lending businesses. From 2004 to 2006, Mr. Powell served as an analyst in Goldman Sachs’ Principal Investment Area (PIA). From 2002 to 2004, Mr. Powell was an analyst in the Industrials group at Deutsche Bank. He graduated from Princeton University with a B.A. in Political Economy.

Ted McNulty was elected the President and Chief Investment Officer of the Fund in March 2024. Mr. McNulty joined Apollo in 2014. He is a Managing Director in Apollo’s Credit business. He has served as President and Chief Investment Officer of MFIC since August 2022. Prior to joining Apollo, Mr. McNulty ran the mezzanine and later merchant banking business for a subsidiary of Mitsubishi UFJ, and was a director at Haland before that. Previously, he held various roles at JPMorgan and its predecessor institutions, primarily in leveraged finance. Mr. McNulty received an MBA from the Kellogg School of Management and a B.A. in Government from Harvard University.

Gregory W. Hunt was elected the Chief Financial Officer and Treasurer of the Fund in March 2024. Mr. Hunt is a Managing Director of Finance at Apollo Global Management. Inc. He has served as Chief Financial Officer and Treasurer of MFIC since May 2012. Previously, Mr. Hunt was Executive Vice President and Chief Financial Officer for Yankee Candle which he joined in April 2010. Prior to joining Yankee Candle, Mr. Hunt served as the Executive Vice President of Strategic and Commercial Development for Norwegian Cruise Lines from 2007 to 2009. Prior to joining Norwegian Cruise Lines, Mr. Hunt served as Chief Financial Officer and Chief Restructuring Officer of Tweeter Home Entertainment Group, Inc. from 2006 to 2007 and Chief Financial Officer and Co-Chief Executive of Syratech Corporation from 2001 to 2006. Prior to Syratech, Mr. Hunt held several senior financial leadership positions including Chief Financial Officer of NRT Inc., Culligan Water Technologies. Inc. and Samsonite Corporation. Mr. Hunt has also served as a Director and Chairman of the Audit Committee of Kymera International, a global manufacturer and supplier of metal products, since January 2020. and as Director and Chairman of the Audit Committee of Danimer Scientific (ONMR/NYSE), a leading developer and manufacturer of biodegradable plastic products, since June 2019. He is also the Co-Chair on the Board of Advisors for the University of Vermont School of Business. Mr. Hunt earned a bachelor’s degree in accounting and finance from the University of Vermont and is a Certified Public Accountant.

Kristin Hester was elected the Chief Legal Officer, Secretary and Vice President of the Fund in March 2024. Ms. Hester has been with Apollo since 2015 and currently serves as General Counsel—Regulated Funds. Ms. Hester has served as Senior Counsel for Apollo since 2015 and also serves as Chief Legal Officer for Apollo Debt Solutions BDC, MFIC, Apollo Senior Floating Rate Fund Inc., Apollo Tactical Income Fund Inc, Apollo Diversified Credit Fund and Redding Ridge Asset Management LLC. Prior to joining Apollo, Ms. Hester was associated with the law firms of Dechert LLP from 2009 to 2015 and Clifford Chance US LLP from 2006 to

2009. In each case, she primarily advised U.S. registered investment companies, their investment advisers, and boards of directors on various matters under the 1940 Act. Ms. Hester received her J.D. from Duke University School of Law and graduated cum laude from Bucknell University with a B.S. in Business Administration.

Ryan Del Giudice was elected the Chief Compliance Officer and Vice President of the Fund in March 2024. Mr. Del Giudice joined Apollo in 2022 and serves as the Chief Compliance Officer for the Apollo Diversified Real Estate Fund, Apollo Diversified Credit Fund, Apollo Debt Solutions BDC, MFIC, Apollo Senior Floating Rate Fund Inc. and Apollo Tactical Income Fund Inc. Before joining Apollo, Mr. Del Giudice was the Chief Compliance Officer and SVP of Operations for Griffin Capital’s interval fund platform and registered investment advisers subsidiaries from 2017 to 2022. Prior to that, Mr. Del Giudice was a Vice President at Cipperman Compliance Services (acquired by Foreside), a boutique compliance consulting firm, where he served as the Chief Compliance Officer and/or consultant for registered investment companies, business development companies and alternative asset managers. Mr. Del Giudice graduated from St. Joseph’s University with a B.S. in Business Administration and Finance.

Board Leadership Structure

Our business and affairs are managed under the direction of our Board of Trustees. Among other things, our Board of Trustees sets broad policies for us and approves the appointment of our investment adviser, administrator and officers. The role of our Board of Trustees, and of any individual Trustee, is one of oversight and not of management of our day-to-day affairs.

Under our bylaws, our Board of Trustees may designate one of our Trustees as chairperson to preside over meetings of our Board of Trustees and meetings of shareholders, and to perform such other duties as may be assigned to him or her by our Board of Trustees. The Board of Trustees has appointed Howard Widra to serve in the role of chairperson of the Board of Trustees. The chairperson’s role is to preside at all meetings of the Board of Trustees and of shareholders and to act as a liaison with the Adviser, counsel and other Trustees generally between meetings. The chairperson serves as a key point person for dealings between management and the Trustees. The chairperson also may perform such other functions as may be delegated by the Board of Trustees from time to time. The Board of Trustees reviews matters related to its leadership structure annually. The Board of Trustees has determined that its leadership structure is appropriate because it allows the Board of Trustees to exercise informed and independent judgment over the matters under its purview and it allocates areas of responsibility among committees of Trustees and the full board in a manner that enhances effective oversight.

Our Board of Trustees believes that its leadership structure is the optimal structure for us at this time. Our Board of Trustees, which will review its leadership structure periodically as part of its annual self-assessment process, further believes that its structure is presently appropriate to enable it to exercise its oversight of us.

Board Role in Risk Oversight

Our Board of Trustees performs its risk oversight function primarily through (i) its standing committees, which report to the entire Board of Trustees and (ii) active monitoring of our Chief Compliance Officer and our compliance policies and procedures. Oversight of other risks is delegated to the committees.

Oversight of our investment activities extends to oversight of the risk management processes employed by the Adviser as part of its day-to-day management of our investment activities. The Board of Trustees anticipates reviewing risk management processes at both regular and special board meetings throughout the year, consulting with appropriate representatives of the Adviser as necessary and periodically requesting the production of risk management reports or presentations. The goal of the Board of Trustee’s risk oversight function is to ensure that the risks associated with our investment activities are accurately identified, thoroughly investigated and responsibly addressed. Investors should note, however, that the Board of Trustees’ oversight function cannot eliminate all risks or ensure that particular events do not adversely affect the value of investments.

We believe that the role of our Board of Trustees in risk oversight is effective and appropriate given the extensive regulation to which we are already subject as a BDC. As a BDC, we are required to comply with certain regulatory requirements that control the levels of risk in our business and operations. For example, we are limited in our ability to enter into transactions with our affiliates, including investing in any portfolio company in which one of our affiliates currently has an investment.

Communications with Trustees

Shareholders and other interested parties may contact any member (or all members) of the Board of Trustees by mail. To communicate with the Board of Trustees, any individual Trustees or any group or committee of Trustees, correspondence should be addressed to the Board of Trustees or any such individual Trustees or group or committee of Trustees by either name or title. All such correspondence should be sent to c/o Middle Market Apollo Institutional Private Lending, 9 West 57th Street, New York, NY 10019.

Board Committees

Our Board of Trustees currently has three committees: an Audit Committee, a Nominating and Corporate Governance Committee and a Distribution Committee. We do not have a compensation committee because our executive officers do not receive any direct compensation from us. Under the Declaration of Trust, the Fund is not required to hold annual meetings.

Audit Committee

The Audit Committee will operate pursuant to a charter approved by our Board of Trustees. The charter sets forth the responsibilities of the Audit Committee. The primary function of the Audit Committee is to serve as an independent and objective party to assist the Board of Trustees in selecting, engaging and discharging our independent accountants, reviewing the plans, scope and results of the audit engagement with our independent accountants, approving professional services provided by our independent accountants (including compensation therefore), reviewing the independence of our independent accountants and reviewing the adequacy of our internal controls over financial reporting. The Audit Committee is presently composed of three persons, including Barbara Matas, Elliot Stein, Jr. and R. Rudolph Reinfrank, all of whom are considered independent for purposes of the 1940 Act. Barbara Matas serves as the chair of the Audit Committee. Our Board of Trustees has determined that Barbara Matas qualifies as an “audit committee financial expert” as defined in Item 407 of Regulation S-K under the Exchange Act. Each of the members of the Audit Committee meet the independence requirements of Rule 10A-3 of the Exchange Act and, in addition, is not an “interested person” of the Fund or of the Adviser as defined in Section 2(a)(19) of the 1940 Act.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee will operate pursuant to a charter approved by our Board of Trustees. The charter sets forth the responsibilities of the Nominating and Corporate Governance Committee, including making nominations for the appointment or election of Independent Trustees. The Nominating and Corporate Governance Committee consists of three persons, including Barbara Matas, Elliot Stein, Jr. and R. Rudolph Reinfrank, all of whom are considered independent for purposes of the 1940 Act. Elliot Stein, Jr. serves as the chair of the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee will consider nominees to the Board of Trustees recommended by a shareholder, if such shareholder complies with the advance notice provisions of our bylaws. Our bylaws provide that a shareholder who wishes to nominate a person for election as a Trustee at a meeting of shareholders must deliver written notice to our Secretary. This notice must contain, as to each nominee, all of the information relating to such person as would be required to be disclosed in a proxy statement meeting the requirements of Regulation 14A under the Exchange Act, and certain other information set forth in the bylaws. In order to be eligible to be a nominee for election as a Trustee by a shareholder, such potential nominee must deliver to our Secretary a written questionnaire providing the requested information about the background and qualifications of such person and a written representation and agreement that such person is not and will not become a party to any voting agreements, any agreement or understanding with any person with respect to any compensation or indemnification in connection with service on the Board, and would be in compliance with all of our publicly disclosed corporate governance, conflict of interest, confidentiality and share ownership and trading policies and guidelines.

Distribution Committee

The Fund intends to make monthly distributions. To assist with this, the Board of Trustees has established a Distribution Committee which has authority to declare monthly distributions up to a specified amount, as approved by the Board of Trustees, and to establish the shareholder record date and payment dates for such distributions. The Distribution Committee is presently composed of two persons, R. Rudolph Reinfrank and Howard Widra. R. Rudolph Reinfrank serves as the chair of the Distribution Committee.

ITEM 6.	EXECUTIVE COMPENSATION

Compensation of Executive Officers

We do not currently have any employees and do not expect to have any employees. Services necessary for our business are provided by individuals who are employees of our Adviser, which is also our Administrator, or its affiliates, pursuant to the terms of the Advisory Agreement and the Administration Agreement, as applicable. Our day-to-day investment operations will be managed by the Adviser. Most of the services necessary for the sourcing and administration of our investment portfolio are provided by investment professionals employed by the Adviser or its affiliates.

For the avoidance of doubt, the Fund will bear its allocable portion of the costs of the compensation, benefits, and related administrative expenses (including travel expenses) of its officers who provide operational and administrative services under the Administration Agreement, their respective staffs and other professionals who provide services to the Fund (including, in each case, employees of the Administrator or an affiliate) who assist with the preparation, coordination, and administration of the foregoing or provide other “back office” or “middle office” financial or operational services to the Fund. The Fund reimburses the Adviser (or its affiliates) for an allocable portion of the compensation paid by the Adviser (or its affiliates) to such individuals (based on a percentage of time such individuals devote, on an estimated basis, to the business and affairs of the Fund and in acting on behalf of the Fund). See “Item 1. Business—Management and Other Agreements—Advisory Agreement” and “Item 7. Certain Relationships and Related Transactions, and Trustee Independence.”

Compensation of Trustees

No compensation is paid to our trustees who are “interested persons,” as such term is defined in Section 2(a)(19) of the 1940 Act. We pay each Independent Trustee the following amounts for serving as a trustee:

•	a $150,000 annual retainer; and

•

an additional fee of $7,500 per year for the chairperson of the Audit Committee, $5,000 per year for the chairperson of the Nominating and Corporate Governance Committee and $5,000 per year for the chairperson of the Distribution Committee.

We are also authorized to pay the reasonable out-of-pocket expenses of each Independent Trustee incurred by such trustee in connection with the fulfillment of his or her duties as an Independent Trustee.

ITEM 7.	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND TRUSTEE INDEPENDENCE

Transactions with Related Persons, Promoters and Certain Control Persons

Advisory Agreement; Administration Agreement

We entered into the Advisory Agreement with the Adviser pursuant to which we will pay Management Fees and Incentive Fees to the Adviser and the Administration Agreement with the Administrator. In addition, pursuant to the Advisory Agreement and the Administration Agreement, we will reimburse the Adviser and Administrator for certain expenses as they occur. See “Item 1. Business—Management and Other Agreements—Advisory Agreement,” “Item 1. Business—Management and Other Agreements—Administration Agreement” and “Item 1. Business—Management and Other Agreements—Expense Support Agreement.” Each of the Advisory Agreement and the Administration Agreement has been approved by the Board of Trustees. Unless earlier terminated, each of the Advisory Agreement and the Administration Agreement will remain in effect for a period of two years from the date it first becomes effective and will remain in effect from year-to-year thereafter if approved annually by a majority of the Board of Trustees, including a majority of Independent Trustees, or by the holders of a majority of our outstanding voting securities.

Expense Support Agreement

We entered into the Expense Support Agreement with the Adviser pursuant to which the Adviser may elect to pay Expense Payments on our behalf, provided that no portion of the payment will be used to pay any interest expense or distribution and/or shareholder servicing fees of the Fund. See “Item 1. Business—Management and Other Agreements—Expense Support Agreement.”

License Agreement

We entered into the License Agreement with Apollo IP Holdings, LLC pursuant to which Apollo IP Holdings, LLC has agreed to grant us a non-exclusive, royalty-free license to use the name “Apollo.” Under this agreement, we have the right to use the “Apollo” name, for so long as ACM or one of its affiliates remains our Adviser. Other than with respect to this limited license, we will have no legal right to the “Apollo” name. This license agreement remains in effect for so long as the Advisory Agreement with our Adviser is in effect.

Trustee Independence

For information regarding the independence of our trustees, see “Item 5. Trustees and Executive Officers.”

ITEM 8.	LEGAL PROCEEDINGS

From time to time, we may be a party to certain legal proceedings in the ordinary course of business, including proceedings relating to the enforcement of our rights under loans to or other contracts with our portfolio companies. We are not currently subject to any material legal proceedings, nor, to our knowledge, is any material legal proceeding threatened against us.

ITEM 9.	MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Market Information

Our outstanding Common Shares will be offered and sold in private offerings exempt from registration under the Securities Act under Section 4(a)(2), Regulation D and Regulation S. There is no public market for our Common Shares currently, nor do we expect one to develop.

Because our Common Shares are being acquired by investors in one or more transactions “not involving a public offering,” they are “restricted securities” and may be required to be held indefinitely. Our Common Shares may not be sold, transferred, assigned, pledged or otherwise disposed of unless (1) our consent is granted, and (2) the Common Shares are registered under applicable securities laws or specifically exempted from registration (in which case the shareholder may, at our option, be required to provide us with a legal opinion, in form and substance satisfactory to us, that registration is not required). Accordingly, an investor must be willing to bear the economic risk of investment in the Common Shares until we are liquidated. No sale, transfer, assignment, pledge or other disposition, whether voluntary or involuntary, of the Common Shares may be made except by registration of the transfer on our books. Each transferee will be required to execute an instrument agreeing to be bound by these restrictions and the other restrictions imposed on the Common Shares and to execute such other instruments or certifications as are reasonably required by us.

Common Shares will be offered for subscription on a continuous basis. Each investor in the Private Offering will purchase Common Shares pursuant to a Subscription Agreement.

In connection with the approval of the Third Amended and Restated Agreement and Declaration of Trust and our election to be regulated as a BDC, each Common Share had a Per Share NAV of $25. The purchase price per Common Share in the Private Offering will equal our Per Share NAV as determined within 48 hours of the applicable Capital Drawdown Date, excluding Sundays and holidays, of such sale, subject to certain exceptions and calculated in accordance with the 1940 Act.

Holders

The Fund’s common shareholders are entitled to one vote for each Common Share held on all matters submitted to a vote of shareholders, and to receive distributions declared by the Board. The rights of common shareholders are subject to the Declaration of Trust and the bylaws. Please see “Item 4. Security Ownership of Certain Beneficial Owners and Management” for disclosure regarding the holders of our Common Shares.

Valuation of Portfolio Securities

We will determine the Per Share NAV at least quarterly and as necessary for each Drawdown Purchase, which will be subject to the limitations of Section 23(b) under the 1940 Act (which generally prohibits us from issuing Common Shares at a price below the then-current net asset value of the Common Shares as determined within 48 hours, excluding Sundays and holidays, of such issuance (taking into account any investment valuation adjustments from the latest quarterly valuation date in accordance with the Fund’s valuation policy), subject to certain exceptions). The Per Share NAV of our outstanding Common Shares is determined by dividing the value of our total assets minus our liabilities by the total number of our shares outstanding.

In calculating the value of our total assets, we value investments for which market quotations are readily available at such market quotations if they are deemed to represent fair value. Debt and equity securities that are not publicly traded or whose market price is not readily available or whose market quotations are not deemed to represent fair value are valued at fair value as determined in good faith by or under the direction of our Board of Trustees. Market quotations may be deemed not to represent fair value in certain circumstances where the Adviser reasonably believes that facts and circumstances applicable to an issuer, a seller or purchaser or the market for a particular security causes current market quotes not to reflect the fair value of the security. Examples of these events could include cases in which material events are announced after the close of the market on which a security is primarily traded, when a security trades infrequently causing a quoted purchase or sale price to become stale or in the event of a “fire sale” by a distressed seller.

If and when market quotations are deemed not to represent fair value, we typically utilize independent third party valuation firms to assist us in determining fair value. Accordingly, such investments go through our multi-step valuation process as described below. In each case, our independent valuation firms consider observable market inputs together with significant unobservable inputs in arriving at their valuation recommendations for such Level 3 categorized assets.

With respect to investments for which market quotations are not readily available or when such market quotations are deemed not to represent fair value, our Board of Trustees has approved a multi-step valuation process each quarter, as described below:

1.

Independent valuation firms engaged conduct independent appraisals and assessments for all the investments they have been engaged to review. If an independent valuation firm is not engaged during a particular quarter, the valuation may be conducted by the Adviser;

2.	At least each quarter, the valuation will be reassessed and updated by the Adviser or an independent valuation firm to reflect company specific events and latest market data;

3.	Preliminary valuation conclusions are then documented and discussed with senior management of our Adviser;

4.	The Adviser discusses valuations and determines in good faith the fair value of each investment in our portfolio based on the input of the applicable independent valuation firm; and

5.

For Level 3 investments entered into within the current quarter, the cost (purchase price adjusted for accreted original issue discount/amortized premium) or any recent comparable trade activity on the security investment shall be considered to reasonably approximate the fair value of the investment, provided that no material change has since occurred in the issuer’s business, significant inputs or the relevant environment.

Investments are valued utilizing a market approach, an income approach, or both approaches, as appropriate. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities (including a business). The income approach uses valuation techniques to convert future amounts (for example, cash flows or earnings) to a single present amount (discounted). The measurement is based on the value indicated by current market expectations about those future amounts. In following these approaches, the types of factors that we may take into account in fair value pricing our investments include, as relevant:

•	available current market data, including relevant and applicable market trading and transaction comparables,

•	applicable market yields and multiples,

•	security covenants,

•	seniority of investments in the investee company’s capital structure,

•	call protection provisions,

•	information rights,

•	the nature and realizable value of any collateral,

•	the portfolio company’s ability to make payments,

•	its earnings and discounted cash flows,

•	the markets in which the portfolio company does business,

•	comparisons of financial ratios of peer companies that are public,

•	M&A comparables,

•	our principal market (as the reporting entity) and

•	enterprise values, among other factors.

Investments determined by these valuation procedures to have a fair value of less than $1 million during the prior fiscal quarter may be valued based on inputs identified by the Investment Adviser without the necessity of obtaining valuation from an independent valuation firm, if once annually an independent valuation firm using the procedures described herein provides valuation analysis.

Determination of fair values involves subjective judgments and estimates not susceptible to substantiation by auditing procedures. Accordingly, under current auditing standards, the notes to our financial statements incorporated by reference in this Registration Statement, refer to the uncertainty with respect to the possible effect of such valuations, and any change in such valuations, on our financial statements.

As part of its oversight, our Board of Trustees reviews the valuations of our portfolio investments quarterly and, no less frequently than annually, the adequacy of our policies and procedures regarding valuations and the effectiveness of their implementation.

Dividend Policy

To obtain and maintain our RIC tax status, we must distribute (or be treated as distributing) in each taxable year dividends for tax purposes of an amount equal to at least 90% of our investment company taxable income (which includes, among other items, dividends, interest, the excess of any net short-term capital gains over net long-term capital losses, as well as other taxable income, excluding any net capital gains reduced by deductible expenses) and 90% of our net tax-exempt income for that taxable year. As a RIC, we generally will not be subject to corporate-level U.S. federal income tax on our investment company taxable income and net capital gains that we distribute to shareholders. In addition, to avoid the imposition of a nondeductible 4% U.S. federal excise tax, we must distribute (or be treated as distributing) in each calendar year an amount at least equal to the sum of:

•	98% of our ordinary net income for the calendar year, excluding ordinary gains and losses, recognized during a calendar year;

•	98.2% of our capital gain net income, adjusted for certain ordinary gains and losses, recognized for the twelve-month period ending on October 31 of such calendar year; and

•	100% of any income or gains recognized, but not distributed in preceding years.

While we intend to distribute income and capital gains to minimize exposure to the 4% excise tax, we may not be able to, or may choose not to, distribute amounts sufficient to avoid the imposition of the tax entirely. In that event, we will be liable for the tax only on the amount by which we do not meet the foregoing distribution requirement.

We generally expect to distribute substantially all of our earnings on a quarterly basis, but will reinvest dividends on behalf of those investors that do not elect to receive their dividends in cash. See “Item 1. Business—Dividend Reinvestment Plan” for a description of our dividend policy. One or more of the considerations described below, however, could result in the deferral of dividend distributions until the end of the fiscal year:

We may make investments that are subject to tax rules that require us to include amounts in our income before we receive cash corresponding to that income or that defer or limit our ability to claim the benefit of deductions or losses. For example, if we hold securities issued with original issue discount, that original issue discount may be accrued in income before we receive any corresponding cash payments. Similarly, the terms of the debt instruments that we hold may be modified under certain circumstances. These modifications may be considered “significant modifications” for U.S. federal income tax purposes that give rise to deemed debt-for-debt exchange upon which we may recognize taxable income or gain without a corresponding receipt of cash.

In cases where our taxable income exceeds our available cash flow, we will need to fund distributions with the proceeds of sale of securities or with borrowed money, and may raise funds for this purpose opportunistically over the course of the year.

In certain circumstances (e.g., where we are required to recognize income before or without receiving cash representing such income), we may have difficulty making distributions in the amounts necessary to satisfy the requirements for maintaining RIC status and for avoiding U.S. federal income and excise taxes. Accordingly, we may have to sell investments at times we would not otherwise consider advantageous, raise additional debt or equity capital or reduce new investment originations to meet these distribution requirements. If we are not able to obtain cash from other sources, we may fail to qualify as a RIC and thereby be subject to corporate-level U.S. federal income tax.

If in any particular taxable year, we do not qualify as a RIC, all of our taxable income (including our net capital gains) will be subject to tax at regular corporate rates without any deduction for distributions to shareholders, and distributions will be taxable to our shareholders as ordinary dividends to the extent of our current or accumulated earnings and profits, and distributions would not be required. Distributions in excess of our current and accumulated earnings and profits would be treated first as a return of capital to the extent of the shareholder’s tax basis, and any remaining distributions would be treated as capital gain. If we fail to qualify as a RIC for a period greater than two consecutive taxable years, to qualify as a RIC in a subsequent year we may be subject to regular corporate tax on any net built-in gains with respect to certain of our assets (that is, the excess of the aggregate gains, including items of income, over aggregate losses that would have been realized with respect to such assets if we had sold the property at fair market value at the end of the taxable year) that we elect to recognize on requalification or when recognized over the next five years.

In the event we invest in foreign securities, we may be subject to withholding and other foreign taxes with respect to those securities. We do not expect to satisfy the conditions necessary to pass through to our shareholders their share of the foreign taxes paid by us.

Reports to Shareholders

The Fund will furnish to shareholders as soon as commercially practicable after the end of each taxable year and each calendar year such information as is necessary for them to complete U.S. federal and state income tax or information returns, along with any other tax information required by law.

Annual and quarterly reports, including audited financial statements filed with the SEC, will be made available to investors.

Depending on legal requirements, the Fund may provide this information to shareholders via U.S. mail or other courier, electronic delivery, or some combination of the foregoing. Information about the Fund will also be available on the SEC’s website at www.sec.gov.

ITEM 10.	RECENT SALES OF UNREGISTERED SECURITIES

On December 15, 2023, MIC Capital Management 85 RSC Limited funded $293,000,000 and MidCap Finco Designated Activities Company, an affiliate of the Adviser, funded $587,174, in reliance upon the available exemptions from registration requirements of Section 4(a)(2) of the Securities Act, to purchase interests of the Fund, which was then converted to 12,121,306 and 24,291 shares, respectively, as of the date of this Registration Statement.

Each purchaser of Common Shares in the Private Offering will be required to represent that it is: (i) either an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act or, in the case of Common Shares sold outside the United States, is not a “U.S. person” in accordance with Regulation S of the Securities Act; and (ii) is acquiring the Common Shares purchased by it for investment and not with a view to resale or distribution. We did not engage in general solicitation or advertising with regard to the private placement and did not offer securities to the public in connection with such issuance and sale.

ITEM 11.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

Description of our Common Shares

General

The terms of the Declaration of Trust authorize an unlimited number of Common Shares, 12,145,597 of which is outstanding as of the date of this Registration Statement. There is currently no market for the Common Shares, and there can be no assurance that a market for the Common Shares will develop in the future.

Common Shares

Under the terms of the Fund’s Declaration of Trust, all Common Shares, when they are issued in accordance with the terms of the Declaration of Trust, will be duly authorized, validly issued, fully paid and nonassessable. Dividends and distributions may be paid to shareholders if, as and when authorized by the Board of Trustees and declared by the Fund out of funds legally available therefore. Except as may be provided by the Board of Trustees in setting the terms of classified or reclassified shares, the Common Shares will have no preemptive, exchange, conversion, appraisal or redemption rights. In the event of liquidation, dissolution or winding up, each of the Common Shares would be entitled to share pro rata in all of the Fund’s assets that are legally available for distribution after the Fund pays all debts and other liabilities and subject to any preferential rights of holders of the Fund’s preferred shares, if any preferred shares are outstanding at such time. Subject to the rights of holders of any other class or series of shares, each whole share of the Common Shares will be entitled to one vote (and each fractional share of the Common Shares will be entitled to a proportionate fractional vote) on all matters submitted to a vote of shareholders, including the election of Trustees. Except as may be provided by the Board of Trustees in setting the terms of classified or reclassified shares, and subject to the express terms of any class or series of preferred shares, the shareholders shall have no power to vote on any matter except matters on which a vote of shareholders is required by the 1940 Act, the Declaration of Trust or resolution of the Trustees. There will be no cumulative voting in the election or removal of Trustees. Subject to the special rights of the holders of any class or series of preferred shares to elect Trustees, each Trustee will be elected by a plurality of the votes cast with respect to such Trustee’s election. Pursuant to, and in accordance with, the Fund’s Declaration of Trust, the Fund’s Board of Trustees may amend the Declaration of Trust to alter the vote required to elect trustees.

Preferred Shares

Under the terms of the Declaration of Trust, our Board of Trustees is authorized to issue preferred shares in one or more series without shareholder approval. Prior to the issuance of shares of each series, our Board of Trustees is required by the Declaration of Trust to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms or conditions of redemption for each series. The 1940 Act limits our flexibility as certain rights and preferences of the preferred shares require, among other things: (i) immediately after issuance and before any distribution is made with respect to shares, we must meet an asset coverage ratio of total assets to total senior securities, which include all of our borrowings and preferred shares, of at least 150%; and (ii) the holders of preferred shares, if any are issued, must be entitled as a class to elect two Trustees at all times and to elect a majority of the Trustees if and for so long as dividends on the preferred shares are unpaid in an amount equal to two full years of dividends on the preferred shares.

Transfer and Resale Restrictions

To the fullest extent permitted by law, shareholders may not make any Transfer of their Common Shares unless (i) the Adviser, in its sole discretion, gives its consent and, if required by our lending arrangements, our lenders give consent and (ii) the Transfer is made in accordance with applicable securities laws. In addition, shareholders may not Transfer, including pursuant to any tender offer by the Fund, any of their Shares prior to the expiration of their Commitment Period. No Transfer will be effectuated except by registration of the Transfer on our books. Each transferee must agree to be bound by these restrictions and all other obligations as a shareholder.

Redemptions by the Fund

Each Common Share is subject to redemption (out of the assets of the Fund) by the Fund at the redemption price equal to the then-current Per Share NAV of the Fund determined in accordance with the Declaration of Trust at any time if the Trustees determine in their sole discretion that a shareholder has breached any of its representations or warranties contained in such shareholder’s Subscription Agreement with the Fund, and upon such redemption the holders of the Common Shares so redeemed shall have no further right with respect thereto other than to receive payment of such redemption price.

Delaware Law and Certain Declaration of Trust Provisions

Organization and Duration

We are a Delaware statutory trust and will remain in existence until dissolved in accordance with our Declaration of Trust or pursuant to Delaware law.

Purpose

Under the Declaration of Trust, the purpose of the Fund is to conduct, operate and carry on the business of a business development company within the meaning of the 1940 Act. In furtherance of the foregoing, it shall be the purpose of the Fund to do everything necessary, suitable, convenient or proper for the conduct, promotion and attainment of any businesses and purposes which at any time may be incidental or may appear conducive or expedient for the accomplishment of the business of a business development company regulated under the 1940 Act and which may be engaged in or carried on by a statutory trust organized under the Delaware Statutory Trust Statute, and in connection therewith the Fund shall have the power and authority to engage in the foregoing and may exercise all of the powers conferred by the laws of the State of Delaware upon a Delaware statutory trust.

Agreement to be Bound by the Declaration of Trust; Power of Attorney

By subscribing for the Common Shares, investors will be deemed to have agreed to be bound by the terms of the Declaration of Trust. Pursuant to the Declaration of Trust, each shareholder and each person who acquires Common Shares from a shareholder grants to the Trustees and the officers of the Fund (and any substitute or successor Trustees or any substitute or successor officer of the Fund) (and, if appointed, any liquidator of the Fund) a power of attorney to, among other things, execute and file documents required for our qualification, continuance or dissolution. The power of attorney also grants our Board of Trustees the authority to make certain amendments to, and to make consents and waivers under and in accordance with, the Declaration of Trust.

Action by Shareholders

The shareholders will only have voting rights as required by the 1940 Act or as otherwise provided for in the Declaration of Trust. Under the Declaration of Trust, the Fund is not required to hold annual meetings and does not intend to do so. Special meetings called by the Trustees will be limited to the purposes for any such special meeting set forth in the notice thereof. Special meetings shall be called by any Trustee for any proper purpose upon written request of shareholders of the Fund holding in the aggregate not less than thirty-three and one-third percent (331/3%) of the outstanding Common Shares of the Fund, such request specifying the purpose or purposes for which such meeting is to be called, provided that in the case of a meeting called by any Trustee at the request of shareholders for the purpose of electing Trustees or removing the Adviser, written request of shareholders of the Fund holding in the aggregate not less than fifty-one percent (51%) of the outstanding Common Shares of the Fund or class or series of Common Shares having voting rights on the matter shall be required. These provisions will have the effect of significantly reducing the ability of shareholders being able to have proposals considered at a meeting of shareholders.

With respect to special meetings of shareholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of persons for election to the Board of Trustees at a special meeting may be made only (1) pursuant to our notice of the meeting, (2) by the Board of Trustees or (3) provided that the Board of Trustees has determined that trustees will be elected at the meeting, by a shareholder who is entitled to vote at the meeting.

A Trustee may be removed for cause only by action taken by a majority of the remaining Trustees (or in the case of the removal of a Trustee that is not an “interested person” as defined in the 1940 Act, a majority of the remaining Trustees that are not “interested persons” as defined in the 1940 Act) and by the holders of at least a majority of the Common Shares then entitled to vote in an election of such Trustee.

Amendment of the Declaration of Trust; No Approval by Shareholders

The Trustees may, without shareholder vote, amend or otherwise supplement the Declaration of Trust. Shareholders shall only have the right to vote: (i) on any amendment to the amendment provision of the Declaration of Trust, (ii) on any amendment that would adversely affect the powers, preferences or special rights of the Common Shares as determined by the Trustees in good faith and (iii) on any amendment submitted to them by the Trustees. A proposed amendment to the Declaration of Trust requires the affirmative vote of a majority of the Board of Trustees present (a quorum being present) at a meeting for adoption or, without a meeting, written consent to the amendment by the number of Trustees required for approval at a meeting of the Trustees at which all of the Trustees are present and voted.

Merger, Conversion, Sale or Other Disposition of Assets

The Board of Trustees may, without the approval of holders of our outstanding Common Shares, cause us to, among other things, sell, exchange or otherwise dispose of all or substantially all of our assets in a single transaction or a series of related transactions, or approve on our behalf the sale, exchange or other disposition of all or substantially all of our assets. The Board of Trustees also may, without the approval of holders of our outstanding Common Shares, cause and approve a merger, conversion or other reorganization of the Fund. The Board of Trustees may also cause the sale of all or substantially all of our assets under a foreclosure or other realization without shareholder approval. Shareholders are not entitled to dissenters’ rights of appraisal under the Declaration of Trust or applicable Delaware law in the event of a merger, conversion or consolidation, a sale of all or substantially all of our assets or any other similar transaction or event. Notwithstanding the foregoing, shareholders will be given an opportunity to vote on such a transaction if required by the 1940 Act or if such a transaction is otherwise reasonably anticipated to result in a material dilution of the Per Share NAV of the Fund.

Derivative Actions

No person, other than a Trustee, who is not a shareholder shall be entitled to bring any derivative action, suit or other proceeding on behalf of the Fund.

In addition to the requirements set forth in Section 3816 of the Delaware Statutory Trust Statute, a shareholder may bring a derivative action on behalf of the Fund only if the following conditions are met: (i) the shareholder or shareholders must make a pre-suit demand upon the Board of Trustees to bring the subject action unless an effort to cause the Board of Trustees to bring such an action is not likely to succeed; and a demand on the Board of Trustees shall only be deemed not likely to succeed and therefore excused if a majority of the Board of Trustees, or a majority of any committee established to consider the merits of such action, is composed of Trustees who are not “independent trustees” (as that term is defined in the Delaware Statutory Trust Statute); and (ii) unless a demand is not required under clause (i) above, the Board of Trustees must be afforded a reasonable amount of time to consider such shareholder request and to investigate the basis of such claim. For purposes of this paragraph, the Board of Trustees may designate a committee of one or more Trustees to consider a shareholder demand.

Except for claims arising under the U.S. federal securities laws, including, without limitation, the 1940 Act, all suits, claims or other actions (collectively, “claims”) under the applicable law (i) must be brought as derivative claims, (ii) holders of at least 10% of the outstanding Common Shares, as disclosed in our Declaration of Trust, must join in the bringing of such action, and (iii) the Board of Trustees shall be entitled to retain counsel and other advisers in considering the merits of the request and may require an undertaking by the shareholders making such request to reimburse the Fund for the expense of any such counsel and advisers in the event that the Board of Trustees determines not to bring such action, each shareholder agrees that any claim that affects all shareholders of the Fund or any series or class equally, that is, proportionately based on their number of Common Shares in the Fund or in such series of class, must be brought as a derivative claim subject to the derivative actions section of the Declaration of Trust irrespective of whether such claim involves a violation of the shareholder’s rights under the Declaration of Trust or any other alleged violation of contractual or individual rights that might otherwise give rise to a direct claim.

Exclusive Delaware Jurisdiction

Each Trustee, each officer and, except as otherwise agreed in writing by the Fund, the Adviser and/or affiliates of the Adviser, each person legally or beneficially owning a Common Share or an interest in a Common Share of the Fund (whether through a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing or otherwise), to the fullest extent permitted by law, including Section 3804(e) of the Delaware Statutory Trust Statute, (i) irrevocably agrees that any claims, suits, actions or proceedings asserting a claim governed by the internal affairs (or similar) doctrine or arising out of or relating in any way to the Fund, the Delaware Statutory Trust Statute, the Declaration of Trust or the bylaws of the Fund (including, without limitation, any claims, suits, actions or proceedings to interpret, apply or enforce (A) the provisions of the Declaration of Trust or the bylaws of the Fund, or (B) the duties (including fiduciary duties), obligations or liabilities of the Fund to the shareholders or the Board of Trustees, or of officers or the Board of Trustees to the Fund, to the shareholders or each other, or (C) the rights or powers of, or restrictions on, the Fund, the officers, the Board of Trustees or the shareholders, or (D) any provision of the Delaware Statutory Trust Statute or other laws of the State of Delaware pertaining to trusts made applicable to the Fund pursuant to Section 3809 of the Delaware Statutory Trust Statute, or (E) any other instrument, document, agreement or certificate contemplated by any provision of the Delaware Statutory Trust Statute, the Declaration of Trust or the bylaws of the Fund relating in any way to the Fund (regardless, in each case, of whether such claims, suits, actions or proceedings (x) sound in contract, tort, fraud or otherwise, (y) are based on common law, statutory, equitable, legal or other grounds, or (z) are derivative or direct claims)), shall be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court in the State of Delaware with subject matter jurisdiction; provided, however, that the Federal District Courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the 1940 Act, the Securities Act, and the Exchange Act, (ii) irrevocably submits to the exclusive jurisdiction of such courts in connection with any such claim, suit, action or proceeding, (iii) irrevocably agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of such courts or any other court to which proceedings in such courts may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum, or (C) the venue of such claim, suit, action or proceeding is improper, (iv) consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices under the Declaration of Trust, and agrees that such service shall constitute good and sufficient service of process and notice thereof; provided, nothing in clause (iv) hereof shall affect or limit any right to serve process in any other manner permitted by law, and (v) irrevocably waives any and all right to trial by jury in any such claim, suit, action or proceeding.

Books and Reports

We are required to keep appropriate books of our business at our principal offices. The books will be maintained for both tax and financial reporting purposes on an accrual basis in accordance with U.S. GAAP.

ITEM 12.	INDEMNIFICATION OF TRUSTEES AND OFFICERS

The Declaration of Trust provides that, to the fullest extent permitted by applicable law, none of the Fund’s officers, trustees or employees (each, an “Indemnified Person”) will be liable to the Fund or to any shareholder for any act or omission performed or omitted by any such Indemnified Person (including any acts or omissions of or by another Indemnified Person), in the absence of willful misfeasance, gross negligence, bad faith, reckless disregard of the duties involved in the conduct of such Indemnified Person’s respective position or criminal wrongdoing on its part (“Indemnified Person Disabling Conduct”).

The Fund will indemnify each Indemnified Person for any loss or damage incurred by it in connection with any matter arising out of, or in connection with, the Fund, including the operations of the Fund and the offering of Common Shares, except for losses incurred by an Indemnified Person arising solely from the Indemnified Person’s own Indemnified Person Disabling Conduct.

Under the indemnification provision of the Declaration of Trust, expenses (including attorneys’ fees) incurred by each Indemnified Person in defending any action, suit or proceeding for which they may be entitled to indemnification shall be paid in advance of the final disposition of the action, suit or proceeding. However, any such indemnification or payment or reimbursement of expenses will be subject to the applicable requirements of the 1940 Act.

So long as the Fund is regulated under the 1940 Act, the above indemnification and limitation of liability is limited by the 1940 Act or by any valid rule, regulation or order of the SEC thereunder. The 1940 Act provides, among other things, that a company may not indemnify any trustee or officer against liability to it or its security holders to which he or she might otherwise be subject by reason of his or her willful misfeasance, bad faith or gross negligence. In addition, the Fund has obtained liability insurance for its officers and trustees.

ITEM 13.	FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Set forth below is an index to our financial statements attached to this Registration Statement.

ITEM 14.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There are not and have not been any disagreements between us and our accountant on any matter of accounting principles, practices, or financial statement disclosure.

ITEM 15.	FINANCIAL STATEMENTS AND EXHIBITS

(a)	List separately all financial statements filed

The financial statements attached to this Registration Statement are listed under “Item 13. Financial Statements and Supplementary Data.”

(b)	Exhibits

Exhibit Index

3.1	Third Amended and Restated Agreement and Declaration of Trust(1)

3.2	Fourth Amended and Restated Agreement and Declaration of Trust*

3.3	Bylaws(1)

4.1	Form of Subscription Agreement(1)

10.1	Advisory Agreement(1)

10.2	Administration Agreement(1)

10.3	License Agreement(1)

10.4	Dividend Reinvestment Plan(1)

10.5	Expense Support Agreement(1)

10.6	Loan and Security Agreement(1)

14.1	Fund Code of Ethics(1)

14.2	Adviser Code of Ethics(1)

(1)	Previously filed in connection with the Registrant’s Registration Statement on Form 10 (File No. 000-56645) filed on March 15, 2024.
(*)	Filed herewith.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

MIDDLE MARKET APOLLO INSTITUTIONAL PRIVATE LENDING

By:	/s/ Tanner Powell
Name:	Tanner Powell
Title:	Chief Executive Officer

Date: May 13, 2024

Signature Page to Form 10

Middle Market Apollo Institutional Private Lending

Consolidated Financial Statements of Middle Market Apollo Institutional Private Lending as of December 31, 2023 and for the period from December 15, 2023 (Commencement of Operations) to December 31, 2023 and Independent Auditor’s Report

MIDDLE MARKET APOLLO INSTITUTIONAL PRIVATE LENDING

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To Middle Market Apollo Institutional Private Lending:

Opinion on the Financial Statements

We have audited the accompanying consolidated statement of assets and liabilities of Middle Market Apollo Institutional Private Lending and its subsidiary (the “Company”), including the consolidated schedule of investments, as of December 31, 2023, the related consolidated statements of operations, changes in net assets and cash flows for the period from December 15, 2023 (commencement of operations) through December 31, 2023 and the related notes (referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023, and the related results of operations, net assets, and cash flows for the period then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. Our procedures included confirmation of securities owned as of December 31, 2023, by correspondence with the custodian, brokers and selling or agent banks; when replies were not received from brokers and selling or agent banks, we performed other auditing procedures. We believe that our audits provide a reasonable basis for our opinion.

/s/ Deloitte & Touche LLP

New York, New York

March 14, 2024

We have served as the Company’s auditor since 2023.

See notes to consolidated financial statements

MIDDLE MARKET APOLLO INSTITUTIONAL PRIVATE LENDING

CONSOLIDATED STATEMENT OF ASSETS AND LIABILITIES

(In thousands)

December 31, 2023
Assets
Investments at fair value:
Non-controlled/non-affiliated investments (cost — $785,277 at December 31, 2023)	$785,199
Cash and cash equivalents	3,176
Receivable for investments sold	1,558
Interest receivable	1,262

Total assets	$791,195

Liabilities
Debt	$494,845
Interest payable	606
Service fees payable	38
Other liabilities and accrued expenses	1,256

Total liabilities	$496,745

Total Net Assets	$294,450

See notes to consolidated financial statements

MIDDLE MARKET APOLLO INSTITUTIONAL PRIVATE LENDING

CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands)

Period Ended December 31,
2023
Investment Income
Non-controlled/non-affiliated investments:
Interest income	$1,326

Total Investment Income	$1,326

Operating Expenses
Service fees	$38
Interest and other debt expenses	638
Organization costs	470
Other general and administrative expenses	550

Total expenses	1,696

Net Investment Income	$(370)

Net Realized and Change in Unrealized Gains (Losses)
Net realized gains (losses):
Non-controlled/non-affiliated investments	$1,310

Net realized gains (losses)	$1,310

Net change in unrealized gains (losses):
Non-controlled/non-affiliated investments	(77)

Net unrealized gains (losses)	(77)

Net Realized and Change in Unrealized Gains (Losses)	$1,233

Net Increase (Decrease) in Net Assets Resulting from Operations	$863

See notes to consolidated financial statements

MIDDLE MARKET APOLLO INSTITUTIONAL PRIVATE LENDING

CONSOLIDATED STATEMENT OF CHANGES IN NET ASSETS

(In thousands)

Period Ended December 31,
2023
Balance as of December 15, 2023	$—
Capital Contributions	293,587
Capital Distributions	—
Net Increase (Decrease) in Net Assets Resulting from Operations	863

Balance as of December 31, 2023	$294,450

See notes to consolidated financial statements

MIDDLE MARKET APOLLO INSTITUTIONAL PRIVATE LENDING

CONSOLIDATED STATEMENT OF CASH FLOWS

(In thousands)

Period Ended December 31,
2023
Operating Activities
Net increase (decrease) in net assets resulting from operations	$863
Net realized (gain) loss on investments	(1,310)
Net change in unrealized (gains) losses on investments	77
Payment-in-kind interest capitalized	—
Net accretion of discount and amortization of premium	(63)
Amortization of deferred financing costs	32
Purchases of investments	(785,461)
Proceeds from sale of investments and principal repayments	1,558
Changes in operating assets and liabilities:
Interest receivable	(1,262)
Receivable for investments sold	(1,558)
Interest payable	606
Service fees payable	38
Other liabilities and accrued expenses	1,256

Net Cash Used in/Provided by Operating Activities	$(785,224)

Financing Activities
Issuances of debt	$500,000
Payments of debt	—
Financing costs paid and deferred	(5,187)
Proceeds from issuance of common shares	293,587
Distributions paid	—

Net Cash Used in/Provided by Financing Activities	$788,400

Cash, Cash Equivalents and Foreign Currencies
Net increase (decrease) in cash and cash equivalents and foreign currencies during the period	$3,176
Effect of foreign exchange rate changes on cash and cash equivalents	—
Cash, cash equivalents and foreign currencies as of December 15, 2023 (beginning of period)	—

Cash and Cash Equivalents as of December 31, 2023 (end of period)	$3,176

See notes to consolidated financial statements

MIDDLE MARKET APOLLO INSTITUTIONAL PRIVATE LENDING

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 31, 2023

(In thousands)

Industry/Company	Investment Type	Interest Rate (8)	Maturity Date	Par/Shares (3)	Cost (13)	Fair Value (1)(14)
Aerospace & Defense
SI Holdings, Inc.
SI Holdings, Inc.	First Lien Secured Debt	S+610, 1.00% Floor	12/31/2027	$7,979	$7,894	$7,894	(4)(10)

		Total Aerospace & Defense			$7,894	$7,894

Automobile Components
AAMP Global Holdings, Inc.
AAMP Global Holdings, Inc.	First Lien Secured Debt	S+585, 1.00% Floor	11/5/2025	$7,979	$7,890	$7,889	(4)(10)
Rapid Express Car Wash, LLC
Rapid Express Car Wash, LLC	First Lien Secured Debt	S+635, 1.00% Floor	12/23/2027	8,000	7,807	7,806	(4)(10)
TRUCK-LITE CO LLC
Truck-Lite Co., LLC	First Lien Secured Debt	S+635, 1.00% Floor	12/14/2026	7,979	7,870	7,870	(4)(10)

		Total Automobile Components			$23,567	$23,565

Building Products
Carr and Duff, LLC
Carr and Duff, LLC	First Lien Secured Debt	S+630, 1.00% Floor	3/11/2027	$7,980	$7,869	$7,869	(4)(10)
SAFEbuilt, LLC
SAFEbuilt, LLC	First Lien Secured Debt	S+685, 1.00% Floor	12/31/2025	8,099	8,039	8,037	(4)(10)

		Total Building Products			$15,908	$15,906

Capital Markets
STOUT INTERMEDIATE II
Stout Intermediate II, LLC	First Lien Secured Debt	S+585, 1.00% Floor	11/22/2027	$7,980	$7,841	$7,841	(4)(9)

		Total Capital Markets			$7,841	$7,841

Chemicals
Universal Fiber Systems LLC
Universal Fiber Systems LLC	First Lien Secured Debt	S+561, 1.00% Floor	9/29/2026	$8,027	$7,935	$7,934	(4)(10)

		Total Chemicals			$7,935	$7,934

Commercial Services & Supplies
Applied Technical Services, LLC
Applied Technical Services, LLC	First Lien Secured Debt	S+590, 1.00% Floor	12/29/2026	$7,979	$7,832	$7,831	(4)(10)
CI (MG) GROUP, LLC
CI	First Lien Secured Debt	S+715, 1.00% Floor	3/24/2028	7,980	7,815	7,813	(4)(9)
CSHC Buyerco, LLC
CSHC Buyerco, LLC	First Lien Secured Debt	S+485, 1.00% Floor	9/8/2026	7,980	7,836	7,834	(4)(10)
Distinct Holdings Inc
Distinct Holdings Inc	First Lien Secured Debt	S+660, 1.00% Floor	9/23/2024	8,018	7,798	7,793	(4)(10)
Gunnison Acquisition, LLC
Gunnison Acquisition, LLC	First Lien Secured Debt	S+515, 1.00% Floor	4/26/2027	8,123	7,838	7,832	(4)(10)
Jones
JF Acquisition, LLC	First Lien Secured Debt	S+560, 1.00% Floor	7/31/2026	7,979	7,895	7,892	(4)(10)
Tranzonic
TZ Buyer LLC	First Lien Secured Debt	S+610, 0.75% Floor	8/14/2028	7,980	7,821	7,820	(4)(10)

		Total Commercial Services & Supplies			$54,835	$54,815

Construction & Engineering
Climate Pros, LLC
Climate Pros, LLC	First Lien Secured Debt	S+585, 1.00% Floor	1/24/2026	$7,978	$7,904	$7,903	(4)(10)
Encore Holdings, LLC
Encore Holdings, LLC	First Lien Secured Debt	S+510, 0.75% Floor	11/23/2028	7,980	7,844	7,844	(4)(10)

See notes to consolidated financial statements

MIDDLE MARKET APOLLO INSTITUTIONAL PRIVATE LENDING

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 31, 2023

(In thousands)

Industry/Company	Investment Type	Interest Rate (8)	Maturity Date	Par/Shares (3)	Cost (13)	Fair Value (1)(14)
Kauffman Intermediate, LLC
Kauffman Intermediate, LLC	First Lien Secured Debt	S+585, 1.00% Floor	5/8/2025	7,978	7,881	7,880	(4)(9)
Monarch Landscape Holdings, LLC
Monarch Landscape Holdings, LLC	First Lien Secured Debt	S+525, 0.75% Floor	3/31/2028	7,980	7,883	7,882	(4)(10)
Pave America
Pave America Interco, LLC	First Lien Secured Debt	S+690, 1.00% Floor	2/7/2028	7,980	7,741	7,741	(4)(10)

		Total Construction & Engineering			$39,253	$39,250

Consumer Staples Distribution & Retail
Casper’s Ice Cream, LLC
Casper’s Ice Cream, LLC	First Lien Secured Debt	S+615, 1.00% Floor	12/29/2027	$7,980	$7,867	$7,866	(4)(9)
Protein For Pets Opco, LLC
Protein For Pets Opco, LLC	First Lien Secured Debt	S+460, 1.00% Floor	11/28/2025	8,000	8,000	8,000	(4)(9)
THLP CO., LLC
THLP CO., LLC	First Lien Secured Debt	S+600, 1.00% Floor	5/31/2025	8,290	8,254	8,249	(4)(10)

		Total Consumer Staples Distribution & Retail			$24,121	$24,115

Distributors
MacQueen Equipment, LLC
MacQueen Equipment, LLC	First Lien Secured Debt	S+551, 1.00% Floor	1/7/2028	$7,980	$7,924	$7,924	(4)(10)
Paladone Group Bidco Limited
Paladone Group Bidco Limited	First Lien Secured Debt	S+585, 1.00% Floor	11/12/2027	7,980	7,884	7,884	(4)(10)

		Total Distributors			$15,808	$15,808

Diversified Consumer Services
Club Car Wash Operating, LLC
Club Car Wash Operating, LLC	First Lien Secured Debt	S+665, 1.00% Floor	6/16/2027	$8,000	$7,874	$7,874	(4)(10)
Go Car Wash Management, Corp.
Go Car Wash Management, Corp.	First Lien Secured Debt	S+635, 1.00% Floor	12/31/2026	7,980	7,843	7,842	(4)(10)
Rasa Floors & Carpet Cleaning, LLC
Rasa Floors & Carpet Cleaning, LLC	First Lien Secured Debt	S+685, 1.00% Floor	12/22/2027	7,980	7,307	7,307	(4)(10)

		Total Diversified Consumer Services			$23,024	$23,023

Electric Utilities
Congruex
Congruex Group LLC	First Lien Secured Debt	S+590, 0.75% Floor	5/3/2029	$7,980	$7,761	$7,760	(4)(10)

		Total Electric Utilities			$7,761	$7,760

Electrical Equipment
International Wire Group
IW Buyer LLC	First Lien Secured Debt	S+685, 1.00% Floor	6/28/2029	$7,980	$7,821	$7,820	(4)(10)
LAV GEAR HOLDINGS INC
LAV Gear Holdings, inc	First Lien Secured Debt	S+643, 1.00% Floor	10/31/2024	8,666	8,603	8,596	(4)(10)
WILDCAT BUYERCO INC
Wildcat BuyerCo, Inc.	First Lien Secured Debt	S+575, 1.00% Floor	2/26/2027	7,980	7,824	7,824	(4)(10)

		Total Electrical Equipment			$24,248	$24,240

See notes to consolidated financial statements

MIDDLE MARKET APOLLO INSTITUTIONAL PRIVATE LENDING

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 31, 2023

(In thousands)

Industry/Company	Investment Type	Interest Rate (8)	Maturity Date	Par/Shares (3)	Cost (13)	Fair Value (1)(14)
Electronic Equipment, Instruments & Components
Eckhart BidCo, LLC
Eckhart BidCo, LLC	First Lien Secured Debt	S+560, 1.00% Floor	1/10/2029	$7,980	$7,822	$7,822	(4)(10)
Li-Cor, Inc.
Li-Cor, Inc.	First Lien Secured Debt	S+510, 1.00% Floor	12/1/2027	7,980	7,902	7,902	(4)(9)

		Total Electronic Equipment, Instruments & Components			$15,724	$15,724

Energy Equipment & Services
Tailwind Loenbro, LLC
Tailwind Loenbro, LLC	First Lien Secured Debt	S+485, 1.00% Floor	10/26/2024	$4,000	$3,940	$3,940	(4)(10)
	First Lien Secured Debt	S+585, 1.00% Floor	10/26/2025	4,000	3,940	3,940	(4)(10)

		Total Energy Equipment & Services			$7,880	$7,880

Entertainment
Chernin Entertainment
Jewel Purchaser, Inc.	First Lien Secured Debt	S+560, 0.50% Floor	7/1/2027	$7,949	$7,949	$7,949	(4)(10)

		Total Entertainment			$7,949	$7,949

Financial Services
FEV Acquisition Corporation
FEV Acquisition Corporation	First Lien Secured Debt	S+575, 0.75% Floor	7/15/2028	$7,980	$7,201	$7,199	(4)(10)
Gabriel Partners, LLC
Gabriel Partners, LLC	First Lien Secured Debt	S+615, 1.00% Floor	9/21/2026	7,979	7,920	7,919	(4)(9)
GC Waves
GC Waves Holdings, Inc.	First Lien Secured Debt	S+610, 0.75% Floor	8/11/2028	7,980	7,865	7,864	(4)(10)
Owl Acquisition, LLC
Owl Acquisition, LLC	First Lien Secured Debt	S+540, 1.00% Floor	2/4/2028	8,000	7,940	7,940	(4)(10)
Spectrum Automotive
Shelby 2021 Holdings Corp.	First Lien Secured Debt	S+586, 0.75% Floor	6/29/2028	7,980	7,860	7,860	(4)(9)
Wealth Enhancement Group, LLC
Wealth Enhancement Group, LLC	First Lien Secured Debt	S+585, 1.00% Floor	10/4/2027	8,000	7,967	7,966	(4)(10)
West-NR AcquisitionCo, LLC
West-NR AcquisitionCo, LLC	First Lien Secured Debt	S+635, 1.00% Floor	12/27/2027	7,980	7,873	7,873	(4)(10)

		Total Financial Services			$54,626	$54,621

Food Products
Berner Food & Beverage, LLC
Berner Food & Beverage, LLC	First Lien Secured Debt	S+565, 1.00% Floor	7/30/2027	$7,980	$7,662	$7,660	(4)(10)
Fortune International LLC
Fortune International LLC	First Lien Secured Debt	S+485, 1.00% Floor	1/17/2026	7,980	7,867	7,866	(4)(10)

		Total Food Products			$15,529	$15,526

Ground Transportation
Beacon Mobility Corp.
Beacon Mobility Corp.	First Lien Secured Debt	S+635, 1.00% Floor	12/31/2025	$7,973	$7,945	$7,945	(4)(10)
HENIFF HOLDCO LLC
Heniff Holdco, LLC	First Lien Secured Debt	S+585, 1.00% Floor	12/3/2026	7,979	7,940	7,939	(4)(9)

See notes to consolidated financial statements

MIDDLE MARKET APOLLO INSTITUTIONAL PRIVATE LENDING

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 31, 2023

(In thousands)

Industry/Company	Investment Type	Interest Rate (8)	Maturity Date	Par/Shares (3)	Cost (13)	Fair Value (1)(14)
SEKO Global Logistics Network, LLC
SEKO Global Logistics Network, LLC	First Lien Secured Debt	S+525, 1.00% Floor	12/30/2026	7,980	7,813	7,812	(4)(9)

		Total Ground Transportation			$23,698	$23,696

Health Care Equipment & Supplies
ACP Hyperdrive, Inc.
ACP Hyperdrive, Inc.	First Lien Secured Debt	S+590, 1.00% Floor	3/8/2028	$7,980	$7,774	$7,774	(4)(10)
Medical Guardian, LLC
Medical Guardian, LLC	First Lien Secured Debt	S+635, 1.00% Floor	10/26/2026	7,980	7,900	7,900	(4)(10)
Solmetex, LLC
Solmetex, LLC	First Lien Secured Debt	S+635, 1.00% Floor	1/14/2027	7,980	7,869	7,869	(4)(10)
StateServ Acquisition, Inc.
StateServ Acquisition, Inc.	First Lien Secured Debt	S+600, 1.00% Floor	11/19/2027	7,980	7,833	7,832	(4)(10)
TerSera Therapeutics
TerSera Therapeutics LLC	First Lien Secured Debt	S+675, 1.00% Floor	4/4/2029	8,000	7,940	7,940	(4)(10)

		Total Health Care Equipment & Supplies			$39,316	$39,315

Health Care Providers & Services
EmpiRx Health LLC
EmpiRx Health LLC	First Lien Secured Debt	S+510, 1.00% Floor	8/5/2027	$7,980	$7,940	$7,940	(4)(10)
FP UC Intermediate Holdings, Inc.
FP UC Intermediate Holdings, Inc.	First Lien Secured Debt	S+660, 1.00% Floor	11/22/2026	7,980	7,890	7,889	(4)(9)
Kure Pain Holdings, Inc.
Kure Pain Holdings, Inc.	First Lien Secured Debt	S+610, 1.00% Floor	8/27/2025	7,979	7,979	7,978	(4)(10)
MAXOR ACQUISITION INC
Maxor Acquisition, Inc.	First Lien Secured Debt	S+700, 1.00% Floor	3/1/2029	7,980	7,781	7,780	(4)(10)
Midwest Vision Partners Management, LLC
Midwest Vision Partners Management, LLC	First Lien Secured Debt	S+665, 1.00% Floor	1/12/2027	8,000	7,801	7,800	(4)(9)
Natural Partners, Inc.
Natural Partners, Inc.	First Lien Secured Debt	S+465, 1.00% Floor	11/29/2027	7,980	7,973	7,973	(4)(10)
Pace Health Companies, LLC
Pace Health Companies, LLC	First Lien Secured Debt	S+640, 1.00% Floor	8/2/2025	7,979	7,840	7,840	(4)(10)
SBH Buyer, LLC
Salisbury House, LLC	First Lien Secured Debt	S+590, 1.00% Floor	8/30/2025	8,000	7,841	7,840	(4)(10)
SCP Eye Care Services, LLC
SCP Eye Care Services, LLC	First Lien Secured Debt	S+585, 1.00% Floor	10/5/2029	7,980	7,710	7,709	(4)(10)
Team Select
TS Investors, LLC	First Lien Secured Debt	S+660, 1.00% Floor	5/4/2029	7,980	7,901	7,900	(4)(10)
Thomas Scientific, LLC
Thomas Scientific, LLC	First Lien Secured Debt	S+640, 1.00% Floor	12/14/2027	7,980	7,848	7,847	(4)(9)
TST Intermediate Holdings, LLC
TST Intermediate Holdings, LLC	First Lien Secured Debt	S+585, 1.00% Floor	11/27/2026	7,980	7,781	7,780	(4)(10)
TVG Shelby Buyer, Inc.
TVG Shelby Buyer, Inc.	First Lien Secured Debt	S+535, 1.00% Floor	3/27/2028	8,000	7,845	7,845	(4)(10)
TVG-MEDULLA, LLC
TVG-MEDULLA, LLC	First Lien Secured Debt	S+560, 1.00% Floor	12/31/2024	8,024	7,895	7,894	(4)(10)

See notes to consolidated financial statements

MIDDLE MARKET APOLLO INSTITUTIONAL PRIVATE LENDING

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 31, 2023

(In thousands)

Industry/Company	Investment Type	Interest Rate (8)	Maturity Date	Par/Shares (3)	Cost (13)	Fair Value (1)(14)
US Fertility
US Fertility Enterprises, LLC	First Lien Secured Debt	S+660, 1.00% Floor	12/21/2027	7,980	7,861	7,860	(4)(10)
Veristat Group Inc.
Veristat Group Inc.	First Lien Secured Debt	S+585, 1.00% Floor	3/31/2027	7,979	7,856	7,856	(4)(9)

		Total Health Care Providers & Services			$125,742	$125,731

Health Care Technology
MRO Parent Corporation
MRO Parent Corporation	First Lien Secured Debt	S+560, 1.00% Floor	10/24/2025	$7,979	$7,979	$7,979	(4)(10)

		Total Health Care Technology			$7,979	$7,979

Hotels, Restaurants & Leisure
American West Restaurant Group Holdings LLC
American West Restaurant Group Holdings LLC	First Lien Secured Debt	S+585, 1.00% Floor	2/2/2028	$7,980	$7,684	$7,683	(4)(9)
Cave Enterprises Operations, LLC
Cave Enterprises Operations, LLC	First Lien Secured Debt	S+660, 1.50% Floor	8/9/2028	8,000	8,000	8,000	(4)(9)
PARS
PARS Group LLC	First Lien Secured Debt	S+685, 1.50% Floor	4/3/2028	8,000	7,880	7,880	(4)(9)
YTC Enterprises, LLC
YTC Enterprises, LLC	First Lien Secured Debt	S+636, 1.00% Floor	8/16/2026	8,000	7,841	7,840	(4)(9)

		Total Hotels, Restaurants & Leisure			$31,405	$31,403

Household Products
Advantice Health
Jazz AH Holdco, LLC	First Lien Secured Debt	S+510, 0.75% Floor	4/3/2028	$7,980	$7,823	$7,822	(4)(10)

		Total Household Products			$7,823	$7,822

IT Services
CM Acquisitions Holdings Inc. (fka Sisterco
CM Acquisitions Holdings Inc.	First Lien Secured Debt	S+490, 1.00% Floor	5/6/2025	$7,979	$7,830	$7,828	(4)(9)
Naviga Inc. (fka Newscycle Solutions, Inc.)
Naviga Inc.	First Lien Secured Debt	S+710, 1.00% Floor	2/27/2024	7,979	8,052	8,060	(4)(10)

		Total IT Services			$15,882	$15,888

Leisure Products
Dan Dee International Holdings, Inc. (fka P
Dan Dee International Holdings, Inc.	First Lien Secured Debt	S+725, 1.00% Floor	2/1/2025	$8,000	$7,877	$7,875	(4)(10)
Lash OpCo, LLC
Lash OpCo, LLC	First Lien Secured Debt	S+710, 1.00% Floor	3/18/2026	7,979	7,884	7,884	(4)(10)
Wellbeam Consumer Health Intermediate, LLC
Wellbeam Consumer Health Intermediate, LLC	First Lien Secured Debt	S+640, 1.00% Floor	10/4/2027	8,000	7,593	7,591	(4)(10)

		Total Leisure Products			$23,354	$23,350

See notes to consolidated financial statements

MIDDLE MARKET APOLLO INSTITUTIONAL PRIVATE LENDING

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 31, 2023

(In thousands)

Industry/Company	Investment Type	Interest Rate (8)	Maturity Date	Par/Shares (3)	Cost (13)	Fair Value (1)(14)
Life Sciences Tools & Services
VCR Buyer, Inc.
VCR Buyer, Inc.	First Lien Secured Debt	S+575, 1.00% Floor	4/28/2028	$7,980	$7,486	$7,486	(4)(9)

		Total Life Sciences Tools & Services			$7,486	$7,486

Machinery
BW Colson Acquisition LLC
BW Colson Acquisition LLC	First Lien Secured Debt	S+515, 1.00% Floor	2/26/2027	$8,000	$7,864	$7,864	(4)(9)
Jonathan Acquisition Company
Jonathan Acquisition Company	First Lien Secured Debt	L+510, 1.00% Floor	12/22/2026	7,979	7,876	7,875	(4)(11)
MTI Group Acquisition Company
MTI Group Acquisition Company	First Lien Secured Debt	S+610, 1.00% Floor	9/30/2025	8,019	7,980	7,979	(9)
OEH Parent Holdings, Inc.
OEH Parent Holdings, Inc.	First Lien Secured Debt	S+585, 1.00% Floor	11/9/2027	7,980	7,822	7,822	(4)(9)
RailPros Consolidated, Inc.
RailPros Consolidated, Inc.	First Lien Secured Debt	S+560, 1.00% Floor	7/31/2026	7,979	7,965	7,965	(4)(9)

		Total Machinery			$39,507	$39,505

Media
Escalent
M&M OPCO, LLC	First Lien Secured Debt	S+810, 1.00% Floor	4/7/2029	$7,980	$7,801	$7,800	(4)(10)
HU Buyer, Inc.
HU Buyer, Inc.	First Lien Secured Debt	S+610, 1.00% Floor	12/29/2026	7,979	7,782	7,782	(4)(10)
KL Charlie Acquisition Company
KL Charlie Acquisition Company	First Lien Secured Debt	S+635, 1.00% Floor	12/30/2026	7,979	7,781	7,780	(4)(10)
Terrier Gamut Holdings, Inc.
Terrier Gamut Holdings, Inc.	First Lien Secured Debt	S+660, 1.00% Floor	8/15/2028	7,979	7,665	7,664	(4)(10)

		Total Media			$31,029	$31,026

Multi-Utilities
GS SEER Group Borrower LLC
GS SEER Group Borrower LLC	First Lien Secured Debt	S+675, 1.00% Floor	4/29/2030	$7,980	$7,761	$7,761	(4)(10)

		Total Multi-Utilities			$7,761	$7,761

Pharmaceuticals
Top RX, LLC
Top RX, LLC	First Lien Secured Debt	S+685, 1.00% Floor	6/30/2024	$8,007	$7,933	$7,930	(4)(9)
WelldyneRX, LLC
WelldyneRX, LLC	First Lien Secured Debt	S+685, 0.75% Floor	3/9/2027	7,980	7,761	7,760	(4)(10)

		Total Pharmaceuticals			$15,694	$15,690

Professional Services
Career Certified, LLC (The CE Shop Buyer, L
Career Certified, LLC	First Lien Secured Debt	S+635, 1.00% Floor	12/18/2026	$7,979	$7,708	$7,707	(4)(10)

		Total Professional Services			$7,708	$7,707

See notes to consolidated financial statements

MIDDLE MARKET APOLLO INSTITUTIONAL PRIVATE LENDING

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 31, 2023

(In thousands)

Industry/Company	Investment Type	Interest Rate (8)	Maturity Date	Par/Shares (3)	Cost (13)	Fair Value (1)(14)
Software
Activ Software Holdings, LLC
Activ Software Holdings, LLC	First Lien Secured Debt	S+650, 1.00% Floor	5/4/2027	$7,980	$7,900	$7,900	(4)(10)
EVER.AG Corporation
EVER.AG Corporation	First Lien Secured Debt	S+585, 1.00% Floor	6/24/2027	7,980	7,895	7,895	(4)(10)
Measure Buyer, Inc.
Measure Buyer, Inc.	First Lien Secured Debt	S+535, 1.00% Floor	12/18/2026	7,980	7,876	7,876	(4)(10)

		Total Software			$23,671	$23,671

Technology Hardware, Storage & Peripherals
Parcelshield Holdings LLC
Parcelshield Holdings LLC	First Lien Secured Debt	S+560, 1.00% Floor	9/30/2027	$7,980	$7,741	$7,740	(4)(10)

		Total Technology Hardware, Storage & Peripherals			$7,741	$7,740

Transportation Infrastructure
PrimeFlight Acquisition, LLC
PrimeFlight Acquisition, LLC	First Lien Secured Debt	S+685, 1.00% Floor	5/1/2029	$7,980	$7,741	$7,741	(4)(10)

		Total Transportation Infrastructure			$7,741	$7,741

Wireless Telecommunication Services
Kane Communications LLC
Kane Communications LLC	First Lien Secured Debt	L+576, 1.00% Floor	8/9/2027	$8,000	$7,837	$7,837	(4)(11)

		Total Wireless Telecommunication Services			$7,837	$7,837

		Total Investments			$785,277	$785,199	(2)(5)(6)(7)(12)

(1)	Fair value is determined in good faith by the Company (See Note 2 to the consolidated financial statements).

(2)	Currently there are no differences for federal income tax purposes as it relates to unrealized gain and loss.

(3)	Par amount is denominated in USD unless otherwise noted.

(4)

These investments were valued using unobservable inputs and are considered Level 3 investments. Fair value was determined in good faith by the Company (see Note 2 and Note 4), pursuant to the Company’s valuation policy.

(5)	All debt investments are income producing unless otherwise indicated.

(6)	All investments were owned by the Company through a master participation agreement with an affiliate of the Company (see Note 3).

(7)

Unless otherwise indicated, all securities are pledged as collateral to our credit facility (the “AP Leaf Secured Credit Facility” as defined in Note 6 to the financial statements). As such, these securities are not available as collateral to our general creditors.

See notes to consolidated financial statements

MIDDLE MARKET APOLLO INSTITUTIONAL PRIVATE LENDING

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 31, 2023

(In thousands)

(8)

Unless otherwise indicated, loan contains a variable rate structure, and may be subject to an interest rate floor. Variable rate loans bear interest at a rate that may be determined by reference to the Secured Overnight Financing Rate (“SOFR” or “S”) or an alternate base rate (which can include but is not limited to LIBOR, the Federal Funds Effective Rate or the Prime Rate), at the borrower’s option, and which reset periodically based on the terms of the loan agreement. The terms in the Consolidated Schedule of Investments disclose the actual interest rate in effect as of the reporting period, and may be subject to interest floors.

(9)	The interest rate on these loans is subject to 1 month SOFR, which as of December 31, 2023 was 5.35%

(10)	The interest rate on these loans is subject to 3 months SOFR, which as of December 31, 2023 was 5.33%

(11)	The interest rate on these loans is subject to 3 months LIBOR, which as of December 31, 2023 was 5.59%

(12)

Unless otherwise indicated, all investments are non-controlled, non-affiliated investments. Non-controlled, non-affiliated investments are defined as investments in which the Company owns less than 5% of the portfolio company’s outstanding voting securities and does not have the power to exercise control over the management or policies of such portfolio company. As of December 31, 2023, all of the company’s investments were non-controlled, non-affiliated.

(13)	The following shows the composition of the Company’s portfolio at cost by investment type and industry as of December 31, 2023:

Industry	First Lien - Secured Debt	Total
Aerospace & Defense	$7,894	$7,894
Automobile Components	23,567	23,567
Building Products	15,908	15,908
Capital Markets	7,841	7,841
Chemicals	7,935	7,935
Commercial Services & Supplies	54,835	54,835
Construction & Engineering	39,253	39,253
Consumer Staples Distribution & Retail	24,121	24,121
Distributors	15,808	15,808
Diversified Consumer Services	23,024	23,024
Electric Utilities	7,761	7,761
Electrical Equipment	24,248	24,248
Electronic Equipment, Instruments & Components	15,724	15,724
Energy Equipment & Services	7,880	7,880
Entertainment	7,949	7,949
Financial Services	54,626	54,626
Food Products	15,529	15,529
Ground Transportation	23,698	23,698
Health Care Equipment & Supplies	39,316	39,316
Health Care Providers & Services	125,742	125,742
Health Care Technology	7,979	7,979
Hotels, Restaurants & Leisure	31,405	31,405
Household Products	7,823	7,823
IT Services	15,882	15,882
Leisure Products	23,354	23,354
Life Sciences Tools & Services	7,486	7,486
Machinery	39,507	39,507
Media	31,029	31,029
Multi-Utilities	7,761	7,761
Pharmaceuticals	15,694	15,694
Professional Services	7,708	7,708
Software	23,671	23,671
Technology Hardware, Storage & Peripherals	7,741	7,741
Transportation Infrastructure	7,741	7,741
Wireless Telecommunication Services	7,837	7,837

Total	$785,277	$785,277

See notes to consolidated financial statements

MIDDLE MARKET APOLLO INSTITUTIONAL PRIVATE LENDING

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 31, 2023

(In thousands)

(14)	The following shows the composition of the Company’s portfolio at fair value by investment type, industry and region as of December 31, 2023:

Industry	First Lien - Secured Debt	Total	% of Net Assets
Aerospace & Defense	$7,894	$7,894	2.7%
Automobile Components	23,565	23,565	8.0%
Building Products	15,906	15,906	5.4%
Capital Markets	7,841	7,841	2.6%
Chemicals	7,934	7,934	2.7%
Commercial Services & Supplies	54,815	54,815	18.6%
Construction & Engineering	39,250	39,250	13.3%
Consumer Staples Distribution & Retail	24,115	24,115	8.2%
Distributors	15,808	15,808	5.3%
Diversified Consumer Services	23,023	23,023	7.8%
Electric Utilities	7,760	7,760	2.6%
Electrical Equipment	24,240	24,240	8.2%
Electronic Equipment, Instruments & Components	15,724	15,724	5.3%
Energy Equipment & Services	7,880	7,880	2.7%
Entertainment	7,949	7,949	2.7%
Financial Services	54,621	54,621	18.5%
Food Products	15,526	15,526	5.3%
Ground Transportation	23,696	23,696	8.0%
Health Care Equipment & Supplies	39,315	39,315	13.3%
Health Care Providers & Services	125,731	125,731	42.6%
Health Care Technology	7,979	7,979	2.7%
Hotels, Restaurants & Leisure	31,403	31,403	10.6%
Household Products	7,822	7,822	2.6%
IT Services	15,888	15,888	5.4%
Leisure Products	23,350	23,350	7.9%
Life Sciences Tools & Services	7,486	7,486	2.5%
Machinery	39,505	39,505	13.4%
Media	31,026	31,026	10.5%
Multi-Utilities	7,761	7,761	2.6%
Pharmaceuticals	15,690	15,690	5.3%
Professional Services	7,707	7,707	2.6%
Software	23,671	23,671	8.0%
Technology Hardware, Storage & Peripherals	7,740	7,740	2.6%
Transportation Infrastructure	7,741	7,741	2.6%
Wireless Telecommunication Services	7,837	7,837	2.7%

Total	$785,199	$785,199	265.8%

% of Net Assets	265.8%	265.8%

See notes to consolidated financial statements

MIDDLE MARKET APOLLO INSTITUTIONAL PRIVATE LENDING

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 31, 2023

(In thousands)

Industry Classification	Percentage of Total Investments (at Fair Value) as of December 31, 2023
Health Care Providers & Services	16.0%
Commercial Services & Supplies	7.0%
Financial Services	7.0%
Machinery	5.0%
Health Care Equipment & Supplies	5.0%
Construction & Engineering	5.0%
Hotels, Restaurants & Leisure	4.0%
Media	3.9%
Electrical Equipment	3.1%
Consumer Staples Distribution & Retail	3.1%
Ground Transportation	3.0%
Software	3.0%
Automobile Components	3.0%
Leisure Products	3.0%
Diversified Consumer Services	2.9%
Building Products	2.0%
IT Services	2.0%
Distributors	2.0%
Electronic Equipment, Instruments & Components	2.0%
Pharmaceuticals	2.0%
Food Products	2.0%
Health Care Technology	1.0%
Entertainment	1.0%
Chemicals	1.0%
Aerospace & Defense	1.0%
Energy Equipment & Services	1.0%
Capital Markets	1.0%
Wireless Telecommunication Services	1.0%
Household Products	1.0%
Multi-Utilities	1.0%
Electric Utilities	1.0%
Transportation Infrastructure	1.0%
Technology Hardware, Storage & Peripherals	1.0%
Professional Services	1.0%
Life Sciences Tools & Services	1.0%

100.0%

Geographic Region	December 31, 2023
United States	99.0%
United Kingdom	1.0%

See notes to consolidated financial statements

MIDDLE MARKET APOLLO INSTITUTIONAL PRIVATE LENDING

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands)

Note	1. Organization

Middle Market Apollo Institutional Private Lending (the “Company,” “MMAIPL,” “we,” “us,” or “our”), a Delaware statutory trust formed on November 6, 2023, is a closed-end, externally managed, non-diversified management investment company that intends to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940 (the “1940 Act”). As of December 31, 2023, MMAIPL is taxed as a partnership for U.S. federal income tax purposes. Subsequent to December 31, 2023 the Company intends to elect, and qualify annually thereafter, as a regulated investment company (“RIC”) as defined under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”)(see Note 2).

Apollo Capital Management, L.P (the “Servicer”) is an affiliate of Apollo Global Management, Inc. and its consolidated subsidiaries (“AGM”). The Servicer assists in the management of the day-to-day operations of the Company, provides investment advisory and administrative services and facilities for the Company prior to our election to be regulated as a business development company.

Our investment objective is to generate current income and, to a lesser extent, long-term capital appreciation. We primarily invest in directly originated and privately negotiated first lien senior secured loans to privately held U.S. middle-market companies, which the Company generally defines as companies with less than $75 million in EBITDA, as may be adjusted for market disruptions, mergers and acquisitions-related charges and synergies, and other items.

Note 2. Significant Accounting Policies

The following is a summary of the significant accounting and reporting policies used in preparing the consolidated financial statements.

Basis of Presentation

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) pursuant to the requirements on ASC 946, Financial Services — Investment Companies (“ASC 946”). In the opinion of management, all adjustments, which are of a normal recurring nature, considered necessary for the fair presentation of the consolidated financial statements for the periods presented, have been included.

Use of Estimates

The preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial statements and the reported amounts of income, expenses, gains and losses during the reported periods. Changes in the economic environment, financial markets, credit worthiness of our portfolio companies, and any other parameters used in determining these estimates could cause actual results to differ materially.

Consolidation

As provided under Regulation S-X and ASC 946, the Company will not consolidate its investment in a company other than an investment company subsidiary or a controlled operating company whose business consists of providing services to the Company. Accordingly, the Company consolidated the results of the Company’s wholly-owned subsidiaries.

MIDDLE MARKET APOLLO INSTITUTIONAL PRIVATE LENDING

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands)

As of December 31, 2023, the Company’s sole consolidated subsidiary was AP Leaf, LLC (“AP Leaf”), a Delaware limited liability company.

Cash and Cash Equivalents

The Company defines cash equivalents as securities that are readily convertible into known amounts of cash and near maturity, that they present insignificant risk of changes in value because of changes in interest rates. Generally, only securities with a maturity of three months or less from the date of purchase would qualify, with limited exceptions. The Company deems that certain money market funds, U.S. Treasury bills, repurchase agreements, and other high-quality, short-term debt securities would qualify as cash equivalents.

Cash and cash equivalents are carried at cost, which approximates fair value. The cash and cash equivalents balance as of December 31, 2023 was $3,176.

Investment Transactions

Investments are recognized when we assume an obligation to acquire a financial instrument and assume the risks for gains and losses related to that instrument. Investments are derecognized when we assume an obligation to sell a financial instrument and forego the risks for gains or losses related to that instrument. Specifically, we record all security transactions on a trade date basis. Amounts for investments recognized or derecognized but not yet settled are reported as a receivable for investments sold and a payable for investments purchased, respectively, in the Statements of Assets and Liabilities.

Fair Value Measurements

The Company follows guidance in ASC 820, Fair Value Measurement (“ASC 820”), where fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value measurements are determined within a framework that establishes a three-tier hierarchy which maximizes the use of observable market data and minimizes the use of unobservable inputs to establish a classification of fair value measurements for disclosure purposes. Inputs refer broadly to the assumptions that market participants would use in pricing the asset or liability, including assumptions about risk, such as the risk inherent in a particular valuation technique used to measure fair value using a pricing model and/or the risk inherent in the inputs for the valuation technique. Inputs may be observable or unobservable. Observable inputs reflect the assumptions market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Company. Unobservable inputs reflect the Company’s own assumptions about the assumptions market participants would use in pricing the asset or liability based on the information available. The inputs or methodology used for valuing assets or liabilities may not be an indication of the risks associated with investing in those assets or liabilities.

ASC 820 classifies the inputs used to measure these fair values into the following hierarchy:

Level 1: Quoted prices in active markets for identical assets or liabilities, accessible by us at the measurement date.

Level 2: Quoted prices for similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active, or other observable inputs other than quoted prices.

Level 3: Unobservable inputs for the asset or liability.

MIDDLE MARKET APOLLO INSTITUTIONAL PRIVATE LENDING

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands)

In all cases, the level in the fair value hierarchy within which the fair value measurement in its entirety falls has been determined based on the lowest level of input that is significant to the fair value measurement. Our assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to each investment. The level assigned to the investment valuations may not be indicative of the risk or liquidity associated with investing in such investments. Because of the inherent uncertainties of valuation, the values reflected in the financial statements may differ materially from the values that would be received upon an actual disposition of such investments.

Investment Valuation Process

In calculating the value of the Company’s total assets, we value investments for which market quotations are readily available at such market quotations if they are deemed to represent fair value. Investments that are not publicly traded or whose market price is not readily available or whose market quotations are not deemed to represent fair value are valued at fair value as determined in good faith by or under the direction of the Servicer. Market quotations may be deemed not to represent fair value in certain circumstances where the Servicer reasonably believes that facts and circumstances applicable to an issuer, a seller or purchaser or the market for a particular security causes current market quotes not to reflect the fair value of the security. Examples of these events could include cases in which material events are announced after the close of the market on which a security is primarily traded, when a security trades infrequently causing a quoted purchase or sale price to become stale or in the event of a “fire sale” by a distressed seller.

If and when market quotations are deemed not to represent fair value, we typically utilize independent third party valuation firms to assist us in determining fair value. Accordingly, such investments go through our multi-step valuation process as described below. The Servicer engages multiple independent valuation firms based on a review of each firm’s expertise and relevant experience in valuing certain securities. In each case, our independent valuation firms consider observable market inputs together with significant unobservable inputs in arriving at their valuation recommendations for such Level 3 categorized assets.

With respect to investments for which market quotations are not readily available or when such market quotations are deemed not to represent fair value, the Servicer undertakes a multi-step valuation process each quarter, as described below:

(1)

Independent valuation firms engaged conduct independent appraisals and assessments for all the investments they have been engaged to review. If an independent valuation firm is not engaged during a particular quarter, the valuation may be conducted by the Servicer;

(2)	At least each quarter, the valuation will be reassessed and updated by the Servicer or an independent valuation firm to reflect company specific events and latest market data;

(3)	Preliminary valuation conclusions are then documented and discussed with senior management of our Servicer;

(4)	The Servicer discusses valuations and determines in good faith the fair value of each investment in our portfolio based on the input of the applicable independent valuation firm; and

(5)

For Level 3 investments entered into within the current quarter, the cost (purchase price adjusted for accreted original issue discount/amortized premium) or any recent comparable trade activity on the security investment shall be considered to reasonably approximate the fair value of the investment, provided that no material change has since occurred in the issuer’s business, significant inputs or the relevant environment.

MIDDLE MARKET APOLLO INSTITUTIONAL PRIVATE LENDING

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands)

Investments are valued utilizing a market approach, an income approach, or both approaches, as appropriate. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities (including a business). The income approach uses valuation techniques to convert future amounts (for example, cash flows or earnings) to a single present amount (discounted). The measurement is based on the value indicated by current market expectations about those future amounts.

Valuation of Other Financial Assets and Financial Liabilities

ASC 825, Financial Instruments, permits an entity to choose, at specified election dates, to measure certain assets and liabilities at fair value (the “Fair Value Option”). We have not elected the Fair Value Option to report selected financial assets and financial liabilities. Debt issued by the Company is reported at amortized cost (see Note 5 to the consolidated financial statements). The carrying value of all other financial assets and liabilities approximates fair value due to their short maturities or their close proximity of the originations to the measurement date.

Realized Gains or Losses

Security transactions are accounted for on a trade date basis. Realized gains or losses on investments are calculated by using the specific identification method. Securities that have been called by the issuer are recorded at the call price on the call effective date.

Investment Income Recognition

Interest Income

Interest income is recorded on an accrual basis and includes the accretion of discounts and amortizations of premiums. Discounts from and premiums to par value on debt investments purchased are accreted/amortized into interest income over the life of the respective security using the effective interest method. The amortized cost of debt investments represents the original cost, including loan origination fees and upfront fees received that are deemed to be an adjustment to yield, adjusted for the accretion of discounts and amortization of premiums, if any. Upon prepayment of a loan or debt security, any prepayment premiums, unamortized upfront loan origination fees and unamortized discounts are recorded as interest income in the current period.

PIK Income

The Company may have loans in its portfolio that contain PIK provisions. PIK investments offer issuers the option at each payment date of making payments in cash or in additional securities. PIK income computed at the contractual rate is accrued into income, which is included in interest income in the Company’s Consolidated Statements of Operations, and reflected as interest receivable up to the capitalization date. When additional securities are received, they typically have the same terms, including maturity dates and interest rates as the original securities issued. On these payment dates, the Company capitalizes the accrued interest or dividends receivable (reflecting such amounts as the basis in the additional securities received). PIK generally becomes due at maturity of the investment or upon the investment being called by the issuer. To maintain the Company’s status as a RIC, this non-cash source of income must be paid out to Limited Owners in the form of dividends, even though the Company has not yet collected cash.

If at any point the Company believes PIK is not fully expected to be realized, the investment generating PIK will be placed on non-accrual status. When a PIK investment is placed on non-accrual status, the accrued,

MIDDLE MARKET APOLLO INSTITUTIONAL PRIVATE LENDING

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands)

uncapitalized interest or dividends are reversed from the related receivable through interest or dividend income, respectively. The Company does not reverse previously capitalized PIK interest or dividends. Upon capitalization, PIK is subject to the fair value estimates associated with their related investments. PIK investments on non-accrual status are restored to accrual status if the Company believes that PIK is expected to be realized.

Dividend Income

Dividend income on preferred equity securities is recorded on the accrual basis to the extent that such amounts are payable by the portfolio company and are expected to be collected. Dividend income on common equity securities is recorded on the record date for private portfolio companies or on the ex-dividend date for publicly-traded portfolio companies.

Fee Income

The Company may receive various fees in the ordinary course of business such as structuring, consent, waiver, amendment, syndication fees as well as fees for managerial assistance rendered by the Company to the portfolio companies. Such fees are recognized as income when earned or the services are rendered.

Non-Accrual Income

Loans are generally placed on non-accrual status when there is reasonable doubt that principal or interest will be collected in full. Accrued interest is generally reversed when a loan is placed on non-accrual status. Additionally, any original issue discount and market discount are no longer accreted to interest income as of the date the loan is placed on non-accrual status. Interest payments received on non-accrual loans may be recognized as income or applied to principal depending upon management’s judgment regarding collectability. Non-accrual loans are restored to accrual status when past due principal and interest is paid current and, in management’s judgment, are likely to remain current. Management may make exceptions to this treatment and determine to not place a loan on non-accrual status if the loan has sufficient collateral value and is in the process of collection.

Organization Expenses

Costs associated with the organization of the Company are expensed as incurred. These expenses consist primarily of legal fees and other costs of organizing the Company.

Offering Expenses

Costs associated with the offering of Limited Owner interests of the Company are capitalized as deferred offering expenses and are included in prepaid expenses and other assets in the Statement of Assets and Liabilities and are amortized over a twelve-month period beginning with commencement of operations and any additional expenses for other offerings from incurrence. These expenses consist primarily of legal fees and other costs incurred in connection with the Company’s offerings, preparation of the Company’s registration statement, and registration fees.

Financing Costs

The Company records expenses related to shelf filings and applicable offering costs as deferred financing costs in the Statements of Assets and Liabilities. To the extent such expenses relate to equity offerings, these expenses

MIDDLE MARKET APOLLO INSTITUTIONAL PRIVATE LENDING

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands)

are charged as a reduction of capital upon utilization, in accordance with ASC 946-20-25, or charged to expense if no offering is completed.

The Company records origination and other expenses related to its debt obligations as deferred financing costs. The deferred financing cost for all outstanding debt is presented as a direct deduction from the carrying amount of the related debt liability. These expenses are deferred and amortized as part of interest expense using the straight-line method over the stated life of the obligation which approximates the effective yield method. In the event that we modify or extinguish our debt before maturity, the Company follows the guidance in ASC 470-50, Modification and Extinguishments (“ASC 470-50”). For extinguishments of our debt, any unamortized deferred financing costs are deducted from the carrying amount of the debt in determining the gain or loss from the extinguishment.

Federal and State Income Taxes

As of December 31, 2023, MMAIPL is taxed as a partnership for U.S. federal income tax purposes, and as such, is not subject to income taxes; each investor is individually liable for income taxes, if any, on its distributive share of the Company’s net taxable income. The Company recognizes the tax benefits of uncertain tax positions only where the position is “more likely than not” to be sustained assuming examination by tax authorities. The Company reviews and evaluates tax positions in its major jurisdictions and determines whether or not there are uncertain tax positions that require financial statement recognition. Based on this review, MMAIPL has determined the major tax jurisdictions to be where the Company is organized, where the Company makes investments, and where the Servicer is located; however, no reserves for uncertain tax positions were recorded for the period ended December 31, 2023. The Company is not aware of any tax positions for which it is reasonably possible that the total amounts of unrecognized tax benefits will change materially in the next twelve months. As a result, no tax liability or expense, including interest and penalties, has been recorded in the consolidated financial statements. Generally, the Company’s U.S. federal, state, and local tax returns remain open for examination for a period of three to five years from when they are filed under varying statutes of limitations.

Subsequent to December 31, 2023, the Company intends to elect to be regulated as a BDC under the 1940 Act and also intends to elect to be treated as a RIC under the Code as soon as reasonably practicable. So long as the Company maintains its status as a RIC, it generally will not pay corporate-level U.S. federal income taxes on any ordinary income or capital gains that it distributes at least annually to its Limited Owners as dividends. Rather, any tax liability related to income earned and distributed by MMAIPL would represent obligations of the Company’s investors and would not be reflected in the financial statements of the Company.

To qualify for and maintain qualification as a RIC, the Company must, among other things, meet certain source-of-income and asset diversification requirements. In addition, to qualify for RIC tax treatment, the Company must distribute to its Limited Owners, for each taxable year, at least 90% of its “investment company taxable income” for that year, which is generally its ordinary income plus the excess, if any, of its realized net short-term capital gains over its realized net long-term capital losses.

In addition, based on the excise tax distribution requirements, the Company will be subject to a 4% nondeductible federal excise tax on undistributed income unless the Company distributes in a timely manner in each taxable year an amount at least equal to the sum of (1) 98% of its ordinary net income for the calendar year, (2) 98.2% of capital gain net income (both long-term and short-term) for the one-year period ending October 31 in that calendar year and (3) any income realized, but not distributed, in prior years. For this purpose, however,

MIDDLE MARKET APOLLO INSTITUTIONAL PRIVATE LENDING

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands)

any ordinary income or capital gain net income retained by the Company that is subject to corporate income tax is considered to have been distributed.

Note 3. Related Party Agreements and Transactions

Transaction Agreement

In December 2023, the Company entered into a transaction agreement where by, among other things, accepted initial capital commitments and entered into a master participation and sale agreement (the “Asset Transfer Agreement”) to acquire the initial loan portfolio of an affiliated Cayman Islands exempted limited partnership (the “Affiliate”). See below for additional information on the Asset Transfer Agreement and Note 6 for information on initial capital commitments.

Asset Transfer Agreement

In December 2023, AP Leaf entered into an Asset Transfer Agreement with the Affiliate pursuant to which AP Leaf shall acquire and hold (a) initially participation rights in the initial loan portfolio and (b) legal and beneficial title to the initial loan portfolios.

As of December 31, 2023, the Affiliate transferred $785,224 of secured, floating rate, middle market term loans to AP Leaf. As part of the Asset Transfer Agreement, AP Leaf also acquired $1,280 of capitalized PIK for no additional consideration, which is reflected in net realized gains (losses) on the Consolidated Statement of Operations. Additional consideration may be provided to the Affiliate at a later date in conjunction with the Asset Transfer Agreement.

Servicing Fee

As part of the Transaction Agreement, the Company has entered into an agreement with the Servicer to provide, or oversee the performance of, administrative and compliance services, including, but not limited to, (a) possessing, keeping and maintaining the books and records of the Company; (b) preparing and delivering financial information (including financial statements); and (c) the day-to-day administration of the loan portfolio, including opening and maintaining bank accounts for the Company and receiving and disbursing funds therefrom. The Company acknowledges that these services, in whole or in part, will be sub-contracted to MidCap Financial Services.

In exchange for these services, a servicing fee will be paid quarterly in arrears to the Servicer, as described below:

(1) With respect to certain assets acquired by the Affiliate before December 20, 2018 and sold to the Company in conjunction with the Asset Transfer Agreement above, a service fee equal to 0.0625% of the aggregate face value of the final day of the quarter; and

(2) With respect to certain assets acquired by the Affiliate after December 20, 2018 and sold to the Company in conjunction with the Asset Transfer Agreement above, a service fee equal to 0.0875% of the aggregate face value of the final day of the quarter.

MIDDLE MARKET APOLLO INSTITUTIONAL PRIVATE LENDING

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands)

Note 4. Investments

Fair Value Measurement and Disclosures

The following table shows the composition of our investments as of December 31, 2023, with the fair value disaggregated into the three levels of the fair value hierarchy in accordance with ASC 820:

			Fair Value Hierarchy
	Cost	Fair Value	Level 1	Level 2	Level 3
First Lien Secured Debt	$785,277	$785,199	$—	$7,979	$777,220

Total Investments at Fair Value	$785,277	$785,199	$—	$7,979	$777,220

The following table shows changes in the fair value of our Level 3 investments during the period ended December 31, 2023:

	First Lien Secured Debt	Total
Fair value as of December 15, 2023	$—	$—
Net realized gains (losses)	1,262	1,262
Net change in unrealized gains (losses)	(77)	(77)
Net amortization on investments	63	63
Purchases, including capitalized PIK (2)	777,546	777,546
Sales (2)	(1,574)	(1,574)
Transfers out of Level 3 (1)	—	—
Transfers into Level 3 (1)	—	—

Fair value as of December 31, 2023	$777,220	$777,220

Net change in unrealized gains (losses) on Level 3 investments still held as of December 31, 2023	$(77)	$(77)

(1)

Transfers out (if any) of Level 3 are due to an increase in the quantity and reliability of broker quotes obtained and transfers into (if any) Level 3 are due to a decrease in the quantity and reliability of broker quotes obtained as assessed by the Adviser. Transfers are assumed to have occurred at the end of the period. There were no transfers between Level 1 and Level 2 fair value measurements during the periods shown.

(2)	Includes reorganizations and restructuring of investments.

The following table summarizes the significant unobservable inputs the Company used to value its investments categorized within Level 3 as of December 31, 2023. In addition to the techniques and inputs noted in the tables below, according to our valuation policy we may also use other valuation techniques and methodologies when determining our fair value measurements. The below table is not intended to be all-inclusive, but rather provide information on the significant unobservable inputs as they relate to the Company’s determination of fair values.

MIDDLE MARKET APOLLO INSTITUTIONAL PRIVATE LENDING

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands)

The unobservable inputs used in the fair value measurement of our Level 3 investments as of December 31, 2023 were as follows:

		Quantitative Information about Level 3 Fair Value Measurements
Asset Category	Fair Value	Valuation Techniques/Methodologies	Unobservable Input	Range	Weighted Average (1)
First Lien Secured Debt	$777,220	Discounted Cash Flow	Discount Rate	9.3% - 20.7%	11.9%

Total Level 3 Investments	$777,220

(1)

The weighted average information is generally derived by assigning each disclosed unobservable input a proportionate weight based on the fair value of the related investment. For the commodity price unobservable input, the weighted average price is an undiscounted price based upon the estimated production level from the underlying reserves.

Note 5. Debt and Foreign Currency Transactions and Translations

AP Leaf, LLC

On December 20, 2023, AP Leaf, a Delaware limited liability company and newly formed subsidiary of the Company, entered into a Loan and Security Agreement (the “AP Leaf Secured Credit Facility”), with AP Leaf, as borrower, the Company, in its capacity as collateral manager and in its capacity as equity holder, the lenders from time to time parties thereto, Wells Fargo bank, N.A., as administrative agent, State Street Bank and Trust Company, as trustee and collateral agent, and Virtus Group, LP, as collateral administrator.

The maximum principal amount of the AP Leaf Secured Credit Facility as of the Closing Date is $500 million, which can be drawn in multiple currencies subject to certain conditions; the availability of this amount is subject to the borrowing base, which is determined on the basis of the value and types of AP Leaf’s assets from time to time, and satisfaction of certain conditions, including certain concentration limits. Amounts drawn under the AP Leaf Secured Credit Facility, will bear interest at the term SOFR Reference Rate, the CDOR Rate, SONIA or the EURIBOR Rate (the “Applicable Reference Rate”), in each case, plus a spread of 2.65% or 4.75% in the event of a default. The contractual maturity date of the AP Leaf Secured Credit Facility is December 20, 2028.

As of December 31, 2023, deferred financing costs of $5,155 relating to the AP Leaf Secured Credit Facility have been paid but not yet amortized.

Note 6. Net Assets

Capital Commitments and Contributions

As of December 31, 2023, the Company has admitted two Limited Owners to the Company in exchange for $433,333 in capital commitments, including $33,333 committed by related parties of the Company.

As of December 31, 2023, Limited Owners contributed $293,587 to the Company. These contributions represent, in aggregate, 67.8% of total commitments to the Company.

MIDDLE MARKET APOLLO INSTITUTIONAL PRIVATE LENDING

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands)

Capital Distributions and Allocation of Net Profits and Losses

The Company shall make distributions to the Limited Owners in proportion to their respective interests in the Company. The Company did not make any distributions to its Limited Owners for the period ended December 31, 2023.

Net profits and losses are allocated to the Limited Owners in proportion to their respective interests in the Company.

Limited Owners may not transfer their interest in the Company without written consent.

In event of liquidation, all Company assets shall be distributed to the Limited Owners in proportion to their respective interests in the Company; provided, that all claims and obligations, including expenses to liquidate, of all the creditors to the Company shall be paid and discharged prior to making distributions to the Limited Owners.

Note 7. Commitments and Contingencies

The Company may have various commitments to fund revolving and delayed draw senior secured and subordinated loans. As of December 31, 2023, the Company did not have any unfunded commitments to its portfolio companies.

Note 8. Financial Highlights

The following is a schedule of financial highlights for the period ended December 31, 2023.

Ratios to average Limited Owners’ capital(1)(2)
Net investment income	0.80%
Operating expenses	5.77%
Interest and other debt expenses	6.09%
Total expenses	11.86%

Internal Rate of Return(3)(4)
As of December 31, 2023	9.34%

(1)	Average Limited Owners’ capital for the period was calculated based on the average between Limited Owners’ capital balance as of commencement date of operation and as of December 31, 2023.
(2)

The ratios are reported on an annualized basis. Non-recurring expenses such as organization costs are not annualized when determining the net investment income (loss), operating expenses ratio and total expenses ratio.

(3)

The internal rate of return since inception (“IRR”) was computed based on the dates of capital contributions and distributions to and from the Company, if any, and ending Limited Owners’ capital as of December 31, 2023.

(4)	The computation of the IRR and ratios for an individual Limited Owner may vary from the IRR and ratios presented above due to the timing of capital transactions.

MIDDLE MARKET APOLLO INSTITUTIONAL PRIVATE LENDING

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands)

Note 9. Subsequent Events

Management has evaluated subsequent events through the date of issuance of these financial statements and has determined that there are no subsequent events outside the ordinary scope of business that require adjustment to, or disclosure in, the financial statements other than those disclosed below.

In January 2024, AP Leaf, entered into Amendment No. 1 (the “First AP Leaf Amendment”) for the AP Leaf Secured Credit Facility. The First AP Leaf Amendment amends the AP Leaf Secured Credit Facility to have ComputerShare Trust N.A. succeed State Street Bank and Trust Company as trustee and collateral agent, and Virtus Group, LP as collateral administrator.

In January 2024, additional consideration of $236 was provided to the Affiliate in conjunction with the Asset Transfer Agreement.

In January 2024, all loans acquired in the initial loan portfolio were assigned to the Company and ceased to be owned through the Asset Transfer Agreement with the Affiliate.

Middle Market Apollo Institutional Private Lending

Consolidated Financial Statements of Middle Market Apollo Institutional Private Lending as of March 31, 2024 and for the three months ended March 31, 2024 and Independent Auditor’s Report

MIDDLE MARKET APOLLO INSTITUTIONAL PRIVATE LENDING

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholders and the board of directors of Middle Market Apollo Institutional Private Lending:

Results of Review of Interim Financial Information

We have reviewed the accompanying consolidated statements of assets and liabilities, including the consolidated schedules of investments, of Middle Market Apollo Institutional Private Lending and its subsidiary (the “Company”) as of March 31, 2024, the related consolidated statements of operations, change in net assets, cash flows, and the financial highlights for the three-month period ended March 31, 2024, and the related notes (collectively referred to as the “interim financial information”). Based on our reviews, we are not aware of any material modifications that should be made to the accompanying interim financial information for it to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the consolidated statement of assets and liabilities, including the consolidated schedules of investments, of the Company as of December 31, 2023, and the related consolidated statement of operations, change in net assets, and cash flows for the period from December 15, 2023 (commencement of operations) through December 31, 2023 (not presented herein); and in our report dated March 14, 2024, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying consolidated statement of assets and liabilities as of December 31, 2023, is fairly stated, in all material respects, in relation to the consolidated statement of assets and liabilities from which it has been derived.

Basis for Review Results

This interim financial information is the responsibility of the Company’s management. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our reviews in accordance with standards of the PCAOB. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the PCAOB, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

/s/ Deloitte & Touche LLP

New York, New York

May 13, 2024

See notes to consolidated financial statements

MIDDLE MARKET APOLLO INSTITUTIONAL PRIVATE LENDING

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

(In thousands)

	March 31, 2024	December 31, 2023
	(Unaudited)
Assets
Investments at fair value:
Non-controlled/non-affiliated investments (cost — $759,120 and $785,277, respectively)	$759,729	$785,199
Cash and cash equivalents	39,484	3,176
Receivable for investments sold	439	1,558
Interest receivable	8,404	1,262

Total assets	$808,056	$791,195

Liabilities
Debt	$495,068	$494,845
Interest payable	2,892	606
Service fees payable	590	38
Accrued Organization Cost	470	470
Accrued administrative services expense payable	887	—
Other liabilities and accrued expenses	1,011	786

Total liabilities	$500,918	$496,745

Commitments and contingencies (Note 8)

Total Net Assets	$307,138	$294,450

Net Assets (Note 6)
Limited Owners’ Capital	$—	$294,450
Common shares, $0.001 par value (12,145,597 shares issued and outstanding as of March 31, 2024)	12	—
Capital in excess of par value	303,628	—
Accumulated undistributed earnings (losses)	3,498	—

Net Assets	$307,138	$294,450

Net Asset Value Per Share	$25.29	N/A

See notes to consolidated financial statements

MIDDLE MARKET APOLLO INSTITUTIONAL PRIVATE LENDING

CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)

(In thousands)

Three Months Ended March 31,
2024
Investment Income
Non-controlled/non-affiliated investments:
Interest income	$23,923
Payment-in-kind interest income	220
Other income	108

Total Investment Income	$24,251

Operating Expenses
Interest and other debt expenses	$10,350
Service fees	553
Management fees	141
Performance-based incentive fees	426
Legal expenses	654
Administrative service expenses	83
Other general and administrative expenses	611

Total expenses	12,818

Management and performance-based incentive fees waived	(567)

Net Expenses	$12,251

Net Investment Income	$12,000

Net Realized and Change in Unrealized Gains (Losses)
Net realized gains (losses):
Non-controlled/non-affiliated investments	$—

Net realized gains (losses)	$—

Net change in unrealized gains (losses):
Non-controlled/non-affiliated investments	688

Net unrealized gains (losses)	688

Net Realized and Change in Unrealized Gains (Losses)	$688

Net Increase (Decrease) in Net Assets Resulting from Operations	$12,688

See notes to consolidated financial statements

MIDDLE MARKET APOLLO INSTITUTIONAL PRIVATE LENDING

CONSOLIDATED STATEMENT OF CHANGES IN NET ASSETS (Unaudited)

(In thousands)

Three Months Ended March 31,
2024
Operations
Net investment income	$12,000
Net realized gains (losses)	—
Net change in unrealized gains (losses)	688

Net Increase (Decrease) in Net Assets Resulting from Operations	$12,688

Capital Share Transactions
Net proceeds from the issuance of common shares (Note 1 and Note 6)	$—
Repurchase of common shares	—

Net Increase (Decrease) in Net Assets Resulting from Capital Share Transactions	$—

Net Assets
Net increase (decrease) in net assets during the period	$12,688
Net assets at beginning of period	294,450

Net Assets at End of Period	$307,138

Capital Share Activity
Shares issued at Conversion Date (Note 1 and Note 6)	12,145,597
Shares repurchased during the period	—
Shares issued and outstanding at beginning of period	—

Shares Issued and Outstanding at End of Period	12,145,597

See notes to consolidated financial statements

MIDDLE MARKET APOLLO INSTITUTIONAL PRIVATE LENDING

CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)

(In thousands)

Three Months Ended March 31,
2024
Operating Activities
Net increase (decrease) in net assets resulting from operations	$12,688
Net realized (gain) loss on investments	—
Net change in unrealized (gains) losses on investments	(688)
Payment-in-kind interest capitalized	(217)
Net accretion of discount and amortization of premium	(970)
Amortization of deferred financing costs	268
Purchases of investments	(7,740)
Proceeds from sale of investments and principal repayments	36,159
Changes in operating assets and liabilities:
Decrease (increase) Interest receivable	(7,142)
Increase (decrease) Service fees payable	552
Increase (decrease) Interest payable	2,286
Increase (decrease) Accrued administrative services expense payable	887
Increase (decrease) Other liabilities and accrued expenses	225

Net Cash Used in/Provided by Operating Activities	$36,308

Financing Activities
Issuances of debt	$—
Payments of debt	—
Financing costs paid and deferred	—
Proceeds from issuance of common shares	—
Distributions paid	—

Net Cash Used in/Provided by Financing Activities	$—

Cash, Cash Equivalents and Foreign Currencies
Net increase (decrease) in cash and cash equivalents and foreign currencies during the period	$36,308
Effect of foreign exchange rate changes on cash and cash equivalents	—
Cash, cash equivalents and foreign currencies as of December 31, 2023 (beginning of period)	3,176

Cash and Cash Equivalents as of March 31, 2024 (end of period)	$39,484

Supplemental Disclosure and Non-Cash Information
PIK income	$220

See notes to consolidated financial statements

MIDDLE MARKET APOLLO INSTITUTIONAL PRIVATE LENDING

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2024

(In thousands)

Industry/Company	Investment Type	Interest Rate (9)	Maturity Date	Par/Shares (3)	Cost (14)	Fair Value (1)(15)
Aerospace & Defense
SI Holdings, Inc.
SI Holdings, Inc.	First Lien Secured Debt	S+610, 1.00% Floor	12/31/2027	$7,958	$7,878	$7,878	(4)(10)

	Total Aerospace & Defense				$7,878	$7,878

Automobile Components
AAMP Global Holdings, Inc.
AAMP Global Holdings, Inc.	First Lien Secured Debt	S+585, 1.00% Floor	11/05/2025	$7,958	$7,880	$7,896	(4)(10)
Rapid Express Car Wash, LLC
Rapid Express Car Wash, LLC	First Lien Secured Debt	S+635, 1.00% Floor	12/23/2027	8,000	7,817	7,840	(4)(10)

	Total Automobile Components				$15,697	$15,736

Building Products
Carr and Duff, LLC
Carr and Duff, LLC	First Lien Secured Debt	S+630, 1.00% Floor	03/11/2027	$7,959	$7,856	$7,872	(4)(10)
SAFEbuilt, LLC
SAFEbuilt, LLC	First Lien Secured Debt	S+685, 1.00% Floor	12/31/2025	8,099	8,044	8,044	(4)(9)

	Total Building Products				$15,900	$15,916

Capital Markets
STOUT INTERMEDIATE II
Stout Intermediate II, LLC	First Lien Secured Debt	S+510, 1.00% Floor	11/22/2027	$7,959	$7,829	$7,830	(4)(9)

	Total Capital Markets				$7,829	$7,830

Chemicals
Universal Fiber Systems LLC
Universal Fiber Systems LLC	First Lien Secured Debt	S+1061, 1.00% Floor	09/29/2026	$7,975	$7,890	$7,905	(4)(10)

	Total Chemicals				$7,890	$7,905

Commercial Services & Supplies
Applied Technical Services, LLC
Applied Technical Services, LLC	First Lien Secured Debt	S+590, 1.00% Floor	12/29/2026	$7,959	$7,822	$7,800	(4)(10)
CI (MG) GROUP, LLC
CI	First Lien Secured Debt	S+715, 1.00% Floor	03/24/2028	7,960	7,802	7,833	(4)(9)
CSHC Buyerco, LLC
CSHC Buyerco, LLC	First Lien Secured Debt	S+485, 1.00% Floor	09/08/2026	7,959	7,827	7,798	(4)(10)
Distinct Holdings Inc
Distinct Holdings Inc	First Lien Secured Debt	S+635, 1.00% Floor	03/20/2026	8,018	7,872	7,886	(4)(10)
Gunnison Acquisition, LLC
Gunnison Acquisition, LLC	First Lien Secured Debt	S+540, 1.00% Floor	04/26/2027	8,138	7,871	7,887	(4)(10)
Jones
JF Acquisition, LLC	First Lien Secured Debt	S+560, 1.00% Floor	07/31/2026	7,959	7,910	7,880	(4)(10)
Tranzonic
TZ Buyer LLC	First Lien Secured Debt	S+610, 0.75% Floor	08/14/2028	7,960	7,807	7,800	(4)(10)

	Total Commercial Services & Supplies				$54,911	$54,884

See notes to consolidated financial statements

MIDDLE MARKET APOLLO INSTITUTIONAL PRIVATE LENDING

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2024

(In thousands)

Industry/Company	Investment Type	Interest Rate (9)	Maturity Date	Par/Shares (3)	Cost (14)	Fair Value (1)(15)
Construction & Engineering
Climate Pros, LLC
Climate Pros, LLC	First Lien Secured Debt	S+585, 1.00% Floor	01/24/2026	$7,956	$7,890	$7,889	(4)(10)
Encore Holdings, LLC
Encore Holdings, LLC	First Lien Secured Debt	S+535, 0.75% Floor	11/23/2028	7,959	7,830	7,863	(4)(10)
Kauffman Intermediate, LLC
Kauffman Intermediate, LLC	First Lien Secured Debt	S+660, 1.00% Floor	05/08/2025	7,956	7,876	7,875	(4)(9)
Monarch Landscape Holdings, LLC
Monarch Landscape Holdings, LLC	First Lien Secured Debt	S+525, 0.75% Floor	03/31/2028	7,959	7,867	7,873	(4)(10)
Pave America
Pave America Interco, LLC	First Lien Secured Debt	S+690, 1.00% Floor	02/07/2028	7,960	7,733	7,721	(4)(10)

	Total Construction & Engineering				$39,196	$39,221

Consumer Staples Distribution & Retail
Casper’s Ice Cream, LLC
Casper’s Ice Cream, LLC	First Lien Secured Debt	S+615, 1.00% Floor	12/29/2027	$7,959	$7,852	$7,837	(4)(9)
Protein For Pets Opco, LLC
Protein For Pets Opco, LLC	First Lien Secured Debt	S+525, 1.00% Floor	09/22/2030	7,900	7,743	7,742	(4)(9)(11)
	First Lien Secured Debt - Revolver	S+535, 1.00% Floor	09/22/2030	100	(2)	(2)	(4)(9)(11)

					7,741	7,740

THLP CO., LLC
THLP CO., LLC	First Lien Secured Debt	S+600, 1.00% Floor	05/31/2025	8,332	8,299	8,332	(4)(10)

	Total Consumer Staples Distribution & Retail				$23,892	$23,909

Distributors
MacQueen Equipment, LLC
MacQueen Equipment, LLC	First Lien Secured Debt	S+551, 1.00% Floor	01/07/2028	$7,959	$7,907	$7,938	(4)(9)
Paladone Group Bidco Limited
Paladone Group Bidco Limited	First Lien Secured Debt	S+560, 1.00% Floor	11/12/2027	7,959	7,869	7,872	(4)(10)(13)

	Total Distributors				$15,776	$15,810

Diversified Consumer Services
Club Car Wash Operating, LLC
Club Car Wash Operating, LLC	First Lien Secured Debt	S+615, 1.00% Floor	06/16/2027	$7,720	$7,606	$7,605	(4)(10)
Go Car Wash Management, Corp.
Go Car Wash Management, Corp.	First Lien Secured Debt	S+635, 1.00% Floor	12/31/2026	7,959	7,832	7,794	(4)(10)

See notes to consolidated financial statements

MIDDLE MARKET APOLLO INSTITUTIONAL PRIVATE LENDING

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2024

(In thousands)

Industry/Company	Investment Type	Interest Rate (9)	Maturity Date	Par/Shares (3)	Cost (14)	Fair Value (1)(15)
Rasa Floors & Carpet Cleaning, LLC
Rasa Floors & Carpet Cleaning, LLC	First Lien Secured Debt	S+485, 1.00% Floor	12/22/2027	7,959	7,323	7,323	(4)(10)

	Total Diversified Consumer Services				$22,761	$22,722

Electric Utilities
Congruex
Congruex Group LLC	First Lien Secured Debt	S+590, 0.75% Floor	05/03/2029	$7,959	$7,749	$7,741	(4)(10)

	Total Electric Utilities				$7,749	$7,741

Electrical Equipment
International Wire Group
IW Buyer LLC	First Lien Secured Debt	S+685, 1.00% Floor	06/28/2029	$7,960	$7,806	$7,821	(4)(10)
LAV GEAR HOLDINGS INC
LAV Gear Holdings, inc	First Lien Secured Debt	S+643, 1.00% Floor	10/31/2025	8,645	8,601	8,602	(4)(10)
WILDCAT BUYERCO INC
Wildcat BuyerCo, Inc.	First Lien Secured Debt	S+575, 1.00% Floor	02/26/2027	7,980	7,835	7,835	(4)(10)

	Total Electrical Equipment				$24,242	$24,258

Electronic Equipment, Instruments & Components
Eckhart BidCo, LLC
Eckhart BidCo, LLC	First Lien Secured Debt	S+560, 1.00% Floor	01/10/2029	$7,959	$7,808	$7,824	(4)(10)
Li-Cor, Inc.
Li-Cor, Inc.	First Lien Secured Debt	S+510, 1.00% Floor	12/01/2027	7,959	7,886	7,908	(4)(9)

	Total Electronic Equipment, Instruments & Components				$15,694	$15,732

Entertainment
Chernin Entertainment
Jewel Purchaser, Inc.	First Lien Secured Debt	S+560, 0.50% Floor	07/01/2027	$7,897	$7,897	$7,897	(4)(10)

	Total Entertainment				$7,897	$7,897

Financial Services
FEV Acquisition Corporation
FEV Acquisition Corporation	First Lien Secured Debt	S+575, 0.75% Floor	07/15/2028	$7,960	$7,213	$7,159	(4)(10)(13)
Gabriel Partners, LLC
Gabriel Partners, LLC	First Lien Secured Debt	S+640, 1.00% Floor	09/21/2026	7,959	7,904	7,859	(4)(9)
GC Waves
GC Waves Holdings, Inc.	First Lien Secured Debt	S+535, 0.75% Floor	08/10/2029	7,960	7,850	7,876	(4)(10)
Owl Acquisition, LLC
Owl Acquisition, LLC	First Lien Secured Debt	S+535, 1.00% Floor	02/04/2028	8,000	7,943	7,940	(4)(10)
Spectrum Automotive
Shelby 2021 Holdings Corp.	First Lien Secured Debt	S+586, 0.75% Floor	06/29/2028	7,959	7,848	7,879	(4)(9)
Wealth Enhancement Group
Wealth Enhancement Group, LLC	First Lien Secured Debt	S+550, 1.00% Floor	10/04/2027	7,979	7,948	7,947	(4)(10)
West-NR AcquisitionCo, LLC
West-NR AcquisitionCo, LLC	First Lien Secured Debt	S+635, 1.00% Floor	12/27/2027	7,959	7,858	7,886	(4)(10)

	Total Financial Services				$54,564	$54,546

See notes to consolidated financial statements

MIDDLE MARKET APOLLO INSTITUTIONAL PRIVATE LENDING

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2024

(In thousands)

Industry/Company	Investment Type	Interest Rate (9)	Maturity Date	Par/Shares (3)	Cost (14)	Fair Value (1)(15)
Food Products
Berner Food & Beverage, LLC
Berner Food & Beverage, LLC	First Lien Secured Debt	S+565, 1.00% Floor	07/30/2027	$7,959	$7,660	$7,681	(4)(10)
Fortune International LLC
Fortune International LLC	First Lien Secured Debt	S+460, 1.00% Floor	01/17/2026	7,938	7,838	7,843	(4)(10)

	Total Food Products				$15,498	$15,524

Ground Transportation
Beacon Mobility Corp.
Beacon Mobility Corp.	First Lien Secured Debt	S+635, 1.00% Floor	12/31/2025	$7,973	$7,948	$7,963	(4)(10)
HENIFF HOLDCO LLC
Heniff Holdco, LLC	First Lien Secured Debt	S+585, 1.00% Floor	12/03/2026	7,958	7,921	7,918	(4)(9)
SEKO Global Logistics Network, LLC
SEKO Global Logistics Network, LLC	First Lien Secured Debt	S+515, 1.00% Floor	12/30/2026	7,960	7,805	7,734	(4)(9)

	Total Ground Transportation				$23,674	$23,615

Health Care Equipment & Supplies
ACP Hyperdrive, Inc.
ACP Hyperdrive, Inc.	First Lien Secured Debt	S+590, 1.00% Floor	03/08/2028	$7,959	$7,761	$7,740	(4)(10)
Medical Guardian, LLC
Medical Guardian, LLC	First Lien Secured Debt	S+635, 1.00% Floor	10/26/2026	7,959	7,886	7,900	(4)(10)
Solmetex, LLC
Solmetex, LLC	First Lien Secured Debt	S+635, 1.00% Floor	01/14/2027	7,959	7,857	7,851	(4)(10)
StateServ Acquisition, Inc.
StateServ Acquisition, Inc.	First Lien Secured Debt	S+600, 1.00% Floor	11/19/2027	7,959	7,820	7,902	(4)(10)
TerSera Therapeutics
TerSera Therapeutics LLC	First Lien Secured Debt	S+675, 1.00% Floor	04/04/2029	7,980	7,922	7,960	(4)(10)

	Total Health Care Equipment & Supplies				$39,246	$39,353

Health Care Providers & Services
EmpiRx Health LLC
EmpiRx Health LLC	First Lien Secured Debt	S+510, 1.00% Floor	08/05/2027	$7,959	$7,922	$7,939	(4)(10)
FP UC Intermediate Holdings, Inc.
FP UC Intermediate Holdings, Inc.	First Lien Secured Debt	S+660, 1.00% Floor	11/22/2026	7,959	7,876	7,933	(4)(9)
Kure Pain Holdings, Inc.
Kure Pain Holdings, Inc.	First Lien Secured Debt	S+610, 1.00% Floor	08/27/2025	7,958	7,957	7,957	(4)(10)
MAXOR ACQUISITION INC
Maxor Acquisition, Inc.	First Lien Secured Debt	S+700, 1.00% Floor	03/01/2029	7,960	7,768	7,840	(4)(10)
Midwest Vision Partners Management, LLC
Midwest Vision Partners Management, LLC	First Lien Secured Debt	S+665, 1.00% Floor	01/12/2027	8,000	7,815	7,860	(4)(9)

See notes to consolidated financial statements

MIDDLE MARKET APOLLO INSTITUTIONAL PRIVATE LENDING

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2024

(In thousands)

Industry/Company	Investment Type	Interest Rate (9)	Maturity Date	Par/Shares (3)	Cost (14)	Fair Value (1)(15)
Natural Partners, Inc.
Natural Partners, Inc.	First Lien Secured Debt	S+465, 1.00% Floor	11/29/2027	7,959	7,953	7,956	(4)(10)
Pace Health Companies, LLC
Pace Health Companies, LLC	First Lien Secured Debt	S+640, 1.00% Floor	08/02/2025	7,958	7,841	7,860	(4)(10)
SBH Buyer, LLC
Salisbury House, LLC	First Lien Secured Debt	S+590, 1.00% Floor	08/30/2025	8,000	7,863	7,865	(4)(10)
SCP Eye Care Services, LLC
SCP Eye Care Services, LLC	First Lien Secured Debt	S+585, 1.00% Floor	10/05/2029	7,960	7,699	7,739	(4)(10)
Team Select
TS Investors, LLC	First Lien Secured Debt	S+660, 1.00% Floor	05/04/2029	7,960	7,883	7,960	(4)(10)
Thomas Scientific, LLC
Thomas Scientific, LLC	First Lien Secured Debt	S+640, 1.00% Floor	12/14/2027	7,959	7,834	7,857	(4)(9)
TST Intermediate Holdings, LLC
TST Intermediate Holdings, LLC	First Lien Secured Debt	S+585, 1.00% Floor	11/27/2026	7,959	7,776	7,900	(4)(10)
TVG Shelby Buyer, Inc.
TVG Shelby Buyer, Inc.	First Lien Secured Debt	S+535, 1.00% Floor	03/27/2028	8,000	7,852	7,713	(4)(10)
TVG-MEDULLA, LLC
TVG-MEDULLA, LLC	First Lien Secured Debt	S+560, 1.00% Floor	12/31/2024	8,034	7,909	7,820	(4)(10)
US Fertility
US Fertility Enterprises, LLC	First Lien Secured Debt	S+670, 1.00% Floor	12/21/2027	7,960	7,847	7,880	(4)(10)
Veristat Group Inc.
Veristat Group Inc.	First Lien Secured Debt	S+585, 1.00% Floor	03/31/2027	7,959	7,844	7,802	(4)(9)

	Total Health Care Providers & Services				$125,639	$125,881

Health Care Technology
MRO Parent Corporation
MRO Parent Corporation	First Lien Secured Debt	S+560, 1.00% Floor	10/24/2025	$7,958	$7,958	$7,958	(4)(10)

	Total Health Care Technology				$7,958	$7,958

Hotels, Restaurants & Leisure
American West Restaurant Group Holdings LLC
American West Restaurant Group Holdings LLC	First Lien Secured Debt	S+685, 1.00% Floor	02/02/2028	$7,959	$7,678	$7,678	(4)(9)
Cave Enterprises Operations, LLC
Cave Enterprises Operations, LLC	First Lien Secured Debt	S+660, 1.50% Floor	08/09/2028	7,980	7,980	7,980	(4)(9)
PARS
PARS Group LLC	First Lien Secured Debt	S+685, 1.50% Floor	04/03/2028	7,980	7,866	7,880	(4)(9)
YTC Enterprises, LLC
YTC Enterprises, LLC	First Lien Secured Debt	S+636, 1.00% Floor	08/16/2026	7,895	7,750	7,737	(4)(9)

	Total Hotels, Restaurants & Leisure				$31,274	$31,275

See notes to consolidated financial statements

MIDDLE MARKET APOLLO INSTITUTIONAL PRIVATE LENDING

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2024

(In thousands)

Industry/Company	Investment Type	Interest Rate (9)	Maturity Date	Par/Shares (3)	Cost (14)	Fair Value (1)(15)
Household Products
Advantice Health
Jazz AH Holdco, LLC	First Lien Secured Debt	S+510, 0.75% Floor	04/03/2028	$7,960	$7,810	$7,826	(4)(10)

	Total Household Products				$7,810	$7,826

IT Services
CM Acquisitions Holdings Inc. (fka Sisterco Holdings, Inc.)
CM Acquisitions Holdings Inc.	First Lien Secured Debt	S+490, 1.00% Floor	05/06/2025	$7,958	$7,834	$7,774	(4)(9)

	Total IT Services				$7,834	$7,774

Leisure Products
Dan Dee International Holdings, Inc. (fka Project Comfort Buyer, Inc.)
Dan Dee International Holdings, Inc.	First Lien Secured Debt	S+710, 1.00% Floor	02/01/2025	$7,437	$7,348	$7,354	(4)(10)
Lash OpCo, LLC
Lash OpCo, LLC	First Lien Secured Debt	S+710, 1.00% Floor	03/18/2026	8,084	7,998	7,962	(4)(10)
Wellbeam Consumer Health Intermediate, LLC
Wellbeam Consumer Health Intermediate, LLC	First Lien Secured Debt	S+640, 1.00% Floor	10/04/2027	7,379	7,022	6,995	(4)(10)

	Total Leisure Products				$22,368	$22,311

Life Sciences Tools & Services
VCR Buyer, Inc.
VCR Buyer, Inc.	First Lien Secured Debt	S+675, 1.00% Floor	04/28/2028	$7,959	$7,489	$7,527	(4)(9)

	Total Life Sciences Tools & Services				$7,489	$7,527

Machinery
BW Colson Acquisition LLC
BW Colson Acquisition LLC	First Lien Secured Debt	S+515, 1.00% Floor	02/26/2027	$8,000	$7,874	$7,962	(4)(9)
Jonathan Acquisition Company
Jonathan Acquisition Company	First Lien Secured Debt	S+510, 1.00% Floor	12/22/2026	7,959	7,863	7,838	(4)(10)
MTI Group Acquisition Company
MTI Group Acquisition Company	First Lien Secured Debt	S+610, 1.00% Floor	09/30/2025	7,871	7,837	7,851	(10)(13)
OEH Parent Holdings, Inc.
OEH Parent Holdings, Inc.	First Lien Secured Debt	S+585, 1.00% Floor	11/09/2027	7,959	7,810	7,845	(4)(9)
RailPros Consolidated, Inc.
RailPros Consolidated, Inc.	First Lien Secured Debt	S+560, 1.00% Floor	07/31/2026	7,959	7,946	7,945	(4)(9)

	Total Machinery				$39,330	$39,441

See notes to consolidated financial statements

MIDDLE MARKET APOLLO INSTITUTIONAL PRIVATE LENDING

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2024

(In thousands)

Industry/Company	Investment Type	Interest Rate (9)	Maturity Date	Par/Shares (3)	Cost (14)	Fair Value (1)(15)
Media
Escalent
M&M OPCO, LLC	First Lien Secured Debt	S+810, 1.00% Floor	04/07/2029	$7,960	$7,787	$7,821	(4)(10)
HU Buyer, Inc.
HU Buyer, Inc.	First Lien Secured Debt	S+610, 1.00% Floor	12/29/2026	7,959	7,776	7,733	(4)(10)
KL Charlie Acquisition Company
KL Charlie Acquisition Company	First Lien Secured Debt	S+685, 1.00% Floor	12/30/2026	7,959	7,775	7,760	(4)(10)
Terrier Gamut Holdings, Inc.
Terrier Gamut Holdings, Inc.	First Lien Secured Debt	S+660, 1.00% Floor	08/15/2028	7,958	7,658	7,654	(4)(10)

	Total Media				$30,996	$30,968

Multi-Utilities
GS SEER Group Borrower LLC
GS SEER Group Borrower LLC	First Lien Secured Debt	S+675, 1.00% Floor	04/29/2030	$7,960	$7,747	$7,741	(4)(10)

	Total Multi-Utilities				$7,747	$7,741

Pharmaceuticals
Top RX, LLC
Top RX, LLC	First Lien Secured Debt	S+660, 1.00% Floor	06/30/2024	$8,012	$7,975	$7,968	(4)(9)
WelldyneRX, LLC
WelldyneRX, LLC	First Lien Secured Debt	S+685, 0.75% Floor	03/09/2027	7,959	7,757	7,743	(4)(10)

	Total Pharmaceuticals				$15,732	$15,711

Professional Services
Career Certified, LLC (The CE Shop Buyer, LLC)
Career Certified, LLC	First Lien Secured Debt	S+635, 1.00% Floor	12/18/2026	$7,959	$7,708	$7,769	(4)(10)

	Total Professional Services				$7,708	$7,769

Software
Activ Software Holdings, LLC
Activ Software Holdings, LLC	First Lien Secured Debt	S+625, 1.00% Floor	05/04/2027	$7,959	$7,886	$7,879	(4)(10)
EVER.AG Corporation
EVER.AG Corporation	First Lien Secured Debt	S+585, 1.00% Floor	06/24/2027	7,959	7,880	7,880	(4)(10)
Measure Buyer, Inc.
Measure Buyer, Inc.	First Lien Secured Debt	S+535, 1.00% Floor	12/18/2026	7,959	7,864	7,885	(4)(10)

	Total Software				$23,630	$23,644

Technology Hardware, Storage & Peripherals
Parcelshield Holdings LLC
Parcelshield Holdings LLC	First Lien Secured Debt	S+560, 1.00% Floor	09/30/2027	$7,959	$7,734	$7,772	(4)(10)

	Total Technology Hardware, Storage & Peripherals				$7,734	$7,772

See notes to consolidated financial statements

MIDDLE MARKET APOLLO INSTITUTIONAL PRIVATE LENDING

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2024

(In thousands)

Industry/Company	Investment Type	Interest Rate (9)	Maturity Date	Par/Shares (3)	Cost (14)	Fair Value (1)(15)
Transportation Infrastructure
PrimeFlight Acquisition, LLC
PrimeFlight Acquisition, LLC	First Lien Secured Debt	S+685, 1.00% Floor	05/01/2029	$7,960	$7,730	$7,782	(4)(10)

	Total Transportation Infrastructure				$7,730	$7,782

Wireless Telecommunication Services
Kane Communications LLC
Kane Communications LLC	First Lien Secured Debt	S+576, 1.00% Floor	08/09/2027	$8,000	$7,847	$7,872	(4)(10)

	Total Wireless Telecommunication Services				$7,847	$7,872

Total Investments					$759,120	$759,729	(2)(5)(6)(7)(12)

(1)	Fair value is determined in good faith by the Company (See Note 2 to the consolidated financial statements).
(2)	Currently there are no differences for federal income tax purposes as it relates to unrealized gain and loss.
(3)	Par amount is denominated in USD unless otherwise noted.
(4)

These investments were valued using unobservable inputs and are considered Level 3 investments. Fair value was determined in good faith by the Company (see Note 2 and Note 5), pursuant to the Company’s valuation policy.

(5)	All debt investments are income producing unless otherwise indicated.
(6)

Securities exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) and may be deemed to be “restricted securities”. As of March 31, 2024, the Company held no securities that may be deemed a restricted security.

(7)

Unless otherwise indicated, all securities are pledged as collateral to our credit facility (the “AP Leaf Secured Credit Facility” as defined in Note 6 to the financial statements). As such, these securities are not available as collateral to our general creditors.

(8)

Unless otherwise indicated, loan contains a variable rate structure, and may be subject to an interest rate floor. Variable rate loans bear interest at a rate that may be determined by reference to the Secured Overnight Financing Rate (“SOFR” or “S”) or an alternate base rate (which can include but is not limited to LIBOR, the Federal Funds Effective Rate or the Prime Rate), at the borrower’s option, and which reset periodically based on the terms of the loan agreement. The terms in the Consolidated Schedule of Investments disclose the actual interest rate in effect as of the reporting period, and may be subject to interest floors.

(9)	The interest rate on these loans is subject to 1 month SOFR, which as of March 31, 2024 was 5.33%.
(10)	The interest rate on these loans is subject to 3 months SOFR, which as of March 31, 2024 was 5.30%.
(11)

These are co-investments made with the Company’s affiliates in accordance with the terms of the exemptive order the Company received from the Securities and Exchange Commission (the “SEC”) permitting us to do so. (See Note 3 to the consolidated financial statements for discussion of the exemptive order from the SEC.)

(12)

Unless otherwise indicated, all investments are non-controlled, non-affiliated investments. Non-controlled, non-affiliated investments are defined as investments in which the Company owns less than 5% of the portfolio company’s outstanding voting securities and does not have the power to exercise control over the management or policies of such portfolio company. As of March 31, 2024, all of the company’s investments were non-controlled, non-affiliated.

(13)

Investments that the Company has determined are not “qualifying assets” under Section 55(a) of the 1940 Act. Under the 1940 Act, we may not acquire any non-qualifying asset unless, at the time such acquisition is made, qualifying assets represent at least 70% of our total assets. The status of these assets under the 1940 Act is subject to change. The Company monitors the status of these assets on an ongoing basis. As of March 31, 2024, non-qualifying assets represented approximately 3.0% of the total assets of the Company.

See notes to consolidated financial statements

MIDDLE MARKET APOLLO INSTITUTIONAL PRIVATE LENDING

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2024

(In thousands)

(14)	The following shows the composition of the Company’s portfolio at cost by investment type and industry as of March 31, 2024:

Industry	First Lien - Secured Debt	Total
Aerospace & Defense	$7,878	$7,878
Automobile Components	15,697	15,697
Building Products	15,900	15,900
Capital Markets	7,829	7,829
Chemicals	7,890	7,890
Commercial Services & Supplies	54,911	54,911
Construction & Engineering	39,196	39,196
Consumer Staples Distribution & Retail	23,892	23,892
Distributors	15,776	15,776
Diversified Consumer Services	22,761	22,761
Electric Utilities	7,749	7,749
Electrical Equipment	24,242	24,242
Electronic Equipment, Instruments & Components	15,694	15,694
Entertainment	7,897	7,897
Financial Services	54,564	54,564
Food Products	15,498	15,498
Ground Transportation	23,674	23,674
Health Care Equipment & Supplies	39,246	39,246
Health Care Providers & Services	125,639	125,639
Health Care Technology	7,958	7,958
Hotels, Restaurants & Leisure	31,274	31,274
Household Products	7,810	7,810
IT Services	7,834	7,834
Leisure Products	22,368	22,368
Life Sciences Tools & Services	7,489	7,489
Machinery	39,330	39,330
Media	30,996	30,996
Multi-Utilities	7,747	7,747
Pharmaceuticals	15,732	15,732
Professional Services	7,708	7,708
Software	23,630	23,630
Technology Hardware, Storage & Peripherals	7,734	7,734
Transportation Infrastructure	7,730	7,730
Wireless Telecommunication Services	7,847	7,847

Total	$759,120	$759,120

See notes to consolidated financial statements

MIDDLE MARKET APOLLO INSTITUTIONAL PRIVATE LENDING

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2024

(In thousands)

(15)	The following shows the composition of the Company’s portfolio at fair value by investment type, industry and region as of March 31, 2024:

Industry	First Lien - Secured Debt	Total	% of Net Assets
Aerospace & Defense	$7,878	$7,878	2.6%
Automobile Components	15,736	15,736	5.1%
Building Products	15,916	15,916	5.2%
Capital Markets	7,830	7,830	2.5%
Chemicals	7,905	7,905	2.6%
Commercial Services & Supplies	54,884	54,884	17.9%
Construction & Engineering	39,221	39,221	12.8%
Consumer Staples Distribution & Retail	23,909	23,909	7.8%
Distributors	15,810	15,810	5.1%
Diversified Consumer Services	22,722	22,722	7.4%
Electric Utilities	7,741	7,741	2.5%
Electrical Equipment	24,258	24,258	7.9%
Electronic Equipment, Instruments & Components	15,732	15,732	5.1%
Entertainment	7,897	7,897	2.6%
Financial Services	54,546	54,546	17.8%
Food Products	15,524	15,524	5.1%
Ground Transportation	23,615	23,615	7.7%
Health Care Equipment & Supplies	39,353	39,353	12.8%
Health Care Providers & Services	125,881	125,881	41.0%
Health Care Technology	7,958	7,958	2.6%
Hotels, Restaurants & Leisure	31,275	31,275	10.2%
Household Products	7,826	7,826	2.5%
IT Services	7,774	7,774	2.5%
Leisure Products	22,311	22,311	7.3%
Life Sciences Tools & Services	7,527	7,527	2.5%
Machinery	39,441	39,441	12.8%
Media	30,968	30,968	10.1%
Multi-Utilities	7,741	7,741	2.5%
Pharmaceuticals	15,711	15,711	5.1%
Professional Services	7,769	7,769	2.5%
Software	23,644	23,644	7.7%
Technology Hardware, Storage & Peripherals	7,772	7,772	2.5%
Transportation Infrastructure	7,782	7,782	2.5%
Wireless Telecommunication Services	7,872	7,872	2.6%

Total	$759,729	$759,729	247.4%

% of Net Assets	247.4%	247.4%

See notes to consolidated financial statements

MIDDLE MARKET APOLLO INSTITUTIONAL PRIVATE LENDING

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2024

(In thousands)

Industry Classification	Percentage of Total Investments (at Fair Value) as of March 31, 2024
Health Care Providers & Services	16.6%
Commercial Services & Supplies	7.2%
Financial Services	7.2%
Machinery	5.2%
Health Care Equipment & Supplies	5.2%
Construction & Engineering	5.2%
Hotels, Restaurants & Leisure	4.1%
Media	4.1%
Electrical Equipment	3.2%
Consumer Staples Distribution & Retail	3.2%
Software	3.1%
Ground Transportation	3.1%
Diversified Consumer Services	3.0%
Leisure Products	3.0%
Building Products	2.1%
Distributors	2.1%
Automobile Components	2.1%
Electronic Equipment, Instruments & Components	2.1%
Pharmaceuticals	2.1%
Food Products	2.1%
Health Care Technology	1.0%
Chemicals	1.0%
Entertainment	1.0%
Aerospace & Defense	1.0%
Wireless Telecommunication Services	1.0%
Capital Markets	1.0%
Household Products	1.0%
Transportation Infrastructure	1.0%
IT Services	1.0%
Technology Hardware, Storage & Peripherals	1.0%
Professional Services	1.0%
Electric Utilities	1.0%
Multi-Utilities	1.0%
Life Sciences Tools & Services	1.0%

100.0%

Geographic Region	March 31, 2024
United States	99.0%
United Kingdom	1.0%

See notes to consolidated financial statements

MIDDLE MARKET APOLLO INSTITUTIONAL PRIVATE LENDING

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 31, 2023

(In thousands)

Industry/Company	Investment Type	Interest Rate (8)	Maturity Date	Par/Shares (3)	Cost (13)	Fair Value (1)(14)
Aerospace & Defense
SI Holdings, Inc.
SI Holdings, Inc.	First Lien Secured Debt	S+610, 1.00% Floor	12/31/2027	$7,979	$7,894	$7,894	(4)(10)

	Total Aerospace & Defense				$7,894	$7,894

Automobile Components
AAMP Global Holdings, Inc.
AAMP Global Holdings, Inc.	First Lien Secured Debt	S+585, 1.00% Floor	11/5/2025	$7,979	$7,890	$7,889	(4)(10)
Rapid Express Car Wash, LLC
Rapid Express Car Wash, LLC	First Lien Secured Debt	S+635, 1.00% Floor	12/23/2027	8,000	7,807	7,806	(4)(10)
TRUCK-LITE CO LLC
Truck-Lite Co., LLC	First Lien Secured Debt	S+635, 1.00% Floor	12/14/2026	7,979	7,870	7,870	(4)(10)

	Total Automobile Components				$23,567	$23,565

Building Products
Carr and Duff, LLC
Carr and Duff, LLC	First Lien Secured Debt	S+630, 1.00% Floor	3/11/2027	$7,980	$7,869	$7,869	(4)(10)
SAFEbuilt, LLC
SAFEbuilt, LLC	First Lien Secured Debt	S+685, 1.00% Floor	12/31/2025	8,099	8,039	8,037	(4)(10)

	Total Building Products				$15,908	$15,906

Capital Markets
STOUT INTERMEDIATE II
Stout Intermediate II, LLC	First Lien Secured Debt	S+585, 1.00% Floor	11/22/2027	$7,980	$7,841	$7,841	(4)(9)

	Total Capital Markets				$7,841	$7,841

Chemicals
Universal Fiber Systems LLC
Universal Fiber Systems LLC	First Lien Secured Debt	S+561, 1.00% Floor	9/29/2026	$8,027	$7,935	$7,934	(4)(10)

		Total Chemicals			$7,935	$7,934

Commercial Services & Supplies
Applied Technical Services, LLC
Applied Technical Services, LLC	First Lien Secured Debt	S+590, 1.00% Floor	12/29/2026	$7,979	$7,832	$7,831	(4)(10)
CI (MG) GROUP, LLC
CI	First Lien Secured Debt	S+715, 1.00% Floor	3/24/2028	7,980	7,815	7,813	(4)(9)
CSHC Buyerco, LLC
CSHC Buyerco, LLC	First Lien Secured Debt	S+485, 1.00% Floor	9/8/2026	7,980	7,836	7,834	(4)(10)
Distinct Holdings Inc
Distinct Holdings Inc	First Lien Secured Debt	S+660, 1.00% Floor	9/23/2024	8,018	7,798	7,793	(4)(10)
Gunnison Acquisition, LLC
Gunnison Acquisition, LLC	First Lien Secured Debt	S+515, 1.00% Floor	4/26/2027	8,123	7,838	7,832	(4)(10)

See notes to consolidated financial statements

MIDDLE MARKET APOLLO INSTITUTIONAL PRIVATE LENDING

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 31, 2023

(In thousands)

Industry/Company	Investment Type	Interest Rate (8)	Maturity Date	Par/Shares (3)	Cost (13)	Fair Value (1)(14)
Jones
JF Acquisition, LLC	First Lien Secured Debt	S+560, 1.00% Floor	7/31/2026	7,979	7,895	7,892	(4)(10)
Tranzonic
TZ Buyer LLC	First Lien Secured Debt	S+610, 0.75% Floor	8/14/2028	7,980	7,821	7,820	(4)(10)

	Total Commercial Services & Supplies				$54,835	$54,815

Construction & Engineering
Climate Pros, LLC
Climate Pros, LLC	First Lien Secured Debt	S+585, 1.00% Floor	1/24/2026	$7,978	$7,904	$7,903	(4)(10)
Encore Holdings, LLC
Encore Holdings, LLC	First Lien Secured Debt	S+510, 0.75% Floor	11/23/2028	7,980	7,844	7,844	(4)(10)
Kauffman Intermediate, LLC
Kauffman Intermediate, LLC	First Lien Secured Debt	S+585, 1.00% Floor	5/8/2025	7,978	7,881	7,880	(4)(9)
Monarch Landscape Holdings, LLC
Monarch Landscape Holdings, LLC	First Lien Secured Debt	S+525, 0.75% Floor	3/31/2028	7,980	7,883	7,882	(4)(10)
Pave America
Pave America Interco, LLC	First Lien Secured Debt	S+690, 1.00% Floor	2/7/2028	7,980	7,741	7,741	(4)(10)

	Total Construction & Engineering				$39,253	$39,250

Consumer Staples Distribution & Retail
Casper’s Ice Cream, LLC
Casper’s Ice Cream, LLC	First Lien Secured Debt	S+615, 1.00% Floor	12/29/2027	$7,980	$7,867	$7,866	(4)(9)
Protein For Pets Opco, LLC
Protein For Pets Opco, LLC	First Lien Secured Debt	S+460, 1.00% Floor	11/28/2025	8,000	8,000	8,000	(4)(9)
THLP CO., LLC
THLP CO., LLC	First Lien Secured Debt	S+600, 1.00% Floor	5/31/2025	8,290	8,254	8,249	(4)(10)

	Total Consumer Staples Distribution & Retail				$24,121	$24,115

Distributors
MacQueen Equipment, LLC
MacQueen Equipment, LLC	First Lien Secured Debt	S+551, 1.00% Floor	1/7/2028	$7,980	$7,924	$7,924	(4)(10)
Paladone Group Bidco Limited
Paladone Group Bidco Limited	First Lien Secured Debt	S+585, 1.00% Floor	11/12/2027	7,980	7,884	7,884	(4)(10)

	Total Distributors				$15,808	$15,808

Diversified Consumer Services
Club Car Wash Operating, LLC
Club Car Wash Operating, LLC	First Lien Secured Debt	S+665, 1.00% Floor	6/16/2027	$8,000	$7,874	$7,874	(4)(10)

See notes to consolidated financial statements

MIDDLE MARKET APOLLO INSTITUTIONAL PRIVATE LENDING

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 31, 2023

(In thousands)

Industry/Company	Investment Type	Interest Rate (8)	Maturity Date	Par/Shares (3)	Cost (13)	Fair Value (1)(14)
Go Car Wash Management, Corp.
Go Car Wash Management, Corp.	First Lien Secured Debt	S+635, 1.00% Floor	12/31/2026	7,980	7,843	7,842	(4)(10)
Rasa Floors & Carpet Cleaning, LLC
Rasa Floors & Carpet Cleaning, LLC	First Lien Secured Debt	S+685, 1.00% Floor	12/22/2027	7,980	7,307	7,307	(4)(10)

	Total Diversified Consumer Services				$23,024	$23,023

Electric Utilities
Congruex
Congruex Group LLC	First Lien Secured Debt	S+590, 0.75% Floor	5/3/2029	$7,980	$7,761	$7,760	(4)(10)

	Total Electric Utilities				$7,761	$7,760

Electrical Equipment
International Wire Group
IW Buyer LLC	First Lien Secured Debt	S+685, 1.00% Floor	6/28/2029	$7,980	$7,821	$7,820	(4)(10)
LAV GEAR HOLDINGS INC
LAV Gear Holdings, inc	First Lien Secured Debt	S+643, 1.00% Floor	10/31/2024	8,666	8,603	8,596	(4)(10)
WILDCAT BUYERCO INC
Wildcat BuyerCo, Inc.	First Lien Secured Debt	S+575, 1.00% Floor	2/26/2027	7,980	7,824	7,824	(4)(10)

	Total Electrical Equipment				$24,248	$24,240

Electronic Equipment, Instruments & Components
Eckhart BidCo, LLC
Eckhart BidCo, LLC	First Lien Secured Debt	S+560, 1.00% Floor	1/10/2029	$7,980	$7,822	$7,822	(4)(10)
Li-Cor, Inc.
Li-Cor, Inc.	First Lien Secured Debt	S+510, 1.00% Floor	12/1/2027	7,980	7,902	7,902	(4)(9)

	Total Electronic Equipment, Instruments & Components				$15,724	$15,724

Energy Equipment & Services
Tailwind Loenbro, LLC
Tailwind Loenbro, LLC	First Lien Secured Debt	S+485, 1.00% Floor	10/26/2024	$4,000	$3,940	$3,940	(4)(10)
	First Lien Secured Debt	S+585, 1.00% Floor	10/26/2025	4,000	3,940	3,940	(4)(10)

	Total Energy Equipment & Services				$7,880	$7,880

Entertainment
Chernin Entertainment
Jewel Purchaser, Inc.	First Lien Secured Debt	S+560, 0.50% Floor	7/1/2027	$7,949	$7,949	$7,949	(4)(10)

	Total Entertainment				$7,949	$7,949

Financial Services
FEV Acquisition Corporation
FEV Acquisition Corporation	First Lien Secured Debt	S+575, 0.75% Floor	7/15/2028	$7,980	$7,201	$7,199	(4)(10)

See notes to consolidated financial statements

MIDDLE MARKET APOLLO INSTITUTIONAL PRIVATE LENDING

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 31, 2023

(In thousands)

Industry/Company	Investment Type	Interest Rate (8)	Maturity Date	Par/Shares (3)	Cost (13)	Fair Value (1)(14)
Gabriel Partners, LLC
Gabriel Partners, LLC	First Lien Secured Debt	S+615, 1.00% Floor	9/21/2026	7,979	7,920	7,919	(4)(9)
GC Waves
GC Waves Holdings, Inc.	First Lien Secured Debt	S+610, 0.75% Floor	8/11/2028	7,980	7,865	7,864	(4)(10)
Owl Acquisition, LLC
Owl Acquisition, LLC	First Lien Secured Debt	S+540, 1.00% Floor	2/4/2028	8,000	7,940	7,940	(4)(10)
Spectrum Automotive
Shelby 2021 Holdings Corp.	First Lien Secured Debt	S+586, 0.75% Floor	6/29/2028	7,980	7,860	7,860	(4)(9)
Wealth Enhancement Group, LLC
Wealth Enhancement Group, LLC	First Lien Secured Debt	S+585, 1.00% Floor	10/4/2027	8,000	7,967	7,966	(4)(10)
West-NR AcquisitionCo, LLC
West-NR AcquisitionCo, LLC	First Lien Secured Debt	S+635, 1.00% Floor	12/27/2027	7,980	7,873	7,873	(4)(10)

	Total Financial Services				$54,626	$54,621

Food Products
Berner Food & Beverage, LLC
Berner Food & Beverage, LLC	First Lien Secured Debt	S+565, 1.00% Floor	7/30/2027	$7,980	$7,662	$7,660	(4)(10)
Fortune International LLC
Fortune International LLC	First Lien Secured Debt	S+485, 1.00% Floor	1/17/2026	7,980	7,867	7,866	(4)(10)

	Total Food Products				$15,529	$15,526

Ground Transportation
Beacon Mobility Corp.
Beacon Mobility Corp.	First Lien Secured Debt	S+635, 1.00% Floor	12/31/2025	$7,973	$7,945	$7,945	(4)(10)
HENIFF HOLDCO LLC
Heniff Holdco, LLC	First Lien Secured Debt	S+585, 1.00% Floor	12/3/2026	7,979	7,940	7,939	(4)(9)
SEKO Global Logistics Network, LLC
SEKO Global Logistics Network, LLC	First Lien Secured Debt	S+525, 1.00% Floor	12/30/2026	7,980	7,813	7,812	(4)(9)

	Total Ground Transportation				$23,698	$23,696

Health Care Equipment & Supplies
ACP Hyperdrive, Inc.
ACP Hyperdrive, Inc.	First Lien Secured Debt	S+590, 1.00% Floor	3/8/2028	$7,980	$7,774	$7,774	(4)(10)
Medical Guardian, LLC
Medical Guardian, LLC	First Lien Secured Debt	S+635, 1.00% Floor	10/26/2026	7,980	7,900	7,900	(4)(10)
Solmetex, LLC
Solmetex, LLC	First Lien Secured Debt	S+635, 1.00% Floor	1/14/2027	7,980	7,869	7,869	(4)(10)

See notes to consolidated financial statements

MIDDLE MARKET APOLLO INSTITUTIONAL PRIVATE LENDING

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 31, 2023

(In thousands)

Industry/Company	Investment Type	Interest Rate (8)	Maturity Date	Par/Shares (3)	Cost (13)	Fair Value (1)(14)
StateServ Acquisition, Inc.
StateServ Acquisition, Inc.	First Lien Secured Debt	S+600, 1.00% Floor	11/19/2027	7,980	7,833	7,832	(4)(10)
TerSera Therapeutics
TerSera Therapeutics LLC	First Lien Secured Debt	S+675, 1.00% Floor	4/4/2029	8,000	7,940	7,940	(4)(10)

	Total Health Care Equipment & Supplies				$39,316	$39,315

Health Care Providers & Services
EmpiRx Health LLC
EmpiRx Health LLC	First Lien Secured Debt	S+510, 1.00% Floor	8/5/2027	$7,980	$7,940	$7,940	(4)(10)
FP UC Intermediate Holdings, Inc.
FP UC Intermediate Holdings, Inc.	First Lien Secured Debt	S+660, 1.00% Floor	11/22/2026	7,980	7,890	7,889	(4)(9)
Kure Pain Holdings, Inc.
Kure Pain Holdings, Inc.	First Lien Secured Debt	S+610, 1.00% Floor	8/27/2025	7,979	7,979	7,978	(4)(10)
MAXOR ACQUISITION INC
Maxor Acquisition, Inc.	First Lien Secured Debt	S+700, 1.00% Floor	3/1/2029	7,980	7,781	7,780	(4)(10)
Midwest Vision Partners Management, LLC
Midwest Vision Partners Management, LLC	First Lien Secured Debt	S+665, 1.00% Floor	1/12/2027	8,000	7,801	7,800	(4)(9)
Natural Partners, Inc.
Natural Partners, Inc.	First Lien Secured Debt	S+465, 1.00% Floor	11/29/2027	7,980	7,973	7,973	(4)(10)
Pace Health Companies, LLC
Pace Health Companies, LLC	First Lien Secured Debt	S+640, 1.00% Floor	8/2/2025	7,979	7,840	7,840	(4)(10)
SBH Buyer, LLC
Salisbury House, LLC	First Lien Secured Debt	S+590, 1.00% Floor	8/30/2025	8,000	7,841	7,840	(4)(10)
SCP Eye Care Services, LLC
SCP Eye Care Services, LLC	First Lien Secured Debt	S+585, 1.00% Floor	10/5/2029	7,980	7,710	7,709	(4)(10)
Team Select
TS Investors, LLC	First Lien Secured Debt	S+660, 1.00% Floor	5/4/2029	7,980	7,901	7,900	(4)(10)
Thomas Scientific, LLC
Thomas Scientific, LLC	First Lien Secured Debt	S+640, 1.00% Floor	12/14/2027	7,980	7,848	7,847	(4)(9)
TST Intermediate Holdings, LLC
TST Intermediate Holdings, LLC	First Lien Secured Debt	S+585, 1.00% Floor	11/27/2026	7,980	7,781	7,780	(4)(10)
TVG Shelby Buyer, Inc.
TVG Shelby Buyer, Inc.	First Lien Secured Debt	S+535, 1.00% Floor	3/27/2028	8,000	7,845	7,845	(4)(10)
TVG-MEDULLA, LLC
TVG-MEDULLA, LLC	First Lien Secured Debt	S+560, 1.00% Floor	12/31/2024	8,024	7,895	7,894	(4)(10)

See notes to consolidated financial statements

MIDDLE MARKET APOLLO INSTITUTIONAL PRIVATE LENDING

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 31, 2023

(In thousands)

Industry/Company	Investment Type	Interest Rate (8)	Maturity Date	Par/Shares (3)	Cost (13)	Fair Value (1)(14)
US Fertility
US Fertility Enterprises, LLC	First Lien Secured Debt	S+660, 1.00% Floor	12/21/2027	7,980	7,861	7,860	(4)(10)
Veristat Group Inc.
Veristat Group Inc.	First Lien Secured Debt	S+585, 1.00% Floor	3/31/2027	7,979	7,856	7,856	(4)(9)

	Total Health Care Providers & Services				$125,742	$125,731

Health Care Technology
MRO Parent Corporation
MRO Parent Corporation	First Lien Secured Debt	S+560, 1.00% Floor	10/24/2025	$7,979	$7,979	$7,979	(4)(10)

	Total Health Care Technology				$7,979	$7,979

Hotels, Restaurants & Leisure
American West Restaurant Group Holdings LLC
American West Restaurant Group Holdings LLC	First Lien Secured Debt	S+585, 1.00% Floor	2/2/2028	$7,980	$7,684	$7,683	(4)(9)
Cave Enterprises Operations, LLC
Cave Enterprises Operations, LLC	First Lien Secured Debt	S+660, 1.50% Floor	8/9/2028	8,000	8,000	8,000	(4)(9)
PARS
PARS Group LLC	First Lien Secured Debt	S+685, 1.50% Floor	4/3/2028	8,000	7,880	7,880	(4)(9)
YTC Enterprises, LLC
YTC Enterprises, LLC	First Lien Secured Debt	S+636, 1.00% Floor	8/16/2026	8,000	7,841	7,840	(4)(9)

	Total Hotels, Restaurants & Leisure				$31,405	$31,403

Household Products
Advantice Health
Jazz AH Holdco, LLC	First Lien Secured Debt	S+510, 0.75% Floor	4/3/2028	$7,980	$7,823	$7,822	(4)(10)

	Total Household Products				$7,823	$7,822

IT Services
CM Acquisitions Holdings Inc. (fka Sisterco
CM Acquisitions Holdings Inc.	First Lien Secured Debt	S+490, 1.00% Floor	5/6/2025	$7,979	$7,830	$7,828	(4)(9)
Naviga Inc. (fka Newscycle Solutions, Inc.)
Naviga Inc.	First Lien Secured Debt	S+710, 1.00% Floor	2/27/2024	7,979	8,052	8,060	(4)(10)

	Total IT Services				$15,882	$15,888

Leisure Products
Dan Dee International Holdings, Inc. (fka P
Dan Dee International Holdings, Inc.	First Lien Secured Debt	S+725, 1.00% Floor	2/1/2025	$8,000	$7,877	$7,875	(4)(10)
Lash OpCo, LLC
Lash OpCo, LLC	First Lien Secured Debt	S+710, 1.00% Floor	3/18/2026	7,979	7,884	7,884	(4)(10)

See notes to consolidated financial statements

MIDDLE MARKET APOLLO INSTITUTIONAL PRIVATE LENDING

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 31, 2023

(In thousands)

Industry/Company	Investment Type	Interest Rate (8)	Maturity Date	Par/Shares (3)	Cost (13)	Fair Value (1)(14)
Wellbeam Consumer Health Intermediate, LLC
Wellbeam Consumer Health Intermediate, LLC	First Lien Secured Debt	S+640, 1.00% Floor	10/4/2027	8,000	7,593	7,591	(4)(10)

	Total Leisure Products				$23,354	$23,350

Life Sciences Tools & Services
VCR Buyer, Inc.
VCR Buyer, Inc.	First Lien Secured Debt	S+575, 1.00% Floor	4/28/2028	$7,980	$7,486	$7,486	(4)(9)

	Total Life Sciences Tools & Services				$7,486	$7,486

Machinery
BW Colson Acquisition LLC
BW Colson Acquisition LLC	First Lien Secured Debt	S+515, 1.00% Floor	2/26/2027	$8,000	$7,864	$7,864	(4)(9)
Jonathan Acquisition Company
Jonathan Acquisition Company	First Lien Secured Debt	L+510, 1.00% Floor	12/22/2026	7,979	7,876	7,875	(4)(11)
MTI Group Acquisition Company
MTI Group Acquisition Company	First Lien Secured Debt	S+610, 1.00% Floor	9/30/2025	8,019	7,980	7,979	(9)
OEH Parent Holdings, Inc.
OEH Parent Holdings, Inc.	First Lien Secured Debt	S+585, 1.00% Floor	11/9/2027	7,980	7,822	7,822	(4)(9)
RailPros Consolidated, Inc.
RailPros Consolidated, Inc.	First Lien Secured Debt	S+560, 1.00% Floor	7/31/2026	7,979	7,965	7,965	(4)(9)

	Total Machinery				$39,507	$39,505

Media
Escalent
M&M OPCO, LLC	First Lien Secured Debt	S+810, 1.00% Floor	4/7/2029	$7,980	$7,801	$7,800	(4)(10)
HU Buyer, Inc.
HU Buyer, Inc.	First Lien Secured Debt	S+610, 1.00% Floor	12/29/2026	7,979	7,782	7,782	(4)(10)
KL Charlie Acquisition Company
KL Charlie Acquisition Company	First Lien Secured Debt	S+635, 1.00% Floor	12/30/2026	7,979	7,781	7,780	(4)(10)
Terrier Gamut Holdings, Inc.
Terrier Gamut Holdings, Inc.	First Lien Secured Debt	S+660, 1.00% Floor	8/15/2028	7,979	7,665	7,664	(4)(10)

	Total Media				$31,029	$31,026

Multi-Utilities
GS SEER Group Borrower LLC
GS SEER Group Borrower LLC	First Lien Secured Debt	S+675, 1.00% Floor	4/29/2030	$7,980	$7,761	$7,761	(4)(10)

	Total Multi-Utilities				$7,761	$7,761

See notes to consolidated financial statements

MIDDLE MARKET APOLLO INSTITUTIONAL PRIVATE LENDING

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 31, 2023

(In thousands)

Industry/Company	Investment Type	Interest Rate (8)	Maturity Date	Par/Shares (3)	Cost (13)	Fair Value (1)(14)
Pharmaceuticals
Top RX, LLC
Top RX, LLC	First Lien Secured Debt	S+685, 1.00% Floor	6/30/2024	$8,007	$7,933	$7,930	(4)(9)
WelldyneRX, LLC
WelldyneRX, LLC	First Lien Secured Debt	S+685, 0.75% Floor	3/9/2027	7,980	7,761	7,760	(4)(10)

	Total Pharmaceuticals				$15,694	$15,690

Professional Services
Career Certified, LLC (The CE Shop Buyer, L
Career Certified, LLC	First Lien Secured Debt	S+635, 1.00% Floor	12/18/2026	$7,979	$7,708	$7,707	(4)(10)

	Total Professional Services				$7,708	$7,707

Software
Activ Software Holdings, LLC
Activ Software Holdings, LLC	First Lien Secured Debt	S+650, 1.00% Floor	5/4/2027	$7,980	$7,900	$7,900	(4)(10)
EVER.AG Corporation
EVER.AG Corporation	First Lien Secured Debt	S+585, 1.00% Floor	6/24/2027	7,980	7,895	7,895	(4)(10)
Measure Buyer, Inc.
Measure Buyer, Inc.	First Lien Secured Debt	S+535, 1.00% Floor	12/18/2026	7,980	7,876	7,876	(4)(10)

	Total Software				$23,671	$23,671

Technology Hardware, Storage & Peripherals
Parcelshield Holdings LLC
Parcelshield Holdings LLC	First Lien Secured Debt	S+560, 1.00% Floor	9/30/2027	$7,980	$7,741	$7,740	(4)(10)

	Total Technology Hardware, Storage & Peripherals				$7,741	$7,740

Transportation Infrastructure
PrimeFlight Acquisition, LLC
PrimeFlight Acquisition, LLC	First Lien Secured Debt	S+685, 1.00% Floor	5/1/2029	$7,980	$7,741	$7,741	(4)(10)

	Total Transportation Infrastructure				$7,741	$7,741

Wireless Telecommunication Services
Kane Communications LLC
Kane Communications LLC	First Lien Secured Debt	L+576, 1.00% Floor	8/9/2027	$8,000	$7,837	$7,837	(4)(11)

		Total Wireless Telecommunication Services			$7,837	$7,837

	Total Investments				$785,277	$785,199	(2)(5)(6)(7)(12)(15)

(1)	Fair value is determined in good faith by the Company (See Note 2 to the consolidated financial statements).
(2)	Currently there are no differences for federal income tax purposes as it relates to unrealized gain and loss.
(3)	Par amount is denominated in USD unless otherwise noted.
(4)

These investments were valued using unobservable inputs and are considered Level 3 investments. Fair value was determined in good faith by the Company (see Note 2 and Note 4), pursuant to the Company’s valuation policy.

(5)	All debt investments are income producing unless otherwise indicated.

See notes to consolidated financial statements

MIDDLE MARKET APOLLO INSTITUTIONAL PRIVATE LENDING

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 31, 2023

(In thousands)

(6)	All investments were owned by the Company through a master participation agreement with an affiliate of the Company (see Note 3).
(7)

Unless otherwise indicated, all securities are pledged as collateral to our credit facility (the “AP Leaf Secured Credit Facility” as defined in Note 6 to the financial statements). As such, these securities are not available as collateral to our general creditors.

(8)

Unless otherwise indicated, loan contains a variable rate structure, and may be subject to an interest rate floor. Variable rate loans bear interest at a rate that may be determined by reference to the Secured Overnight Financing Rate (“SOFR” or “S”) or an alternate base rate (which can include but is not limited to LIBOR, the Federal Funds Effective Rate or the Prime Rate), at the borrower’s option, and which reset periodically based on the terms of the loan agreement. The terms in the Consolidated Schedule of Investments disclose the actual interest rate in effect as of the reporting period, and may be subject to interest floors.

(9)	The interest rate on these loans is subject to 1 month SOFR, which as of December 31, 2023 was 5.35%
(10)	The interest rate on these loans is subject to 3 months SOFR, which as of December 31, 2023 was 5.33%
(11)	The interest rate on these loans is subject to 3 months LIBOR, which as of December 31, 2023 was 5.59%
(12)

Unless otherwise indicated, all investments are non-controlled, non-affiliated investments. Non-controlled, non-affiliated investments are defined as investments in which the Company owns less than 5% of the portfolio company’s outstanding voting securities and does not have the power to exercise control over the management or policies of such portfolio company. As of December 31, 2023, all of the company’s investments were non-controlled, non-affiliated.

(13)	The following shows the composition of the Company’s portfolio at cost by investment type and industry as of December 31, 2023:

Industry	First Lien - Secured Debt	Total
Aerospace & Defense	$7,894	$7,894
Automobile Components	23,567	23,567
Building Products	15,908	15,908
Capital Markets	7,841	7,841
Chemicals	7,935	7,935
Commercial Services & Supplies	54,835	54,835
Construction & Engineering	39,253	39,253
Consumer Staples Distribution & Retail	24,121	24,121
Distributors	15,808	15,808
Diversified Consumer Services	23,024	23,024
Electric Utilities	7,761	7,761
Electrical Equipment	24,248	24,248
Electronic Equipment, Instruments & Components	15,724	15,724
Energy Equipment & Services	7,880	7,880
Entertainment	7,949	7,949
Financial Services	54,626	54,626
Food Products	15,529	15,529
Ground Transportation	23,698	23,698
Health Care Equipment & Supplies	39,316	39,316
Health Care Providers & Services	125,742	125,742
Health Care Technology	7,979	7,979
Hotels, Restaurants & Leisure	31,405	31,405
Household Products	7,823	7,823
IT Services	15,882	15,882
Leisure Products	23,354	23,354
Life Sciences Tools & Services	7,486	7,486
Machinery	39,507	39,507
Media	31,029	31,029
Multi-Utilities	7,761	7,761
Pharmaceuticals	15,694	15,694
Professional Services	7,708	7,708
Software	23,671	23,671
Technology Hardware, Storage & Peripherals	7,741	7,741
Transportation Infrastructure	7,741	7,741
Wireless Telecommunication Services	7,837	7,837

Total	$785,277	$785,277

See notes to consolidated financial statements

MIDDLE MARKET APOLLO INSTITUTIONAL PRIVATE LENDING

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 31, 2023

(In thousands)

(14)	The following shows the composition of the Company’s portfolio at fair value by investment type, industry and region as of December 31, 2023:

Industry	First Lien - Secured Debt	Total	% of Net Assets
Aerospace & Defense	$7,894	$7,894	2.7%
Automobile Components	23,565	23,565	8.0%
Building Products	15,906	15,906	5.4%
Capital Markets	7,841	7,841	2.6%
Chemicals	7,934	7,934	2.7%
Commercial Services & Supplies	54,815	54,815	18.6%
Construction & Engineering	39,250	39,250	13.3%
Consumer Staples Distribution & Retail	24,115	24,115	8.2%
Distributors	15,808	15,808	5.3%
Diversified Consumer Services	23,023	23,023	7.8%
Electric Utilities	7,760	7,760	2.6%
Electrical Equipment	24,240	24,240	8.2%
Electronic Equipment, Instruments & Components	15,724	15,724	5.3%
Energy Equipment & Services	7,880	7,880	2.7%
Entertainment	7,949	7,949	2.7%
Financial Services	54,621	54,621	18.5%
Food Products	15,526	15,526	5.3%
Ground Transportation	23,696	23,696	8.0%
Health Care Equipment & Supplies	39,315	39,315	13.3%
Health Care Providers & Services	125,731	125,731	42.6%
Health Care Technology	7,979	7,979	2.7%
Hotels, Restaurants & Leisure	31,403	31,403	10.6%
Household Products	7,822	7,822	2.6%
IT Services	15,888	15,888	5.4%
Leisure Products	23,350	23,350	7.9%
Life Sciences Tools & Services	7,486	7,486	2.5%
Machinery	39,505	39,505	13.4%
Media	31,026	31,026	10.5%
Multi-Utilities	7,761	7,761	2.6%
Pharmaceuticals	15,690	15,690	5.3%
Professional Services	7,707	7,707	2.6%
Software	23,671	23,671	8.0%
Technology Hardware, Storage & Peripherals	7,740	7,740	2.6%
Transportation Infrastructure	7,741	7,741	2.6%
Wireless Telecommunication Services	7,837	7,837	2.7%

Total	$785,199	$785,199	265.8%

% of Net Assets	265.8%	265.8%

See notes to consolidated financial statements

MIDDLE MARKET APOLLO INSTITUTIONAL PRIVATE LENDING

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 31, 2023

(In thousands)

(15)

Securities exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) may be deemed to be “restricted securities”. As of December 31, 2023, the Company held no securities that may be deemed a restricted security.

Industry Classification	Percentage of Total Investments (at Fair Value) as of December 31, 2023
Health Care Providers & Services	16.0%
Commercial Services & Supplies	7.0%
Financial Services	7.0%
Machinery	5.0%
Health Care Equipment & Supplies	5.0%
Construction & Engineering	5.0%
Hotels, Restaurants & Leisure	4.0%
Media	3.9%
Electrical Equipment	3.1%
Consumer Staples Distribution & Retail	3.1%
Ground Transportation	3.0%
Software	3.0%
Automobile Components	3.0%
Leisure Products	3.0%
Diversified Consumer Services	2.9%
Building Products	2.0%
IT Services	2.0%
Distributors	2.0%
Electronic Equipment, Instruments & Components	2.0%
Pharmaceuticals	2.0%
Food Products	2.0%
Health Care Technology	1.0%
Entertainment	1.0%
Chemicals	1.0%
Aerospace & Defense	1.0%
Energy Equipment & Services	1.0%
Capital Markets	1.0%
Wireless Telecommunication Services	1.0%
Household Products	1.0%
Multi-Utilities	1.0%
Electric Utilities	1.0%
Transportation Infrastructure	1.0%
Technology Hardware, Storage & Peripherals	1.0%
Professional Services	1.0%
Life Sciences Tools & Services	1.0%

100.0%

Geographic Region	December 31, 2023
United States	99.0%
United Kingdom	1.0%

See notes to consolidated financial statements

MIDDLE MARKET APOLLO INSTITUTIONAL PRIVATE LENDING

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

March 31, 2024

(In thousands)

Note 1. Organization

Middle Market Apollo Institutional Private Lending (the “Company,” “MMAIPL,” “we,” “us,” or “our”), a Delaware statutory trust formed on November 6, 2023, is a closed-end, externally managed, non-diversified management investment company that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940 (the “1940 Act”) on March 15, 2024 (the “Conversion Date”). Prior to the Company’s election to be regulated as a BDC, the Company was operated as a private fund in reliance on an exception from the definition of “investment company” under Section 3(c)(7) of the 1940 Act. The Company will elect to be treated for federal income tax purposes and intends to qualify thereafter, as a regulated investment company (“RIC”) beginning on the Conversion Date as defined under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”)(see Note 2). Prior to the Conversion date, MMAIPL was taxed as a partnership for U.S. federal income tax purposes.

Apollo Credit Management, LLC (the “Adviser”, “ACM”) is our investment adviser and is an affiliate of Apollo Global Management, Inc. and its consolidated subsidiaries (“AGM” or “Apollo”). The Adviser, subject to the overall supervision of our Board of Trustees (the “Board”), manages the day-to-day operations of the Company and provides investment advisory services to the Company.

Apollo Credit Management, LLC, as our administrator (in such capacity, the “Administrator”), provides among other things, administrative services and facilities to the Company. Furthermore, the Administrator will offer to provide, on our behalf, managerial assistance to those portfolio companies to which we are required to provide such assistance.

Apollo Capital Management, L.P. (the “Servicer”), is an affiliate of AGM. Prior to Conversion Date, the Servicer was contracted to assist in the management of the day-to-day operations of the Company, provide investment advisory and administrative services and facilities for the Company.

Our investment objective is to generate current income and, to a lesser extent, long-term capital appreciation. We primarily invest in directly originated and privately negotiated first lien senior secured loans to privately held U.S. middle-market companies, which the Company generally defines as companies with less than $75 million in EBITDA, as may be adjusted for market disruptions, mergers and acquisitions-related charges and synergies, and other items.

Note 2. Significant Accounting Policies

The following is a summary of the significant accounting and reporting policies used in preparing the consolidated financial statements.

Basis of Presentation

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) pursuant to the requirements on ASC 946, Financial Services — Investment Companies (“ASC 946”). In the opinion of management, all adjustments, which are of a normal recurring nature, considered necessary for the fair presentation of the consolidated financial statements for the periods presented, have been included.

MIDDLE MARKET APOLLO INSTITUTIONAL PRIVATE LENDING

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

March 31, 2024

(In thousands)

Use of Estimates

The preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial statements and the reported amounts of income, expenses, gains and losses during the reported periods. Changes in the economic environment, financial markets, credit worthiness of our portfolio companies, and any other parameters used in determining these estimates could cause actual results to differ materially.

Consolidation

As provided under Regulation S-X and ASC 946, the Company will not consolidate its investment in a company other than an investment company subsidiary or a controlled operating company whose business consists of providing services to the Company. Accordingly, the Company consolidated the results of the Company’s wholly-owned subsidiaries.

As of March 31, 2024 and December 31, 2023, the Company’s sole consolidated subsidiary was AP Leaf, LLC (“AP Leaf”), a Delaware limited liability company.

Cash and Cash Equivalents

The Company defines cash equivalents as securities that are readily convertible into known amounts of cash and near maturity, that they present insignificant risk of changes in value because of changes in interest rates. Generally, only securities with a maturity of three months or less from the date of purchase would qualify, with limited exceptions. The Company deems that certain money market funds, U.S. Treasury bills, repurchase agreements, and other high-quality, short-term debt securities would qualify as cash equivalents.

Cash and cash equivalents are carried at cost, which approximates fair value. The cash and cash equivalents balance as of March 31, 2024 and December 31, 2023 were $39,484 and $3,176 respectively.

Investment Transactions

Investments are recognized when we assume an obligation to acquire a financial instrument and assume the risks for gains and losses related to that instrument. Investments are derecognized when we assume an obligation to sell a financial instrument and forego the risks for gains or losses related to that instrument. Specifically, we record all security transactions on a trade date basis. Amounts for investments recognized or derecognized but not yet settled are reported as a receivable for investments sold and a payable for investments purchased, respectively, in the Consolidated Statements of Assets and Liabilities.

Fair Value Measurements

The Company follows guidance in ASC 820, Fair Value Measurement (“ASC 820”), where fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value measurements are determined within a framework that establishes a three-tier hierarchy which maximizes the use of observable market data and minimizes the use of unobservable inputs to establish a classification of fair value measurements for disclosure purposes. Inputs refer broadly to the assumptions that market participants would use in pricing the asset or liability, including assumptions about risk, such as the risk inherent in a particular valuation technique used to measure fair value

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March 31, 2024

(In thousands)

using a pricing model and/or the risk inherent in the inputs for the valuation technique. Inputs may be observable or unobservable. Observable inputs reflect the assumptions market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Company. Unobservable inputs reflect the Company’s own assumptions about the assumptions market participants would use in pricing the asset or liability based on the information available. The inputs or methodology used for valuing assets or liabilities may not be an indication of the risks associated with investing in those assets or liabilities.

ASC 820 classifies the inputs used to measure these fair values into the following hierarchy:

Level 1: Quoted prices in active markets for identical assets or liabilities, accessible by us at the measurement date.

Level 2: Quoted prices for similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active, or other observable inputs other than quoted prices.

Level 3: Unobservable inputs for the asset or liability.

In all cases, the level in the fair value hierarchy within which the fair value measurement in its entirety falls has been determined based on the lowest level of input that is significant to the fair value measurement. Our assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to each investment. The level assigned to the investment valuations may not be indicative of the risk or liquidity associated with investing in such investments. Because of the inherent uncertainties of valuation, the values reflected in the financial statements may differ materially from the values that would be received upon an actual disposition of such investments.

Investment Valuation Process

The Board has designated the Adviser as its “valuation designee” pursuant to Rule 2a-5 under the 1940 Act, and in that role the Adviser is responsible for performing fair value determinations relating to all of the Company’s investments, including periodically assessing and managing any material valuation risks and establishing and applying fair value methodologies, in accordance with valuation policies and procedures that have been approved by the Board. Even though the Board designated the Company’s Adviser as “valuation designee,” the Board continues to be responsible for overseeing the processes for determining fair valuation.

Under the Company’s valuation policies and procedures, the Adviser values investments, including certain secured debt, unsecured debt and other debt securities with maturities greater than 60 days, for which market quotations are readily available, at such market quotations (unless they are deemed not to represent fair value). We attempt to obtain market quotations from at least two brokers or dealers (if available, otherwise from a principal market maker, primary market dealer or other independent pricing service). We utilize mid-market pricing as a practical expedient for fair value unless a different point within the range is more representative. If and when market quotations are unavailable or are deemed not to represent fair value, we typically utilize independent third party valuation firms to assist us in determining fair value. Accordingly, such investments go through our multi-step valuation process as described below. In each case, our independent third party valuation firms consider observable market inputs together with significant unobservable inputs in arriving at their valuation recommendations for such investments. Investments purchased within the quarter before the valuation date and debt investments with remaining maturities of 60 days or less may each be valued at cost with interest accrued or discount accreted/premium amortized to the date of maturity (although they are typically valued at available market quotations), unless such valuation, in the judgment of our Adviser, does not represent fair value.

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March 31, 2024

(In thousands)

In this case such investments shall be valued at fair value as determined in good faith by or under the direction of the Adviser including using market quotations where available. Investments that are not publicly traded or whose market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Adviser. Such determination of fair values may involve subjective judgments and estimates.

With respect to investments for which market quotations are not readily available or when such market quotations are deemed not to represent fair value, the Advisor undertakes a multi-step valuation process each quarter, as described below:

(1)

Our quarterly valuation process begins with independent valuation firms conducting independent appraisals and assessments for all the investments they have been engaged to review. If an independent valuation firm is not engagedduring a particular quarter, the valuation may be conducted by the Adviser;

(2)	Preliminary valuation conclusions are then documented and discussed with senior management of our Adviser.

(3)	The Adviser discusses valuations and determines in good faith the fair value of each investment in our portfolio based on the input of the applicable independent valuation firm.

(4)

For Level 3 investments entered into within the current quarter, the cost (purchase price adjusted for accreted original issue discount/amortized premium) or any recent comparable trade activity on the security investment shall be considered to reasonably approximate the fair value of the investment, provided that no material change has since occurred in the issuer’s business, significant inputs or the relevant environment.

Investments determined by these valuation procedures which have a fair value of less than $1 million during the prior fiscal quarter may be valued based on inputs identified by the Adviser without the necessity of obtaining valuation from an independent valuation firm, if once annually an independent valuation firm using the procedures described herein provides an independent assessment of value. Investments in all asset classes are valued utilizing a market approach, an income approach, or both approaches, as appropriate. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities (including a business). The income approach uses valuation techniques to convert future amounts (for example, cash flows or earnings) to a single present amount (discounted). The measurement is based on the value indicated by current market expectations about those future amounts. In following these approaches, the types of factors that we may take into account in fair value pricing our investments include, as relevant: available current market data, including relevant and applicable market trading and transaction comparables, applicable market yields and multiples, security covenants, seniority of investment in the investee company’s capital structure, call protection provisions, information rights, the nature and realizable value of any collateral, the portfolio company’s ability to make payments, its earnings and discounted cash flows, the markets in which the portfolio company does business, comparisons of financial ratios of peer companies that are public, M&A comparables, our principal market (as the reporting entity) and enterprise values, among other factors. During the three months ended March 31, 2024, there were no significant changes to the Company’s valuation techniques and related inputs considered in the valuation process.

Valuation of Other Financial Assets and Financial Liabilities

ASC 825, Financial Instruments, permits an entity to choose, at specified election dates, to measure certain assets and liabilities at fair value (the “Fair Value Option”). We have not elected the Fair Value Option to report

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March 31, 2024

(In thousands)

selected financial assets and financial liabilities. Debt issued by the Company is reported at amortized cost (see Note 6 to the consolidated financial statements). The carrying value of all other financial assets and liabilities approximates fair value due to their short maturities or their close proximity of the originations to the measurement date.

Realized Gains or Losses

Security transactions are accounted for on a trade date basis. Realized gains or losses on investments are calculated by using the specific identification method. Securities that have been called by the issuer are recorded at the call price on the call effective date.

Investment Income Recognition

Interest Income

Interest income is recorded on an accrual basis and includes the accretion of discounts and amortizations of premiums. Discounts from and premiums to par value on debt investments purchased are accreted/amortized into interest income over the life of the respective security using the effective interest method. The amortized cost of debt investments represents the original cost, including loan origination fees and upfront fees received that are deemed to be an adjustment to yield, adjusted for the accretion of discounts and amortization of premiums, if any. Upon prepayment of a loan or debt security, any prepayment premiums, unamortized upfront loan origination fees and unamortized discounts are recorded as interest income in the current period.

PIK Income

The Company may have loans in its portfolio that contain PIK provisions. PIK investments offer issuers the option at each payment date of making payments in cash or in additional securities. PIK income computed at the contractual rate is accrued into income, which is included in interest income in the Company’s Consolidated Statements of Operations, and reflected as interest receivable up to the capitalization date. When additional securities are received, they typically have the same terms, including maturity dates and interest rates as the original securities issued. On these payment dates, the Company capitalizes the accrued interest or dividends receivable (reflecting such amounts as the basis in the additional securities received). PIK generally becomes due at maturity of the investment or upon the investment being called by the issuer. To maintain the Company’s status as a RIC, this non-cash source of income must be paid out to Limited Owners in the form of dividends, even though the Company has not yet collected cash.

If at any point the Company believes PIK is not fully expected to be realized, the investment generating PIK will be placed on non-accrual status. When a PIK investment is placed on non-accrual status, the accrued, uncapitalized interest or dividends are reversed from the related receivable through interest or dividend income, respectively. The Company does not reverse previously capitalized PIK interest or dividends. Upon capitalization, PIK is subject to the fair value estimates associated with their related investments. PIK investments on non-accrual status are restored to accrual status if the Company believes that PIK is expected to be realized.

Dividend Income

Dividend income on preferred equity securities is recorded on the accrual basis to the extent that such amounts are payable by the portfolio company and are expected to be collected. Dividend income on common equity

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March 31, 2024

(In thousands)

securities is recorded on the record date for private portfolio companies or on the ex-dividend date for publicly-traded portfolio companies.

Fee Income

The Company may receive various fees in the ordinary course of business such as structuring, consent, waiver, amendment, syndication fees as well as fees for managerial assistance rendered by the Company to the portfolio companies. Such fees are recognized as income when earned or the services are rendered.

Non-Accrual Income

Loans are generally placed on non-accrual status when there is reasonable doubt that principal or interest will be collected in full. Accrued interest is generally reversed when a loan is placed on non-accrual status. Additionally, any original issue discount and market discount are no longer accreted to interest income as of the date the loan is placed on non-accrual status. Interest payments received on non-accrual loans may be recognized as income or applied to principal depending upon management’s judgment regarding collectability. Non-accrual loans are restored to accrual status when past due principal and interest is paid current and, in management’s judgment, are likely to remain current. Management may make exceptions to this treatment and determine to not place a loan on non-accrual status if the loan has sufficient collateral value and is in the process of collection.

Expenses

Expenses include management fees, performance-based incentive fees, interest expense, insurance expenses, administrative service fees, legal fees, directors’ fees, audit and tax service expenses, third-party valuation fees and other general and administrative expenses. Expenses are recognized on an accrual basis.

Organization Expenses

Costs associated with the organization of the Company are expensed as incurred. These expenses consist primarily of legal fees and other costs of organizing the Company.

Offering Expenses

Costs associated with the offering of Limited Owner interests of the Company are capitalized as deferred offering expenses and are included in prepaid expenses and other assets in the Statement of Assets and Liabilities and are amortized over a twelve-month period beginning with commencement of operations and any additional expenses for other offerings from incurrence. These expenses consist primarily of legal fees and other costs incurred in connection with the Company’s offerings, preparation of the Company’s registration statement, and registration fees.

Financing Costs

The Company records expenses related to shelf filings and applicable offering costs as deferred financing costs in the Statements of Assets and Liabilities. To the extent such expenses relate to equity offerings, these expenses are charged as a reduction of capital upon utilization, in accordance with ASC 946-20-25, or charged to expense if no offering is completed.

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March 31, 2024

(In thousands)

The Company records origination and other expenses related to its debt obligations as deferred financing costs. The deferred financing cost for all outstanding debt is presented as a direct deduction from the carrying amount of the related debt liability. These expenses are deferred and amortized as part of interest expense using the straight-line method over the stated life of the obligation which approximates the effective yield method. In the event that we modify or extinguish our debt before maturity, the Company follows the guidance in ASC 470-50, Modification and Extinguishments (“ASC 470-50”). For extinguishments of our debt, any unamortized deferred financing costs are deducted from the carrying amount of the debt in determining the gain or loss from the extinguishment.

Federal and State Income Taxes

We will elect to be treated as a RIC under the Code and operate in a manner so as to qualify for the tax treatment applicable to RICs. To qualify as a RIC, the Company must (among other requirements) meet certain source-of-income and asset diversification requirements and timely distribute to its stockholders at least 90% of its investment company taxable income as defined by the Code, for each year. The Company (among other requirements) intend to make the requisite distributions to its stockholders, which will generally relieve the Company from corporate-level income taxes. For income tax purposes, distributions made to stockholders are reported as ordinary income, capital gains, non-taxable return of capital, or a combination thereof.The final determination of the tax character of distributions will not be made until we file our tax return for the tax year ending December 31, 2024. The character of income and gains that we will distribute is determined in accordance with income tax regulations that may differ from GAAP. Book and tax basis differences relating to stockholder dividend and distributions and other permanent book and tax difference are reclassified to paid-in capital.

If we do not distribute (or are not deemed to have distributed) at least 98% of our annual ordinary income and 98.2% of our capital gains in the calendar year earned, we will generally be required to pay excise tax equal to 4% of the amount by which 98% of our annual ordinary income and 98.2% of our capital gains exceed the distributions from such taxable income for the year. To the extent that we determine that our estimated current year annual taxable income will be in excess of estimated current year dividend distributions from such taxable income, we accrue excise taxes, if any, on estimated undistributed taxable income.

If we fail to satisfy the annual distribution requirement or otherwise fail to qualify as a RIC in any taxable year, we would be subject to tax on all of our taxable income at regular corporate rates. Distribution would generally be taxable to our individual and other non-corporate taxable stockholders as ordinary dividend income eligible for the reduced maximum rate applicable to qualified dividend income to the extent of our current and accumulated earnings and profits provided certain holding period and other requirements are met. Subject to certain limitation under the Code, corporate distributions would be eligible for the dividend-received deduction. To qualify again to be taxed as a RIC in a subsequent year, we would be required to distribute to our stockholders our accumulated earnings and profits attributable to non RIC years. In addition, if we failed to qualify as a RIC for a period greater than two taxable years, then, in order to qualify as a RIC in a subsequent year, we would be required to elect to recognize and pay tax on any net built-in gain (the excess of aggregate gain, including items of income, over aggregate loss that would have been realized if we had been liquidated) or, alternatively, be subject to taxation on such built-in gain recognized for a period of five years.

As of December 31, 2023, MMAIPL was taxed as a partnership for U.S. federal income tax purposes, and as such, is not subject to income taxes; each investor was individually liable for income taxes, if any, on its distributive share of the Company’s net taxable income.

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March 31, 2024

(In thousands)

We follow ASC 740, Income Taxes (“ASC 740”). ASC 740 provides guidance for how uncertain tax positions should be recognized, measured, presented, and disclosed in the financial statements. ASC 740 requires the evaluation of tax positions taken or expected to be taken in the course of preparing our tax returns to determine whether the tax positions are “more-likely-than-not” of being sustained by the applicable tax authority. Tax positions not deemed to meet the more-likely-than-not threshold are recorded as a tax benefit or expense in the current year. Penalties or interest, if applicable, that may be assessed relating to income taxes would be classified as other operating expenses in the financial statements. As of March 31, 2023, there were no uncertain tax positions and no amounts accrued for interest or penalties. Management’s determinations regarding ASC 740 may be subject to review and adjustment at a later date based upon factors including, but not limited to, an on-going analysis of tax laws, regulations and interpretations thereof. Although we file both federal and state income tax returns, our major tax jurisdiction is federal.

Note 3. Related Party Agreements and Transactions

Investment Advisory Agreement

On March 15, 2024, the Company entered into an Investment Advisory Agreement (the “Advisory Agreement”) with the Adviser, pursuant to which the Adviser will manage the Company on a day-to-day basis. The Adviser is responsible for originating prospective investments, conducting research and due diligence investigations on potential investments, analyzing investment opportunities, negotiating and structuring the Company’s investments and monitoring its investments and portfolio companies on an ongoing basis.

The Advisory Agreement is effective for an initial two-year term and thereafter will continue for successive annual periods provided that such continuance is specifically approved annually by a majority of the Board or by the holders of a majority of the Company’s outstanding voting securities and, in each case, a majority of the independent trustees. The Company may terminate the Advisory Agreement, without payment of any penalty, upon 60 days’ written notice. The Investment Advisory Agreement will automatically terminate in the event of its assignment within the meaning of the 1940 Act and related SEC guidance and interpretations.

The Company pays the Adviser a fee for its services under the Advisory Agreement consisting of two components, a base management fee and an incentive fee. The cost of both the base management fee and the incentive fee will ultimately be borne by the shareholders. Substantial additional fees and expenses may also be charged by the Administrator to the Company, which is an affiliate of the Adviser. The Adviser has agreed to waive the management fee and incentive fee through March 15, 2025 and waive 50% of the management fee and incentive fee from March 15, 2025 to March 15 2026.

Base Management Fee

The Management Fee is accrued monthly and paid quarterly in arrears at an annual rate of 1.00% of the Company’s net assets as of the beginning of the first business day of the applicable month. For these purposes, “net assets” means the Company’s total assets less liabilities determined on a consolidated basis in accordance with GAAP. For the first calendar quarter in which the Company has operations, net assets was measured as the average of net assets (i) at the date the Company first delivers a drawdown notice to its investors and (ii) at the end of such first calendar quarter. The Adviser has agreed to waive the management fee through March 15, 2025 and waive 50% of the management fee and incentive fee from March 15, 2025 to March 15, 2026.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

March 31, 2024

(In thousands)

Incentive Fee

The Incentive Fee consists of two components that are independent of each other, with the result that one component may be payable even if the other is not. A portion of the Incentive Fee is based on a percentage of our income and a portion is based on a percentage of our capital gains, each as described below.

(i) Incentive Fee on Pre-Incentive Fee Net Investment Income

The portion based on the Company’s income is based on Pre-Incentive Fee Net Investment Income Returns. “Pre-Incentive Fee Net Investment Income Returns” means, as the context requires, either the dollar value of, or percentage rate of return on the value of the Company’s net assets at the end of the immediate preceding quarter from, interest income, dividend income and any other income (including any other fees, such as commitment, origination, structuring, diligence and consulting fees or other fees that the Company receives from portfolio companies) accrued during the calendar quarter, minus the Company’s operating expenses accrued for the quarter (including the Management Fee, expenses payable under the Administration Agreement entered into between us and our Administrator, and any interest expense or fees on any credit facilities or outstanding debt and dividends paid on any issued and outstanding preferred shares, but excluding the incentive fee).

Pre-Incentive Fee Net Investment Income Returns include, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with pay-in-kind interest and zero coupon securities), accrued income that the Company has not yet received in cash. Pre-Incentive Fee Net Investment Income Returns do not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. The impact of expense support payments and recoupments are also excluded from Pre-Incentive Fee Net Investment Income Returns.

Pre-Incentive Fee Net Investment Income Returns, expressed as a rate of return on the value of our net assets at the end of the immediate preceding quarter, is compared to a “hurdle rate” of return of 1.500% per quarter (6.000% annualized). We will pay the Adviser an incentive fee quarterly in arrears with respect to our Pre-Incentive Fee Net Investment Income Returns in each calendar quarter as follows:

•

No incentive fee based on Pre-Incentive Fee Net Investment Income Returns in any calendar quarter in which our Pre-Incentive Fee Net Investment Income Returns do not exceed the hurdle rate of 1.500% per quarter (6.000% annualized);

•

100% of the dollar amount of our Pre-Incentive Fee Net Investment Income Returns with respect to that portion of such Pre-Incentive Fee Net Investment Income Returns, if any, that exceeds the hurdle rate but is less than a rate of return of 1.710% (6.860% annualized). This “catch-up” is meant to provide the Adviser with approximately 12.5% of our Pre-Incentive Fee Net Investment Income Returns as if a hurdle rate did not apply if this net investment income exceeds 1.710% in any calendar quarter; and

•

12.5% of the dollar amount of our Pre-Incentive Fee Net Investment Income Returns, if any, that exceed a rate of return of 1.710% (6.860% annualized). This reflects that once the hurdle rate is reached and the catch-up is achieved, 12.5% of all Pre-Incentive Fee Net Investment Income Returns thereafter are allocated to the Adviser.

(ii) Incentive Fee on Capital Gains

The second part of the incentive fee is determined and payable in arrears as of the end of each calendar year in an amount equal to 12.5% of realized capital gains, if any, on a cumulative basis from inception through the end of

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March 31, 2024

(In thousands)

each calendar year. Fees are computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gain incentive fees.

These calculations are for any period of less than three months and adjusted for any share issuances or repurchases during the relevant quarter. The Adviser has agreed to waive the incentive fee through March 15, 2025 and waive 50% of the incentive fee from March 15, 2025 to March 15 2026.

For the three months ended March 31, 2024, the Company recognized $141 of management fees, and $340 of incentive fees from pre-incentive fee net investment income and $86 of incentive fees from capital gains before impact of waived fees. For the three months ended March 31, 2024, $141 of management fees were waived and $340 of incentive fees from pre-incentive fee net investment income and $86 of incentive fees from capital gains were waived.

As of March 31, 2024 and December 31, 2023, there were no amounts payable to the Advisor relating to management fees or incentive fees.

Administration Agreement

On March 15, 2024, the Company entered into an Administration Agreement (the “Administration Agreement”) with the Administrator. Under the terms of the Administration Agreement, the Administrator will provide, or oversee the performance of, administrative and compliance services, including, but not limited to, maintaining financial records, overseeing the calculation of net asset value , compliance monitoring (including diligence and oversight of other service providers), preparing reports to shareholders and reports filed with the Securities and Exchange Commission (the “SEC”), preparing materials and coordinating meetings of the Company’s Board of Trustees, managing the payment of expenses and the performance of administrative and professional services rendered by others and providing office space, equipment and office services. The Company will reimburse the Administrator for the costs and expenses incurred by the Administrator in performing its obligations under the Administration Agreement. Such reimbursement will include the Company’s allocable portion of compensation, overhead (including rent, office equipment and utilities) and other expenses incurred by the Administrator in performing its administrative obligations under the Administration Agreement, including but not limited to: (i) the Company’s chief compliance officer, chief financial officer and their respective staffs; (ii) investor relations, legal, operations and other non-investment professionals at the Administrator that perform duties for the Company; and (iii) any internal audit group personnel of AGM or any of its affiliates, subject to the limitations described in Advisory and Administration Agreements. In addition, pursuant to the terms of the Administration Agreement, the Administrator may delegate its obligations under the Administration Agreement to an affiliate or to a third party and the Company will reimburse the Administrator for any services performed by such affiliate or third party. The Administrator hired a sub-administrator to assist in the provision of administrative services. The sub-administrator will receive compensation for its sub-administrative services under a sub-administration agreement.

Transaction Agreement

In December 2023, the Company entered into a transaction agreement where by, among other things, accepted initial capital commitments and entered into a master participation and sale agreement (the “Asset Transfer Agreement”) to acquire the initial loan portfolio of an affiliated Cayman Islands exempted limited partnership (the “Affiliate”). See below for additional information on the Asset Transfer Agreement and Note 6 for information on initial capital commitments.

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March 31, 2024

(In thousands)

Asset Transfer Agreement

In December 2023, AP Leaf entered into an Asset Transfer Agreement with the Affiliate pursuant to which AP Leaf would acquire and hold (a) initially participation rights in the initial loan portfolio and (b) legal and beneficial title to the initial loan portfolio. As part of the initial loan portfolio, the Affiliate transferred $785,224 of secured, floating rate, middle market term loans to AP Leaf. AP Leaf also acquired $1,280 of capitalized PIK for no additional consideration.

In January 2024, all loans acquired in the initial loan portfolio were assigned to the Company and ceased to be owned through the Asset Transfer Agreement with the Affiliate. Additional consideration of $236 was provided to the Affiliate in conjunction with settlement of the Asset Transfer Agreement.

Servicing Fee Agreement

As part of the Transaction Agreement, the Company entered into an agreement with the Servicer to provide, or oversee the performance of, administrative and compliance services, including, but not limited to, (a) possessing, keeping and maintaining the books and records of the Company; (b) preparing and delivering financial information (including financial statements); and (c) the day-to-day administration of the loan portfolio, including opening and maintaining bank accounts for the Company and receiving and disbursing funds therefrom. The Company acknowledges that these services, in whole or in part, will be sub-contracted to MidCap Financial Services.

In exchange for these services, a servicing fee will be paid quarterly in arrears to the Servicer, as described below:

(1) With respect to certain assets acquired by the Affiliate before December 20, 2018 and sold to the Company in conjunction with the Asset Transfer Agreement above, a service fee equal to 0.0625% of the aggregate face value of the final day of the quarter; and

(2) With respect to certain assets acquired by the Affiliate after December 20, 2018 and sold to the Company in conjunction with the Asset Transfer Agreement above, a service fee equal to 0.0875% of the aggregate face value of the final day of the quarter.

For the three months ended March 31, 2024, the Company recognized $553 of servicing fees. The agreement with the Servicer terminated after the Conversion Date, when the Company elected to be regulated as a BDC.

Expense Support and Conditional Reimbursement Agreement

The Company entered into an expense support and conditional reimbursement agreement (the “Expense Support Agreement”) with the Adviser. The Adviser may elect to pay certain expenses (each, an “Expense Payment”), provided that no portion of the payment will be used to pay any interest or distributions and/or servicing fees of the Company. Any Expense Payment that the Adviser has committed to pay must be paid by the Adviser to the Company in any combination of cash or other immediately available funds no later than forty-five days after such commitment was made in writing, and/or offset against amounts due from the Company to the Adviser or its affiliates.

Following any calendar month in which Available Operating Funds (as defined below) exceed the cumulative distributions accrued to the Company’s shareholders based on distributions declared with respect to record dates

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March 31, 2024

(In thousands)

occurring in such calendar month (the amount of such excess being hereinafter referred to as “Excess Operating Funds”), the Company shall pay such Excess Operating Funds, or a portion thereof, to the Adviser until such time as all Expense Payments made by the Adviser to the Company within three years prior to the last business day of such calendar month have been reimbursed. Any payments required to be made by the Company shall be referred to herein as a “Reimbursement Payment”. “Available Operating Funds” means the sum of (i) net investment company taxable income (including net short-term capital gains reduced by net long-term capital losses), (ii) net capital gains (including the excess of net long-term capital gains over net short-term capital losses) and (iii) dividends and other distributions paid on account of investments in portfolio companies (to the extent such amounts listed in clause (iii) are not included under clauses (i) and (ii) above).

No Reimbursement Payment for any month will be made if: (1) the “Effective Rate of Distributions Per Share” (as defined below) declared by the Company at the time of such Reimbursement Payment is less than the Effective Rate of Distributions Per Share at the time the Expense Payment was made to which such Reimbursement Payment relates, or (2) our “Operating Expense Ratio” (as defined below) at the time of such Reimbursement Payment is greater than the Operating Expense Ratio at the time the Expense Payment was made to which such Reimbursement Payment relates. Pursuant to the Expense Support Agreement, “Effective Rate of Distributions Per Share” means the annualized rate (based on a 365 day year) of regular cash distributions per share exclusive of returns of capital, distribution rate reductions due to distribution and shareholder fees, and declared special dividends or special distributions, if any. The “Operating Expense Ratio” is calculated by dividing Operating Expenses, less organizational and offering expenses, base management and incentive fees owed to Adviser, and interest expense, by our net assets.

The Company’s obligation to make a Reimbursement Payment shall automatically become a liability of the Company on the last business day of the applicable calendar month, except to the extent the Adviser has waived its right to receive such payment for the applicable month.

Dividend Reinvestment Plan

We have adopted a distribution reinvestment plan, pursuant to which we will reinvest all cash dividends declared by the Board on behalf of our shareholders who do not elect to receive their dividends in cash as provided below. As a result, if the Board authorizes, and we declare, a cash dividend or other distribution, then our shareholders who have not opted out of our distribution reinvestment plan will have their cash distributions automatically reinvested in additional shares as described below, rather than receiving the cash dividend or other distribution. Distributions on fractional shares will be credited to each participating shareholder’s account to three decimal places. No action is required on the part of a registered shareholder to have his, her or its cash dividend or other distribution reinvested in our shares.

Co-Investment Activity

We may co-invest on a concurrent basis with affiliates of ours, subject to compliance with applicable regulations and our allocation procedures. Certain types of negotiated co-investments may be made only in accordance with the Order from the SEC permitting us to do so. Under the terms of the Order, a “required majority” (as defined in Section 57(o) of the 1940 Act) of our independent trustees must be able to reach certain conclusions in connection with a co-investment transaction, including that (1) the terms of the proposed transaction are reasonable and fair to us and our shareholders and do not involve overreaching of us or our shareholders on the part of any person concerned, and (2) the transaction is consistent with the interests of our shareholders and is consistent with our Board of Trustees’ approved criteria. In certain situations where co-investment with one or more funds managed by the Adviser or its affiliates is not covered by the Order, the personnel of the Adviser or

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

March 31, 2024

(In thousands)

its affiliates will need to decide which fund will proceed with the investment. Such personnel will make these determinations based on allocation policies and procedures, which are designed to reasonably ensure that investment opportunities are allocated fairly and equitably among affiliated funds over time and in a manner that is consistent with applicable laws, rules and regulations. The Order is subject to certain terms and conditions so there can be no assurance that we will be permitted to co-invest with certain of our affiliates other than in the circumstances currently permitted by regulatory guidance and the Order.

As of March 31, 2024, the Company’s co-investment holdings were 1.0% of the portfolio or $7,740, measured at fair value. On a cost basis, 1.0% of the portfolio or $7,740 were co-investments.

Note 4. Investments

Fair Value Measurement and Disclosures

The following table shows the composition of our investments as of March 31, 2024, with the fair value disaggregated into the three levels of the fair value hierarchy in accordance with ASC 820:

			Fair Value Hierarchy
	Cost	Fair Value	Level 1	Level 2	Level 3
First Lien Secured Debt	$759,120	$759,729	$—	$7,851	$751,878

Total Investments at Fair Value	$759,120	$759,729	$—	$7,851	$751,878

The following table shows the composition of our investments as of December 31, 2023, with the fair value disaggregated into the three levels of the fair value hierarchy in accordance with ASC 820:

			Fair Value Hierarchy
	Cost	Fair Value	Level 1	Level 2	Level 3
First Lien Secured Debt	$785,277	$785,199	$—	$7,979	$777,220

Total Investments at Fair Value	$785,277	$785,199	$—	$7,979	$777,220

Fair Value Measurement and Disclosures

The following table shows changes in the fair value of our Level 3 investments during the period ended March 31, 2024:

	First Lien Secured Debt	Total
Fair value as of December 31, 2023	$777,220	$777,220
Net realized gains (losses)	—	—
Net change in unrealized gains (losses)	674	674
Net amortization on investments	1,284	1,284
Purchases, including capitalized PIK(2)	7,947	7,947
Sales (2)	(35,247)	(35,247)
Transfers out of Level 3(1)	—	—
Transfers into Level 3(1)	—	—

Fair value as of March 31, 2024	$751,878	$751,878

Net change in unrealized gains (losses) on Level 3 investments still held as of March 31, 2024	$674	$674

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

March 31, 2024

(In thousands)

(1)

Transfers out (if any) of Level 3 are due to an increase in the quantity and reliability of broker quotes obtained and transfers into (if any) Level 3 are due to a decrease in the quantity and reliability of broker quotes obtained as assessed by the Adviser. Transfers are assumed to have occurred at the end of the period. There were no transfers between Level 1 and Level 2 fair value measurements during the periods shown.

(2)	Includes reorganizations and restructuring of investments.

The following table summarizes the significant unobservable inputs the Company used to value its investments categorized within Level 3 as of March 31, 2024. In addition to the techniques and inputs noted in the tables below, according to our valuation policy we may also use other valuation techniques and methodologies when determining our fair value measurements. The below table is not intended to be all-inclusive, but rather provide information on the significant unobservable inputs as they relate to the Company’s determination of fair values.

The unobservable inputs used in the fair value measurement of our Level 3 investments as of March 31, 2024 were as follows:

		Quantitative Information about Level 3 Fair Value Measurements
Asset Category	Fair Value	Valuation Techniques/Methodologies	Unobservable Input	Range	Weighted Average(1)
First Lien Secured Debt	$751,878	Yield Analysis	Discount Rate	9.8% - 18.5%	11.8%

Total Level 3 Investments	$751,878

(1)

The weighted average information is generally derived by assigning each disclosed unobservable input a proportionate weight based on the fair value of the related investment. For the commodity price unobservable input, the weighted average price is an undiscounted price based upon the estimated production level from the underlying reserves.

The unobservable inputs used in the fair value measurement of our Level 3 investments as of December 31, 2023 were as follows:

		Quantitative Information about Level 3 Fair Value Measurements
Asset Category	Fair Value	Valuation Techniques/Methodologies	Unobservable Input	Range	Weighted Average(1)
First Lien Secured Debt	$777,220	Discounted Cash Flow	Discount Rate	9.3% - 20.7%	11.9%

Total Level 3 Investments	$777,220

(1)

The weighted average information is generally derived by assigning each disclosed unobservable input a proportionate weight based on the fair value of the related investment. For the commodity price unobservable input, the weighted average price is an undiscounted price based upon the estimated production level from the underlying reserves.

The significant unobservable inputs used in the fair value measurement of the Company’s debt and equity securities are primarily earnings before interest, taxes, depreciation and amortization (“EBITDA”) comparable multiples and market discount rates. The Company typically uses EBITDA comparable multiples on its equity securities to determine the fair value of investments. The Company uses market discount rates for debt securities to determine if the effective yield on a debt security is commensurate with the market yields for that type of debt security. If a debt security’s effective yield is significantly less than the market yield for a similar debt security

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March 31, 2024

(In thousands)

with a similar credit profile, the resulting fair value of the debt security may be lower. For certain investments where fair value is derived based on a recovery analysis, the Company uses underlying commodity prices from third party market pricing services to determine the fair value and/or recoverable amount, which represents the proceeds expected to be collected through asset sales or liquidation. Further, for certain investments, the Company also considered the probability of future events which are not in management’s control. Significant increases or decreases in any of these inputs in isolation would result in a significantly lower or higher fair value measurement. The significant unobservable inputs used in the fair value measurement of the structured products include the discount rate applied in the valuation models in addition to default and recovery rates applied to projected cash flows in the valuation models. Specifically, when a discounted cash flow model is used to determine fair value, the significant input used in the valuation model is the discount rate applied to present value the projected cash flows. Increases in the discount rate can significantly lower the fair value of an investment; conversely decreases in the discount rate can significantly increase the fair value of an investment. The discount rate is determined based on the market rates an investor would expect for a similar investment with similar risks. For certain investments such as warrants, the Company may use an option pricing technique, of which the applicable method is the Black-Scholes Option Pricing Method (“BSM”), to perform valuations. The BSM is a model of price variation over time of financial instruments, such as equity, that is used to determine the price of call or put options. Various inputs are required but the primary unobservable input into the BSM model is the underlying asset volatility.

Investment Transactions

For the three months ended March 31, 2024, purchases of investments and sales and repayments (including prepayments and unamortized fees) of investments on a trade date basis were $7,740 and $35,403, respectively.

PIK Income

The Company holds loans and other investments, including certain preferred equity investments, that have contractual PIK income. PIK income computed at the contractual rate is accrued into income and reflected as receivable up to the capitalization date. During the three months ended March 31, 2024, PIK income earned was $220.

The following table shows the change in capitalized PIK balance for the three months ended March 31, 2024:

Three Months Ended March 31,
2024
PIK balance at beginning of period	$1,280
PIK income capitalized	217
Adjustments due to investments exited or written off	—
PIK income received in cash	—

PIK balance at end of period	$1,497

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

March 31, 2024

(In thousands)

Note 5. Debt and Foreign Currency Transactions and Translations

AP Leaf, LLC

On December 20, 2023, AP Leaf, a Delaware limited liability company and newly formed subsidiary of the Company, entered into a Loan and Security Agreement (the “AP Leaf Secured Credit Facility”), with AP Leaf, as borrower, the Company, in its capacity as collateral manager and in its capacity as equity holder, the lenders from time to time parties thereto, Wells Fargo bank, N.A., as administrative agent, State Street Bank and Trust Company, as trustee and collateral agent, and Virtus Group, LP, as collateral administrator.

The maximum principal amount of the AP Leaf Secured Credit Facility as of the Closing Date is $500 million, which can be drawn in multiple currencies subject to certain conditions; the availability of this amount is subject to the borrowing base, which is determined on the basis of the value and types of AP Leaf’s assets from time to time, and satisfaction of certain conditions, including certain concentration limits. Amounts drawn under the AP Leaf Secured Credit Facility, will bear interest at the term SOFR Reference Rate, the CDOR Rate, SONIA or the EURIBOR Rate (the “Applicable Reference Rate”), in each case, plus a spread of 2.65% or 4.75% in the event of a default. The contractual maturity date of the AP Leaf Secured Credit Facility is December 20, 2028.

In January 2024, AP Leaf entered into Amendment No. 1 (the “First AP Leaf Amendment”) for the AP Leaf Secured Credit Facility. The First AP Leaf Amendment amends the AP Leaf Secured Credit Facility to have ComputerShare Trust N.A. succeed State Street Bank and Trust Company as trustee and collateral agent and Virtus Group, LP as collateral administrator.

As of March 31, 2024, the Company’s outstanding debt obligations was $500,000 and deferred financing costs of $4,932 relating to the AP Leaf Secured Credit Facility.

As of December 31, 2023, the Company’s outstanding debt obligations was $500,000 and deferred financing costs of $5,155 relating to the AP Leaf Secured Credit Facility.

The following table summarizes the average and maximum debt outstanding, and the interest and debt issuance cost for the three months ended March 31, 2024:

Three Months Ended March 31,
2024
Average debt outstanding	$500,000
Maximum amount of debt outstanding	500,000
Weighted average annualized interest cost(1)	7.98%
Annualized amortized debt issuance cost	0.21%

Total annualized interest cost	8.19%

(1)	Includes the stated interest expense and commitment fees on the unused portion of AP Leaf Secured Credit Facility. No commitment fees accrued for the three months ended March 31, 2024.

Note 6. Net Assets

The Company is authorized to issue an unlimited number of Common Shares of beneficial interest at $0.001 per share par value. Since the commencement of operations on December 15, 2023, the Company has entered into

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

March 31, 2024

(In thousands)

Subscription Agreements with investors, including affiliates of the Adviser, to make commitments to purchase Common Shares (“Capital Commitments”). Under the terms of the Capital Commitments, investors are required to fund capital contributions to purchase MMAIPL’s common stock at a price per share equal to the most recent NAV per share determined within 48 hours of a date specified in the drawdown notice. Drawdown notices will be deliver at least 10 business days prior to the date on which contributions will be due and drawdown amounts will generally be made pro rata, in accordance with unfunded Capital Commitments of all investors.

On December 15, 2023, two beneficial owners (the “Limited Owners”) were admitted to the Company in exchange for $433,333 in Capital Commitments including $33,333 committed by an affiliate of the Adviser. Of the $433,333 in Capital Commitments, the Company called $293,587 prior to its election to be regulated as a BDC (the “Conversion Date”). All Limited Owners funded Capital Commitments were converted into 12,145,597 Common Shares at the Conversion Date.

As of March 31, 2024 and December 31, 2023, the Company had the following Capital Commitments, pursuant to Subscription Agreements, and contributions from its stockholders:

	March 31, 2024			December 31, 2023
	Capital Commitments	Funded Capital Commitments	% of Capital Commitments Funded	Capital Commitments	Funded Capital Commitments	% of Capital Commitments Funded
Common Shares	$450,000	$293,587	65%	$433,333	$293,587	68%

Note 7. Earnings Per Share

The following table sets forth the computation of earnings (loss) per share (“EPS”), pursuant to ASC 260-10:

For Period between March 15, 2024 and March 31, 2024(1)
Basic Earnings Per Share
Net increase (decrease) in net assets resulting from operations	$3,498
Weighted average shares outstanding	12,145,597

Basic earnings (loss) per share	$0.29

(1)

Prior to the Conversion Date, the Company had no shares outstanding. EPS has been derived based on the net increase (decrease) in net assets resulting from operations and the weighted average number of shares outstanding for the period between March 15, 2024 (Conversion Date) and March 31, 2024.

Diluted earnings per share equal basic earnings per share because there were no common share equivalents outstanding during the period presented.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

March 31, 2024

(In thousands)

Note 8. Commitments and Contingencies

The Company may have various commitments to fund revolving and delayed draw senior secured and subordinated loans. As of March 31, 2024 and December 31, 2023, the Company had the following unfunded commitments to is portfolio companies:

	March 31, 2024	December 31, 2023
Unfunded revolver obligations and bridge loan commitments(1)	$100	$—
Unfunded delayed draw loan commitments	—	—

Total Unfunded Commitments	$100	$—

(1)

The unfunded revolver obligations may or may not be funded to the borrowing party in the future. The amounts relate to loans with various maturity dates, but the entire amount was eligible for funding to the borrowers as of March 31, 2023, subject to the terms of each loan’s respective credit agreements which includes borrowing covenants that need to be met prior to funding.

Organizational and Offering Costs

The Adviser agreed to bear all of the Company’s organization and offering expenses through the date on which the Company commenced operations. The Company is obligated to reimburse the Adviser for such expenses. The total organization and offering costs incurred were $469, which were recognized by the Company when it commenced operations.

If actual organization costs incurred exceed 0.25% of the Company’s total Capital Commitments, the Adviser or its affiliates will bear such excess costs for the 36 months beginning on the date which the Company commenced operations. To the extent that the Company’s Capital Commitments later increase following such 36 month period, the Adviser or its affiliates may be reimbursed for past payments of excess organization costs made on the Company’s behalf, provided that the total organization costs borne by the Company do not exceed 0.25% of total Capital Commitments at any time and provided further that the Adviser or its affiliates may not be reimbursed for payment of excess organization expenses that were incurred more than three years prior to the proposed reimbursement. Any sales load, platform fees, servicing fees or similar fees or expenses charged directly to an investor in an offering by a placement agent or similar party will not be considered organization expenses of the Company for purposes of the Company’s cap on organization expenses.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

March 31, 2024

(In thousands)

Note 9. Financial Highlights

The following is a schedule of financial highlights for the three months ended March 31, 2024.

Three Months Ended March 31, 2024
(Unaudited)
Per Share Data*
Net asset value at Conversion Date(1)	$25.00
Net investment income(2)	0.43
Net Expenses(2)	(0.19)
Net realized and change in unrealized gains (losses)(2)	0.05

Net increase in net assets resulting from operations	0.29
Distribution of net investment income(2)(3)	—

Net asset value at end of period	$25.29

Total return(4)	4.31%
Shares outstanding at end of period(2)	12,145,597
Weighted average shares outstanding(2)	12,145,597
Ratio/Supplemental Data
Net assets at end of period (in millions)	$307.0
Annualized ratio of operating expenses to average net assets(5)(6)	2.43%
Annualized ratio of interest and other debt expenses to average net assets(6)	13.84%

Annualized ratio of total expenses to average net assets(5)(6)	16.27%

Annualized ratio of net investment income to average net assets(6)	16.05%
Average debt outstanding (in millions)	$500.0
Average debt per share	$41.17
Annualized portfolio turnover rate(6)	4.03%
Asset coverage per unit(7)	$1,614

*	Totals may not foot due to rounding.
(1)	Represents net asset value per share on the Conversion Date.
(2)

Prior to the Conversion Date, the Company had no shares outstanding. Amount has been derived based on the activity and the weighted average number of shares outstanding for the period between March 15, 2024 (Conversion Date) and March 31, 2024.

(3)

The tax character of distributions will be determined based on taxable income calculated in accordance with income tax regulations which may differ from amounts determined under GAAP. The tax character of distributions paid to stockholders may include return of capital, the exact amount cannot be determined at this point. Per share amounts are based on actual rate per share.

(4)

Total return is based on the change in net asset value per share during the respective periods. Total return also takes into account distributions, if any, reinvested in accordance with the Company’s dividend reinvestment plan. Total return does not reflect sales load. Total Return is not annualized.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

March 31, 2024

(In thousands)

(5)

The ratio of operating expenses to average net assets and the ratio of total expenses to average net assets are shown inclusive of all voluntary management and incentive fee waivers (See Note 3 to the consolidated financial statements). For the three months ended March 31, 2024, the annualized ratio of operating expenses to average net assets and the annualized ratio of total expenses to average net assets would be 3.19% and 17.03%, respectively, without the voluntary fee waivers.

(6)

Annualized for the three months ended March 31, 2024 except for organizational costs, servicing expense, base management fee and incentive fee waivers by the Adviser and other non-reoccurring expenses. Operating expenses may vary in the future based on the amount of capital raised, the Adviser’s election to use expense support, and other unpredictable variables.

(7)

The asset coverage ratio for a class of secured credit facility representing indebtedness is calculated as our total assets, less all liabilities and indebtedness not represented by our secured credit facility, divided by secured credit facility representing indebtedness. This asset coverage ratio is multiplied by one thousand to determine the asset coverage per unit. As of March 31, 2024, the Company’s asset coverage was 161.4%.

Note 10. Subsequent Events

Management has evaluated subsequent events through the date of issuance of these consolidated financial statements and has determined that there are no subsequent events outside the ordinary scope of business that require adjustment to, or disclosure in, the consolidated financial statements.